As filed with the Securities and Exchange Commission on August 5, 2004
                                                  Commission File No. 333-116312
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  PRE-EFFECTIVE
                                 AMENDMENT NO. 2
                                       TO
                                    FORM SB-2
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933


                          ROEBLING FINANCIAL CORP, INC.
          ------------------------------------------------------------
                 (Name of small business issuer in its charter)

        New Jersey                         6035                  55-0873295
------------------------------  ---------------------------- -------------------
(State or jurisdiction of       (Primary Standard Industrial (I.R.S. Employer
incorporation or organization)  Classification Code Number)  Identification No.)

                       Route 130 South and Delaware Avenue
                           Roebling, New Jersey 08554
                                 (609) 499-0355
          ------------------------------------------------------------
          (Address and telephone number of principal executive offices and principal place of business)

                            Mr. Frank J. Travea, III
                          Roebling Financial Corp, Inc.
                       Route 130 South and Delaware Avenue
                           Roebling, New Jersey 08554
                                 (609) 499-0355
          ------------------------------------------------------------
            (Name, address and telephone number of agent for service)

                  Please send copies of all communications to:

         Samuel J. Malizia, Esq.                   John R. Hall, Esq.
         James C. Stewart, Esq.         Muldoon, Murphy, Faucette & Aguggia, LLP
        Malizia Spidi & Fisch, PC        5101 Wisconsin Avenue, N.W., Suite 500
1100 New York Ave., N.W., Suite 340 West         Washington, D.C.  20016
         Washington, D.C. 20005                      (202) 362-0840
             (202) 434-4660

Approximate date of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ______

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ______

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ______

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

 PROSPECTUS
                          ROEBLING FINANCIAL CORP, INC.
                       (Holding Company for Roebling Bank)

                        UP TO 1,581,250 SHARES OF COMMON
               STOCK (INCLUDING UP TO 853,532 NEWLY ISSUED SHARES
                  AND UP TO 727,718 SHARES TO BE EXCHANGED FOR
                EXISTING SHARES OF ROEBLING FINANCIAL CORP, INC.)

--------------------------------------------------------------------------------

     We are offering up to 853,532 shares of our common stock to the public in connection with the conversion of Roebling Financial Corp., MHC from the mutual to the stock form of organization. The shares being offered represent the 54% ownership interest in Roebling Financial Corp, Inc. now owned by Roebling Financial Corp., MHC, its mutual holding company parent. Roebling Financial Corp, Inc. is the holding company of Roebling Bank. The remaining 46% ownership interest in Roebling Financial Corp, Inc. is owned by the public and will be exchanged for shares of the new Roebling Financial Corp, Inc.'s common stock. If you are now a stockholder of Roebling Financial Corp, Inc., your shares will be canceled and exchanged for new shares. The number of shares you will receive will be based on an exchange ratio and will depend upon the number of new shares we sell in our offering. All new shares of common stock being offered for sale will be sold at a price of $10.00 per share.

     IF YOU ARE OR WERE A QUALIFYING DEPOSITOR OF ROEBLING BANK AS OF THE ELIGIBILITY RECORD DATES:

     o    You will have priority rights to purchase shares of our common stock.

     IF YOU ARE CURRENTLY A STOCKHOLDER OF ROEBLING FINANCIAL CORP, INC.:

     o Each of your shares will be exchanged automatically for between 2.7448 and 3.7136 new shares of Roebling Financial Corp, Inc.

     o Your percentage ownership will remain essentially equivalent to your current percentage ownership interest in Roebling Financial Corp, Inc.

     o You may have the opportunity to purchase additional shares in the offering after priority orders are filled.

     IF YOU FIT NEITHER OF THE ABOVE CATEGORIES, BUT ARE INTERESTED IN PURCHASING SHARES OF OUR COMMON STOCK:

     o You may purchase shares of our common stock after orders in the preceding categories are filled.

     We are offering up to 853,532 shares of common stock. We may sell up to 981,551 shares because of changes in the market and general financial and economic conditions without notifying prospective purchasers. We must sell a minimum of 630,878 shares in order to complete the offering and the exchange of existing shares. The minimum purchase is 25 shares. The offering is expected to terminate on ____________, 2004 at 12:00 noon, eastern time. We may extend this termination date without notice to you until ____________, 2004. Once submitted, orders are irrevocable unless the offering is terminated or extended beyond ____________, 2004. In no event may the offering be extended beyond ___________, 2006. Funds received prior to completion of the offering will be held in an escrow account at Roebling Bank and will earn interest at the Bank's passbook rate. In the event the offering is terminated, funds will be promptly returned with interest.


     Our stock is currently quoted on the OTC Electronic Bulletin Board under the symbol "ROEB" and we anticipate that on stock will continue to be quoted on the OTC Electronic Bulletin Board after the offering.


     Keefe, Bruyette & Woods, Inc. will assist us in our selling efforts on a best efforts basis. Keefe Bruyette & Woods, Inc. is not obligated to purchase any of the common stock that is being offered.

    THIS INVESTMENT INVOLVES RISK, INCLUDING THE POSSIBLE LOSS OF PRINCIPAL.
              PLEASE READ THE "RISK FACTORS" BEGINNING AT PAGE __.

                                          MINIMUM               MAXIMUM         MAXIMUM, AS ADJUSTED
                                       ----------             ----------        --------------------
Number of Shares................          630,878                853,532               981,551
Estimated Offering Expenses.....       $  474,000             $  491,000            $  500,000
Estimated Net Proceeds..........       $5,834,780             $8,044,320            $9,315,510
Estimated Net Proceeds Per Share       $     9.25             $     9.42            $     9.49

     These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency. Neither the Securities and Exchange Commission, the Office of Thrift Supervision, the Federal Deposit Insurance Corporation, nor any state securities regulator has approved or disapproved these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.


     FOR ASSISTANCE, PLEASE CONTACT THE STOCK INFORMATION CENTER AT (609) 499-0785 OR (609) 499-0164

                             _______________________
                             KEEFE, BRUYETTE & WOODS
                             _______________________


              The Date of this Prospectus is _______________, 2004

                                TABLE OF CONTENTS


                                                                            Page
                                                                            ----
Summary.......................................................................
Risk Factors..................................................................
Use of Proceeds...............................................................
Dividend Policy...............................................................
Market for the Stock..........................................................
Capitalization................................................................
Pro Forma Data................................................................
Historical and Pro Forma Capital Compliance...................................
Recent Developments...........................................................
Selected Consolidated Financial and Other Data................................
Management's Discussion and Analysis of
   Financial Condition and Results of Operations..............................
Business of Roebling Financial Corp, Inc......................................
Business of Roebling Bank ....................................................
Regulation....................................................................
Taxation......................................................................
Management....................................................................
The Conversion................................................................
The Stock Offering............................................................
Restrictions on Acquisition of Roebling Financial Corp, Inc...................
Description of Capital Stock..................................................
Transfer Agent................................................................
Legal and Tax Opinions........................................................
Experts.......................................................................
Registration Requirements.....................................................
Where You Can Find Additional Information.....................................
Index to Consolidated Financial Statements....................................

--------------------------------------------------------------------------------

                                     SUMMARY


This summary highlights selected information from this document and may not contain all the information that is important to you. To better understand the stock offering, you should read this entire document carefully, including the consolidated financial statements of Roebling Financial Corp, Inc. and the notes thereto and the information in the Section titled "Risk Factors."


THE COMPANIES

ROEBLING FINANCIAL CORP., MHC - Route 130 South and Delaware Avenue, Roebling, New Jersey 08554 o (609) 499-0355.

     Roebling Financial Corp., MHC is currently the federally-chartered mutual holding company of Roebling Financial Corp, Inc. Roebling Financial Corp., MHC's sole business activity consists of its ownership of 229,540 shares of Roebling Financial Corp, Inc.'s common stock, which represents 54% of its outstanding shares. At the conclusion of this stock offering and the completion of the mutual-to-stock conversion of Roebling Financial Corp., MHC, Roebling Financial Corp., MHC will cease to exist.

ROEBLING FINANCIAL CORP, INC. - Route 130 South and Delaware Avenue, Roebling, New Jersey 08554 o (609) 499-0355.

     Roebling Financial Corp, Inc. is currently the middle-tier federal stock holding company of Roebling Bank and owns all of the outstanding common stock of Roebling Bank. At March 31, 2004, Roebling Financial Corp, Inc. had total assets of $87.5 million, deposits of $79.0 million and total stockholders' equity of $7.5 million.


     At the conclusion of this stock offering and the completion of the mutual-to-stock conversion of Roebling Financial Corp., MHC, Roebling Financial Corp, Inc., a federally chartered corporation, will cease to exist. As part of the reorganization, a newly formed New Jersey corporation, also called Roebling Financial Corp, Inc., will own all of the outstanding common stock of Roebling Bank. As of March 31, 2004, Roebling Financial Corp, Inc. had 425,500 shares of common stock issued and outstanding. Roebling Financial Corp., MHC owns 229,540 shares, or 54%, of Roebling Financial Corp, Inc.'s outstanding common stock. The remaining shares of common stock are held by the public.


ROEBLING BANK - Route 130 South and Delaware Avenue,  Roebling, New Jersey 08554
o (609) 499-0355.

     Roebling  Bank  is  a  federally-chartered  stock  savings  bank  that  was organized in 1922. Roebling Bank conducts a traditional community bank operation, offering retail banking services, one-to-four family residential mortgages and home equity loans, commercial and multi-family mortgages, construction and land loans, commercial loans and consumer loans.

--------------------------------------------------------------------------------
                                        1

HOW THE OWNERSHIP STRUCTURE WILL CHANGE AFTER THE CONVERSION

     The following chart shows our current structure which is commonly referred to as a "two-tier" mutual holding company structure:



--------------------------------------   ---------------------------------------
   Roebling Financial Corp., MHC                Minority Stockholders
                                                (Public Stockholders)
--------------------------------------   ---------------------------------------
                            |                           |
                       54%  |                      46%  |
                            |                           |
          ---------------------------------------------------------
                          Roebling Financial Corp, Inc.
                        (federally chartered corporation)
          ---------------------------------------------------------
                                        |
                                        |  100%
                                        |
          ---------------------------------------------------------
                                  Roebling Bank
          ---------------------------------------------------------


The following chart shows our ownership structure after the conversion:


          ---------------------------------------------------------
                               Public Stockholders
          ---------------------------------------------------------
                                        |
                                        |  100%
                                        |
          ---------------------------------------------------------
                              Roebling Financial Corp, Inc.
                           (New Jersey chartered corporation)
          ---------------------------------------------------------
                                        |
                                        |  100%
                                        |
          ---------------------------------------------------------
                                  Roebling Bank
          ---------------------------------------------------------

THE OFFERING

     We are selling common stock which represents the 54% ownership interest in Roebling Financial Corp, Inc. now owned by Roebling Financial Corp., MHC in the following order of priority.

     FIRST: Depositors at Roebling Bank with $50 or more on deposit as of March 31, 2003.

     SECOND: Roebling Financial Corp, Inc.'s employee stock ownership plan.

     THIRD: Depositors at Roebling Bank with $50 or more on deposit as of June 30, 2004.


     FOURTH: Depositors at Roebling Bank as of August 2, 2004.


         We are selling between 630,878 and 853,532 shares of common stock, all at a price of $10.00 per share. The number of shares to be sold may be increased to 981,551. The actual number of shares we

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

sell will depend on an independent appraisal performed by FinPro, Inc., an independent appraisal firm. See Stock Pricing and the Number of Shares to be Offered at page ___.

     The subscription offering will terminate at 12:00 noon, eastern time, on ____________, 2004. We may extend this expiration date without notice to you for up to 45 days, until ____________, 2004. Once submitted, your order is irrevocable unless the offering is terminated or extended beyond ____________, 2004. We may request permission from the Office of Thrift Supervision to extend the offering beyond ____________, 2004, but in no event may the offering be extended beyond ____________, 2006. If the offering is extended beyond ____________, 2004, we will be required to notify each subscriber and resolicit subscriptions. During any extension period, subscribers will have the right to modify or rescind their subscriptions, and, unless an affirmative response is received, a subscriber's funds will be returned with interest at Roebling Bank's regular savings account rate.

     We may cancel the offering at any time prior to the special meeting of members of Roebling Financial Corp., MHC to vote on the plan of conversion and reorganization and the special meeting of stockholders of Roebling Financial Corp, Inc. to vote on the plan of conversion and reorganization. If we do, orders for common stock already submitted will be canceled and subscribers' funds will be returned with interest.

     Commencing concurrently with the subscription offering, we may also offer shares of common stock in a community offering. In the community offering, current stockholders of Roebling Financial Corp, Inc. will have first preference and natural persons who reside in the counties where Roebling Bank has offices will have second preference. This part of the offering may terminate at any time without notice but no later than ____________, 200_.

     Shares not sold in the subscription or community offering may be offered for sale in a syndicated community offering, which would be an offering to the general public on a best efforts basis by a syndicate of broker dealers managed by Keefe, Bruyette & Woods, Inc. This part of the offering may terminate at any time without notice but no later than ___________, 200_.

     You cannot transfer your subscription rights. If you attempt to transfer your rights, you may lose the right to purchase shares and may be subject to criminal prosecution and/or other sanctions. Shares purchased in the subscription offering must be registered in the names of all depositors on the qualifying account(s). Deleting depositors or adding non-depositors or otherwise altering the form of beneficial ownership of a qualifying account will result in a loss of subscription rights.

     We have the right to reject any orders of stock in the community offering and syndicated community offering. We have described the offering in greater detail beginning at page ___.

THE EXCHANGE OF ROEBLING FINANCIAL CORP, INC. COMMON STOCK

     If you are now a stockholder of Roebling Financial Corp, Inc., your shares will be canceled and exchanged for new shares. The number of shares you will receive will be based on an exchange ratio. The actual number of shares you receive will depend upon the number of shares we sell in our offering.

     The following table shows how the exchange ratio will adjust based on the number of shares sold in our offering. The table also shows how many shares an owner of Roebling Financial Corp, Inc. common stock would receive in the exchange, adjusted for the number of shares sold in the offering.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                                                                                             100 SHARES OF
                                                   SHARES OF THE NEW                                        ROEBLING FINANCIAL
                                                   ROEBLING FINANCIAL                                      CORP, INC. WOULD BE
                                                    CORP, INC. TO BE                                        EXCHANGED FOR THE
                                                      EXCHANGED FOR         TOTAL SHARES                   FOLLOWING NUMBER OF
                                                   EXISTING SHARES OF        OF COMMON                      SHARES OF THE NEW
                         SHARES TO BE SOLD          ROEBLING FINANCIAL      STOCK TO BE       EXCHANGE      ROEBLING FINANCIAL
                          IN THE OFFERING               CORP, INC.          OUTSTANDING         RATIO           CORP, INC.
                       ----------------------     ------------------------  -----------       --------     -------------------
                         AMOUNT       PERCENT        AMOUNT       PERCENT
                         ------       -------        ------       -------
Minimum...............   630,878         54%         537,872         46%         1,168,750        2.7448           274
Midpoint..............   742,205         54%         632,795         46%         1,375,000        3.2292           322
Maximum...............   853,532         54%         727,718         46%         1,581,250        3.7136           371
Maximum, as adjusted..   981,551         54%         836,887         46%         1,818,438        4.2707           427

     If you own your shares of Roebling Financial Corp, Inc. in "street name," the exchange will occur automatically; you do not need to take any action. If you have shares registered in your name, you will receive a transmittal form with instructions for the surrender of your stock certificates after the offering is completed. New certificates for our common stock will be mailed to you within five business days after we receive your properly executed transmittal form.

     No fractional shares of our common stock will be issued to any public stockholder of Roebling Financial Corp, Inc. upon consummation of the conversion. For each fractional share that would otherwise be issued, Roebling Financial Corp, Inc. will pay in cash an amount equal to the product obtained by multiplying the fractional share interest to which the holder would otherwise be entitled by the $10 per share subscription price. Payment for fractional shares will be made after the receipt of surrendered Roebling Financial Corp, Inc. stock certificates by Registrar and Transfer Company, which is the transfer agent for our stock and will act as the exchange agent for the conversion and reorganization.

     We have described the exchange in greater detail beginning at page __. Current stockholders should also consult the proxy statement which accompanies the copy of the prospectus sent to them for a comparison of the rights of stockholders and dissenters' rights.

TAX EFFECTS OF THE CONVERSION

     As a general matter, the conversion and reorganization, including the related stock offering and exchange of shares, will not be a taxable transaction for purposes of federal or state income taxes for Roebling Financial Corp., MHC, Roebling Financial Corp, Inc., Roebling Bank, persons eligible to subscribe for stock in the offering or existing stockholders of Roebling Financial Corp, Inc. Existing stockholders of Roebling Financial Corp, Inc. who receive cash in lieu of fractional shares will recognize gain or loss equal to the difference between the cash received and the tax basis of the fractional share. See Federal and State Tax Consequences of the Conversion at page __.

REASONS FOR THE CONVERSION

     We  are  pursuing  the  conversion  for  several  reasons,   including  the
following:

     o The proceeds from the sale of common stock will provide us with additional equity capital, which will support future deposit growth and expanded operations. While we currently exceed applicable regulatory capital requirements, the sale of stock, coupled with the accumulation of earnings, less dividends or other reductions in capital, from year to year, represents a means for the orderly preservation and expansion of our capital base.

--------------------------------------------------------------------------------

     o The larger capital base after the offering will allow us to increase our interest-earning assets, which should permit us to increase our earnings.

     o Because a greater number of shares will be held by the public, the market for our common stock should become more active, making it easier for you to buy and sell the common stock.

     o As a fully converted company, we believe it will be easier to access the capital markets through possible future equity and debt offerings.

     o As a fully converted holding company, we will have greater flexibility in structuring merger and acquisition transactions. Our current mutual holding company structure limits our ability to use stock as consideration since we cannot issue shares in an amount that would cause Roebling Financial Corp., MHC to own less than a majority of our outstanding shares. In addition, we can only merge with another mutual holding company subsidiary or a mutual institution. As a fully converted stock company, we can use stock as a form of payment for acquisitions and merge with any other stock institution or its holding company. Currently, however, we have no plans, agreements or understandings regarding any merger or acquisition.

CONDITIONS TO COMPLETION OF THE CONVERSION

     We cannot complete our conversion and our offering unless:

     (1) It is approved by at least a majority of the votes eligible to be cast by members of Roebling Financial Corp., MHC;

     (2) It is approved by at least two-thirds of the votes eligible to be cast by stockholders of Roebling Financial Corp, Inc., including those shares held by Roebling Financial Corp., MHC;

     (3) It is approved by at least a majority of the votes eligible to be cast by stockholders of Roebling Financial Corp, Inc., excluding those shares held by Roebling Financial Corp., MHC;

     (4)  We sell a minimum of 630,878 shares of Common Stock; and

     (5) The Office of Thrift Supervision accepts the final update of our independent appraisal.

     We have described the conditions to complete the conversion in greater detail at page ___.

$10.00 PER SHARE STOCK PRICING AND THE NUMBER OF SHARES TO BE ISSUED IN THE CONVERSION


     The number of shares offered is determined by an independent appraisal of the pro forma estimated market value of our stock divided by the purchase price of $10.00 and multiplied by 54%, the percentage of Roebling Financial Corp., MHC shares being offered to the public. The amount of stock sold in this offering is required by regulation to be based upon an independent appraisal which is reviewed by the Office of Thrift Supervision. The appraisal has been discussed with and reviewed by the Board of
--------------------------------------------------------------------------------
                                        5

--------------------------------------------------------------------------------

Directors of Roebling Financial Corp., Inc. However, the valuation is an independent appraisal which is not determined or approved by the directors.

     FinPro, Inc., our independent appraiser, has determined that as of May 26, 2004, our estimated aggregate pro forma market value was $13.75 million. Pursuant to OTS regulations, the appraiser must establish a valuation range from 15% below to 15% above the estimated pro forma market value. Accordingly, the independent appraisal resulted in a valuation range from $11.69 million to $15.81 million. Based on this valuation range and the ownership of Roebling Financial Corp., MHC, between 630,878 shares and 853,532 shares of common stock are being offered to the public at $10 per share.


     The following table compares Roebling Financial Corp, Inc.'s pro forma price to core earnings multiple and pro forma price to tangible book ratio at the minimum, midpoint and maximum of the offering range to the median price to core earnings multiple and price to tangible book ratio for the comparable publicly traded peer group companies identified in the valuation report. See Pro Forma Data at page ___ for a description of the assumptions used in calculating the pro forma price to core earnings multiples and pro forma price to tangible book ratios for Roebling Financial Corp, Inc.

                                                                                     PRO FORMA           PRO FORMA
                                                                                   PRICE TO CORE         PRICE TO
                                                                                      EARNINGS           TANGIBLE
                                                                                      MULTIPLE          BOOK RATIO
                                                                                   -------------        ----------
Roebling Financial Corp, Inc.(1):
     Minimum (630,878 shares sold)............................................         20.41x            92.17%
     Midpoint (742,205 shares sold)...........................................         24.39x           100.70%
     Maximum (853,532 shares sold)............................................         27.78x           108.11%
     Maximum, as adjusted (981,551 shares sold)...............................         32.26x           115.61%

                                                                                   PRICE TO CORE         PRICE TO
                                                                                      EARNINGS           TANGIBLE
                                                                                      MULTIPLE          BOOK RATIO
                                                                                   -------------        ----------

Median for comparable peer group companies....................................         19.00x           152.50%
Mean for comparable peer group companies......................................         21.15x           149.64%

-----------
(1) The price/core earnings multiples shown here for Roebling Financial Corp, Inc. are based on core earnings for the twelve months ended March 31, 2004 as required by regulatory appraisal guidelines, while the information presented in the tables under Pro Forma Data on page ___ is based on net income for the six months ended March 31, 2004 and the twelve months ended September 30, 2003.

         The ratios we have presented are commonly requested by prospective investors in order to determine whether or not the stock meets the investor's investment criteria. Because of differences and important factors such as operating characteristics, location, financial performance, asset size, capital structure, and business prospects between us and other fully converted institutions, you should not rely on these comparative valuation ratios as an indication as to whether or not the stock is an appropriate investment for you. THE INDEPENDENT VALUATION IS NOT INTENDED, AND MUST NOT BE CONSTRUED, AS A RECOMMENDATION OF ANY KIND AS TO THE ADVISABILITY OF PURCHASING THE COMMON STOCK. BECAUSE THE INDEPENDENT VALUATION IS BASED ON ESTIMATES AND PROJECTIONS ON A NUMBER OF MATTERS, ALL OF WHICH ARE SUBJECT TO CHANGE FROM TIME TO TIME, NO ASSURANCE CAN BE GIVEN THAT PERSONS PURCHASING THE COMMON STOCK WILL BE ABLE TO SELL THEIR SHARES AT A PRICE EQUAL TO OR GREATER THAN THE PURCHASE PRICE. See Risk Factors - You may not be able to sell your shares when you desire or for $10.00 or more per share at page __ and Pro Forma Data at page __ and The Stock Offering - Stock Pricing and the Number of Shares to be Offered at page ___.

--------------------------------------------------------------------------------

     We received authorization from the OTS on ____________, 2004, based on the independent valuation, to issue between a minimum of 1,168,750 shares and a maximum of 1,581,250 shares, including shares to be exchanged for existing shares of Roebling Financial Corp, Inc. The independent valuation must be updated and confirmed by FinPro, Inc. before we may complete the stock offering. The maximum amount of common stock being offered may be increased by up to 15% without notice to persons who have subscribed for stock, so that a total of 1,818,438 shares could be issued, including shares to be exchanged for existing shares of Roebling Financial Corp, Inc. If the updated independent valuation would result in more than 1,818,438 shares being issued, we will be required to notify all persons who have subscribed and such persons would have the opportunity to change or cancel their subscription orders, and, unless an affirmative response is received, a subscriber's funds will be returned with interest at Roebling Bank's passbook rate.

LIMITS ON THE AMOUNT OF STOCK YOU MAY PURCHASE

         The minimum number of shares that you may purchase is 25.



     You (or other individuals on a single account on an eligibility record date) may generally not purchase more than 12,500 shares of common stock in this offering including shares received in exchange for Roebling Financial Corp, Inc. stock.


     The maximum number of shares that any individual may generally purchase together with any associate or group of persons acting in concert when combined with shares received in exchange for Roebling Financial Corp, Inc. stock may not exceed 5% of the total number of shares outstanding immediately following the conversion. Any current stockholder, however, will not be required to divest any stock received in exchange for their current Roebling Financial Corp, Inc. stock.


     For  further   discussion  of  the  purchase   limits  and  definitions  of
"associate" and "acting in concert," see The Stock Offering - Limitations on Purchases of Common Stock at page ___.

PROPOSED STOCK PURCHASES BY MANAGEMENT

     We expect our directors and executive officers, together with their associates, to subscribe for approximately ____________ shares of common stock in the offering (at the maximum, as adjusted of the valuation range). The purchase price paid by them will be the same $10.00 per share price paid by all other persons who purchase shares of common stock in the offering. Certain of our directors and executive officers may be limited as to the amount of stock they may purchase in the offering due to the purchase limitations and the number of shares which such individuals will receive in exchange for their current shares. Purchases of common stock in the offering by these persons will be counted toward the minimum of 630,878 shares that must be sold in order to complete the conversion and offering. Following the conversion and offering, our directors and executive officers, together with their associates, are expected to own ____________ shares of common stock, or _____% of our shares at the maximum, as adjusted of the offering range. See Proposed Stock Purchases by Management at page ___.

OUR USE OF THE PROCEEDS RAISED FROM THE SALE OF STOCK

     We estimate that we will receive net proceeds from the sale of the common stock of between $5.8 million at the minimum of the offering range and $8.0 million at the maximum of the offering range. Roebling Financial Corp, Inc. will use up to 50% of the proceeds of the offering to make a capital contribution to Roebling Bank. Roebling Financial Corp, Inc. will also lend its employee stock ownership
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

plan cash to enable the plan to buy 8.0% of the shares sold in the offering and refinance its existing indebtedness. The balance will be used for general business purposes, which may include investments in securities, repurchasing shares of common stock or paying cash dividends.

         The funds received by Roebling Bank will be used for general business purposes, including funding the origination of loans and investments in securities. We may also use a portion of the proceeds to pay down FHLB advances. We intend to expand our branch office network by opening up to two additional branches over the next two years at sites to be determined. We will also evaluate various diversification opportunities, including the development of new lines of business in addition to expanding our core banking business. In addition to expansion of our branch network, we intend to actively consider the acquisition of local financial institutions as a means to expand our banking operations. It is uncertain, however, when or if such diversification or acquisitions will occur. We do not have any current understandings, agreements or arrangements for the expansion of our business. See Use of Proceeds at page
___.

STOCK BENEFIT PLANS FOR MANAGEMENT

         In order to align the interests of our officers, directors and employees more closely with those of our stockholders, we have previously established certain benefit plans that use our stock as compensation. Roebling Financial Corp, Inc. has established the Roebling Bank Stock Option Plan and the Roebling Bank Restricted Stock Plan. Officers and directors of Roebling Financial Corp, Inc. and its subsidiaries were awarded options to purchase shares of common stock under the option plan and shares of common stock under the restricted stock plan. The number of options and the exercise price will be adjusted in accordance with the exchange ratio in connection with the conversion. The restricted stock awards will also be adjusted for the exchange ratio in connection with the conversion. The vesting periods under these plans will remain unchanged. See 1999 Stock Awards at page ___ for details related to such stock plans. Additionally, we previously established an employee stock ownership plan in connection with our minority stock offering completed in 1997, and the shares purchased by such plan will be exchanged for new shares in the conversion in accordance with the exchange ratio.


         We intend to establish additional plans in connection with and following this offering. The following table presents information regarding the existing and new employee stock ownership plan and stock-based incentive plans. The table below assumes that 1,581,250 shares are outstanding after the offering, which includes the sale of 853,532 shares in the offering (the maximum) and the issuance of 727,718 shares in exchange for shares of the old Roebling Financial Corp, Inc. It is assumed that the value of the stock is $10 per share and that the exchange of existing shares is in accordance with the exchange ratio at the maximum of the offering range.


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                                                                                          PERCENTAGE OF
                                                                                                              SHARES
EXISTING AND NEW STOCK BENEFIT PLANS:                                                      ESTIMATED     OUTSTANDING AFTER
                                                 PARTICIPANTS         SHARES          VALUE OF SHARES     THE CONVERSION
                                                 ------------         ------          ---------------    -----------------
Existing Employee Stock Ownership Plan.......... Employees             58,229  (1)       $   582,290          3.68%
New Employee Stock Ownership Plan............... Employees             68,282                682,820          4.32
                                                                   ----------             ----------          ----
   Total Employee Stock Ownership Plan..........                      126,511            $ 1,265,110          8.00%
                                                                   ==========             ==========          ====

Existing Restricted Stock Plan.................. Directors             26,195  (2)           261,950          1.66%
                                                and Officers
New Restricted Stock Plan....................... Directors             34,141                341,410          2.16
                                                and Officers       ----------             ----------          ----

   Total Restricted Stock Plan..................                       60,336            $   603,360          3.82%
                                                                   ==========             ==========          ====

Existing Stock Option Plan...................... Directors             72,771  (3)           727,710          4.60%
                                                 and Officers
New Stock Option Plan........................... Directors             85,353                853,530          5.40
                                                 and Officers      ----------             ----------          ----

   Total Stock Option Plan......................                      158,124            $ 1,581,240         10.00%
                                                                   ==========             ==========         =====

               Total Employee Stock Ownership
                 Plan, Restricted Stock Plan
                 and Stock Option Plan..........                      344,971            $ 3,449,710         21.82%
                                                                   ==========             ==========         =====

---------
(1) The existing ESOP currently holds 15,680 shares which will be exchanged for 58,229 shares at the maximum.
(2) Includes 3,762 previously awarded shares that have vested but have not been issued.
(3) Represents 19,596 shares reserved for issuance under the Stock Option Plan which will be exchanged for 72,771 shares at the maximum. Options for a total of 9,408 shares have been granted under the existing stock option plan which will be exchanged for options for a total of 34,937 shares at the maximum.

         Stockholders will experience a reduction or dilution in ownership interest of approximately 12.1% if we use newly-issued shares to fund stock options and stock awards made under these plans (or taken individually, dilution of approximately 4.4% for the current stock option plan, 5.1% for the new stock option plan, 1.6% for the current restricted stock plan, and 2.1% for the new restricted stock plan). It is our intention to fund these plans through open market purchases, however, if any options previously granted under the 1999 Stock Option Plan are exercised during the first year following the completion of this offering, they will be funded with newly-issued shares as Office of Thrift Supervision regulations do not permit us to repurchase our shares during the first year following the completion of this offering except to fund the restricted stock plan or under extraordinary circumstances. We have been advised by the staff of the Office of Thrift Supervision that the outstanding options and the cancellation of treasury shares in the conversion will not constitute an extraordinary circumstance or compelling business purpose for purposes of this test. Roebling Financial Corp, Inc. plans to register the shares to be issued upon exercise of outstanding options under the Securities Act of 1933 upon completion of the conversion. See Potential Stock Benefit Plans - Dilution at page ___.


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                                        9

MARKET FOR COMMON STOCK


     Quotations for the common stock of Roebling Financial Corp, Inc. currently appear on the OTC Electronic Bulletin Board under the symbol "ROEB". After this offering, we expect our stock will continue to be quoted on the OTC Electronic Bulletin Board. While it is expected that our common stock will be more easily tradeable because there will be significantly more outstanding shares than before the conversion, there can be no assurance of this. Keefe Bruyette & Woods, Inc. has advised us that it intends to be a market maker in the common stock and will assist us in obtaining additional market makers.


RESTRICTIONS ON ACQUISITION OF ROEBLING FINANCIAL CORP, INC.

     Our certificate of incorporation and bylaws contain provisions that may make it difficult for someone to acquire control of Roebling Financial Corp, Inc. These provisions may discourage takeover attempts and prevent you from receiving a premium over the market price of your shares as part of a takeover. These provisions include:

     o    restrictions on the acquisition of our stock;
     o    limitations on voting rights;
     o the election of only approximately one-third of our Board of Directors each year;
     o restrictions on the ability of stockholders to call special stockholders' meetings;
     o restrictions on the ability of stockholders to make stockholder proposals or nominate persons for election as directors;
     o the right of the Board of Directors to issue shares of preferred or common stock without stockholder approval; and
     o the requirement of an 80% vote of stockholders for the approval of business combinations not approved by two-thirds of the Board of Directors.

See Restrictions on Acquisition of Roebling Financial Corp, Inc. at page ___.

     Additionally, Office of Thrift Supervision regulations and policy are intended to prevent anyone from acquiring us for three years after the conversion, unless approved by the Office of Thrift Supervision. Current Office of Thrift Supervision policy is not to grant any such approval.

DIVIDEND POLICY


     Since the completion of our initial public stock offering in 1997, Roebling Financial Corp, Inc. has not paid a cash dividend. Following the conversion, it is our current intention to begin paying cash dividends although the amount and frequency of any such dividend has not been determined and no assurance can be given that any dividends will be paid. The payment of a dividend will depend on a number of factors, including our capital requirements, our financial condition and results of operations, tax considerations, statutory and regulatory limitations, and general economic conditions.


RECEIVING A PROSPECTUS AND AN ORDER FORM

     To ensure that each purchaser receives a prospectus at least 48 hours before the applicable expiration date, in accordance with Rule 15c2-8 of the Securities Exchange Act of 1934, no prospectus will be mailed any later than five days prior to the expiration date or hand delivered any later than two days

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

prior to the expiration date. Execution of the order form will confirm receipt or delivery in accordance with Rule 15c2-8. Order forms will only be distributed with a prospectus.


HOW YOU CAN OBTAIN ADDITIONAL INFORMATION


         Our branch office personnel may not, by law, assist with investment-related questions about the offering. If you have any questions regarding the conversion or stock offering, please call or visit our Stock Information Center, located at 761 Delaware Avenue, Roebling, New Jersey, at
(609) 499-0785 or (609) 499-0164, Mondays from 10:00 a.m. to 5:00 p.m., Tuesdays through Thursday from 9:00 a.m. through 5:00 p.m. and Fridays between 9:00 a.m. and 2:00 p.m., eastern time. The Stock Information Center will be closed weekends and bank holidays.

         FOR ASSISTANCE, PLEASE CONTACT THE STOCK INFORMATION CENTER AT (609) 499-0785 OR (609) 499-0164.


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                                       11

                                  RISK FACTORS

IN ADDITION TO THE OTHER INFORMATION IN THIS DOCUMENT, YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS IN EVALUATING AN INVESTMENT IN OUR STOCK.

OUR  PLANNED  NEW  BRANCHES  AND   ADMINISTRATIVE   CENTER  WILL   INCREASE  OUR
NON-INTEREST EXPENSE AND ARE LIKELY TO REDUCE OUR PROFITABILITY FOR SOME PERIOD OF TIME.

         We are in the process of identifying locations for two new branches to be opened in the next two years and for an administrative center. We believe that the new branches will help us reach more customers and allow us to increase our lending business. We believe that the new administrative center will allow us to operate our institution more efficiently. These new facilities, however, will significantly increase our non-interest expense. We estimate that each new branch will require a capital expenditure of approximately $1.6 million and the administrative center will require a capital expenditure of $850,000. To the extent that these investments are in fixed assets, they will not result in any additional earnings but will result in a substantial increase in depreciation and occupancy expense. We also expect increases in personnel and other expense as a result of the new branches. Until the new branches attract sufficient lending business to offset these increased expenses, the new branches are likely to reduce our earnings.

WE INTEND TO CONTINUE TO INCREASE OUR ORIGINATION OF COMMERCIAL AND MULTI-FAMILY (FIVE OR MORE UNITS) REAL ESTATE LOANS AND CONSTRUCTION AND LAND LOANS AFTER THE OFFERING. THESE TYPES OF LOANS TRADITIONALLY INVOLVE A HIGHER DEGREE OF REPAYMENT RISK THAN RESIDENTIAL LOANS.

         At March 31, 2004, our loan portfolio included $10.5 million of commercial and multi-family mortgage loans, or 17.7% of our total loan portfolio, representing a 57.2% increase from September 30, 2003 and a 134.9% increase from September 30, 2002. In addition, we had $741,000 in construction and land loans. We intend to continue to increase our origination of commercial and multi-family mortgages, construction and land loans after the offering.

         Non-residential and construction lending is generally considered to involve a higher degree of credit risk than long-term financing of owner-occupied residential properties. The likelihood that these loans will not be repaid or will be late in paying is generally greater than with residential loans. Any failure to pay or late payments would hurt our earnings. See Business of Roebling Bank - Lending Activities - Commercial and Multi-Family Mortgage and Commercial Business Loans at page ___.

RISING INTEREST RATES MAY HURT OUR PROFITS AND MAY AFFECT OUR ABILITY TO PAY DIVIDENDS, REPURCHASE STOCK OR UNDERTAKE OTHER CORPORATE TRANSACTIONS.

         To be profitable, we must earn more in interest and fees than we pay in interest and expenses. If interest rates rise, the interest we pay on interest-bearing liabilities, such as deposits and borrowings, may increase more quickly than interest earned on interest-earning assets, such as loans and investment securities. This would reduce our net interest income and thereby reduce our net income in the short-term. In addition, rising interest rates are likely to reduce our income via a reduction in the demand for loans and the value of our investment securities and make it more difficult for our borrowers to repay their loans. As a result, this could restrict the capital resources of Roebling Bank and could require us to contribute additional capital to Roebling Bank or may prevent Roebling Bank from paying dividends to us. This could restrict our ability to pay dividends, repurchase stock or undertake other corporate transactions. Currently, a material increase in interest rates could have a material adverse effect on our income and regulatory capital.

INCREASES IN MARKET RATES OF INTEREST ARE LIKELY TO ADVERSELY AFFECT OUR STOCKHOLDERS' EQUITY.

     At March 31, 2004, Roebling Financial Corp, Inc. owned $20.8 million of marketable securities that were held as available-for-sale. Generally accepted accounting principles require that these securities be carried at fair value on the consolidated balance sheet. Unrealized gains or losses on these securities, that is, the difference between the fair value and the amortized cost of these securities, is reflected in stockholders' equity, net of deferred taxes. When interest rates increase, the fair value of Roebling Financial Corp, Inc.'s available-for-sale marketable securities generally decreases, which decreases stockholders' equity. As of March 31, 2004, Roebling Financial Corp, Inc.'s available-for-sale securities portfolio had unrealized gains, net of taxes, of $175,000. Our stockholders' equity is likely to be adversely affected by an increase in market interest rates.


ANTI-TAKEOVER PROVISIONS IN OUR CERTIFICATE OF INCORPORATION AND REGULATORY POLICIES OF THE OTS MAY DETER POTENTIAL TAKEOVERS AND REDUCE THE TRADING PRICE OF OUR STOCK.

     Provisions in our corporate documents, as well as federal regulations restricting takeovers after the reorganization, may make it difficult and expensive to pursue a tender offer, change in control or takeover attempt that our board of directors opposes. As a result, you may not have an opportunity to participate in such a transaction, and the trading price of our stock may not rise to the level of other institutions that are more vulnerable to hostile takeovers. Anti-takeover provisions contained in our corporate documents include:

     o Restrictions on acquiring more than 10% of our common stock by any person for five years and elimination of the voting rights of shares held in excess of that amount.
     o The election of members of the board of directors to staggered three-year terms;
     o    The absence of  cumulative  voting by  stockholders  in  elections  of directors;
     o    Provisions   restricting   the   calling   of  special   meetings   of
          stockholders;
     o Our ability to issue preferred stock and additional shares of common stock without stockholder approval;
     o Advance notice requirements for stockholder nominations and new business; and
     o    Restrictions on business combinations with interested stockholders.

     The Office of Thrift Supervision imposes stringent restrictions on the approval of acquisitions of greater than 10% of our outstanding stock in the three years after the conversion and has stated its intention to approve only those acquisitions of control within three years that comply strictly with the regulatory criteria. We are not aware of any such approvals since the announcement of this policy. The Office of Thrift Supervision may condition its approval of our conversion on our retention of our federal stock charter for a minimum of three years following the conversion. See Restrictions on Acquisition of Roebling Financial Corp, Inc. beginning on page _____.

WE PLAN TO REMAIN INDEPENDENT AND YOU SHOULD NOT INVEST IN OUR COMMON STOCK IF YOU ARE ANTICIPATING OUR SALE.

     It is our intention to continue operating as an independent financial institution, and you are urged not to invest in our stock if you are anticipating a quick sale of Roebling Financial Corp, Inc. We do not plan to undertake a sale of Roebling Financial Corp, Inc. even if the acquisition would result in our stockholders receiving a substantial premium over the market price of our stock at the time of a sale. Our certificate of incorporation and bylaws contain provisions that may make it difficult for someone to acquire control of us. These provisions may discourage takeover attempts and prevent you from receiving a premium over the market price of your shares as part of a takeover.

         Directors, officers and employees, directly and through stock benefit plans, own a significant percentage of our outstanding common stock. As of March 31, 2004, our directors and executive officers owned 48,103 shares, or 11.1% of shares outstanding, including 9,408 shares our directors have the right to acquire pursuant to the exercise of options. In addition, certain officers have change in control severance agreements with Roebling Bank.

         Additionally, the Office of Thrift Supervision regulations may also prevent anyone from acquiring us for three years after the conversion. See Restrictions on Acquisition of Roebling Financial Corp, Inc. at page ___.

THE IMPLEMENTATION OF CERTAIN STOCK-BASED BENEFIT PLANS WILL INCREASE OUR FUTURE COMPENSATION EXPENSE AND MAY REDUCE OUR EARNINGS AND DILUTE STOCKHOLDER OWNERSHIP.

         We adopted a stock option plan and a restricted stock plan in 1999. Following this offering, we intend to adopt a new stock option plan that will provide for the granting of further options to purchase common stock and a new restricted stock plan that will provide for further awards of restricted stock to our eligible directors, officers and key employees. Our previously established employee stock ownership plan will make additional stock purchases in this offering, and it will distribute stock to all of our qualifying employees over a period of time. The new restricted stock plan and the additional stock purchases by the employee stock ownership plan will increase our future costs of compensating our directors, officers, and employees. The cost of the employee stock ownership plan will vary based on our stock price over time, while the cost of the new restricted stock plan will be based on our stock price when the awards are first granted or the shares are purchased.

         Stockholders will experience a reduction or dilution in ownership interest of approximately 12.1% if we use newly-issued shares to fund stock options and stock awards made under these plans (or taken individually, dilution of approximately 4.4% for the current stock option plan, 5.1% for the new stock option plan, 1.6% for the current restricted stock plan, and 2.1% for the new restricted stock plan). It is our intention to fund these plans through open market purchases; however, if any options previously granted under the 1999 Stock Option Plan are exercised during the first year following the completion of this offering, they will be funded with newly-issued shares as Office of Thrift Supervision regulations do not permit us to repurchase our shares during the first year following the completion of this offering except to fund the restricted stock plan or under extraordinary circumstances. See Potential Stock Benefit Plans - Dilution at page ___.

IF WE FAIL TO EFFECTIVELY UTILIZE THE NET PROCEEDS FROM THE OFFERING, OUR PROFITABILITY COULD BE REDUCED.

         Roebling Financial Corp., Inc. intends to contribute between $2.9 million and $4.7 million of the net proceeds of the offering to Roebling Bank. Roebling Financial Corp, Inc. may use the remaining net proceeds to finance the acquisition of other financial institutions or financial service companies, pay dividends to stockholders, repurchase shares of common stock, purchase investment securities, or for other general corporate purposes. We expect to use a portion of the net proceeds to fund the purchase of shares of common stock in the offering by the employee stock ownership plan. Roebling Bank may use the proceeds it receives to establish or acquire new branches, acquire financial institutions or financial service companies, fund new loans, purchase investment securities, or for general corporate purposes. We have not allocated specific amounts of the proceeds for any of these purposes, and we will have significant flexibility in determining how much of the net proceeds we apply to different uses and the timing of such applications. Our failure to utilize these funds effectively could reduce our profitability.

OUR LOW RETURN ON EQUITY AFTER THE CONVERSION MAY NEGATIVELY IMPACT THE VALUE OF OUR COMMON STOCK.

     As a result of the additional capital that will be raised by us in the conversion, our ability to leverage the net proceeds from the conversion may be limited in the near future. The return on equity is initially expected to be lower than it has been in recent years, which may negatively impact the value of our common stock.

THE LIMITED TRADING MARKET FOR OUR COMMON STOCK MAY HINDER YOUR ABILITY TO SELL YOUR SHARES AND ADVERSELY AFFECT THE MARKET PRICE OF YOUR STOCK.

     Our common stock has historically been thinly traded. The average daily trading volume for our common stock for the past three months has been less than 500 shares. Although there will be substantially more shares in public hands, it is unlikely that an active and liquid trading market for our common stock will develop. Thinly traded stocks tend to be more volatile than actively traded stocks. The limited market for our common stock may reduce its market value and make it more difficult to sell our shares on short notice.

YOU MAY NOT BE ABLE TO SELL YOUR SHARES WHEN YOU DESIRE OR FOR $10.00 OR MORE PER SHARE.

     Publicly traded stocks have recently experienced substantial market price volatility. This is due, in part, to investors' shifting perceptions of the effect on various industry sectors of changes and potential changes in the economy. Volatility, therefore, may be unrelated to the current operating performance of particular companies whose shares are traded. The purchase price of common stock sold in conversion transactions, including mutual-to-stock conversion transactions of mutual holding companies, is based on an independent appraisal. Independent appraisals are not intended to be, and should not be construed as, a recommendation as to the advisability of purchasing shares. After our common stock begins to trade, the trading price will be determined by the marketplace. The trading price will fluctuate because it will be influenced by many factors, including prevailing interest rates, other economic conditions, our operating performance and investor perceptions of the outlook for us and the banking industry in general. We cannot assure you that if you choose to sell shares you purchased in the stock offering, you will be able to sell them at or above the $10 per share offering price.


OUR ABILITY TO GROW COULD BE LIMITED BY OUR MARKET AREA.

     Our business of attracting deposits and making loans has historically been conducted within our primary market area of Roebling, New Jersey. Roebling is an older blue-collar community with an aging and declining population, which has limited the lending opportunities available to us. Although the areas surrounding Roebling are undergoing development and are expected to offer new lending opportunities, there can be no assurance that we will be able to successfully penetrate these markets. If we are unable to grow our business, it will be difficult for us to increase our earnings.


                                 USE OF PROCEEDS

         We are conducting this stock offering principally to raise additional capital to support our continued growth. The net proceeds will depend on the total number of shares of stock issued in the offering, which will depend on the independent valuation and market considerations. The net proceeds will also be affected by the expenses we incur in connection with the offering. Although the actual net proceeds from the sale of the common stock cannot be determined until the offering is completed, we estimate that we will receive net proceeds from the sale of common stock of between $5.8 million at the minimum and $8.0 million at the maximum of the offering range.

         Assuming the sale of $6.3 million, $7.4 million, $8.5 million and $9.8 million of common stock at the minimum, midpoint, maximum and maximum, as adjusted, respectively, of the offering range, expenses of between $474,000 and $500,000, and the purchase of 8% of the shares by the employee stock ownership plan, the following table shows the manner in which we will use the net proceeds:

                                                                                                                MAXIMUM, AS
                                                MINIMUM                  MIDPOINT              MAXIMUM           ADJUSTED
                                         ---------------------- ------------------------- -----------------    ---------------
                                            $           %             $           %          $         %         $        %
                                         -------     -------     ---------    -------    --------  --------   -------   ------
                                                                            (DOLLARS IN THOUSANDS)
Gross proceeds.....................       $6,309                   $7,422                $8,535               $9,816
Less offering expenses.............          474                      483                   491                  500
                                          ------                   ------                ------               ------
    Net proceeds...................        5,835      100.0%        6,939      100.0%    8,044      100.0%    9,316    100.0%
Less:
  Loan to employee stock
    ownership plan.................          505        8.7          594         8.6       683        8.5       785      8.4
  Investment in
    Roebling Bank..................
                                           2,917       50.0        3,470        50.0     4,022       50.0     4,658     50.0
                                           -----       ----        -----        ----     -----       ----     -----     ----
Proceeds retained by Roebling
  Financial Corp, Inc..............       $2,413       41.3%       $2,875       41.4%   $3,339       41.5%   $3,873     41.6%
                                          ======       ====        ======       ====    ======       ====    ======     ====

     We will use up to 50% of the cash received in the offering to make a capital contribution to Roebling Bank. We will also lend our employee stock ownership plan cash to enable the plan to buy 8% of the shares sold in the offering and to refinance its existing indebtedness. The balance of the net proceeds will be retained at the holding company level and used for general business purposes which may include investment in securities, repurchasing shares of our common stock, or paying cash dividends. We will initially invest these proceeds in agency and mortgage-backed securities issued by government sponsored enterprises.


     The funds received by Roebling Bank will be used for general business purposes, including funding the origination of loans and investments in securities. Initially, Roebling Bank will invest the proceeds in agency and mortgage-backed securities issued by government sponsored enterprises. It is anticipated that substantially all of the net proceeds will eventually be invested in loans or longer-term investment securities. We plan to open two new branches over the next two years and establish a new administrative center. Depending on liquidity levels at the time, a portion of the proceeds may also be used for that purpose although no part of the net proceeds are earmarked for that purpose.


     If the employee stock ownership plan does not purchase common stock in the offering, it may purchase shares of common stock in the market after the stock offering. If the purchase price of the common stock is higher than $10 per share, the amount of proceeds required for the purchase by the employee stock ownership plan will increase, and the resulting stockholders' equity will decrease.

     THE NET PROCEEDS MAY VARY SIGNIFICANTLY BECAUSE TOTAL EXPENSES OF THE STOCK OFFERING MAY BE SIGNIFICANTLY MORE OR LESS THAN THOSE ESTIMATED. The net proceeds will also vary if the number of shares to be issued in the stock offering are adjusted to reflect a change in the estimated pro forma market value of Roebling Financial Corp, Inc. and its subsidiaries. Payments for shares made through withdrawals from existing deposit accounts at Roebling Bank will not result in the receipt of new funds for investment but will result in a reduction of Roebling Bank's deposits and interest expense as funds are transferred from interest-bearing certificates or other deposit accounts.

                                 DIVIDEND POLICY

     Since the completion of our initial stock offering in 1997, we have not paid a cash dividend. Following the conversion, it is our current intention to begin paying cash dividends although the amount and frequency of any such dividend has not been determined and no assurance can be given that any dividends will be paid or that, if paid, dividends will not be reduced or eliminated in future periods. The payment of a dividend will depend on a number of factors including our capital requirements, our financial condition and results of operations, tax considerations, statutory and regulatory limitations, and general economic conditions.

         Under New Jersey law, Roebling Financial Corp, Inc. may not pay dividends if, after giving effect thereto, it would be unable to pay its debts as they become due in the usual course of its business or if its total assets would be less than its total liabilities. Roebling Financial Corp, Inc.'s ability to pay dividends also depends on the receipt of dividends from Roebling Bank which is subject to a variety of regulatory limitations on the payment of dividends. See Regulation - Regulation of Roebling Bank - Dividend and Other Capital Distribution Limitations at page ___. At March 31, 2004, we had approximately $1.6 million available for the payment of dividends, including $1.5 million that Roebling Bank is permitted to pay out in dividends to its parent holding company under OTS regulations without prior regulatory approval. Furthermore, as a condition to the OTS giving its authorization to conduct the stock offering, Roebling Financial Corp, Inc. has agreed that it will not initiate any action within one year of completion of the stock offering in the furtherance of payment of a special distribution or return of capital to stockholders of Roebling Financial Corp, Inc.


                              MARKET FOR THE STOCK

     Quotations for Roebling Financial Corp, Inc.'s common stock currently appear on the OTC Electronic Bulletin Board under the symbol "ROEB." The new Roebling Financial Corp, Inc. is a newly formed company and has not issued capital stock. It will not have any stock outstanding until the completion of this offering. It is expected that there will be a more active trading market for the common stock of the new Roebling Financial Corp, Inc. because there will be more shares outstanding to the public. We expect that our common stock will continue to be quoted on the OTC Electronic Bulletin Board after this offering. There can be no assurance, however, that an active and liquid trading market for our common stock will develop or, if developed, be maintained.

         The following table sets forth the high and low sales prices for our common stock for the past two full fiscal years and the period since the end of the last fiscal year. To date, we have not paid dividends to stockholders. The following stock price information represents inter-dealer quotations and, therefore, may not include retail markups, markdowns, or commissions and may not reflect actual transactions. As of March 31, 2004, there were 195,960 shares of our common stock outstanding to persons other than Roebling Financial Corp., MHC. In connection with the conversion, each share of our common stock will be converted into shares of common stock of the new Roebling Financial Corp, Inc., based upon the exchange ratio that is described under The Conversion - Share Exchange Ratio at page ___. Accordingly, the information in this table should be reviewed in conjunction with the exchange ratio at various levels of the offering range.

                                                                                       HIGH                 LOW
                                                                                       ------              ------
FISCAL 2004
-----------
Fourth Quarter (through August 3, 2004).......................................         $37.10              $34.00
Third Quarter.................................................................          40.50               32.00
Second Quarter................................................................          30.00               23.00
First Quarter ................................................................          26.00               22.00
FISCAL 2003
-----------
Fourth Quarter................................................................         $22.00              $20.90
Third Quarter.................................................................          22.00               20.50
Second Quarter................................................................          20.75               19.40
First Quarter.................................................................          20.50               19.00
FISCAL 2002
-----------
Fourth Quarter................................................................         $19.50              $17.10
Third Quarter.................................................................          20.00               16.50
Second Quarter................................................................          18.00               15.05
First Quarter.................................................................          16.50               14.00


         On April 9, 2004, the business day immediately preceding the public announcement of the conversion and new stock offering, the closing price of our common stock as reported on the OTC Electronic Bulletin Board was $32.00 per share and on ____________, 2004, the reported closing price was $_____ per share. At March 31, 2004, we had 172 stockholders of record, not including persons who hold stock in "street" name though various brokerage firms.

                                 CAPITALIZATION

     Set forth below is the historical capitalization as of March 31, 2004 and the pro forma capitalization of Roebling Financial Corp, Inc. after giving effect to the offering. The table also gives effect to the assumptions set forth under Pro Forma Data at page ___. A change in the number of shares sold in the offering may materially affect the pro forma capitalization.

                                                                      PRO FORMA CAPITALIZATION AT MARCH 31, 2004
                                                            ----------------------------------------------------------------
                                                                                                                  MAXIMUM,
                                                                         MINIMUM      MIDPOINT     MAXIMUM       AS ADJUSTED
                                                                         630,878      742,205      853,532         981,551
                                                            ACTUAL AT    SHARES AT    SHARES AT    SHARES AT      SHARES AT
                                                            MARCH 31,   $10.00 PER    $10.00 PER   $10.00 PER      $10.00 PER
                                                             2004(1)      SHARE         SHARE        SHARE           SHARE(2)
                                                              -------    -------       -------      -------         -------
                                                                                      (IN THOUSANDS)
Deposits(3) ..........................................      $78,976      $78,976      $78,976        $78,976       $78,976
FHLB advances ........................................           --           --           --             --            --
                                                            -------      -------      -------        -------       -------
Total deposits and borrowings ........................      $78,976      $78,976      $78,976        $78,976       $78,976
                                                            =======      =======      =======        =======       =======

Stockholders' equity:
Preferred stock, $0.10 par value, 5,000,000 shares
    authorized (post conversion); none to be issued(4)      $    --      $    --      $    --        $    --       $    --
Common stock, $0.10 par value, 20,000,000
    shares authorized (post conversion); assuming
    shares outstanding as shown(4) ...................           43          117          138            158           182
Additional paid-in capital(4)(5) .....................        1,702        7,463        8,546          9,631        10,879
Retained earnings(6) .................................        5,648        5,648        5,648          5,648         5,648
Assets received from Roebling Financial Corp., MHC(7)            --           96           96             96            96
Accumulated other comprehensive income,
   net of tax ........................................          175          175          175            175           175
Less:
  Unearned employee stock ownership plan shares(8) ...           55          560          649            738           840
  Unearned restricted stock plan shares(9) ...........           --          252          297            341           393
                                                            -------      -------      -------        -------       -------
Total stockholders' equity ...........................      $ 7,513      $12,687      $13,657        $14,629       $15,747
                                                            =======      =======      =======        =======       =======

___________
(1) Actual capitalization at March 31, 2004 consists of the existing capitalization of Roebling Financial Corp, Inc.
(2) As adjusted to give effect to an increase in the number of shares which could occur due to an increase in the independent valuation and a commensurate increase in the offering range of up to 15% to reflect changes in market and financial conditions.
(3) Does not reflect withdrawals from deposit accounts for the purchase of stock in the offering. Any withdrawals would reduce pro forma deposits by an amount equal to the withdrawals.
(4) The new Roebling Financial Corp, Inc. has 5,000,000 authorized shares of preferred stock and 20,000,000 authorized shares of common stock. Pro forma Roebling Financial Corp, Inc. common stock and additional paid-in capital reflect the number of shares of new Roebling Financial Corp, Inc. common stock to be outstanding. Additional paid-in capital amounts under pro forma capitalization are net of stock offering expenses.
(5) No effect has been given to the issuance of additional shares of stock pursuant to the Roebling Bank Stock Option Plan or any stock option plan that may be adopted by Roebling Financial Corp, Inc. and presented for approval by the stockholders after the offering. An amount equal to 10% of the shares of stock sold in the offering would be reserved for issuance upon the exercise of options to be granted under the stock option plan following the stock offering. See Management - Potential Stock Benefit Plans - Stock Option Plan at page ___.
(6) The retained earnings of Roebling Bank will be substantially restricted after the conversion. See Regulation - Regulation of Roebling Bank - Dividend and Other Capital Distribution Limitations at page ___.
(7) Pro forma data reflects the consolidation of $96,125 of capital from Roebling Financial Corp., MHC.
(8) The purchase price of unearned shares held by the employee stock ownership plan is reflected as a reduction of stockholders' equity. Includes unearned shares held currently by the employee stock ownership plan (as adjusted

                                       19

     for the exchange ratio at the respective offering levels) and assumes that 8.0% of the shares sold in the offering will be purchased by the employee stock ownership plan, and that the funds used to acquire the employee stock ownership plan shares will be borrowed from Roebling Financial Corp, Inc. For an estimate of the impact of the loan on earnings, see Pro Forma Data at page ___. Roebling Financial Corp, Inc. intends to make scheduled discretionary contributions to the employee stock ownership plan sufficient to enable the plan to service and repay its debt over a ten-year period. See Management - Employee Stock Ownership Plan at page ___. If the employee stock ownership plan does not purchase stock in the stock offering and the purchase price in the open market is greater than $10.00 price per share, there will be a corresponding reduction in stockholders' equity. See The Stock Offering - Subscription Offering - Subscription Rights at page ___.

(9) The purchase price of unearned shares held by the restricted stock plans is reflected as a reduction of stockholders' equity. Assumes that an amount equal to 4% of the shares of stock sold in the offering are purchased for the new restricted stock plan following the stock offering at $10.00 per share. Does not include 3,762 shares previously awarded under the Roebling Bank Restricted Stock Plan which have vested but have not been issued. In addition, the Roebling Bank Restricted Stock Plan intends to continue to make stock purchases in the open market from time to time to fund such plan after the completion of this offering. If the purchase price in the open market is greater than $10.00 per share, there will be a corresponding reduction in stockholders' equity. See footnote (2) to the table under Pro Forma Data at page ___. See Management - Potential Stock Benefit Plans - Restricted Stock Plan at page ___.

                                 PRO FORMA DATA

     The actual net proceeds from the sale of the stock cannot be determined until the offering is completed. However, investable net proceeds to Roebling Financial Corp, Inc. are currently estimated to be between approximately $5.1 million and $7.0 million (or $8.1 million if the independent valuation is increased by 15%) based on the following assumptions:

o    receipt of assets of $96,125 from Roebling Financial Corp., MHC;

o an amount equal to the cost of purchasing 8% of the shares issued will be loaned to the employee stock ownership plan to fund its purchase of 8% of the shares issued plus the assumption of the debt on the existing ESOP loan that will be refinanced and held by Roebling Financial Corp, Inc.;

o an amount equal to 4% of the shares issued will be awarded pursuant to the restricted stock plan adopted no sooner than six months following the offering, funded through open market purchases; and

o expenses of the offering including commissions and fees payable to Keefe, Bruyette & Woods, Inc. are estimated to range from approximately $474,000 to $500,000.

     We have prepared the following table, which sets forth our historical net income and stockholders' equity prior to the offering and our pro forma consolidated net income and stockholders' equity following the offering. In preparing this table, and in calculating pro forma data, we have made the following assumptions:

o Pro forma earnings have been calculated assuming the stock had been sold at the beginning of the period and the net proceeds had been invested at an average yield of 1.93% for the six months ended March 31, 2004 and for the year ended September 30, 2003, respectively, which approximates the yield on a three-year U.S. Treasury bill on March 31, 2004. The yield on a one-year U.S. Treasury bill, rather than an arithmetic average of the average yield on interest-earning assets and the average rate paid on deposits, has been used to estimate income on net proceeds because it is believed that the one-year U.S. Treasury bill rate is a more accurate estimate of the rate that would be obtained on an investment of net proceeds from the offering.

o The pro forma after-tax yield on the net proceeds is assumed to be 1.16% for the six months ended March 31, 2004 and for the year ended September 30, 2003, based on an effective tax rate of 39.94% for both periods.

o We did not include any withdrawals from deposit accounts to purchase shares in the offering.

o Historical and pro forma per share amounts have been calculated by dividing historical and pro forma amounts by the indicated number of shares of stock, as adjusted in the pro forma net earnings per share to give effect to the purchase of shares by the employee stock ownership plan.

o Pro forma stockholders' equity amounts have been calculated as if the stock had been sold on March 31, 2004 and September 30, 2003, respectively, and no effect has been given to the assumed earnings effect of the transactions.

     The following pro forma data rely on the assumptions we outlined above, and these data do not represent the fair market value of the common stock, the current value of assets or liabilities, or the amount of money that would be distributed to stockholders if we liquidated Roebling Financial Corp, Inc. The pro forma data do not predict how much we will earn in the future. YOU SHOULD NOT USE THE FOLLOWING INFORMATION TO PREDICT FUTURE RESULTS OF OPERATIONS.

     The following tables summarize historical data and pro forma data of Roebling Financial Corp, Inc. at or for the six months ended March 31, 2004 and at or for the year ended September 30, 2003 based on the assumptions set forth above and in the tables and should not be used as a basis for projections of market value of the stock following the stock offering. No effect has been given in the tables to the possible issuance of additional stock reserved for future issuance pursuant to a stock option plan that may be adopted by the Board of Directors of Roebling Financial Corp, Inc. and approved by stockholders following the stock offering. Pro forma stockholders' equity per share does not give effect to the liquidation account to be established in the conversion or, in the event of liquidation of Roebling Bank, to the tax effect of the recapture of the bad debt reserve or the effect of intangible assets. See Management - Potential Stock Benefit Plans - Stock Option Plan at page ___ and The Conversion
- Liquidation Rights at page ___.

                                                                        AT OR FOR THE SIX MONTHS ENDED MARCH 31, 2004
                                                            -------------------------------------------------------------------
                                                                                                                   MAXIMUM
                                                                MINIMUM         MIDPOINT          MAXIMUM        AS ADJUSTED
                                                               ---------       ----------         -------        -----------
                                                                630,878          742,205          853,532          981,551
                                                               SHARES AT        SHARES AT        SHARES AT        SHARES AT
                                                              $10.00 PER       $10.00 PER       $10.00 PER        $10.00 PER
                                                                 SHARE            SHARE            SHARE            SHARE
                                                               ---------       ----------         -------        -----------
                                                                     (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Gross proceeds............................................. $    6,309       $    7,422       $    8,535       $    9,816
Less:     Expenses.........................................       (474)            (483)            (491)            (500)
                                                            ----------       ----------       ----------       ----------
   Estimated net proceeds..................................      5,835            6,939            8,044            9,316
Less:     ESOP funded by Roebling Financial Corp, Inc......       (505)            (594)            (683)            (785)
Less:     Restricted stock plan adjustment.................       (252)            (297)            (341)            (393)
                                                            ----------       ----------       ----------       ----------
   Estimated investable net proceeds....................... $    5,078       $    6,048       $    7,020       $    8,138
                                                            ==========       ==========       ==========       ==========


Net Income:
   Historical ............................................. $      239       $      239       $      239       $      239
   Pro forma income on net proceeds........................         29               35               41               47
   Pro forma ESOP adjustments(1)...........................        (15)             (18)             (21)             (24)
   Pro forma restricted stock plan adjustment(2)...........        (15)             (18)             (20)             (24)
                                                            ----------       ----------       ----------       ----------
   Pro forma net income(1)(3)(4)........................... $      238       $      238       $      239       $      238
                                                            ==========       ==========       ==========       ==========

Per share net income:
   Historical ............................................. $     0.22       $     0.18       $     0.16       $     0.14
   Pro forma income on net proceeds........................       0.03             0.03             0.03             0.03
   Pro forma ESOP adjustments(1)...........................      (0.01)           (0.01)           (0.01)           (0.01)
   Pro forma restricted stock plan adjustment(2)...........      (0.01)           (0.01)           (0.01)           (0.01)
                                                            ----------       ----------       ----------       ----------
   Pro forma earnings per share(1)(3)(4)................... $     0.23       $     0.19       $     0.17       $     0.15
                                                            ==========       ==========       ==========       ==========

Shares used in calculation of earnings per share (1).......  1,107,893        1,303,403        1,498,912        1,723,750

Stockholders' equity:
   Historical ............................................. $    7,513       $    7,513       $    7,513       $    7,513
   Estimated net proceeds..................................      5,835            6,939            8,044            9,316
   Assets received from Roebling Financial Corp., MHC......         96               96               96               96
   Less:  Common Stock acquired by the ESOP(1).............       (505)            (594)            (683)            (785)
   Less:  Common Stock acquired by the
              restricted stock plan(2).....................       (252)            (297)            (341)            (393)
                                                            ----------       ----------       ----------       ----------
   Pro forma stockholders' equity(1)(3)(4)................. $   12,687       $   13,657       $   14,629       $   15,747
                                                            ==========       ==========       ==========       ==========

Stockholders' equity per share:
   Historical ............................................. $     6.43       $     5.46       $     4.75       $     4.13
   Estimated net proceeds..................................       4.99             5.05             5.09             5.12
   Assets received from Roebling Financial Corp., MHC......       0.08             0.07             0.06             0.05
   Less:  Common Stock acquired by the ESOP(1).............      (0.43)           (0.43)           (0.43)           (0.43)
   Less:  Common Stock acquired by the
              restricted stock plan(2).....................      (0.22)           (0.22)           (0.22)           (0.22)
                                                            ----------       ----------       ----------       ----------
   Pro forma stockholders' equity per share(4)............. $    10.85       $     9.93       $     9.25       $     8.65
                                                            ==========       ==========       ==========       ==========

Shares used in calculation of stockholders'
  equity per share.........................................  1,168,750        1,375,000        1,581,250        1,818,438

Offering price to pro forma earnings per share.............      21.74x           26.32x           29.41x           33.33x
Offering price as a percentage of pro forma
   stockholders' equity per share..........................      92.17%          100.70%          108.11%          115.61%

                                                                                       (Footnotes on following page)

_______________
(1) Assumes that 8% of the shares of stock sold in the offering will be purchased by the employee stock ownership plan and that the plan will borrow funds from Roebling Financial Corp, Inc. The stock acquired by the employee stock ownership plan is reflected as a reduction of stockholders' equity. Roebling Financial Corp, Inc. intends to make annual contributions to the plan in an amount at least equal to the principal and interest requirement of the loan. This table assumes a 10-year amortization period. See Management - Employee Stock Ownership Plan at page ___. The pro forma net earnings assumes: (i) that Roebling Financial Corp, Inc.'s contribution to the employee stock ownership plan for the principal portion of the debt service requirement for the six months ended March 31, 2004 was made at the end of the period; (ii) that 2,524, 2,969, 3,414 and 3,926 shares at the minimum, midpoint, maximum, and 15% above the maximum of the range, respectively, were committed to be released during the six months ended March 31, 2004, at an average fair value of $10.00 per share and were accounted for as a charge to expense in accordance with Statement of Position ("SOP") No. 93-6; and (iii) only the employee stock ownership plan shares committed to be released were considered outstanding for purposes of the net earnings per share calculations. All shares issued or exchanged including all employee stock ownership plan shares were considered outstanding for purposes of the stockholders' equity per share calculations. The calculation of shares outstanding for earnings per share is summarized below.

                                                                                                  MAXIMUM,
                                              MINIMUM           MIDPOINT        MAXIMUM          AS ADJUSTED
                                              -------           --------        ---------        -----------
    Shares Issued and Exchanged              1,168,750         1,375,000        1,581,250         1,818,438
    Less: New ESOP                             (50,470)          (59,376)         (68,283)          (78,524)
    Less: Existing ESOP                        (15,063)          (17,722)         (20,380)          (23,438)
    Plus: Amortization of New ESOP               2,524             2,969            3,414             3,926
    Plus: Amortization of Existing ESOP          2,152             2,532            2,911             3,348
                                            ----------        ----------        ---------        ----------
    Shares used for EPS Calculations         1,107,893         1,203,403        1,498,912         1,723,750
                                            ==========        ==========        =========        ==========

     The deduction of the unallocated existing ESOP shares represents the 5,488 unallocated ESOP shares as of March 31, 2004 adjusted for the exchange ratios. The exchanges ratios are 2.7448, 3.2292, 3.7136 and 4.2707 at the minimum, midpoint, maximum and maximum, as adjusted. The addition of the amortization of existing ESOP shares represents the 784 shares that were released during the three months ended March 31, 2004 adjusted for the exchange ratios. The exchanges ratios are 2.7448, 3.2292, 3.7136 and 4.2707 at the minimum, midpoint, maximum and maximum, as adjusted.

(2) Gives effect to the restricted stock plan that may be adopted by Roebling Financial Corp, Inc. following the stock offering and presented for approval at a meeting of stockholders to be held after completion of the stock offering. If the restricted stock plan is approved by the stockholders, the restricted stock plan is expected to acquire an amount of stock equal to 4% of the shares of stock sold in the offering, or 25,235, 29,688, 34,141 and 39,262 shares of stock, respectively, at the minimum, midpoint, maximum and 15% above the maximum of the range through open market purchases. Funds used by the restricted stock plan to purchase shares will be contributed to the restricted stock plan by Roebling Financial Corp, Inc. In calculating the pro forma effect of the restricted stock plan, it is assumed that the required stockholder approval has been received for the plan, that the shares were acquired by the restricted stock plan at the beginning of the six months ended March 31, 2004 through open market purchases, at $10.00 per share, and that 10% of the amount contributed was amortized to expense during the six months ended March 31, 2004. If the restricted stock plan is adopted within one year of the completion of the conversion, awards will vest over a five-year period. The issuance of authorized but unissued shares of stock to the restricted stock plan instead of open market purchases would dilute the voting interests of existing stockholders by approximately 2.1% and pro forma net income per share for the six months ended March 31, 2004 would be $0.21, $0.18, $0.16 and $0.14 at the minimum, midpoint, maximum and 15% above the maximum of the range, respectively, and pro forma stockholders' equity per share at March 31, 2004 would be $10.63, $9.72, $9.06 and $8.48 at the minimum, midpoint, maximum and 15% above the maximum of the range, respectively. There can be no assurance that stockholder approval of the restricted stock plan will be obtained, or the actual purchase price of the shares will be equal to $10.00 per share. See Management - Potential Stock Benefit Plans - Restricted Stock Plan at page ___.

(3) The retained earnings of Roebling Financial Corp, Inc. and Roebling Bank will continue to be substantially restricted after the stock offering. See Dividend Policy at page ___ and Regulation - Regulation of Roebling Bank - Dividend and Other Capital Distribution Limitations at page ___.

(4) No effect has been given to the issuance of additional shares of stock pursuant to the stock option plan that may be adopted by Roebling Financial Corp, Inc. following the stock offering which, in turn, would be presented for approval at a meeting of stockholders to be held after the completion of the stock offering. If the stock option plan is presented and approved by stockholders, an amount equal to 10% of the stock sold in the offering, or 50,470, 59,376, 68,283 and 78,524 shares, respectively, at the minimum, midpoint, maximum and 15% above the maximum of the range, respectively, will be reserved for future issuance upon the exercise of options to be granted under the stock option plan. The issuance of authorized but unissued shares of stock to the stock option plan instead of open market purchases would dilute the voting interests of existing stockholders by approximately 5.1%. Assuming stockholder approval of the stock option plan and the exercise of all options at the end of the period at an exercise price of $10.00 per share, the pro forma net earnings per share would be $0.19, $0.17, $0.14 and $0.12, respectively, at the minimum, midpoint, maximum and 15% above the maximum of the range for the six months ended March 31, 2004; pro forma stockholders' equity per share would be $10.78, $9.94, $9.32 and $8.78, respectively, at the minimum, midpoint, maximum and 15% above the maximum of the range at March 31, 2004. See Management - Potential Stock Benefit Plans - Stock Option Plan at page ___.

                                                                       AT OR FOR THE YEAR ENDED SEPTEMBER 30, 2003
                                                              ---------------------------------------------------------------
                                                                                                                   MAXIMUM
                                                                MINIMUM         MIDPOINT          MAXIMUM        AS ADJUSTED
                                                                -------         --------          -------        -----------
                                                                630,878          742,205          853,532          981,551
                                                               SHARES AT        SHARES AT        SHARES AT        SHARES AT
                                                              $10.00 PER       $10.00 PER       $10.00 PER        $10.00 PER
                                                                 SHARE            SHARE            SHARE            SHARE
                                                                -------         --------          -------        -----------
                                                                     (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Gross proceeds............................................. $    6,309       $    7,422       $    8,535       $    9,816
Less:     Expenses.........................................       (474)            (483)            (491)            (500)
                                                            ----------       ----------       ----------       ----------
   Estimated net proceeds..................................      5,835            6,939            8,044            9,316
Less:     ESOP funded by Roebling Financial Corp, Inc......       (505)            (594)            (683)            (785)
Less:     Restricted stock plan adjustment.................       (252)            (297)            (341)            (393)
                                                            ----------       ----------       ----------       ----------
   Estimated investable net proceeds....................... $    5,078       $    6,048       $    7,020       $    8,138
                                                            ==========       ==========       ==========       ==========

Net Income:
   Historical ............................................. $      559       $      559       $      559       $      559
   Pro forma income on net proceeds........................         59               70               81               94
   Pro forma ESOP adjustments(1)...........................        (30)             (36)             (41)             (47)
   Pro forma restricted stock plan adjustment(2)...........        (30)             (36)             (41)             (47)
                                                            ----------       ----------       ----------       ----------
   Pro forma net income(1)(3)(4)........................... $      558       $      557       $      558       $      559
                                                            ==========       ==========       ==========       ==========

Per share net income:
   Historical ............................................. $     0.50       $     0.43       $     0.37       $     0.32
   Pro forma income on net proceeds........................       0.05             0.05             0.05             0.05
   Pro forma ESOP adjustments(1)...........................      (0.03)           (0.03)           (0.03)           (0.03)
   Pro forma restricted stock plan adjustment(2)...........      (0.03)           (0.03)           (0.03)           (0.03)
                                                            ----------       ----------       ----------       ----------
   Pro forma net income per share(1)(3)(4)................. $     0.49       $     0.42       $     0.36       $     0.31
                                                            ==========       ==========       ==========       ==========

Shares used in calculation of income per share (1).........  1,110,416        1,306,371        1,502,326        1,727,676

Stockholders' equity:
   Historical ............................................. $    7,180       $    7,180       $    7,180       $    7,180
   Estimated net proceeds..................................      5,835            6,939            8,044            9,316
   Assets received from Roebling Financial Corp., MHC......         96               96               96               96
   Less:  Common Stock acquired by the ESOP(1).............       (505)            (594)            (683)            (785)
   Less:  Common Stock acquired by the
              restricted stock plan(2).....................       (252)            (297)            (341)            (393)
                                                            ----------       ----------       ----------       ----------
   Pro forma stockholders' equity(1)(3)(4)................. $   12,354       $   13,324       $   14,296       $   15,414
                                                            ==========       ==========       ==========       ==========

Stockholders' equity per share:
   Historical ............................................. $     6.14       $     5.22       $     4.54       $     3.95
   Estimated net proceeds..................................       4.99             5.05             5.09             5.12
   Assets received from Roebling Financial Corp., MHC......       0.08             0.07             0.06             0.05
   Less:  Common Stock acquired by the ESOP(1)............       (0.43)           (0.43)           (0.43)            (0.43)
   Less:  Common Stock acquired by the                           (0.22)           (0.22)           (0.22)           (0.22)
                                                            ----------       ----------       ----------       ----------
          restricted stock plan(2).........................
   Pro forma stockholders' equity per share(4)............. $    10.56       $     9.69       $     9.04       $     8.47
                                                            ==========       ==========       ==========       ==========

Shares used in calculation of stockholders' equity
  per share................................................  1,168,750        1,375,000        1,581,250        1,818,438

Offering price to pro forma earnings per share.............      20.41x           23.81x           27.78x           32.26x
Offering price as a percentage of pro forma
   stockholders' equity per share..........................      94.70%          103.20%          110.62%          118.06%

                                                                                       (Footnotes on following page)

_______________
(1) Assumes that 8% of the shares of stock sold in the offering will be purchased by the employee stock ownership plan and that the plan will borrow funds from Roebling Financial Corp, Inc. The stock acquired by the employee stock ownership plan is reflected as a reduction of stockholders' equity. Roebling Financial Corp, Inc. intends to make annual contributions to the plan in an amount at least equal to the principal and interest requirement of the loan. This table assumes a 10-year amortization period. See Management - Employee Stock Ownership Plan at page ___. The pro forma net earnings assumes: (i) that Roebling Financial Corp, Inc.'s contribution to the employee stock ownership plan for the principal portion of the debt service requirement for year ended September 30, 2003 was made at the end of the period; (ii) that 5,047, 5,938, 6,828 and 7,852 shares at the minimum, midpoint, maximum, and 15% above the maximum of the range, respectively, were committed to be released during the year ended September 30, 2003, at an average fair value of $10.00 per share and were accounted for as a charge to expense in accordance with Statement of Position ("SOP") No. 93-6; and (iii) only the employee stock ownership plan shares committed to be released were considered outstanding for purposes of the net earnings per share calculations. All shares issued and exchanged including all employee stock ownership plan shares were considered outstanding for purposes of the stockholders' equity per share calculations. The calculation of shares outstanding for earnings per share is summarized below.

                                                                                                    MAXIMUM,
                                              MINIMUM           MIDPOINT         MAXIMUM          AS ADJUSTED
                                              -------           --------         -------          -----------
    Shares Issued and Exchanged              1,168,750         1,375,000        1,581,250         1,818,438
    Less: New ESOP                             (50,470)          (59,376)         (68,283)          (78,524)
    Less: Existing ESOP                        (17,215)          (20,254)         (23,292)          (26,786)
    Plus: Amortization of New ESOP               5,047             5,938            6,828             7,852
    Plus: Amortization of Existing ESOP          4,304             5,063            5,823             6,696
                                            ----------        ----------        ---------        ----------
    Shares used for EPS Calculations         1,110,416         1,306,371        1,502,326         1,727,676
                                            ==========        ==========        =========        ==========

     The deduction of the unallocated existing ESOP shares represents the 6,272 unallocated ESOP shares as of September 30, 2003 adjusted for the exchange ratios. The exchanges ratios are 2.7448, 3.2292, 3.7136 and 4.2707 at the minimum, midpoint, maximum and maximum, as adjusted. The addition of the amortization of existing ESOP shares represents the 1,568 shares that were released during the twelve months ended September 30, 2003 adjusted for the exchange ratios. The exchanges ratios are 2.7448, 3.2292, 3.7136 and 4.2707 at the minimum, midpoint, maximum and maximum, as adjusted.

(2) Gives effect to the restricted stock plan that may be adopted by Roebling Financial Corp, Inc. following the stock offering and presented for approval at a meeting of stockholders to be held after completion of the stock offering. If the restricted stock plan is approved by the stockholders, the restricted stock plan is expected to acquire an amount of stock equal to 4% of the shares of stock sold in the offering, or 25,235, 29,688, 34,141 and 39,262 shares of stock, respectively, at the minimum, midpoint, maximum and 15% above the maximum of the range through open market  purchases.  Funds used by the  restricted  stock  plan to  purchase shares will be contributed to the restricted stock plan by Roebling Financial Corp, Inc. In calculating the pro forma effect of the restricted stock plan, it is assumed that the required stockholder approval has been received for the plan, that the shares were acquired by the restricted stock plan at the beginning of the year ended September 30, 2003 through open market purchases, at $10.00 per share, and that 20% of the amount contributed was amortized to expense during the year ended September 30, 2003. If the restricted stock plan is adopted within one year of the completion of the conversion, awards will vest over a five-year period. The issuance of authorized but unissued shares of stock to the restricted stock plan instead of open market purchases would dilute the voting interests of existing stockholders by approximately 2.1% and pro forma net income per share for the year ended September 30, 2003 would be $0.49, $0.42, $0.37 and $0.32 at the minimum, midpoint, maximum and 15% above the maximum of the range, respectively, and pro forma stockholders' equity per share at September 30, 2003 would be $10.35, $9.49, $8.85 and $8.30 at the minimum, midpoint, maximum and 15% above the maximum of the range, respectively. There can be no assurance that stockholder approval of the restricted stock plan will be obtained, or the actual purchase price of the shares will be equal to $10.00 per share. See Management - Potential Stock Benefit Plans - Restricted Stock Plan at page ___.

(3) The retained earnings of Roebling Financial Corp, Inc. and Roebling Bank will continue to be substantially restricted after the stock offering. See Dividend Policy at page ___ and Regulation - Regulation of Roebling Bank - Dividend and Other Capital Distribution Limitations at page ___.

(4) No effect has been given to the issuance of additional shares of stock pursuant to the stock option plan that may be adopted by Roebling Financial Corp, Inc. following the stock offering which, in turn, would be presented for approval at a meeting of stockholders to be held after the completion of the stock offering. If the stock option plan is presented and approved by stockholders, an amount equal to 10% of the stock sold in the offering, or 50,470, 59,376, 68,283 and 78,524 shares, respectively, at the minimum, midpoint, maximum and 15% above the maximum of the range, respectively, will be reserved for future issuance upon the exercise of options to be granted under the stock option plan. The issuance of authorized but unissued shares of stock to the stock option plan instead of open market purchases would dilute the voting interests of existing stockholders by approximately 5.1%. Assuming stockholder approval of the stock option plan and the exercise of all options at the end of the period at an exercise price of $10.00 per share, the pro forma net earnings per share would be $0.45, $0.39, $0.34 and $0.29, respectively, at the minimum, midpoint, maximum and 15% above the maximum of the range for the year ended September 30, 2003; pro forma stockholders' equity per share would be $10.52, $9.72, $9.13 and $8.62, respectively, at the minimum, midpoint, maximum and 15% above the maximum of the range at September 30, 2003. See Management - Potential Stock Benefit Plans - Stock Option Plan at page ___.

                   HISTORICAL AND PRO FORMA CAPITAL COMPLIANCE

         The following table presents Roebling Bank's historical and pro forma capital position relative to its capital requirements as of March 31, 2004. Pro forma capital levels assume receipt by Roebling Bank of 50% of the net proceeds. For a discussion of the assumptions underlying the pro forma capital calculations presented below, see Use of Proceeds, Capitalization and Pro Forma Data at pages __, __ and __. The definitions of the terms used in the table are those provided in the capital regulations issued by the OTS. For a discussion of the capital standards applicable to Roebling Bank, see Regulation - Regulation of Roebling Bank - Regulatory Capital Requirements at page ___.

                                                                              PRO FORMA AT MARCH 31, 2004
                                                               -------------------------------------------------------

                                          ACTUAL, AT                   $6,308,780                  $7,422,050
                                        MARCH 31, 2004              MINIMUM OFFERING            MIDPOINT OFFERING
                                 ----------------------------- --------------------------- ---------------------------
                                                 PERCENTAGE                  PERCENTAGE                   PERCENTAGE
                                    AMOUNT      OF ASSETS(2)     AMOUNT     OF ASSETS(2)        AMOUNT   OF ASSETS(2)
                                    ------      ------------     ------     ------------        ------   ------------
                                                                (DOLLARS IN THOUSANDS)
GAAP Capital(3)................  $ 7,363           8.42%       $ 9,674        10.79%       $10,092         11.20%
                                 =======         ======        =======        =====        =======         =====

Tangible Capital:
  Actual or Pro Forma..........  $ 7,187           8.24%       $ 9,348        10.46%       $ 9,766         10.88%
  Required.....................    1,308           1.50          1,341         1.50          1,347          1.50
                                 -------         ------        -------       ------        -------        ------
  Excess.......................  $ 5,879           6.74%       $ 8,007         8.96%       $ 8,419          9.38%
                                 =======         ======        =======       ======        =======        ======
Core Capital:
  Actual or Pro Forma..........  $ 7,187           8.24%       $ 9,348        10.46%        $ 9,766        10.88%
  Required(4)..................    3,489           4.00          3,575         4.00          3,592          4.00
                                 -------         ------        -------       ------        -------        ------
  Excess.......................  $ 3,698           4.24%       $ 5,773         6.46%       $ 6,174          6.88%
                                 =======         ======        =======       ======        =======        ======
Tier 1 Risk-Based Capital:
  Actual or Pro Forma..........  $ 7,187          13.88%       $ 9,348        17.91%       $ 9,766         18.68%
  Required.....................    2,071           4.00          2,088         4.00          2,091          4.00
                                 -------         ------        -------       ------        -------        ------
  Excess.......................  $ 5,116           9.88%       $ 7,260        13.91%       $ 7,675         14.68%
                                 =======         ======        =======       ======        =======        ======
Risk-Based Capital:
  Actual or Pro Forma(5)(6)....  $ 7,668          14.81%       $ 9,829        18.83%       $10,247         19.60%
  Required.....................    4,142           8.00          4,176         8.00          4,183          8.00
                                 -------         ------        -------       ------        -------        ------
  Excess.......................  $ 3,526           6.81%       $ 5,653        10.83%       $ 6,064         11.60%
                                 =======         ======        =======       ======        =======        ======

                                              PRO FORMA AT MARCH 31, 2004
                                  --------------------------------------------------------
                                                                         $9,815,510
                                            $8,535,320             MAXIMUM, AS ADJUSTED
                                         MAXIMUM OFFERING              OFFERING (1)
                                  ----------------------------  -------------------------
                                                  PERCENTAGE                 PERCENTAGE
                                     AMOUNT      OF ASSETS(2)    AMOUNT      OF ASSETS(2)
                                     ------     ------------    ------      ------------
GAAP Capital(3)................     $10,511         11.61%       $10,993        12.08%
                                    =======        ======        =======        =====

Tangible Capital:
  Actual or Pro Forma..........     $10,185         11.29%       $10,667         11.76%
  Required.....................       1,353          1.50          1,360          1.50
                                    -------        ------        -------        ------
  Excess.......................     $ 8,832          9.79%       $ 9,307         10.26%
                                    =======        ======        =======        ======
Core Capital:
  Actual or Pro Forma..........     $10,185         11.29%       $10,667         11.76%
  Required(4)..................       3,609          4.00          3,628          4.00
                                    -------        ------        -------        ------
  Excess.......................     $ 6,576          7.29%       $ 7,039          7.76%
                                    =======        ======        =======        ======
Tier 1 Risk-Based Capital:
  Actual or Pro Forma..........     $10,185         19.45%       $10,667         20.33%
  Required.....................       2,095          4.00          2,099          4.00
                                    -------        ------        -------        ------
  Excess.......................     $ 8,090         15.45%       $ 8,568         16.33%
                                    =======        ======        =======        ======
Risk-Based Capital:
  Actual or Pro Forma(5)(6)....     $10,666         20.37%       $11,148         21.25%
  Required.....................       4,189          8.00          4,197          8.00
                                    -------        ------        -------        ------
  Excess.......................     $ 6,477        12.37%        $ 6,951        13.25%
                                    =======        =====         =======        =====

-----------------
(1) As adjusted to give effect to an increase in the number of shares which could occur due to an increase in the offering range of up to 15% as a result of regulatory considerations or changes in market or general financial and economic conditions following the commencement of the offerings.
(2) Tangible and core capital levels are shown as a percentage of total adjusted assets. The risk-based capital level is shown as a percentage of risk-weighted assets.
(3) GAAP capital includes unrealized gain (loss) on available-for-sale securities, net, which is not included as regulatory capital.
(4) The current OTS core capital requirement for savings banks is 3% of total adjusted assets for thrifts that receive the highest supervisory rating for safety and soundness and at least a 4% core capital ratio requirement for all other thrifts. See Regulation - Regulation of Roebling Bank - Regulatory Capital Requirements at page __.
(5)  Assumes   net   proceeds   are   invested   in  assets  that  carry  a  20%
     risk-weighting.
(6) The difference between equity under GAAP and regulatory risk-based capital is attributable to the subtraction of $164,000 of accumulated other comprehensive income and the addition of $469,000 of allowance for loan losses.

                               RECENT DEVELOPMENTS

         The following tables set forth selected consolidated financial and other data of Roebling Financial Corp, Inc. at and for the periods indicated. Financial data and financial ratios and other data at September 30, 2003 have been derived from and should be read in conjunction with the financial statements and notes beginning on page F-1. The unaudited selected data at and for the three and nine months ended June 30, 2004 and 2003 were derived from the unaudited financial statements of Roebling Financial Corp, Inc. and, in the opinion of management, contain all adjustments (none of which were other than normal recurring entries) necessary for a fair presentation of the results for such periods. The results of operations and ratios and other data presented for the three and nine months ended June 30, 2004 are not necessarily indicative of the results of operations for the fiscal year ending September 30, 2004.

                                                          AT JUNE 30, 2004              AT SEPTEMBER 30, 2003
                                                          ----------------              ---------------------
                                                             (IN THOUSANDS)               (IN THOUSANDS)
BALANCE SHEET:
     Assets........................................           $  89,896                      $ 87,744
     Loans receivable, net.........................              62,055                        55,362
     Securities:
        Available-for sale.........................              20,501                        23,884
        Held-to-maturity...........................               1,137                         1,802
     Deposits......................................              78,063                        78,408
     Total stockholders' equity....................               7,400                         7,180

                                                        FOR THE THREE MONTHS               FOR THE NINE MONTHS
                                                            ENDED JUNE 30,                    ENDED JUNE 30,
                                                     ---------------------------        -------------------------
                                                       2004              2003             2004             2003
                                                     --------          --------         --------         --------
SUMMARY OF OPERATIONS:
     Interest income...............................  $    1,064        $   1,114        $   3,186        $ 3,309
     Interest expense..............................         208              283              667            915
                                                     ----------        ---------        ---------        -------
     Net interest income...........................         856              831            2,519          2,394
     Provision for loan losses.....................           3               12               19             48
     Net interest income after provision for
        loan losses................................         853              819            2,500          2,346
     Non-interest income...........................         117              131              343            369
     Non-interest expense..........................         711              669            2,167          1,983
                                                     ----------        ---------        ---------        -------
     Income before income taxes...............              259              281              676            732
     Provision for income taxes....................         116              118              294            308
                                                     ----------        ---------        ---------        -------
     Net income....................................  $      143        $     163        $     382        $   424
                                                     ==========        =========        =========        =======

PER SHARE DATA:
     Earnings per share - basic....................  $     0.34        $    0.39        $    0.91        $  1.02
                                                     ==========        =========        =========        =======
     Earnings per share - diluted..................  $     0.34        $    0.39        $    0.90        $  1.01
                                                     ==========        =========        =========        =======
     Book value per share at period end............  $    17.39        $   16.85        $   17.39        $ 16.85
                                                     ==========        =========        =========        =======

                                                                              AT OR FOR                    AT OR FOR
                                                                         THREE MONTHS ENDED            NINE MONTHS ENDED
                                                                              JUNE 30,                     JUNE 30,
                                                                      ------------------------      ----------------------
                                                                        2004            2003          2004          2003
                                                                      --------        --------      --------       -------
PERFORMANCE RATIOS (1):
  Return on Average Assets.......................................        0.64%           0.76%         0.57%          0.67%

  Return on Average Equity.......................................        7.61%           9.24%         6.89%          8.15%

  Net Interest Rate Spread.......................................        3.81%           3.86%         3.78%          3.69%

  Net Interest Margin............................................        4.07%           4.18%         4.01%          4.03%

  Average Interest-Earning Assets To Average
     Interest-Earning Liabilities................................      123.51%         122.74%       122.49%        122.64%

  Efficiency Ratio (Non-Interest Expense Divided by the
    Sum of Net Interest Income and Non-Interest Income)..........       73.10%          69.56%        75.71%         71.76%

ASSET QUALITY RATIOS:
  Non-Performing Loans to Total Loans, Net at Period End.........        0.29%           0.05%         0.29%          0.05%

  Non-Performing Assets to Total Assets at Period End............        0.21%           0.03%         0.21%          0.03%

  Net Charge-Offs to Average Loans Outstanding...................        0.01%           0.00%         0.01%          0.01%

  Allowance for Loan Losses to Total Loans at Period End.........        0.78%           0.85%         0.78%          0.85%

  Allowance for Loan Losses to Non-Performing Loans
    at Period End................................................      272.14%       1,798.56%       272.14%      1,798.56%

CAPITAL RATIOS:
  Average Equity to Average Assets
     (Average Equity Divided by Average Total Assets)............        8.44%           8.21%         8.32%          8.20%

  Equity to Assets at Period End.................................        8.23%           8.21%         8.23%          8.21%

---------------------
(1)  Certain Performance Ratios for the Three- and Nine-Month Periods Ended June
     30, 2004 and 2003 are Annualized, Where Appropriate.

COMPARISON OF FINANCIAL CONDITION AT JUNE 30, 2004 AND SEPTEMBER 30, 2003


     ASSETS. Assets totaled $89.9 million at June 30, 2004 as compared to $87.7 million at September 30, 2003. Loans receivable, net increased by $6.7 million, or 12.1%, and investment securities decreased by $4.0 million, or 15.8%. Investment securities decreased to $21.6 million at June 30, 2004 from $25.7 million at September 30, 2003. Proceeds received from the calls of investment securities were reinvested in the loans receivable portfolio, which increased to $62.1 million at June 30, 2004 from $55.4 million at September 30, 2003. As a result, our ratio of loans to assets increased to 69.0% at June 30, 2004 from 63.1% at September 30, 2003. We intend to continue to work with the goal of increasing the loan to asset ratio, as loans generally generate higher yields than investment securities, thereby contributing to more interest income. The increase in loans receivable, net was primarily attributable to an increase of $4.0 million in the commercial real estate, multi-family and construction and land loan portfolios. The one-to-four family mortgage portfolio increased by $1.1 million, to $33.6 million at June 30, 2004 from $32.5 million at September 30, 2003. The home equity loan portfolio increased by $1.9 million to $16.4 million from $14.5 million during the same period. Non-real estate commercial loans decreased by $227,000 to $1.5 million at June 30, 2004 from $1.7 million at September 30, 2003. Loans secured by one-to-four family residences, including home equity loans, have historically comprised the majority of the loan portfolio. While we expect this trend to continue, we intend to increase commercial lending, primarily mortgage-secured, in the future and, as a result, anticipate a modest shift in the ratio of one-to-four family mortgages and commercial related loans, including multifamily, commercial real estate and construction and land loans. The one-to-four family and home equity loan portfolios represented 80.7% of total loans at June 30, 2004 and 84.9% at September 30, 2003. At June 30, 2004, non-accrual loans were $160,000 compared to $25,000 at September 30, 2003 and accruing loans more than 90 days past due were $18,000 at June 30, 2004 compared to $55,000 at September 30, 2003. We did not have any troubled debt restructurings at either date.


     LIABILITIES. Total liabilities increased $1.9 million to $82.5 million at June 30, 2004 from $80.6 million at September 30, 2003. Deposits decreased by $345,000 to $78.1 million at June 30, 2004 from $78.4 million at September 30, 2003, and borrowed funds increased by $2.3 million during the same period as short-term borrowings were used to fund asset growth. We have continued to focus on increasing our core deposit accounts. Core deposits, which include lower-costing checking and savings accounts, increased by $15,000 to 65.3% of total deposits at June 30, 2004 from 65.0% of deposits at September 30, 2003. Certificates of deposits decreased by $360,000 during the same period. We attribute the decrease in deposits to some movement of funds back into the equity market, as well as an increase in competition. Two new financial institutions have entered the Roebling marketplace and, while we have enjoyed a large and increasing percentage of the market share of deposits in this market (as of June 30, 2003, the latest date that such information is available), total deposits in this market have increased at a slow pace and we recognize that it will be difficult to continue to realize the same success that we have experienced in recent years. The New Egypt marketplace continues to hold potential for increased deposits. Our plans to utilize the capital raised in this offering include locating additional branch sites in new markets so that we can continue to grow our franchise.

     STOCKHOLDERS' EQUITY. Stockholders' equity increased $220,000 to $7.4 million at June 30, 2004 from $7.2 million at September 30, 2003. The increase in stockholders' equity reflects $382,000 in net income, a decrease of $196,000 in accumulated other comprehensive income and an increase of $34,000 related to the allocation of employee stock ownership plan shares.

COMPARISON OF RESULTS OF OPERATIONS FOR THE THREE AND NINE MONTHS ENDED JUNE 30, 2004 AND 2003

     NET INCOME. For the three months ended June 30, 2004, the Company reported net income of $143,000, or $0.34 per diluted share, compared to $163,000, or $0.39 per diluted share, for the same period in 2003. For the nine months ended June 30, 2004, the Company reported net income of $382,000, or $0.90 per diluted share, compared to $424,000, or $1.01 per diluted share, for the same period in 2003. For both periods, the decrease in net income was primarily due to an increase in non-interest expense which more than offset an increase in net interest income after provision for loan losses.

     INTEREST INCOME. Interest income decreased $50,000 to $1.1 million for the three months ended June 30, 2004 and decreased $123,000 to $3.2 million for the nine months ended June 30, 2004 from $3.3 million for the nine months ended June 30, 2003. The decrease in total interest income is comprised of increases in interest income on loans receivable of $7,000 and $113,000, respectively, for the three and nine months ended June 30, 2004 compared to the prior year, which was more than offset by decreases in interest income of $43,000 and $191,000, respectively, on investment securities and $14,000 and $45,000, respectively, on other interest-earning assets. While the average balance of total interest-earning assets for the three and nine months ended June 30, 2004 increased by $3.0 million and $3.7 million, respectively, compared to the three and nine months ended June 30, 2003, the average yield decreased to 5.03% from 5.57% for the three-month period and to 5.07% from 5.56% for the nine-month period. Average loan receivable balances increased by $7.1 million and $8.2 million, respectively, for the three and nine months ended June 30, 2004 compared to the same 2003 periods, while the average yield declined to 5.75% from 6.57% for the three-month period and to 5.88% from 6.60% for the nine-month period. For the three and nine months ended June 30, 2004, the average balances of investment securities decreased by $2.9 million and $2.8 million, respectively, compared to the same 2003 periods, while the average yield fell to 3.33% from 3.64% for the three-month period and to 3.26% from 3.89% for the nine-month period. The average balance of other interest-earning assets decreased by $1.2 million for the three-months ended June 30, 2004 compared to the three months ended June 30, 2003, while the yield fell to 3.35% from 3.88%. For the nine-month period the average balance of other interest-earning assets decreased by $1.6 million and the yield fell to 2.69% compared to 3.12% for the 2003 period. The changes in average balances and reductions in yields reflect the reinvestment of investment security balances into loans receivable and the continued low level of market interest rates.

     INTEREST EXPENSE. Interest expense decreased $75,000 to $208,000 for the three months ended June 30, 2004 from $283,000 for the same 2003 period and decreased $248,000 to $667,000 for the nine months ended June 30, 2004 from $915,000 for the same 2003 period. The decrease in interest expense was primarily due to a decrease in the average cost of interest-bearing liabilities to 1.22% from 1.71% for the three-month period and to 1.30% from 1.87% for the nine-month period, reflecting the continued low level of market interest rates. Average interest-bearing liability balances increased by $2.0 million and $3.1 million for the three and nine months ended June 30, 2004 compared to the same 2003 periods. Average deposit balances increased by $500,000 and $2.5 million, respectively, for the three and nine months periods, while average borrowings increased by $1.5 million and $630,000, respectively.

     NET INTEREST INCOME. Net interest income increased $25,000 to $856,000 for the three months ended June 30, 2004, compared to $831,000 for the three months ended June 30, 2003 and increased $125,000 to $2.5 million for the nine-month period ended June 30, 2004, compared to $2.4 million for the nine months ended June 30, 2003. The interest rate spread was 3.81% and 3.78% for the three and nine months ended June 30, 2004 compared to 3.86% and 3.69% for the three and nine months ended June 30,

2003, while the net interest margin was 4.07% and 4.01%, respectively, for the 2004 periods compared to 4.18% and 4.03% for the 2003 periods.


     PROVISION FOR LOAN LOSSES. The provision for loan losses was $3,000 for the three-month period ended June 30, 2004, compared to $12,000 for the same period in 2003. For the nine months ended June 30, 2004, the provision was $19,000 compared to $48,000 for the nine months ended June 30, 2003. In analyzing the allowance for loan losses in the 2004 periods, although loans receivable balances increased during the three and nine months ended June 30, 2004, the continued low level of nonperforming assets and net charge-offs, the level of the ratio of the allowance to total loans and the level of unallocated reserves caused us to decrease the provision. The allowance for loan losses was $486,000, or 0.78% of total loans outstanding at June 30, 2004, compared to $461,000, or 0.85% of total loans outstanding at June 30, 2003.


     NON-INTEREST INCOME. Non-interest income decreased $14,000, or 10.7% to $117,000 for the three months ended June 30, 2004 and decreased $26,000, or 7.0% to $343,000 for the nine months ended June 30, 2004, compared to the same periods in 2003. Decreases in non-interest income were primarily due to a decrease in late charges collected on loans and a decrease in gain on sale of loans. The decrease in late charges is due to the collection in 2003 of significant late charge balances on the payoff of several loans. The decrease in gain on sale of loans is due to the sale of fewer loans in the 2004 period, related to a reduction in loan volumes in the one-to-four family residential mortgage category as the refinance market slowed dramatically.

     NON-INTEREST EXPENSE. Non-interest expense increased $42,000, or 6.3%, to $711,000 for the three-month period ended June 30, 2004 and increased $184,000 or 9.3%, to $2.2 million for the nine months ended June 30, 2004, compared to the same periods in 2003. The most significant increases were in compensation and benefits and occupancy and equipment expense. Compensation and benefits increased by $41,000 and $150,000 for the three and nine month periods, respectively, primarily the result of merit raises to our employees, staff additions and increased benefit costs. Occupancy and equipment expenses increased by $18,000 and $44,000, respectively. The increase in occupancy and equipment expense was attributable to an increase in depreciation expense related to the conversion of our computer system. The Bank converted from its primary third-party core data processing service provider to a new provider in fiscal 2003. In conjunction with the conversion, the Bank also installed a wide area network and replaced much of its data processing equipment.

     PROVISION FOR INCOME TAXES. The provision for income taxes decreased $2,000 to $116,000 for the three months ended June 30, 2004 and decreased $13,000 to $294,000 for the nine months ended June 30, 2004 compared to the 2003 periods as a result of a decrease in net income before tax for the three and nine months ended June 30, 2004.

                 SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA

     The following tables set forth selected consolidated historical financial and other data of Roebling Financial Corp, Inc. for the periods and at the dates indicated. The information at March 31, 2004 and 2003 and for the years ended September 30, 2003, 2002 and 2001 is derived in part from and should be read together with the audited consolidated financial statements and notes thereto beginning at page F-1. The information at and for the six months ended March 31, 2004 and 2003 is unaudited. However, in the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of the results of operations for the unaudited periods have been made. The selected operating data presented below for the six months ended March 31, 2004, are not necessarily indicative of the results that may be expected for the full year or any other period.


SELECTED FINANCIAL HIGHLIGHTS (Dollars in thousands, except per share data)

BALANCE SHEET:                                        AT MARCH 31,                AT SEPTEMBER 30,
                                               -----------------------    ----------------------------------
                                                 2004           2003         2003        2002         2001
                                               ---------      --------    --------      -------     --------
                                                     (UNAUDITED)
Assets.................................         $87,485       $83,980      $87,744      $82,217      $73,132
Loans receivable, net..................          58,772        51,628       55,362       45,731       43,096
Securities:

   Available-for-sale..................          20,787        22,142       23,884       23,143       12,217
   Held-to-maturity....................           1,251         2,170        1,802        3,080        6,273
Deposits...............................          78,976        76,008       78,408       74,361       66,200
Total stockholders' equity.............           7,513         6,980        7,180        6,732        5,975

SUMMARY OF OPERATIONS:                           FOR THE SIX
                                                 MONTHS ENDED                   FOR THE YEAR ENDED
                                                  MARCH 31,                      SEPTEMBER 30,
                                            --------------------        ---------------------------------
                                              2004         2003          2003         2002          2001
                                            -------      -------       -------       ------        ------
                                                 (UNAUDITED)
Interest income........................     $ 2,123      $ 2,195       $ 4,380      $ 4,494       $ 4,304
Interest expense.......................         459          632         1,175        1,419         1,745
                                            -------      -------       -------      -------       -------
Net interest income....................       1,664        1,563         3,205        3,075         2,559
Provision for loan losses..............          16           36            60           96            91
                                            -------      -------       -------      -------       -------
Net interest income after
    provision for loan losses..........       1,648        1,527         3,145        2,979         2,468
Non-interest income....................         227          238           501          440           402
Non-interest expense...................       1,457        1,314         2,686        2,481         2,232
                                            -------      -------       -------      -------       -------
Income before income tax expense.......         418          451           960          938           638
Income tax expense.....................         179          190           401          356           251
                                            -------      -------       -------      -------       -------
Net income.............................     $   239      $   261       $   559      $   582       $   387
                                            =======      =======       =======      =======       =======

PER SHARE DATA:
Earnings per share - basic.............     $  0.57      $  0.63       $  1.34      $  1.40       $  0.93
                                            =======      =======       =======      =======       =======
Earnings per share - diluted...........     $  0.56      $  0.62       $  1.33      $  1.39       $  0.93
                                            =======      =======       =======      =======       =======
Book value per share...................     $ 17.66      $ 16.40       $ 16.88      $ 15.82       $ 14.04
                                            =======      =======       =======      =======       =======

SELECTED FINANCIAL RATIOS                             AT OR FOR THE                        AT OR FOR
                                                     SIX MONTHS ENDED                     THE YEAR ENDED
                                                         MARCH 31,                        SEPTEMBER 30,
                                                   -------------------         ---------------------------------
PERFORMANCE RATIOS:(1)                              2004          2003          2003           2002         2001
                                                    ----          ----          ----           ----         ----
  Return on average assets ...............          0.54%         0.62%         0.65%          0.76%        0.62%
  Return on average equity ...............          6.52          7.60          7.85           9.16         6.66
  Net interest rate spread................          3.74          3.60          3.62           3.81         3.72
  Net interest margin.....................          3.98          3.96          3.95           4.23         4.38
  Average interest-earning
     assets to average
     interest-bearing liabilities.........        121.86        122.46        122.64         121.37       122.03
  Efficiency ratio (non-interest
     expense divided by the
     sum of net interest income
     and non-interest income).............         77.05         72.96         72.48          70.55        75.38
ASSET QUALITY RATIOS:
  Non-performing loans to
     total loans, net at period end.......          0.20%         0.88%         0.14%             --        0.35%
  Non-performing assets to
     total assets at period end...........          0.14          0.54          0.09             --         0.24
  Net charge-offs to average
     loans outstanding....................          0.00          0.00        (0.01)           0.00         0.01
  Allowance for loan losses to
     total loans at period end............          0.83          0.86          0.85           0.89         0.73
  Allowance for loan losses to
     non-performing loans at
     period end...........................          4.07x         0.98x         5.91x           *           2.07x
CAPITAL RATIOS:
  Average equity to average assets........          8.31%         7.86%         8.31%          8.27%        9.32%
  Equity to assets at period end..........          8.59          8.31          8.18           8.19         8.17
FULL-SERVICE OFFICES:(2)                               3             3             3              3            3

----------------
(1) Performance ratios for the six month periods ended March 31, 2004 and 2003 are annualized, where appropriate.
(2) At March 31, 2004, we had three office locations, including our main office.
*    Not meaningful.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

FORWARD-LOOKING STATEMENTS

     THIS DOCUMENT CONTAINS STATEMENTS THAT PROJECT OUR FUTURE OPERATIONS, WHICH INVOLVE RISKS AND UNCERTAINTIES. OUR ACTUAL RESULTS MAY DIFFER SIGNIFICANTLY FROM THE RESULTS DISCUSSED IN THESE FORWARD- LOOKING STATEMENTS. FORWARD-LOOKING STATEMENTS, WHICH ARE BASED ON CERTAIN ASSUMPTIONS AND DESCRIBE FUTURE PLANS, STRATEGIES AND EXPECTATIONS OF ROEBLING FINANCIAL CORP, INC., ARE GENERALLY IDENTIFIED BY USE OF THE WORDS "BELIEVE," "EXPECT," "INTEND," "ANTICIPATE," "ESTIMATE," "PROJECT," OR SIMILAR EXPRESSIONS. ROEBLING FINANCIAL CORP, INC.'S ABILITY TO PREDICT RESULTS OF THE ACTUAL EFFECT OF FUTURE PLANS OR STRATEGIES IS INHERENTLY UNCERTAIN. FACTORS THAT MIGHT CAUSE A DIFFERENCE IN RESULTS INCLUDE, BUT ARE NOT LIMITED TO, THOSE DISCUSSED IN "RISK FACTORS" BEGINNING AT PAGE ___ OF THIS DOCUMENT.

GENERAL

     Our results of operations depend primarily on our net interest income, which is the difference between the interest earned on interest-earning assets, primarily loans and investments, and the interest paid on interest-bearing liabilities, primarily deposits and borrowings. It is also a function of the composition of assets and liabilities and the relative amount of interest-earning assets to interest-bearing liabilities. Our results of operations are also affected by our provisions for loan losses, non-interest income and non- interest expense. Non-interest income consists primarily of service charges and fees. Non-interest expense consists primarily of compensation and benefits, occupancy and equipment, data processing fees and other operating expenses. Our results of operations may also be affected significantly by economic and competitive conditions, changes in market interest rates, governmental policies and actions of regulatory authorities.

CRITICAL ACCOUNTING POLICIES, JUDGMENTS AND ESTIMATES

     The accounting and reporting policies of Roebling Financial Corp, Inc. conform with the accounting principles generally accepted in the United States of America and general practices within the financial services industry. The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and the accompanying notes. Actual results could differ from those estimates.

     We consider accounting policies involving significant judgements and assumptions by management that have, or could have, a material impact on the carrying value of certain assets or on income to be critical accounting policies. We consider the allowance for loan losses to be a critical accounting policy.

     ALLOWANCE FOR LOAN LOSSES. Determining the amount of the allowance for loan losses necessarily involves a high degree of judgment. The allowance for loan losses is the estimated amount considered necessary to cover credit losses inherent in the loan portfolio at the balance sheet date. The allowance is established through the provision for loan losses, which is charged against income. Management performs an evaluation of the adequacy of the allowance for loan losses on a quarterly basis, at a minimum.

Consideration is given to a variety of factors including current economic conditions, delinquency statistics, composition of the loan portfolio, loss experience, the adequacy of the underlying collateral, the financial strength of the borrowers, results of internal loan reviews, geographic and industry concentrations, and other factors related to the collectibility of the loan portfolio. The valuation is inherently subjective as it requires material estimates, including the amounts and timing of expected future cash flows expected to be received on impaired loans, that may be susceptible to significant change.

     Our methodology for analyzing the allowance for loan losses consists of several components: Specific allocations are made for loans that are determined to be impaired. A loan is considered to be impaired when, based on current information, it is probable that we will be unable to collect all amounts due according to the contractual terms of the loan agreement. For such loans, a specific allowance is established when the present value of expected future cash flows or, for collateral-dependent loans, the fair value of the collateral, adjusted for market conditions and selling expenses, is less than the carrying value of the loan. The general allocation is determined by segregating the remaining loans into groups by type and purpose of loan and applying a reserve percentage to each group. The reserve percentage is based on inherent losses associated with each type of lending, as well as historical loss factors. We also look at the level of our allowance in proportion to nonperforming loans and total loans. We have established an overall ratio range that we have determined is prudent based on historical and industry data. An unallocated allowance represents the excess of the total allowance, determined to be in the established range, over the specific and general allocations.


     While we believe that we use the best information available to perform our loan loss allowance analysis, adjustments to the allowance in the future may be necessary. Changes in underlying estimates could result in the requirement for additional provisions for loan losses. For example, a rise in delinquency rates may cause us to increase the reserve percentages we apply to loan groups for purposes of calculating general allocations, or may require additional specific allocations for impaired loans. In addition, actual loan losses may be significantly more than the reserves we have established. Each of these scenarios would require the addition of additional provisions, which could have a material negative effect on our financial results. At March 31, 2004 and September 30, 2003 and 2002, the allowance for loan losses reflected average loss ratios on the loan portfolio of 0.83%, 0.85% and 0.89%, respectively. A 0.25% change in the average loss ratio would have increased or decreased the allowance by $148,000, $140,000 and $115,000 at March 31, 2004 and September 30,
2003 and 2002, respectively.


BUSINESS STRATEGY


     Our business strategy has been to operate as a well-capitalized independent financial institution dedicated to providing convenient access and quality service at competitive prices. Generally, we have sought to implement this strategy by maintaining a substantial part of our assets in loans secured by one- to-four family residential real estate located in our market area and home equity and consumer loans. In recent years, we have diversified our portfolio to include a higher percentage of commercial and multi- family mortgage loans in our market area. To the extent that new deposits have exceeded loan
originations,   we  have  invested  these   deposits   primarily  in  investment
securities.


     We intend to continue to emphasize a variety of deposit and loan products, with the latter consisting primarily of one-to-four family mortgages, home equity loans, multi-family and non-residential mortgages and construction and land loans. We will continue to evaluate our business beyond traditional retail banking to include other financial services, either through internal development of other lines of business, third party affiliations or through acquisitions. We intend to grow our branch office network, which will expand our geographic reach, and will consider the acquisition of other financial institutions. We do not, however, have any current understandings, agreements or arrangements for the expansion of our business.

MANAGEMENT OF INTEREST RATE RISK AND MARKET RISK

     Because the majority of our assets and liabilities are sensitive to changes in interest rates, our most significant form of market risk is interest rate risk, or changes in interest rates. We may be more vulnerable to an increase or decrease in interest rates depending upon (1) the duration and repricing characteristics of our interest-earning assets and interest-bearing liabilities at a given point in time, (2) the time horizon, and (3) the level of interest rates.

     We have established an asset/liability committee that consists of the Chairman of our Board of Directors and two outside Directors, our President and members of our management team. The committee meets on a semiannual basis to review loan and deposit pricing and production volumes, interest rate risk analyses, liquidity and borrowing needs, and a variety of other asset and liability management topics. General asset/liability matters are discussed at the Board's regular meetings.

     To reduce the effect of interest rate changes on net interest income, we have adopted various strategies to enable us to improve the matching of interest-earning asset maturities to interest-bearing liability maturities. The principal elements of these strategies include seeking to:


o originate loans with adjustable rate features or shorter term fixed rates for portfolio and sell longer term fixed rate mortgages;

o attract low cost transaction and savings accounts which tend to be less interest rate sensitive when interest rates rise;

o lengthen the maturities of our liabilities when it would be cost effective through the pricing and promotion of longer term certificates of deposit;

o maintain an investment portfolio, with short to intermediate terms to maturity or adjustable interest rates, that provides a stable cash flow, thereby providing investable funds in varying interest rate cycles.

     We have made a significant effort to maintain our level of lower-cost deposits as a method of enhancing profitability. At March 31, 2004, we had approximately 66% of our deposits in low-cost savings, checking and money market accounts, compared to 65% and 62%, at September 30, 2003 and September 30, 2002, respectively. These deposits have traditionally remained relatively stable and are expected to be only moderately affected in a period of rising interest rates.

     Exposure to interest rate risk is actively monitored by our management. Our objective is to maintain a consistent level of profitability within acceptable risk tolerances across a broad range of potential interest rate environments. In addition to various analyses, we use the Office of Thrift Supervision ("OTS") Net Portfolio Value ("NPV") Model, which calculates changes in net portfolio value, to monitor our exposure to interest rate risk. NPV is equal to the estimated present value of assets minus the present value of liabilities plus the net present value of off-balance-sheet contracts. The Interest Rate Risk Exposure Report shows the degree to which balance sheet line items and net portfolio value are potentially affected by a 100 to 300 basis point (1/100th of a percentage point) upward and downward parallel shift (shock) in the Treasury yield curve.

     The following table represents our NPV ratios at March 31, 2004. This data was calculated by the OTS, based upon information we provided to them. Due to the low interest rate environment, data has not been calculated for downward rate shifts greater than 100 basis points.

           CHANGES               NPV
           IN RATE              RATIO(1)          CHANGE(2)
          ---------             --------          ---------
          +300 bp                 9.74%           - 230 bp
          +200 bp               10.73%             -131 bp
          +100 bp               11.52%               -51 bp
             0 bp               12.03%
         - 100 bp              11.80%               -24 bp
_______________
(1)  Calculated as the estimated NPV divided by present valu of assets.
(2) Calculated as the increase (decrease) in the NPV ratio assuming the indicated change in interest rates over the estimated NPV ratio assuming no change in interest rates.

         At March 31, 2004, our NPV ratio decreases in all interest rate change scenarios. Interest rates and market prices generally follow an inverse relationship, such that as interest rates rise, prices generally fall, and as interest rates fall, prices generally rise. The estimated prices of our major categories of assets and liabilities follow this same pattern in the different rate scenarios presented. The degree of the change in each category, though, varies, based on the actual characteristics of the underlying assets and liabilities, with the result that the NPV actually decreases in all scenarios.

         Computations of prospective effects of hypothetical interest rate changes are based on numerous assumptions, including relative levels of market interest rates, prepayments and deposit run-offs, and should not be relied upon as indicative of actual results. Certain shortcomings are inherent in such computations. Although certain assets and liabilities may have similar maturities or periods of repricing, they may react at different times and in different degrees to changes in the market interest rates. The interest rates on certain types of assets and liabilities may fluctuate in advance of changes in market interest rates, while rates on other types of assets and liabilities may lag behind changes in market interest rates. Certain assets, such as adjustable rate mortgages, generally have features which restrict changes in interest rates on a short term basis and over the life of the asset. In the event of a change in interest rates, prepayments and early withdrawal levels could deviate significantly from those assumed in making the calculations set forth above.
Additionally, an increased credit risk may result as the ability of many borrowers to service their debt may decrease in the event of an interest rate increase. At March 31, 2004, with a post-shock NPV ratio of 10.73% and a sensitivity measure of 131 basis points, we would be classified as Minimum Risk by the Office of Thrift Supervision.

COMPARISON OF FINANCIAL CONDITION AT MARCH 31, 2004 AND SEPTEMBER 30, 2003

         ASSETS. Assets totaled $87.5 million at March 31, 2004 as compared to $87.7 million at September

30, 2003. While total assets decreased slightly, loans receivable, net increased by $3.4 million or 6.2% and investment securities decreased by $3.7 million or 14.2% reflecting our strategy of increasing the percentage of assets represented by loans. Investment securities decreased to $22.0 million at March 31, 2004 from $25.7 million at September 30, 2003. Proceeds received from the calls of investment securities were reinvested in the loans receivable portfolio, which increased by $3.4 million, or 6.2%, to $58.8 million at March 31, 2004 from $55.4 million at September 30, 2003. As a result, the ratio of loans to assets increased to 67.2% at March 31, 2004 from 63.1% at September 30, 2003. We intend to continue to work with the goal of increasing the loan to asset ratio, as loans generally generate higher yields than investment securities, thereby contributing to more interest income. The increase in loans receivable, net was primarily attributable to an increase of $3.8 million in the commercial real estate, multi-family and construction and land loan portfolios reflecting market factors and our emphasis on building that portion of the portfolio. The one-to-four family mortgage portfolio decreased by $655,000, to $31.8 million at March 31, 2004 from $32.5 million at September 30, 2003, a reflection of an industry-wide slowdown in mortgage refinance activity. The home equity loan portfolio increased by $441,000 to $15.0 million from $14.5 million during the same period. Non-real estate commercial loans decreased by $137,000 to $1.6 million at March 31, 2004 from $1.7 million at September 30, 2003. Loans secured by one-to-four family residences, including home equity loans, have historically comprised the majority of the loan portfolio. While we expect this trend to continue, we intend to increase commercial lending, primarily mortgage- secured, in the future and, as a result, anticipate a modest shift in the ratio of one-to-four family mortgages and commercial related loans, including multi-family, commercial real estate and construction and land loans. The one-to-four family and home equity loan portfolios represented 79.6% of total loans at March 31, 2004 and 84.9% at September 30, 2003.

         LIABILITIES. Total liabilities decreased $592,000 to $80.0 million at March 31, 2004 from $80.6 million at September 30, 2003. While deposits increased by $568,000 to $79.0 million at March 31, 2004 from $78.4 million at September 30, 2003, borrowed funds decreased by $1.2 million during the same period as short-term borrowings were repaid. We have continued to focus on increasing our core deposit accounts. Core deposits, which include lower-costing checking and savings accounts, increased by $829,000 to 65.6% of total deposits at March 31, 2004 from 65.0% of deposits at September 30, 2003. Certificates of deposits decreased by $261,000 during the same period. While total deposits continued to grow, the rate of growth for the six months ended March 31, 2004 was considerably slower than past periods. We attribute this to some movement of funds back into the equity market as that market has recovered, as well as an increase in competition. Two new financial institutions have entered the Roebling marketplace and, while we have enjoyed a large and increasing percentage of the market share of deposits in this market (as of June 30, 2003, the latest date that such information is available), total deposits in this market have increased at a slow pace and we recognize that it will be difficult to continue to realize the same success that we have experienced in recent years. The New Egypt marketplace continues to hold potential for increased deposits. Our plans to utilize the capital raised in this offering include locating additional branch sites in new markets so that we can continue to grow our franchise.

         STOCKHOLDERS' EQUITY. Stockholders' equity increased $332,000 to $7.5 million at March 31, 2004 from $7.2 million at September 30, 2003. The increase in stockholders' equity reflects $239,000 in net income, an increase of $75,000 in accumulated other comprehensive income and an increase of $19,000 related to the allocation of employee stock ownership plan shares.

COMPARISON OF FINANCIAL CONDITION AT SEPTEMBER 30, 2003 AND 2002

     ASSETS. Total assets increased $5.5 million, or 6.7%, to $87.7 million at September 30, 2003, from $82.2 million at September 30, 2002. This increase is largely attributable to a $9.7 million increase in net loans receivable, offset by a $5.2 million decrease in cash and cash equivalents reflecting our strategy of raising the ratio of loans to assets. The loans receivable, net, portfolio increased by 21.1% to $55.4 million at September 30, 2003 from $45.7 million at September 30, 2002, while the loan to asset ratio increased to 63.1% from 55.6% during the same period. Within the loan portfolio, the increase came primarily from an $8.7 million increase in the one-to-four family residential loan portfolio, to $32.5 million at September 30, 2003 from $23.8 million at September 30, 2002 as the result of a strong refinance market in a low interest rate environment. The commercial real estate, multi-family and construction and land loan portfolios increased by $2.2 million, to $6.7 million from $4.5 million in the same time period reflecting our efforts to grow the higher yielding portion of the loan portfolio while the home equity loan balances decreased by $1.0 million, to $14.5 million from $15.5 million reflecting borrower preference for refinances . Cash and cash equivalents decreased by $5.2 million, to $2.0 million from $7.2 million during the same time period as cash funds were reinvested in loans receivable. Premises and equipment increased by $615,000, to $1.7 million at September 30, 2003 from $1.1 million at September 30, 2002. This increase is attributable to the purchase of a piece of property adjacent to the main office on Route 130, the expansion of our main office facility in the fall of 2002 and the conversion of our computer system and equipment in 2003, along with the installation of a wide area network. These capital expenditures have enhanced the Bank's ability to service its customers now and in the future and to operate more efficiently.

     LIABILITIES. Total liabilities increased $5.1 million, to $80.6 million at September 30, 2003 from $75.5 million at September 30, 2002. Such increase in liabilities reflected deposit growth of $4.0 million, or 5.4%, over the prior year. Core deposits, which include lower-costing checking and savings accounts, increased by $4.7 million to 65.0% of total deposits at September 30, 2003 from 62.2% of deposits at September 30, 2002. Certificates of deposits decreased by $674,000 during the same period. Total deposits increased in both the Roebling and New Egypt markets. Some of the increase in deposits is a result of the Bank's success in gaining market share. In addition, a portion of the deposit growth was likely a reflection of the general trend nationwide of dollars that moved out of the equity markets and into financial institutions. At September 30, 2003, $1.2 million was outstanding on an overnight line of credit with the Federal Home Loan Bank compared to no outstanding borrowings at September 30, 2002.

     STOCKHOLDERS' EQUITY. Stockholders' equity increased $448,000 to $7.2 million at September 30, 2003 from $6.7 million at September 30, 2002. The increase in stockholders' equity reflects $559,000 in net income, a decrease of $143,000 in accumulated other comprehensive income and an increase of $32,000 related to the allocation of employee stock ownership plan shares.

         AVERAGE BALANCE SHEET. The following tables set forth certain information at March 31, 2004 and for the six months ended March 31, 2004 and 2003 and for the years ended September 30, 2003 and 2002. The average yields and costs are derived by dividing income or expense by the average balance of assets or liabilities, respectively, for the periods presented. Average balances are derived primarily from month-end balances. Management does not believe that the use of month-end balances instead of daily average balances has caused any material differences in the information presented. The tables do not include the allowance for loan losses in the average balances of loans receivable. Management does not believe that this causes any material differences in the information presented.

                                                                                       For the Six Months Ended March 31,
                                                  At March 31,          ------------------------------------------------------------
                                                     2004                          2004                            2003
                                               --------------------     -----------------------------    ---------------------------
                                                                        Average              Average     Average           Average
                                               Balance   Yield/Cost     Balance  Interest  Yield/Cost    Balance Interest Yield/Cost
                                               -------   ----------     -------  --------  ----------    ------- -------- ----------
                                                                            (Dollars in thousands)
Interest-earning assets:
 Loans receivable(1)......................     $58,772        5.93%     $57,479   $1,712       5.96%     $48,868  $1,605     6.62%
 Investment securities(2).................      22,038        3.36       23,490      378       3.22       26,216     526     4.01
 Other interest-earning assets............       2,646        2.37        2,654       33       2.47        4,498      64     2.87
                                               -------                  -------   ------                 -------  ------
     Total interest-earning assets........      83,456        5.14       83,623    2,123       5.08       79,582   2,195     5.55
                                                                                  ------                          ------
Non-interest-earning assets...............       4,029                    4,724                            4,309
                                               -------                  -------                          -------
     Total assets.........................     $87,485                  $88,347                          $83,891
                                               =======                  =======                          =======
Interest-bearing liabilities:
 Interest-bearing checking................     $11,276        0.11      $11,681       15       0.26      $10,572      29     0.55
 Savings accounts.........................      22,877        0.54       22,535       75       0.67       19,416     120     1.24
 Money market accounts....................       5,346        0.68        6,785       26       0.77        6,350      48     1.50
 Certificates of deposit..................      27,188        2.48       27,416      342       2.49       28,639     435     3.05
 Borrowings...............................          --        0.00          195        1       1.03           11      --     0.00
                                               -------                  -------   ------                 -------  ------
     Total interest-bearing liabilities..       66,687        1.27       68,612      459       1.34       64,988     632     1.95
                                                                                  ------                          ------
Non-interest-bearing liabilities (3)......      13,285                   12,390                           11,919
                                               -------                  -------                          -------
     Total liabilities....................      79,972                   81,002                           76,907
Stockholders' equity......................       7,513                    7,345                            6,984
                                               -------                  -------                          -------
     Total liabilities and stockholders'
         equity...........................     $87,485                  $88,347                          $83,891
                                               =======                  =======                          =======
Net interest income.......................                                        $1,664                          $1,563
                                                                                  ======                          ======
Interest rate spread(3)...................                    3.87%                            3.74%                         3.60%
Net interest margin (4)...................                                                     3.98%                         3.96%
Ratio of average interest-earning assets to
   average interest-bearing liabilities...                  125.15%                          121.86%                       122.46%

--------------------
(1) Average balance includes non-accrual loans. Interest income includes amortization of net deferred loan fees and costs of $(868) and $(10,572) for the six months ended June 30, 2004 and 2003, respectively.
(2) Includes interest-bearing deposits in other financial institutions, and FHLB stock. Tax-exempt securities are not presented on a taxable equivalent basis.
(3) Includes non-interest bearing deposits of $12,288,000 at March 31, 2004 and $11,680,000 and $11,156,000 for the six months ended March 31, 2004 and 2003, respectively.
(4) Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(5) Net interest margin represents net interest income as a percentage of average interest-earning assets.

                                                                   For the Year Ended September 30,
                                               -------------------------------------------------------------------------
                                                            2003                                      2002
                                               -------------------------------          --------------------------------
                                               Average               Average            Average                Average
                                               Balance    Interest  Yield/Cost          Balance     Interest  Yield/Cost
                                               -------    --------  ----------          -------     --------  ----------
                                                          (Actual)                                  (Actual)
                                                                       (Dollars in thousands)
Interest-earning assets:
 Loans receivable (1)                          $51,466      $3,306      6.42%           $45,579      $3,235      7.10%
 Investment securities                          25,560         956      3.74             23,888       1,160      4.86
 Other interest-earning assets (2)               4,176         118      2.83              3,283          99      3.02
                                               -------      ------                      -------      ------
  Total interest-earning assets                 81,202       4,380      5.39             72,750       4,494      6.18
                                                            ------                                   ------
Non-interest-earning assets                      4,540                                    4,083
                                               -------                                  -------
  Total assets                                 $85,742                                  $76,833
                                               =======                                  =======

Interest-bearing liabilities:
 Interest-bearing checking                    $ 10,800          52      0.48           $ 10,032          93      0.93
 Savings accounts                               20,470         224      1.09             17,846         259      1.45
 Money market accounts                           6,425          77      1.20              5,904         110      1.86
 Certificates of deposit                        28,509         822      2.88             25,887         952      3.68
 Borrowings                                          9           0      1.58                271           5      1.85
                                               -------      ------                      -------      ------
  Total interest-bearing liabilities            66,213       1,175      1.77             59,940       1,419      2.37
                                                            ------                                   ------
Non-interest-bearing liabilities (3)            12,408                                   10,543
  Total liabilities                             78,621                                   70,483
Stockholders' equity                             7,121                                    6,350
                                               -------                                  -------
 Total liabilities and stockholders' equity    $85,742                                  $76,833
                                               =======                                  =======
Net interest income                                         $3,205                                   $3,075
                                                            ======                                   ======
Interest rate spread (4)                                                3.62%                                    3.81%
Net yield on interest-earning assets (5)                                3.95%                                    4.23%
Ratio of average interest-earning assets
  to average interest-bearing liabilities                             122.64%                                  121.37%

---------------
(1) Average balances include non-accrual loans. Interest income includes amortization of net deferred loan fees and costs of $(37,677) and $(44,540) for the fiscal years 2003 and 2002, respectively.
(2) Includes interest-bearing deposits in other financial institutions and FHLB stock. Tax-exempt interest is not presented on a taxable equivalent basis.
(3) Includes non-interest-bearing deposits of $11,578,000 an $9,783,000 for the years ended September 30, 2003 and 2002, respectively.
(4) Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(5) Net yield on interest-earning assets represents net interest income as a percentage of average interest-earning assets.

RATE/VOLUME ANALYSIS

         The table below sets forth certain information regarding changes in our interest income and interest expense for the periods indicated. For each category of interest-earning assets and interest-bearing liabilities, the table distinguishes between (i) changes attributable to volume (changes in average volume multiplied by the prior period's rate); and (ii) changes attributable to rates (changes in rate multiplied by old average volume). For purposes of this table, the net change attributable to the combined impact of rate and volume has been allocated proportionately to the absolute dollar amounts of change in each.

                                Six Months Ended March 31,   Year Ended September 30,
                                        2004  vs. 2003            2003 vs. 2002
                                --------------------------  --------------------------
                                Increase (Decrease)         Increase (Decrease)
                                       Due to                     Due to
                                -------------------         -------------------
                                  Volume    Rate      Net      Volume     Rate     Net
                                  ------    ----      ---      ------     ----     ---
                                                    (In thousands)
Interest-earning assets:
 Loans receivable                 $ 275    $(168)   $ 107       $ 395    $(324)   $  71
 Investment securities              (51)     (97)    (148)         77     (281)    (204)
 Other interest-earning assets      (23)      (8)     (31)         25       (6)      19
                                  -----    -----    -----       -----    -----    -----
  Total interest-earning assets     201     (273)     (72)        497     (611)    (114)
                                  -----    -----    -----       -----    -----    -----

Interest-bearing liabilities:
 Interest-bearing checking            3      (17)     (14)          7      (48)     (41)
 Savings accounts                    17      (62)     (45)         35      (70)     (35)
 Money market accounts                3      (25)     (22)          9      (42)     (33)
 Certificates of deposit            (17)     (76)     (93)         89     (219)    (130)
 Borrowings                           1       --        1          (3)      (2)      (5)
                                  -----    -----    -----       -----    -----    -----
   Total interest-bearing
    liabilities                       7     (180)    (173)        137     (381)    (244)
                                  -----    -----    -----       -----    -----    -----

Net interest income               $ 194    $ (93)   $ 101       $ 360    $(230)   $ 130
                                  =====    =====    =====       =====    =====    =====

COMPARISON OF RESULTS OF OPERATIONS FOR THE SIX MONTHS ENDED MARCH 31, 2004 AND 2003

     NET INCOME. For the six months ended March 31, 2004, the Company reported net income of $239,000, or $0.56 per diluted share, compared to $261,000, or $0.62 per diluted share, for the same period in 2003. The decrease of $22,000 in net income was primarily due to a $143,000 increase in non- interest expense which more than offset an increase in net interest income after provision for loan losses of $121,000.

     INTEREST INCOME. Interest income decreased $72,000 to $2.1 million for the six months ended March 31, 2004 from $2.2 million for the same 2003 period. The decrease in total interest income is comprised of an increase in interest income of $107,000 on loans receivable, which was more than offset by a decrease in interest income of $148,000 on investment securities and $31,000 on other interest-earning assets. While the average balance of total interest-earning assets for the six months ended March 31, 2004 increased by $4.0 million compared to the six months ended March 31, 2003, the average yield decreased to 5.08% from 5.55%. Average loan receivable balances increased by $8.6 million for the six months ended March 31, 2004 compared to the same 2003 period, while the average yield declined to 5.96% from

6.62%. For the six months ended March 31, 2004, the average balance of investment securities decreased by $2.7 million compared to the same 2003 period, while the average yield fell to 3.22% from 4.01%. The average balance of other interest-earning assets decreased by $1.8 million for the six months ended March 31, 2004 compared to the six months ended March 31, 2003, while the yield fell to 2.47% from 2.87%. The changes in average balances and reductions in yields reflect the reinvestment of investment security balances into loans receivable and the continued low level of market interest rates.

     INTEREST EXPENSE. Interest expense decreased $173,000 to $459,000 for the six months ended March 31, 2004 from $632,000 for the same 2003 period. The decrease in interest expense was primarily due to a decrease in the average cost of interest-bearing liabilities to 1.34% from 1.95%, reflecting the continued low level of market interest rates. Average interest-bearing liability balances increased by $3.6 million for the six months ended March 31, 2004 compared to the same 2003 period. Average deposit balances increased by $3.4 million, while average borrowings increased by $184,000.

     NET INTEREST INCOME. Net interest income increased $101,000 to $1.7 million for the six-month period ended March 31, 2004, compared to $1.6 million for the six months ended March 31, 2003. The interest rate spread was 3.74% for the six months ended March 31, 2004 compared to 3.60% for the six months ended March 31, 2003, while the net interest margin was 3.98% and 3.96%, respectively, for the same periods.

     PROVISION FOR LOAN LOSSES. The provision for loan losses is charged to operations to bring the total allowance for loan losses to a level that represents management's best estimate of the losses inherent in the portfolio, based on a review by management of the following factors:

     o    historical experience;
     o    volume;
     o    type of lending conducted by the Bank;
     o    industry standards;
     o    the level and status of past due and non-performing loans;
     o    the general economic conditions in the Bank's lending area; and
     o other factors affecting the collectibility of the loans in its portfolio.


     Our methodology for analyzing the allowance for loan losses consists of two components: general and specific allowances. A general valuation allowance is determined by applying estimated loss factors to various aggregate loan categories. Specific valuation allowances are created when management believes that the collectibility of a specific loan has been impaired and a loss is probable. The allowance level is reviewed on a quarterly basis, at a minimum.


     Determining the amount of the allowance for loan losses necessarily involves a high degree of judgment. The allowance for loan losses is maintained at a level that represents management's best estimate of losses in the loan portfolio at the balance sheet date. However, there can be no assurance that the allowance for losses will be adequate to cover losses which may be realized in the future, and that additional provisions for losses will not be required. In addition, regulatory agencies, as part of their examination process, periodically review the allowance for loan losses and may require us to recognize adjustments to the allowance based on their judgment regarding the adequacy of the allowance for loan losses at the time of their examination.

         The provision for loan losses was $16,000 for the six-month period ended March 31, 2004, compared to $36,000 for the same period in 2003. The lower provision for the 2004 period is primarily attributable to slower loan growth and lower charge-off activity. While loans receivable continued to increase during 2004, total balances increased by only $3.9 million for the six months ended March 31, 2004, compared to $5.9 million for the six month period ended
March 31, 2003. Total charge-offs were $1,000 for the six-month period ended March 31, 2004, compared to $6,000 for the same 2003 period. The allowance for loan losses was $489,000, or 0.83% of total loans outstanding at March 31, 2004, compared to $447,000, or 0.86% of total loans outstanding at March 31, 2003.

         NON-INTEREST INCOME. Non-interest income decreased $11,000, or 5%, to $227,000 for the six months ended March 31, 2004, compared to $238,000 for same period in 2003. Decreases in non-interest income were primarily due to a decrease in late charges collected on loans and a decrease in gain on sale of loans. The decrease in late charges is due to the collection in 2003 of a significant late charge balance on the payoff of one mortgage loan. The decrease in gain on sale of loans is due to the sale of fewer loans in the 2004 period, related to a reduction in loan volumes in the one-to-four family residential mortgage category as the refinance market slowed dramatically.

         NON-INTEREST EXPENSE. Non-interest expense increased $143,000, or 10.9%, to $1.5 million for the six-month period ended March 31, 2004, from $1.3 million for the same period in 2003. The most significant increases were in compensation and benefits and occupancy and equipment expense. Compensation and benefits increased by $109,000, primarily the result of merit raises to our employees, staff additions and increased benefit costs. Occupancy and equipment expenses increased by $27,000. The increase in occupancy and equipment expense was attributable to an increase in depreciation expense related to the conversion of our computer system. The Bank converted from its primary third-party core data processing service provider to a new provider in fiscal 2003. In conjunction with the conversion, the Bank also installed a wide area network and replaced much of its data processing equipment.

         Management expects increased expenses in the future as a result of the establishment of additional stock benefit plans, as well as increased costs associated with being a fully public company. In addition, we intend to expand our branch office network over the next few years, and expenses related to such expansion would impact earnings in future periods.

         PROVISION FOR INCOME TAXES. The provision for income taxes decreased $11,000 to $179,000 for the six months ended March 31, 2004, from $190,000 for the same 2003 period as a result of a decrease in net income before tax to $418,000 for the six months ended March 31, 2004 from $452,000 for the six months ended March 31, 2003.

COMPARISON OF RESULTS OF OPERATIONS FOR THE YEARS ENDED SEPTEMBER 30, 2003 AND 2002

         NET INCOME. Net income before tax increased $22,000 to $960,000 for the year ended September 30, 2003, as compared to $938,000 for the year ended
September 30, 2002. The increase in net income before tax in fiscal 2003 resulted from a $166,000 increase in net interest income after provision for loan losses and a $61,000 increase in non-interest income, partially offset by a $205,000 increase in non-interest expense. As a result of a change in New Jersey tax rates, income tax expense increased by $45,000 for the fiscal year. Accordingly, although net income before tax increased, net income decreased by $23,000 to $559,000 ($1.33 per diluted share) for the year ended September 30, 2003 compared to $582,000 ($1.39 per diluted share) for the year ended September 30, 2002.
                                       44

         INTEREST INCOME. Interest income decreased $114,000 to $4.4 million for the year ended September 30, 2003 from $4.5 million for the comparable 2002 year. While the average balance of total interest- earning assets for the year ended September 30, 2003 increased by $8.5 million compared to the year ended September 30, 2003, the average yield decreased to 5.39% from 6.18%. Interest on loans receivable increased $71,000 as a result of an increase in the average balance of $5.9 million to $51.5 million for fiscal 2003 from $45.6 million for fiscal 2002, offset largely by a decrease in the average yield to 6.42% for fiscal 2003 from 7.10% for fiscal 2002. Additionally, for the year ended September 30, 2003, interest income on investment securities decreased by $204,000 to $956,000, from $1,160,000 for the comparable 2002 fiscal year. The decrease in interest income on investment securities was the result of a decrease in the yield to 3.74% from 4.86%, partially offset by a $1.7 million increase in the average balance. Interest income on other interest-earning assets increased $19,000 to $118,000 for the year ended September 30, 2003 from $99,000 for the comparable 2002 fiscal year. The increase was due to an increase in the average balances to $4.2 million for the year ended September 30, 2003 from $3.3 million for the comparable 2002 fiscal year, partially offset by a decrease in the average yield, to 2.83% for fiscal 2003 from 3.02% for fiscal 2002.

         INTEREST EXPENSE. Interest expense decreased by $244,000, or 17%, to $1.2 million for the year ended September 30, 2003, from $1.4 million for the year ended September 30, 2002, primarily due to a decrease in the average cost of deposit accounts, offset by an increase in the average balance of deposit accounts. The decrease in the average cost of funds in fiscal 2003 was a result of the general decline in interest rate levels as the Federal Reserve was reducing interest rates in order to stimulate the economy. Accordingly, the total average cost of interest-bearing liabilities decreased 60 basis points to 1.77% for the year ended September 30, 2003 from 2.37% for the year ended September 30, 2002.

         NET INTEREST INCOME. Net interest income increased $131,000, or 4%, to $3.2 million for the year ended September 30, 2003 from $3.1 million for the year ended September 30, 2002. Our interest rate spread, which is the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities, decreased 19 basis points to 3.62% for the year ended September 30, 2003 from 3.81% for the comparable 2002 year.

         PROVISION FOR LOSSES ON LOANS. The provision for loan losses was $60,000 for the year ended September 30, 2003, compared to $96,000 for the same period in 2002. The allowance for loan losses was $473,000, or 0.85% of total loans outstanding at September 30, 2003, compared to $409,000, or 0.89% of total loans outstanding at September 30, 2002. In analyzing the allowance for loan losses in 2003, although loans receivable balances increased significantly during the year ended September 30, 2003, the continued low level of nonperforming assets and net charge-offs, the level of the ratio of the allowance to total loans and the level of unallocated reserves caused us to decrease the provision.

         NON-INTEREST INCOME. Non-interest income increased $61,000, or 14%, to $501,000 for the year ended September 30, 2003, as compared to $440,000 for the year ended September 30, 2002. Such increase was due to increases in loan fees from payoffs, late charges and sales, and fees received for deposit account servicing and ATM and debit card transactions, which were a result of increased activity.

          NON-INTEREST EXPENSE. Non-interest expense increased by $205,000, or 8%, to $2.7 million for the year ended September 30, 2003 from $2.5 million for the year ended September 30, 2002. Of such increase, compensation and employee benefits expense increased by $79,000 or 6% to $1.4 million for fiscal 2003. The increase in compensation and benefits expense during fiscal 2003 was primarily the result of merit raises to our employees, staff additions to accommodate the continued growth of the Bank and increased benefit costs. Occupancy and equipment expense increased by $46,000, or 20%, to $276,000 for fiscal 2003, primarily related to an expansion of the main office and the conversion of our computer system. The Bank completed an expansion to the main office in the fall of 2002, which included the installation of a new ATM and night depository, increased retail banking floor space, and an additional drive-up lane and parking spaces. The expansion activities increased the Bank's capacity to open and service accounts for the benefit of its customers. The Bank also converted from its primary third-party core data processing service provider to a new provider during fiscal 2003. In conjunction with the conversion, we also installed a wide area network and replaced much of our data processing equipment. Service bureau and data processing expenses increased $41,000, or 12%, to $398,000 for fiscal 2003 as a result of an increase in overall data processing to service the growth in deposit accounts, as well as expenses in connection with the computer systems conversion project. Other expenses increased $38,000, or 7%, to $578,000 for fiscal 2003. Such increase was primarily related to increased expenses associated with ATM and debit card transactions.

     PROVISION FOR INCOME TAXES. The provision for income taxes increased $45,000 to $401,000 for the year ended September 30, 2003, from $356,000 for the year ended September 30, 2002. The increase was the result of the increase in income before taxes as well as an increase in tax rates. In July, 2002, the New Jersey legislature passed changes to the Corporation Business Tax ("CBT"). One of these changes repealed the 3% Savings Institution Tax, thus subjecting all savings institutions to the 9% CBT. This is applicable to the state taxes calculated for the Bank, as the state tax return is filed on an unconsolidated basis. As state taxes are deductible in the calculation of federal income taxes, the net effect of this tax change is an increase in tax expense of approximately 4% of taxable income. This tax rate change was effective for the year beginning October 1, 2002. The effective tax rates for fiscal 2003 and 2002 were 42% and 38%, respectively.

LIQUIDITY AND CAPITAL RESOURCES

     Liquidity is the ability to fund assets and meet obligations as they come due. Liquidity risk is the risk of not being able to obtain funds at a reasonable price within a reasonable period of time to meet financial commitments when due. We are required under federal regulations to maintain a sufficient level of liquid assets (including specified short-term securities and certain other investments), as determined by management and reviewed for adequacy by regulators during examinations. Roebling Bank is also subject to federal regulations that impose certain minimum capital requirements. See Note 13 to our consolidated financial statements.


     Our liquidity, represented by cash and cash equivalents and investment securities, is a product of our operating, investing and financing activities. Our primary sources of liquidity are deposits, loan and investment security repayments and sales and borrowed funds. While scheduled payments from the amortization and maturity of loans, investment securities and short-term investments are relatively predictable sources of funds, deposit flows, loan and mortgage-backed security prepayments and investment security calls are greatly influenced by general interest rates, economic conditions and competition. We monitor projected liquidity needs to ensure that adequate liquidity is maintained on a daily and long-term basis. We have the ability to borrow up to $21.9 million from the Federal Home Loan Bank of New York. As of March 31, 2004, we had no outstanding borrowings.


OFF-BALANCE SHEET ARRANGEMENTS


     The Company is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers and to reduce its own exposure to fluctuations in interest rates. These financial instruments include commitments to extend credit.

Those instruments involve, to varying degrees, elements of credit and interest-rate risk in excess of the amount recognized in the statements of financial condition. The contract or notional amounts of those instruments reflect the extent of the Company's involvement in particular classes of financial instruments.

     The Company's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit is represented by the contractual notional amount of those instruments. The Company uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments. The Company generally does not require collateral or other security to support financial instruments with credit risk.

     Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Company has approved equity lines of credit unused but accessible to borrowers totaling $7.9 million, $7.2 million and $5.3 million, at March 31, 2004 and September 30, 2003 and 2002, respectively. The Company's experience has been that approximately 60% of loan commitments are drawn upon by customers.

     At March 31, 2004 and September 30, 2003 and 2002, the Company had $3.1 million, $6.1 million, and $3.4 million in outstanding commitments to originate loans and $110,000, $110,000 and $110,000 in outstanding commercial letters of credit, respectively. At March 31, 2004, commitments to fund fixed-rate loans amounted to $1.1 million with interest rates between 4.45% and 5.875%. There are no commitments to sell any of the loans which have already been originated.


IMPACT OF INFLATION AND CHANGING PRICES

     The consolidated financial statements presented herein have been prepared in accordance with accounting principles generally accepted in the United States of America, which require the measurement of financial position and operating results without considering the change in the relative purchasing power of money over time due to inflation. The impact of inflation is reflected in the increased cost of our operations. Unlike industrial companies, nearly all of our assets and liabilities are financial in nature. As a result, our earnings are impacted by changes in interest rates, which are influenced by inflationary expectations. Our asset/liability management strategy seeks to minimize the effects of changes in interest rates on our net income.

RECENT ACCOUNTING PRONOUNCEMENTS

     Roebling Financial Corp, Inc. adopted Statement of Financial Accounting Standard ("SFAS") No. 149, Amendment of Statement 133 on Derivative Instruments and Hedging Activities, on July 1, 2003. SFAS No. 149 clarifies and amends SFAS No. 133 for implementation issues raised by constituents or includes the conclusions reached by the Financial Accounting Standards Board ("FASB") on certain FASB Staff Implementation Issues. SFAS No. 149 also amends SFAS No. 133 to require a lender to account for loan commitments related to mortgage loans that will be held for sale as derivatives. SFAS No. 149 is effective for contracts entered into or modified after June 30, 2003. Roebling Bank periodically enters into loan commitments with its customers, which it may intend to sell in the future. As a result, management does not anticipate the adoption of SFAS No. 149 to have a material impact on Roebling Financial Corp, Inc.'s financial position or results of operations.

     The FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity, on May 15, 2003. SFAS No. 150 changes the classification in the statement of financial position of certain common financial instruments from either equity or mezzanine presentation to liabilities and requires an issuer of those financial statements to recognize changes in fair value or redemption amount, as applicable, in earnings. SFAS No. 150 is effective for public companies for financial instruments entered into or modified after May 31, 2003 and is effective at the beginning of the first interim period beginning after June 15, 2003. Management has not entered into any financial instruments that would qualify under SFAS No. 150. As a result, management does not anticipate the adoption of SFAS No. 150 to have a material impact on Roebling Financial Corp, Inc.'s financial position or results of operations.

     Roebling Financial Corp, Inc. adopted FASB Interpretation No. 45 ("FIN 45"), Guarantor's Accounting and Disclosure Requirements for Guarantees, including Indirect Guarantees of Indebtedness of Others, on January 1, 2003. FIN 45 requires a guarantor entity, at the inception of a guarantee covered by the measurement provisions of the interpretation, to record a liability for the fair value of the obligation undertaken in issuing the guarantee. Financial letters of credit require Roebling Bank to make payment if the customer's financial condition deteriorates, as defined in the agreements. Performance letters of credit require Roebling Bank to make payments if the customer fails to perform certain non-financial contractual obligations. Roebling Bank previously did not record a liability when guaranteeing obligations unless it became probable that Roebling Bank would have to perform under the guarantee. FIN 45 applies prospectively to guarantees Roebling Bank issues or modifies subsequent to September 30, 2003. At March 31, 2004, Roebling Bank was not contingently liable for any financial and performance letters of credit. It is the Bank's practice to generally hold collateral and/or obtain personal guarantees supporting any outstanding letter of credit commitments. In the event that the Bank is required to fulfill its contingent liability under a standby letter of credit, it could liquidate the collateral held, if any, and enforce the personal guarantee(s) held, if any, to recover all or a portion of the amount paid under the letter of credit.

     In January 2003, the FASB issued FASB Interpretation No. 46 ("FIN 46"), Consolidation of Variable Interest Entities. In December 2003, the FASB issued a revised FIN 46 known as FIN 46R. FIN 46 and FIN 46R clarify the application of Accounting Research Bulletin 51, "Consolidated Financial Statements," for certain entities that do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties or in which equity investors do not have the characteristics of a controlling financial interest ("variable interest entities"). Variable interest entities within the scope of FIN 46 and FIN 46R will be required to be consolidated by their primary beneficiary. The primary beneficiary of a variable interest entity is determined to be the party that absorbs a majority of the entity's expected losses, receives a majority of its expected returns, or both. FIN 46 applied immediately to variable interest entities created after January 31, 2003, and to variable interest entities in which an enterprise obtains an interest after that date. It applies in the first fiscal year or interim period beginning after June 15, 2003 to variable interest entities in which an enterprise holds a variable interest that it acquired before February 1, 2003. FIN 46R must be applied by Roebling Bank on October 1, 2004. Roebling Financial Corp, Inc. does not anticipate FIN 46 and FIN 46R to have a material impact on its consolidated financial position and results of operations.

     The FASB issued SFAS No. 132 (revised 2003) "Employers' Disclosures about Pensions and Other Postretirement Benefits-an amendment of FASB Statements No. 87, 88 and 106" in December 2003. This Statement revises employers' disclosures about pension plans and other postretirement benefit plans. It does not change the measurement or recognition of those plans required by FASB Statements No.
87, "Employers' Accounting for Pensions," No. 88, "Employers' Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and for Termination Benefits," and No. 106, "Employers' Accounting
for Postretirement Benefits Other Than Pensions." This Statement retains the disclosure requirements contained in FASB Statement No. 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits," which it replaces. It requires additional disclosures to those in the original Statement 132 about the assets, obligations, cash flows, and net periodic benefit cost of defined benefit pension plans and other defined benefit postretirement plans. The required information should be provided separately for pension plans and for other postretirement benefit plans. As a result, management does not anticipate the adoption of SFAS No. 132 (revised 2003) to have a material impact on Roebling Financial Corp. Inc.'s financial position or results of operations.

                    BUSINESS OF ROEBLING FINANCIAL CORP, INC.

     Roebling Financial Corp, Inc (the "Company"). became the middle-tier federal stock holding company of Roebling Bank (the "Bank") in January 2000 as the result of a Mid-Tier Stock Holding Company Reorganization and owns all of the outstanding common stock of the Bank. The former holders of the common stock of the Bank became stockholders of the Company and each outstanding share of common stock of the Bank was converted into a share of common stock of the Company on a one-for-one basis. The Company has outstanding 425,500 shares of common stock, of which 195,960 are owned by public stockholders and the remainder of which are held by the mutual holding company. At the conclusion of this stock offering and the completion of the mutual-to-stock conversion of Roebling Financial Corp., MHC, Roebling Financial Corp, Inc. will cease to exist. As part of the reorganization, a newly formed New Jersey corporation, also called Roebling Financial Corp, Inc., will own all of outstanding common stock of Roebling Bank.

     Roebling Financial Corp, Inc. has not engaged in any significant business to date. Its primary activity will be to hold all of the stock of Roebling Bank. Roebling Financial Corp, Inc. will invest the proceeds of the offering as discussed under Use of Proceeds at page ___. In the future, it may pursue other business activities, including mergers and acquisitions, investment alternatives and diversification of operations. There are, however, no current understandings or agreements for these activities. Roebling Financial Corp, Inc. does not maintain offices separate from those of Roebling Bank or employ any persons other than certain of Roebling Bank's officers. Officers of Roebling Financial Corp, Inc. are not separately compensated for their service. Roebling Financial Corp, Inc. will enter into an expense-sharing agreement with Roebling Bank under which Roebling Financial Corp, Inc. and Roebling Bank will reimburse each other for expenses incurred on behalf of the other. In addition, Roebling Financial Corp, Inc. and Roebling Bank will enter into a tax-sharing agreement to apportion tax liabilities within the consolidated group.

                            BUSINESS OF ROEBLING BANK

GENERAL

     Roebling Bank was organized in 1922 as a New Jersey building and loan association. The Bank converted to a federal charter in 1997 and reorganized into the mutual holding company structure that same year. Roebling Bank conducts a traditional community bank operation, offering retail banking services, one-to-four family residential mortgages and home equity loans, commercial and multi-family mortgages, construction and land loans, commercial loans and consumer loans.

     Roebling Bank has three retail offices, two located in Roebling and one located in New Egypt, New Jersey. In addition, a loan center office is located in Roebling. From these locations, the Bank primarily serves the towns of Roebling, Florence Township and New Egypt. The Bank's secondary market includes Burlington City, Cream Ridge, Wrightstown, Bordentown City and Springfield, Mansfield, Bordentown, Plumsted, New Hanover and North Hanover Townships.

MARKET AREA AND COMPETITION

     Roebling is an established, densely populated blue-collar community characterized by a declining population and a higher proportion of retirees than the nation as a whole. The median age in Roebling is 36.46 years. The estimated median household income for 2002 was $54,949. New Egypt is a developing suburban market with a lower population density than Roebling but a higher household growth rate. The median age in New Egypt is 36.03 years and the median household income for 2002 was estimated to be $59,197.

     Roebling Bank has two of the three branches located in Roebling and had approximately 63% of the FDIC-insured deposits in Roebling at June 30, 2003 according to data complied by the FDIC. Two financial institutions, including a Trenton-based community bank, however, have recently opened branches just outside the town limits and Roebling Bank has experienced increased competition for deposits from these new entrants. Roebling Bank has one of the two branches in New Egypt and held approximately 32% of the FDIC-insured deposits in that market at June 30, 2003 according to data compiled by the FDIC.

     The competition for deposits comes from other insured financial institutions such as commercial banks, thrift institutions (including savings banks), credit unions and multi-state regional banks in the Bank's market areas. Competition for funds also includes a number of insurance products sold by local agents and investment products such as mutual funds and other securities sold by local and regional brokers. The Bank maintains and attracts customers by offering competitive interest rates and a high level of personal service.

LENDING ACTIVITIES

          The following table sets forth information concerning the composition of the Company's loan portfolio in dollar amounts and in percentages of the total loan portfolio as of the dates indicated.

                                                                                        At September 30,
                                              At March 31,      --------------------------------------------------------------------
                                                 2004                   2003                  2002                    2001
                                         -------------------    -------------------    -------------------    ----------------------
                                             $          %           $          %           $          %           $             %
                                                                    (Dollars in thousands)
Real estate loans:
  One-to-four family...................   $31,815     53.72%     $32,470     58.18%     $23,768     51.58%     $19,852        45.61%
  Multi-family.........................       708      1.19          190      0.34           92      0.20           --           --
  Construction and land................       741      1.25          497      0.89          698      1.51        1,948         4.47
  Commercial real estate ..............     9,013     15.22        5,970     10.70        3,665      7.95        3,470         7.97
                                          -------    ------      -------    ------      -------    ------      -------       ------
    Total real estate loans............    42,277     71.38       39,127     70.11       28,223     61.24       25,270        58.05
                                          -------    ------      -------    ------      -------    ------      -------       ------
Consumer and other loans:
  Home equity..........................    14,966     25.27       14,524     26.02       15,533     33.71       15,604        35.85
  Commercial...........................     1,574      2.66        1,711      3.07        1,731      3.76        1,879         4.32
  Other consumer.......................       411      0.69          449      0.80          595      1.29          775         1.78
                                          -------    ------      -------    ------      -------    ------      -------       ------
    Total consumer and other loans.....    16,951     28.62       16,684     29.89       17,859     38.76       18,258        41.95
                                          -------    ------      -------    ------      -------    ------      -------       ------
Total loans............................    59,228    100.00%      55,811    100.00%      46,082    100.00%      43,528       100.00%
                                          -------    ======      -------    ======      -------    ======      -------       ======
Less:
  Loans in process.....................        --                     --                     --                    172
  Net deferred loan origination costs..       (33)                   (24)                   (58)                   (55)
  Allowance for loan losses............       489                    473                    409                    315
                                          -------                -------                -------                -------
  Total loans, net.....................   $58,772                $55,362                $45,731                $43,096
                                          =======                =======                =======                =======

          LOAN MATURITY TABLE. The following table sets forth the maturity of the Company's loan portfolio at March 31, 2004. The table does not include prepayments or scheduled principal repayments. All mortgage loans are shown as maturing based on contractual maturities.

                                                               Due after 3   Due after 5   Due after 10
                                                                 through     through 10     through 15   Due over 15
                            Due during the year ending        5 years after  years after    years after  years after
                                 March 31,                      March 31,     March 31,      March 31,    March 31,
                            ---------------------------       ------------- -------------- ------------  ------------
                              2005      2006      2007           2004          2004           2004           2004           Total
                            -------   -------   -------        -------        -------        -------        -------        -------
                                                                   (In thousands)
Real estate loans:
  One-to-four family ....   $ 1,088   $    64   $    12        $   529        $ 4,763        $13,634        $11,725        $31,815
  Multi-family ..........       619        --        --             --             --             --             89            708
  Construction and land .       285       212        --             --            244             --             --            741
  Commercial real estate        258        25        12          1,695          1,305          1,976          3,742          9,013
Consumer and other loans:
  Home equity ...........       308       470       513          2,351          2,734          8,269            321         14,966
  Commercial ............        42       386        26            348            724           --               48          1,574
  Other consumer ........        21        35        94             71            113             70              7            411
                            -------   -------   -------        -------        -------        -------        -------        -------
    Total ...............   $ 2,621   $ 1,192   $   657        $ 4,994        $ 9,883        $23,949        $15,932        $59,228
                            =======   =======   =======        =======        =======        =======        =======        =======

         The following table sets forth as of March 31, 2004 the dollar amount of all loans due after March 31, 2005, which have fixed interest rates and floating or adjustable interest rates.

                                                            Floating or
                                            Fixed Rates   Adjustable Rates        Total
                                            -----------   ----------------        -----
                                                           (In thousands)
Real estate loans:
  One-to-four family real estate........      $22,162         $ 8,565            $30,727
  Multi-family..........................           --              89                 89
  Construction and land.................          456              --                456
  Commercial real estate................        1,322           7,433              8,755
Consumer and other loans:
  Home equity ..........................        7,226           7,432             14,658
  Commercial ...........................          959             573              1,532
  Other consumer........................          332              58                390
                                              -------         -------            -------
    Total...............................      $32,457         $24,150            $56,607
                                              =======         =======            =======

          ONE-TO-FOUR FAMILY MORTGAGE LOANS. The Company offers first mortgage loans secured by one-to-four family residences in its primary lending area. Typically, such residences are single family homes that serve as the primary residence of the owner. The Company requires private mortgage insurance on one-to-four, owner-occupied loans with a loan-to-value ratio in excess of 80%. The Company currently offers fixed-rate and adjustable-rate mortgage loans with terms up to 30 years. The adjustable- rate mortgage loans generally have terms of one year or terms in which interest rates are fixed for the first three to ten years and adjust annually thereafter (e.g. "3/1 ARM"). ARM loans are qualified at the fully indexed mortgage rate as of the date of the commitment. The Company offers such loans in an effort to make its assets more interest rate sensitive. Interest rates charged on fixed-rate loans are competitively priced based on the local market. The Company also offers mortgage loans on non-owner occupied one-to- four family residences. Such loans are generally offered with variable rates or balloons which typically adjust or mature, respectively, within 5 years. Renewal of balloon mortgage loans is based on the credit history as well as the current qualification of the borrower at the time of renewal. Loan origination fees on loans are generally 0% to 3% of the loan amount depending on the market rate and customer demand.

          The Company generally retains adjustable and shorter-term, fixed-rate loans in its portfolio and sells qualifying longer-term fixed-rate loans to Fannie Mae and retains the servicing rights. Generally, fixed-rate loans have a 10 to 30 year term. Non-conforming, fixed-rate loans are both retained in the Company's portfolio and sold in the secondary market to private entities, servicing released. At March 31, 2004 there were no loans classified as held for sale. See "-- Loan Servicing, Purchases and Sales."

          CONSTRUCTION AND LAND LENDING. The Company originates residential and commercial construction loans and loans secured by undeveloped land. Residential construction loans are classified as either pre-sold or speculative real estate loans at the time of origination, depending on whether a buyer is under contract of sale. The Company's construction lending activities generally are limited to its primary market area and are primarily made to local individuals for the purpose of constructing their primarily single-family residence, to real estate builders or developers for the purpose of constructing primarily single-family residential developments or to business customers for owner-occupied use. The Company's commercial construction lending generally involves multi-family investment properties of six units or less or retail buildings. Land loans are generally made to builders and developers for the purpose of constructing improvements thereon.

          The Company's construction loans generally have maturities of 6 to 18 months, with payments being made monthly on an interest-only basis. Construction loan rates generally adjust monthly based on the prime rate plus a margin of 1.0% to 3.0% and are generally made with maximum loan-to-value ratios of 80%. Land loans have terms of less than 18 months and loan-to-value ratios of 50% or less. Interest rates are 3.0% over prime. It is the Company's policy to limit land loans to amounts not in excess of what the developer can absorb in one year.

          Construction lending is generally considered to involve a higher level of risk as compared to single-family residential lending, due to the concentration of principal in a limited number of loans and borrowers and the effects of general economic conditions on developers and builders. Moreover, a construction loan can involve additional risks because of the inherent difficulty in estimating both a property's value at completion of the project and the estimated cost (including interest) of the project. The nature of these loans is such that they are generally more difficult to evaluate and monitor. In addition, speculative construction loans to a builder are not necessarily pre-sold and thus pose a greater potential risk to the Company than construction loans to individuals on their personal residences. Land loans impose additional risk because of the illiquidity of the security.

          To limit its risk on construction and land loans, the Company requires the involvement of an experienced builder and requires personal guarantees from the principals of the borrower. The Company seeks to further mitigate the risk of construction lending by only disbursing funds on a pre-approved draw schedule. Advances are only made after scheduled work has been completed as confirmed by an independent inspection. In addition, all construction properties are appraised on both an "as is" and an "as completed" basis to ensure that unadvanced funds will be sufficient to complete the project. The Company attempts to address the risks of land lending by requiring a loan-to-value ratio no greater than 50%. In addition, the Company does not make land loans on a speculative basis. All of the Company's land lending involves construction projects with pre-approved draw schedules and appraisals on both an "as is" and "as completed" basis.

          COMMERCIAL AND MULTI-FAMILY REAL ESTATE LOANS AND COMMERCIAL BUSINESS LOANS. Commercial real estate loans are permanent loans secured by improved property such as office buildings, churches, small business facilities and other non-residential buildings in the primary market area. Multi- family residential loans are permanent loans served by residential buildings containing five or more units. Interest rates on commercial and multi-family loans are generally slightly higher than those offered on residential loans. Commercial and multi-family real estate loans are generally originated in amounts of up to 80% of the appraised value or purchase price of the mortgaged property (whichever is lower). The commercial and multi-family real estate loans in the Company's portfolio generally consist of balloon or adjustable rate loans which were originated at prevailing market rates.

          The Company's commercial business loans are generally secured by business assets, such as accounts receivable, equipment and inventory, as well as real estate. However, the collateral securing the loans may depreciate over time, may be difficult to appraise, and may fluctuate in value based on the success of the business.

          The Company's commercial business lending policy emphasizes (1) credit file documentation, (2) analysis of the borrower's character, (3) analysis of the borrower's capacity to repay the loan (including review of annual financial statements), (4) adequacy of the borrower's capital and collateral, and (5) evaluation of the industry conditions affecting the borrower. Analysis of the borrower's past, present and future cash flows is also an important aspect of the Company's credit analysis. The Company requests annual financial statements on all commercial loans.

          Unlike residential mortgage loans, which generally are made on the basis of the borrower's ability to make repayment from his or her employment and other income and which are secured by real property with a value that tends to be more easily ascertainable, commercial business loans typically are made on the basis of the borrower's ability to make repayment from the cash flow of the borrower's business. As a result, the availability of funds for the repayment of commercial business loans may be substantially dependent on the success of the business itself (which is likely to be dependent upon the general economic environment).

          CONSUMER LOANS. The Company originates home equity loans secured by single-family residences. These loans are made only on owner-occupied, single-family residences and generally are originated as fixed-rate loans with terms of one to fifteen years or variable- rate lines of credit tied to the prime rate. The loans are generally subject to an 80% combined loan-to-value limitation including any other outstanding mortgages or liens. The Company's remaining consumer loans consist primarily of new and used mobile home loans, new and used automobile loans, account loans and unsecured personal loans.

          The Company also offers high loan-to-value fixed-rate and non-owner occupied fixed-rate equity loans. Such loans are generally subject to loan to value limitations of 90% and 70%, respectively, including any other outstanding mortgages or liens. These loans are for terms of one to seven years. The Company will generally not take a position lower than a second lien.

          Due to the type and nature of the collateral and, in some cases the absence of collateral, consumer lending generally involves more credit risk compared to one- to four-family residential lending. Consumer lending collections are typically dependent on the borrower's continuing financial stability, and thus, are more likely to be adversely affected by job loss, divorce, illness and personal bankruptcy. Generally, collateral for consumer loans depreciates rapidly and often does not provide an adequate source of repayment of the outstanding loan balance. The Company attempts to limit its exposure in consumer lending by emphasizing home equity loans with the Board determining loan-to-value ratios.

          LOANS-TO-ONE-BORROWER LIMIT. Under federal law, a federal savings bank generally may not lend to one borrower in an amount greater than higher of $500,000 or 15% of its unimpaired capital and surplus. At March 31, 2004, our loans-to-one-borrower limit was approximately $1.2 million. As a result of the increase in our capital from this offering, our loans-to-one-borrower limit will increase to as much as $1.8 million at the maximum, as adjusted.

          At March 31, 2004, the largest amount of loans we had outstanding to any one borrower or group of borrowers was $1.12 million, which consisted of a loan secured by a medical building and residential mortgages to the individual guarantors of this loan. Our next largest lending relationship was $1.10 million and consisted of a loan secured by a supermarket and residential mortgages to the principal of the borrower. Our largest individual loan was approximately $750,000 and is secured by multiple investment properties.

          LOAN ORIGINATIONS AND APPROVAL AUTHORITY. Loan originations are generally obtained from existing customers, members of the local community, and referrals from real estate brokers, lawyers, accountants, and current and past customers within the Company's lending area.

          Upon receipt of any loan application from a prospective borrower, a credit report and verifications are ordered to confirm specific information relating to the loan applicant's employment, income and credit standing. An appraisal or valuation determination, subject to regulatory requirements, of the real estate intended to secure the proposed loan is undertaken. The President has lending authority to make mortgage loans, secured commercial and unsecured loans of up to $200,000, $100,000 and $5,000, respectively, while the Bank's Chief Operating Officer and Loan Officers have lesser lending authorities to make secured and unsecured loans. A Loan Officer Committee of management has the authority to make secured loans up to $300,000. All other loans must be approved by the Board of Directors. All loans originated or purchased are underwritten by a lending officer, subject to the loan underwriting policies as approved by the Board of Directors. All purchased and originated loans are approved or ratified by the Board of Directors.

          Loan applicants are promptly notified of the decision of the Company, setting forth the terms and conditions of the decision. If approved, these terms and conditions include the amount of the loan, interest rate basis, amortization term, a brief description of the real estate to be mortgaged or the collateral to be pledged and the notice requirement of insurance coverage to be maintained to protect the Company's interest. The Company requires title insurance or a title opinion on first mortgage loans and fire and casualty insurance on all properties securing loans, which insurance must be maintained during the entire term of the loan. The Company also requires flood insurance, if appropriate, in order to protect the Company's interest in the security property. Mortgage loans originated and purchased by the Company in its portfolio generally include due-on-sale clauses that provide the Company with the contractual right to deem the loan immediately due and payable in the event that the borrower transfers ownership of the property without the Company's consent.

          LOAN SERVICING, PURCHASES AND SALES. The Company services the loans it originates for its loan portfolio. Loan servicing includes collecting and remitting loan payments, accounting for principal and interest, making inspections as required of mortgaged premises, contacting delinquent mortgagors, supervising foreclosures and property dispositions in the event of unremedied defaults, and generally administering the loans. Funds that have been escrowed by borrowers for the payment of mortgage-related expenses, such as property taxes and hazard and mortgage insurance premiums, are maintained in escrow accounts at the Bank.

     The Company generally underwrites fixed-rate, one-to-four family mortgage loans pursuant to Fannie Mae guidelines to facilitate sale in the secondary market. Fixed-rate mortgage loans may be sold with servicing retained. Non-conforming, fixed-rate loans are generally sold in the secondary market to private entities, and the servicing of such loans is not retained. Commercial purpose loans or participations may be sold, generally to stay within loan-to-one-borrower limits and generally with servicing retained. During the six months ended March 31, 2004 and the year ended September 30, 2003, the Company sold $200,000 and $4,620,000 of one-to-four family mortgage loans and $200,000 and $0 of commercial-purpose loans. The Company did not have any loans held-for-sale at the end of any period presented. The Company recognized loan servicing fees of $12,000 and $27,000 for the six months ended March 31, 2004 and the year ended September 30, 2003. As of March 31, 2004, loans serviced for others totaled $8.8 million.

     The Company sells participations in its commercial and multi-family real estate loans to other banks and purchases participations in commercial real estate and multi-family loans from other banks. Roebling Bank also purchases participations in affordable housing and community development loans originated by the Thrift Institutions Community Investment Corporation of New Jersey ("TICIC"). Participations are sold without recourse and are accounted for as sales in accordance with SFAS 140. "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities." Participation agreements give transferees the right to pledge their ownership interests. A right of first refusal is required to be given to other participants before ownership interests are sold or assigned.

     LOAN COMMITMENTS. The Company issues written commitments to prospective borrowers on all approved mortgage loans which generally expire within 30 days of the date of issuance. The Company charges a lock-in fee to lock in mortgage rates. In some instances, after a review of the rate, terms, and circumstances, commitments may be renewed or extended up to 60 days. At March 31, 2004, the Company had $3.1 million of outstanding commitments to fund loans, $7.9 million of unused lines of credit, and $110,000 in outstanding letters of credit.

NON-PERFORMING AND PROBLEM ASSETS

     LOAN DELINQUENCIES. The Company's collection procedures provide that when a loan is 15 days past due, a delinquent notice is sent to the borrower and a late charge is imposed in accordance with the mortgage. If the payment is still delinquent after approximately 60 days, the borrower will receive a notice of default establishing a date by which the borrower must bring the account current or foreclosure proceedings will be instituted. Written notices are supplemented with telephone calls to the borrower. If the loan continues in a delinquent status for 90 days and no repayment plan is in effect, the account is turned over to an attorney for collection or foreclosure and the borrower is notified when foreclosure has been commenced.

     Loans are reviewed on a monthly basis and are placed on non-accrual status when considered doubtful of collection by management. Generally, loans with interest past due more than 90 days which, in the opinion of management, are not adequately secured to insure the collection of the entire outstanding balance of the loan including accrued interest are placed on non-accrual status. Interest accrued and unpaid over 90 days delinquent at the time a loan is placed on non-accrual status is charged against interest income.

          NON-PERFORMING ASSETS. The following table sets forth information regarding non-accrual loans and real estate owned, as of the dates indicated. The Company has no loans categorized as troubled debt restructurings within the meaning of the Statement of Financial Accounting Standards ("SFAS") No. 15 and no impaired loans within the meaning of SFAS No. 114, as amended by SFAS No. 118.

                                                                  At                       At September 30,
                                                               March 31,        --------------------------------------
                                                                 2004            2003            2002            2001
                                                                ------          ------          ------          ------
                                                                           (Dollars in thousands)
Loans accounted for on a non-accrual basis:
Mortgage loans:
  One-to-four family residential real estate...............     $  120          $   --          $   --          $   --
  Construction and commercial real estate..................         --              --              --              --
Non-mortgage loans:
  Home equity..............................................         --              25              --               -
  Other consumer...........................................         --              --              --              --
                                                                ------          ------          ------          ------
    Total non-accrual loans................................     $  120          $   25          $   --          $   --
                                                                ======          ======          ======          ======
Accruing loans contractually past due 90 days or more:
Mortgage loans:
  One-to-four family residential real estate..............     $   --          $   --          $   --          $  152
  Construction and commercial real estate..................         --              --              --              --
Non-mortgage loans:
  Home equity..............................................         --              55              --              --
  Other consumer...........................................         --              --             --              --
    Total accruing loans contractually past due
    90 days or more........................................     $   --          $   55          $   --          $  152
                                                                ------          ------          ------          ------
Total non-performing loans.................................     $  120          $   80          $   --          $  152
                                                                ======          ======          ======          ======
Real estate owned..........................................     $   --          $   --          $   --          $   26
                                                                ======          ======          ======          ======
Total non-performing assets................................     $  120          $   80          $   --          $  178
                                                                ======          ======          ======          ======
Total non-performing loans to net loans....................       0.20%           0.14%             --%           0.35%
                                                                ======          ======          ======          ======
Total non-performing assets to total assets................       0.14%           0.09%             --%           0.24%
                                                                ======          ======          ======          ======

          Non-accrual loans at March 31, 2004 consisted of four loans to three unrelated borrowers totaling $120,000. At March 31, 2004, the Company had no loans which are not disclosed in the above table as to which known information about possible credit problems of borrowers caused management to have serious doubts about the ability of such borrowers to comply with present loan repayment terms. Approximately $20,000 of the allowance for loan losses related to non-performing loans at March 31, 2004.

          CLASSIFIED ASSETS. Office of Thrift Supervision ("OTS") regulations provide for a classification system for problem assets of insured institutions. Under this classification system, problem assets of insured institutions are classified as "substandard," "doubtful," or "loss." An asset is considered substandard if it is inadequately protected by the current equity and paying capacity of the obligor or of the collateral pledged, if any. Substandard assets include those characterized by the "distinct possibility" that the insured institution will sustain "some loss" if the deficiencies are not corrected. Assets classified as doubtful have all of the weaknesses inherent in those classified as substandard, with the added characteristic that the weaknesses present make "collection or liquidation in full," on the basis of currently existing facts, conditions, and values, "highly questionable and improbable." Assets classified as loss are those considered "uncollectible" and of such little value that their continuance as assets without the establishment of a specific loss reserve is not warranted. Assets may be designated "special mention" because of a potential weakness that does not currently warrant classification.

          When an insured institution classifies problem assets as either substandard or doubtful, it may establish general allowances for loan losses in an amount deemed prudent by management. General allowances represent loss allowances which have been established to recognize the inherent risk associated with lending activities, but which, unlike specific allowances, have not been allocated to particular problem assets. When an insured institution classifies problem assets as loss, it is required either to establish a specific allowance equal to 100% of that portion of the asset so classified or to charge off such amount. An institution's determination as to the classification of its assets and the amount of its valuation allowances is subject to review by the OTS, which may order the establishment of additional general or specific loss allowances. A portion of general loss allowances established to cover losses related to assets classified as substandard or doubtful or to cover risks of lending in general may be included as part of an institution's regulatory capital, while specific allowances generally do not qualify as regulatory capital.

          The following table sets forth the Company's classified assets in accordance with its classification system:


                                          AT MARCH 31, 2004
                                          -----------------
                                           (IN THOUSANDS)

Special Mention..................              $476
Substandard......................                17
Doubtful.........................                16
Loss.............................                --
                                               ----
Total............................              $509
                                               ====

          Approximately   $120,000  of  classified   assets  were  reflected  as
non-performing loans in the table in the prior section. Approximately $23,000 of the allowance for loan losses is allocated to the above classified assets.

          ALLOWANCE FOR LOAN LOSSES. A provision for loan losses is charged to operations based on management's evaluation of the losses that may be incurred in the Company's loan portfolio. Such evaluation, which includes a review of all loans of which full collectibility of interest and principal may not be reasonably assured, considers the Company's past loan loss experience, known and inherent risks in the portfolio, adverse situations that may affect the borrower's ability to repay, estimated value of any underlying collateral, any existing guarantees, past performance of the loan, available documentation for the loan, legal impediments to collection, financial condition of the borrower, and current economic conditions.


     Our methodology for analyzing the allowance for loan losses consists of several components. Specific allocations are made for loans that are determined to be impaired. A loan is considered to be impaired when it is probable that we will be unable to collect all amounts due according to the contractual terms of the loan agreement. For such loans, a specific allowance is established when the present value of expected future cash flows or the fair value of the collateral, adjusted for selling expenses, is less than the carrying value of the loan. The general allocation is determined by segregating the remaining loans into groups by type and purpose of loan and applying a loss factor to each group. The loss factor is based on inherent losses associated with each type of lending, as well as historical loss factors. For example, losses on one-to-four family residential loans are generally lower than consumer or commercial loans. We also look at the level of our allowance in proportion to nonperforming loans and total loans. We have established an overall ratio range that we have determined is prudent based on historical and industry data. An unallocated allowance represents the excess of the total allowance, determined to be in the established range, over the specific and general allocations.

     The Company has used the same methodology in analyzing its allowance in each of the periods presented. The increase in the allowance in each of the periods is primarily attributable to the increase in the loan portfolio balance, which increased to $59.3 million at March 31, 2004, from $43.4 million at September 30, 2001. In 2004 we increased the loss factor applied to each loan group to calculate the amount of the general allocation. The reasons for this include a shift in the composition of the loan portfolio to a higher level of commercial real estate, construction and land, and multifamily loans as well as several factors related to the economy and the local real estate market, where the majority of our loans are concentrated. A shift in the portfolio from one-to-four family residential loans to other types of residential and commercial loans leads to an inherent increase in credit risk based on the type of loans. The allowance for loan losses was 0.83%, 0.85%, 0.89% and 0.73% of total loans outstanding at March 31, 2004, September 30, 2003, September 30, 2002 and September 30, 2001, respectively.

     The Company charges off loans when collectibility is sufficiently questionable such that we can no longer justify showing the loan as an asset on the balance sheet. To determine if a loan should be charged off, all possible sources of repayment are analyzed. Possible sources of repayment include the value of the underlying collateral, the strength of co-makers or guarantors and the potential for future cash flow. If management determines that a loan should be charged off, a recommendation is presented to the Board of Directors. Collection efforts continue after a loan has been charged off to maximize recovery of charged off amounts.

     Management will continue to review the entire loan portfolio to determine the extent, if any, to which further additional loss provisions may be deemed necessary. While we believe that we use the best information available to perform our loan loss allowance analysis, adjustments to the allowance in the future may be necessary. Changes in underlying estimates could result in the requirement for additional provisions for loan losses. For example, a rise in delinquency rates may cause us to increase the reserve percentages we apply to loan groups for purposes of calculating general allocations, or may require additional specific allocations for impaired loans. In addition, actual loan losses may be significantly more than the reserves we have established. Each of these scenarios would require the addition of additional provisions, which could have a material negative effect on our financial results.

          The following table sets forth information with respect to the Company's allowance for loan losses for the periods indicated:


                                                            Six Months Ended                     Year Ended
                                                                March 31                        September 30,
                                                          --------------------    --------------------------------------
                                                           2004         2003         2003          2002         2001
                                                           ----         ----         ----          ----         ----
                                                                         (Dollars in thousands)
Total loans outstanding(1)..............................  $59,261      $52,075     $55,835       $46,140      $43,411
                                                          =======      =======     =======       =======      =======
Average loans outstanding...............................  $57,479      $48,868     $51,466       $45,579      $41,706
                                                          =======      =======     =======       =======      =======
Allowance balances (at beginning of period).............  $   473      $   409     $   409       $   315      $   229
                                                          -------      -------     -------       -------      -------
Charge offs:
  Consumer..............................................       (1)          (6)         (7)           (5)          (5)
Recoveries:
  Consumer..............................................        1            8          11             3           --
                                                          -------      -------     -------       -------      -------
  Net charge-offs.......................................       --            2           4            (2)          (5)
Provisions..............................................       16           36          60            96           91
                                                          -------      -------     -------       -------      -------
Allowance balance (at end of period)....................  $   489      $   447     $   473       $   409      $   315
                                                          =======      =======     =======       =======      =======
Allowance for loan losses as a percent of total loans
outstanding.............................................     0.83%        0.86%       0.85%         0.89%        0.73%
                                                          =======      =======     =======       =======      =======
Net charge-offs as a percentage of average loans
outstanding.............................................     0.00%        0.00%      (0.01)%        0.00%        0.01%
                                                          =======      =======     =======       =======      =======

------------
(1)  Excludes allowance for loan losses.

ANALYSIS OF THE ALLOWANCE FOR LOAN LOSSES

         The following table sets forth the allocation of the allowance by category, which management believes can be allocated only on an approximate basis. The allocation of the allowance to each category is not necessarily indicative of future loss and does not restrict the use of the allowance to absorb losses in any category.

                                                                                  At September 30,
                              At March 31,          ---------------------------------------------------------------------------
                                  2004                     2003                         2002                     2001
                          -----------------------   ------------------------   ------------------------ -----------------------
                                     Percent of                 Percent of                 Percent of             Percent of
                                    Loans in Each              Loans in Each              Loans in Each          Loans in Each
                                     Category to                Category to                Category to            Category to
                           Amount    Total Loans     Amount     Total Loans      Amount    Total Loans  Amount    Total Loans
                           ------    -----------     ------     -----------      ------    -----------  ------    -----------
                                                                   (Dollars in thousands)
One-to-four family (1)...  $  271        78.98%        $190         84.20%         $152     85.29%        $156        81.46%
Multi-family.............       9         1.20            2          0.34             1      0.20           --           --
Construction and land....       9         1.25            5          0.89             7      1.51           19         4.47
Commercial real estate...     113        15.22           60         10.70            37      7.95           34         7.97
Commercial...............      20         2.66           17          3.07            17      3.76           19         4.32
Consumer.................      23         0.69            6          0.80             8      1.29            9         1.78
Unallocated..............      44           --          193            --           187        --           78           --
                           ------       ------         ----        ------          ----    ------         ----       ------
  Total..................  $  489       100.00%        $473        100.00%         $409    100.00%        $315       100.00%
                           ======       ======         ====        ======          ====    ======         ====       ======

------------
(1)  Includes home equity loans.

INVESTMENT ACTIVITIES

     The Company is required under federal regulation to maintain a sufficient level of liquid assets (including specified short-term securities and certain other investments), as determined by management and defined and reviewed for adequacy by the OTS during its regular examinations. The OTS, however, does not prescribe by regulation a minimum amount or percentage of liquid assets. The level of liquid assets varies depending upon several factors, including: (i) the yields on investment alternatives, (ii) management's judgment as to the attractiveness of the yields then available in relation to other opportunities,
(iii) expectation of future yield levels, and (iv) management's projections as to the short-term demand for funds to be used in loan origination and other activities. Investment securities, including mortgage-backed securities, are classified at the time of purchase, based upon management's intentions and abilities, as securities held to maturity or securities available for sale. Debt securities acquired with the intent and ability to hold to maturity are classified as held to maturity and are stated at cost and adjusted for amortization of premiums and accretion of discounts, which are computed using the level yield method and recognized as adjustments of interest income. All other debt securities are classified as available for sale to serve principally as a source of liquidity. At March 31, 2004, the Company had no securities of a single issuer, excluding U.S. government and agency securities, that exceeded 10% of stockholder's equity.

     Current regulatory and accounting guidelines regarding investment securities (including mortgage- backed securities) require us to categorize securities as "held to maturity," "available for sale" or "trading." As of March 31, 2004, we had securities classified as "held to maturity" and "available for sale" in the amount of $1.3 million and $20.8 million, respectively, and had no securities classified as "trading." Securities classified as "available for sale" are reported for financial reporting purposes at the fair market value with net changes in the market value from period to period included as a separate component of stockholders' equity, net of income taxes. At March 31, 2004, our securities available for sale had an amortized cost of $20.5 million and market value of $20.8 million. The changes in market value in our available for sale portfolio reflect normal market conditions and vary, either positively or negatively, based primarily on changes in general levels of market interest rates relative to the yields of the portfolio. Additionally, changes in the market value of securities available for sale do not affect our income nor does it affect the Company's regulatory capital requirements or its loan-to-one borrower limit.

     At March 31, 2004, the Company's investment portfolio policy allowed investments in instruments such as: (i) U.S. Treasury obligations, (ii) U.S. federal agency or federally sponsored agency obligations, (iii) local municipal obligations, (iv) mortgage-backed securities, (v) banker's acceptances, (vi) certificates of deposit, (vii) investment grade corporate bonds, and (viii) commercial paper. The Board of Directors may authorize additional investments.

     As a source of liquidity and to supplement the Company's lending activities, we have invested in residential mortgage-backed securities. Mortgage-backed securities can serve as collateral for borrowings and, through repayments, as a source of liquidity. Mortgage-backed securities represent a participation interest in a pool of single-family or other type of mortgages. Principal and interest payments are passed from the mortgage originators, through intermediaries (generally quasi-governmental agencies) that pool and repackage the participation interests in the form of securities, to investors like us. The quasi- governmental agencies, which include Ginnie Mae, Freddie Mac and Fannie Mae, guarantee the payment of principal and interest to investors.

     Mortgage-backed securities typically are issued with stated principal amounts. The securities are backed by pools of mortgages that have loans with interest rates that are within a set range and have varying maturities. The underlying pool of mortgages can be composed of either fixed rate or adjustable rate mortgage loans. Mortgage-backed securities are generally referred to as mortgage participation certificates or pass-through certificates. The interest rate risk characteristics of the underlying pool of mortgages (i.e., fixed rate or adjustable rate) and the prepayment risk, are passed on to the certificate holder. The life of a mortgage-backed pass-through security is equal to the life of the underlying mortgages. Expected maturities will differ from contractual maturities due to repayments and because borrowers may have the right to call or prepay obligations with or without prepayment penalties. Mortgage-backed securities issued by Ginnie Mae, Freddie Mac, and Fannie Mae make up a majority of the pass-through certificates market.

     The Company also invests in mortgage-related securities, primarily collateralized mortgage obligations, issued or sponsored by Ginnie Mae, Freddie Mac, and Fannie Mae, as well as private issuers. Collateralized mortgage obligations are a type of debt security that aggregates pools of mortgages and mortgage-backed securities and creates different classes of collateralized mortgage obligation securities with varying maturities and amortization schedules as well as a residual interest, with each class having different risk characteristics. The cash flows from the underlying collateral are usually divided into "tranches" or classes whereby tranches have descending priorities with respect to the distribution of principal and interest repayment of the underlying mortgages and mortgage-backed securities as opposed to pass through mortgage-backed securities where cash flows are distributed pro rata to all security holders. Unlike mortgage-backed securities from which cash flow is received and prepayment risk is shared pro rata by all securities holders, cash flows from the mortgages and mortgage-backed securities underlying collateralized mortgage obligations are paid in accordance with a predetermined priority to investors holding various tranches of such securities or obligations. A particular tranche or class may carry prepayment risk which may be different from that of the underlying collateral and other tranches. Collateralized mortgage obligations attempt to moderate reinvestment risk associated with conventional mortgage-backed securities resulting from unexpected prepayment activity.

     INVESTMENT PORTFOLIO. The following table sets forth the carrying value of the Company's investment securities portfolio at the dates indicated.

                                                                  At                    At September 30,
                                                                March 31,    ------------------------------------
                                                                  2004         2003           2002         2001
                                                                -------      -------        -------       -------
                                                                                 (In thousands)
Investment securities held-to-maturity:
  U.S. government and agency securities......................   $   206      $   260        $   546       $ 1,142
  Corporate and municipal debt instruments...................       216          526            552         1,312
  Mortgage-backed securities (1).............................       829        1,016          1,982         3,819
                                                                -------      -------        -------       -------
       Total investment securities held-to-maturity..........     1,251        1,802          3,080         6,273
                                                                -------      -------        -------       -------
Investment securities available for sale:
  U.S. government and agency securities......................    14,128       15,656         11,071         6,555
  Fannie Mae stock...........................................        30           28             24            32
  Mortgage-backed securities.................................     6,629        8,200         12,048         5,629
                                                                -------      -------        -------       -------
       Total investment securities available for sale........    20,787       23,884         23,143        12,216
                                                                -------      -------        -------       -------
Total investment securities..................................   $22,038      $25,686        $26,223       $18,489
                                                                =======      =======        =======       =======

-----------------
(1)  Includes  collateralized   mortgage  obligations  of  $148,000,   $217,000,
     $674,000 and $1,720,000 at March 31, 2004, and September 30, 2003, 2002 and
     2001, respectively.

         The following table sets forth certain information regarding the carrying values, weighted average yields and contractual maturities of the Company's investment and mortgage-backed securities portfolio at March 31, 2004.

                                                                    At March 31, 2004 (1)
                               --------------------------------------------------------------------------------------------------
                                                      One to          Five to         More Than                    Total
                               One Year or Less     Five Years        Ten Years       Ten Years           Investment Securities
                               ----------------- ---------------- ----------------- ----------------    -------------------------
                               Carrying  Average Carrying Average Carrying  Average Carrying Average    Carrying Average   Market
                                 Value    Yield    Value   Yield    Value    Yield    Value   Yield       Value   Yield     Value
                                 -----    -----    -----   -----    -----    -----    -----   -----       -----   -----     -----
                                                                         (Dollars in thousands)
Investment securities
held to maturity:
  U.S. government and
     agency securities.........   $ --       --% $    --     --%   $  206    1.80%   $   --     -- %    $   206   1.80%   $   209
  Corporate and
     municipal debt
     instruments (2)...........    216     1.23%      --     --        --      --        --      --         216   1.23        216
  Mortgage-backed securities...     18     7.12      148   3.86        55    6.43       608    4.59         829   4.64        848
                                  ----           -------           ------            ------             -------           -------
       Total investment
           securities held
           to maturity ........    234     1.68      148   3.86       261    2.78       608    4.59       1,251   3.59      1,273
                                  ----           -------           ------            ------             -------           -------
Investment securities
available for sale:
  U.S. government and
     agency securities.........     --       --   13,618   3.07       510    4.05        --      --      14,128   3.10     14,128
  Mortgage-backed securities...     --       --    1,613   4.02       698    3.90     4,318    3.82       6,629   3.88      6,629
                                  ----           -------           ------            ------             -------           -------
       Total investment
           securities
           available
           for sale............     --       --   15,231   3.17     1,208    3.96     4,318    3.82      20,757   3.35     20,757
                                  ----           -------           ------            ------             -------           -------
  Total investment securities..   $234     1.68% $15,379   3.18%   $1,469    3.75%   $4,926    3.97%    $22,008   3.36%   $22,030
                                  ====           =======           ======            ======             =======           =======

--------------
(1) The table does not include Fannie Mae stock, which is classified as available-for-sale. See "-- Investment Portfolio."
(2)  Tax-exempt interest is not presented on a taxable basis.
                                       63

SOURCES OF FUNDS

         GENERAL. Deposits are the major external source of the Company's funds for lending and other investment purposes. The Company also derives funds from the amortization and prepayment of loans and mortgage-backed securities, maturities and calls of investment securities, borrowings, and operations. Scheduled loan principal repayments are a relatively stable source of funds, while deposit inflows and outflows, loan prepayments and security calls are significantly influenced by general interest rates and market conditions.

         DEPOSITS. Consumer and commercial deposits are attracted principally from within the Company's primary market area through the offering of a selection of deposit instruments including checking accounts, savings accounts, money market accounts, and term certificate accounts. Deposit account terms vary according to the minimum balance required, the time period the funds must remain on deposit, and the interest rate, among other factors. At March 31, 2004, the Company had no brokered deposits.

         The following table sets forth our certificates of deposit classified by interest rate at the dates indicated:


                                     At                  At September 30,
                                  March 31,    ---------------------------------
                                    2004              2003              2002
                                  -------           -------           -------
                                            (Dollars in thousands)
Interest Rate
-------------
0.00-1.99%.............           $14,866           $13,522          $  2,714
2.00-3.99%.............             8,333             9,469            17,891
4.00-5.99%.............             3,989             4,458             7,445
6.00-7.99%.............                --                --                73
                                  -------           -------           -------
  Total................           $27,188           $27,449           $28,123
                                  =======           =======           =======

         The following table sets forth the amount and maturities of our certificates of deposit at March 31, 2004.

                                              Amount Due
                    ---------------------------------------------------------------
                    One Year   After One to   After Two to       After
Interest Rate       or Less      Two Years     Three Years    Three Years     Total
-------------       -------      ---------     -----------    -----------     -----
                                         (Dollars in thousands)
0.00-1.99%........  $13,119        $1,598          $  149         $   --       $14,866
2.00-3.99%........    3,171         1,132           1,727          2,303         8,333
4.00-5.99%........      138           168             914          2,769         3,989
                    -------        ------          ------         ------       -------
  Total...........  $16,428        $2,898          $2,790         $5,072       $27,188
                    =======        ======          ======         ======       =======

         CERTIFICATES OF DEPOSIT. The following table indicates the amount of the Company's certificates of deposit of $100,000 or more by the time remaining until maturity as of March 31, 2004.


                                                         Certificates
                                                          of Deposit
                                                          ----------
Maturity Period                                         (In thousands)
Within three months.................................         $  637
Over three months through six months................          1,263
Over six months through twelve months...............            311
Over twelve months..................................          1,410
                                                             ------
                                                             $3,621
                                                             ======

Borrowings

         The Company may obtain advances from the Federal Home Loan Bank of New York ("FHLB") to supplement its supply of lendable funds. Advances from the FHLB are typically secured by a pledge of the Company's stock in the FHLB and a portion of the Company's mortgage loan and securities portfolios. Each FHLB borrowing has its own interest rate, which may be fixed or variable, and range of maturities. The Company, if the need arises, may also access the Federal Reserve Bank discount window to supplement its supply of lendable funds and to meet deposit withdrawal requirements. At March 31, 2004, there were no outstanding borrowings with the FHLB.

         The following table sets forth the maximum month-end balance and the average balance of short- term FHLB advances for the periods indicated.

                                               During the Six Months                   During the
                                                  Ended March 31,               Year Ended September 30,
                                               ----------------------     -----------------------------------
                                                  2004         2003            2003         2002         2001
                                                  ----         ----            ----         ----         ----
                                                            (Dollars in thousands)
  Average balance outstanding..............     $  196       $   11          $    9       $  271       $  132
  Maximum balance at end of any month......        200          600           1,200        2,400        1,600
  Balance outstanding end of period........         --           --           1,200           --           --
  Weighted average rate during period......       1.09%        1.82%           1.58%        1.85%        6.11%
  Weighted average rate at end of period ..         --%          --%           1.21%          --%          --%

PERSONNEL

         As of March 31, 2004, the Company had 24 full-time and 14 part-time employees. None of the Company's employees are represented by a collective bargaining group. The Company believes that its relationship with its employees is good.

PROPERTIES AND EQUIPMENT

         As of March 31, 2004, Roebling Bank operates from its main office and two branch offices in Roebling and New Egypt, New Jersey. The Bank owns these facilities. In addition, a loan center office which is leased, was opened in Roebling during the 2000 fiscal year.

         The following table sets forth the location of our main office and branch offices, the year the offices were opened, the net book value of each office and per branch deposits at each office.

                                                                   Net Book               Branch
Office Location          Year Facility         Leased or           Value at            Deposits at
---------------              Opened              Owned          March 31, 2004        March 31, 2004
                             ------              -----          --------------        --------------
                                                                          (In thousands)
Main Office
Route 130 South and           1964               Owned               $904                $43,236
Delaware Avenue
Roebling, NJ

Village Office
34 Main Street                1922               Owned                 85                  7,689
Roebling, NJ

New Egypt Office
8 Jacobstown Road             1998               Owned                665                 28,050
New Egypt, NJ


Loan Center
761 Delaware Avenue           2000            Leased (1)               36                     na
Roebling, NJ

--------------
(1)  Lease expires February 2005.

LEGAL PROCEEDINGS

         Roebling Financial Corp, Inc. and its subsidiaries, from time to time, are a party to routine litigation, which arises in the normal course of business, such as claims to enforce liens, condemnation proceedings on properties in which Roebling Bank holds security interests, claims involving the making and servicing of real property loans, and other issues incident to the business of Roebling Bank. There were no lawsuits pending or known to be contemplated against us at March 31, 2004 that would have a material effect on our operations or income.

                                   REGULATION

         Set forth below is a brief description of certain laws that relate to the regulation of Roebling Bank and Roebling Financial Corp, Inc. The description does not purport to be complete and is qualified in its entirety by reference to applicable laws and regulations. Roebling Bank and Roebling Financial Corp, Inc. operate in a highly regulated industry. This regulation and supervision establishes a comprehensive framework of activities in which a federal savings bank may engage and is intended primarily for the protection of the deposit insurance fund and depositors.

         Any change in applicable statutory and regulatory requirements, whether by the OTS, the FDIC or the United States Congress, could have a material adverse impact on the operations of Roebling Financial Corp, Inc. and Roebling Bank. The adoption of regulations or the enactment of laws that restrict the operations of Roebling Bank and/or Roebling Financial Corp, Inc. or impose burdensome requirements upon one or both of them could reduce their profitability and could impair the value of Roebling Bank's franchise which could hurt the trading price of Roebling Financial Corp, Inc. common stock.

REGULATION OF ROEBLING BANK

         GENERAL. As a federally-chartered, SAIF-insured savings bank, Roebling Bank is subject to extensive regulation by the OTS and the FDIC. This regulatory structure gives the regulatory authorities extensive discretion in connection with their supervisory and enforcement activities and examination policies, including policies regarding the classification of assets and the level of the allowance for loan losses. The activities of federal savings banks are subject to extensive regulation including restrictions or requirements with respect to loans to one borrower, the percentage of non-mortgage loans or investments to total assets, capital distributions, permissible investments and lending activities, liquidity management, transactions with affiliates and community reinvestment. Federal savings banks are also subject to reserve requirements of the Federal Reserve System. A federal savings bank's relationship with its depositors and borrowers is regulated by both state and federal law, especially in such matters as the ownership of savings accounts and the form and content of the bank's mortgage documents.

         Roebling Bank must file regular reports with the OTS and the FDIC concerning its activities and financial condition, and must obtain regulatory approvals prior to entering into certain transactions such as mergers with or acquisitions of other financial institutions. The OTS regularly examines Roebling Bank and prepares reports to Roebling Bank's Board of Directors on deficiencies, if any, found in its operations.

         INSURANCE OF DEPOSIT ACCOUNTS. The FDIC administers two separate deposit insurance funds. Generally, the Bank Insurance Fund ("BIF") insures the deposits of commercial banks and the Savings Association Insurance Fund ("SAIF") insures the deposits of savings institutions. The FDIC is authorized to increase deposit insurance premiums if it determines such increases are appropriate to maintain the reserves of either the BIF or SAIF or to fund the administration of the FDIC. In addition, the FDIC is authorized to levy emergency special assessments on BIF and SAIF members. The assessment rate for most savings institutions, including Roebling Bank, is currently 0%.

         In addition, all FDIC-insured institutions are required to pay assessments to the FDIC at a current rate of .0154% of insured deposits to fund interest payments on bonds issued by the Financing Corporation ("FICO"), an agency of the Federal government established to recapitalize the predecessor to the SAIF. These assessments will continue until the FICO bonds mature in 2017.

         REGULATORY CAPITAL REQUIREMENTS. OTS capital regulations require savings institutions to meet three capital standards: (1) tangible capital equal to 1.5% of total adjusted assets, (2) "Tier 1" or "core" capital equal to at least 4% (3% if the institution has received the highest possible rating on its most recent examination) of total adjusted assets, and (3) risk-based capital equal to 8% of total risk-weighted assets. For Roebling Bank's compliance with these regulatory capital standards, see Historical and Pro Forma Capital Compliance at page ___.

         In addition, the OTS may require that a savings institution that has a risk-based capital ratio of less than 8%, a ratio of Tier 1 capital to risk-weighted assets of less than 4% or a ratio of Tier 1 capital to total adjusted assets of less than 4% (3% if the institution has received the highest rating on its most recent examination) take certain action to increase its capital ratios. If the savings institution's capital is significantly below the minimum required levels of capital or if it is unsuccessful in increasing its capital ratios, the OTS may restrict its activities.

         For purposes of the OTS capital regulations, tangible capital is defined as core capital less all intangible assets except for certain mortgage servicing rights. Tier 1 or core capital is defined as common stockholders' equity, non-cumulative perpetual preferred stock and related surplus, minority interests in the equity accounts of consolidated subsidiaries, and certain non-withdrawable accounts and pledged deposits of mutual savings banks. Roebling Bank does not have any non-withdrawable accounts or pledged deposits. Tier 1 and core capital are reduced by an institution's intangible assets, with limited exceptions for certain mortgage and non-mortgage servicing rights and purchased credit card relationships. Both core and tangible capital are further reduced by an amount equal to the savings institution's debt and equity investments in "non-includable" subsidiaries engaged in activities not permissible to national banks other than subsidiaries engaged in activities undertaken as agent for customers or in mortgage banking activities and subsidiary depository institutions or their holding companies.

         The risk-based capital standard for savings institutions requires the maintenance of total capital of 8% of risk-weighted assets. Total capital equals the sum of core and supplementary capital. The components of supplementary capital include, among other items, cumulative perpetual preferred stock, perpetual subordinated debt, mandatory convertible subordinated debt, intermediate-term preferred stock, the portion of the allowance for loan losses not designated for specific loan losses and up to 45% of unrealized gains on equity securities. The portion of the allowance for loan and lease losses includable in supplementary capital is limited to a maximum of 1.25% of risk-weighted assets. Overall, supplementary capital is limited to 100% of core capital. For purposes of determining total capital, a savings institution's assets are reduced by the amount of capital instruments held by other depository institutions pursuant to reciprocal arrangements and by the amount of the institution's equity investments (other than those deducted from core and tangible capital) and its high loan-to-value ratio land loans and non-residential construction loans.

         A savings institution's risk-based capital requirement is measured against risk-weighted assets, which equal the sum of each on-balance-sheet asset and the credit-equivalent amount of each off-balance- sheet item after being multiplied by an assigned risk weight. These risk weights range from 0% for cash to 100% for delinquent loans, property acquired through foreclosure, commercial loans, and other assets.

         OTS rules require a deduction from capital for savings institutions with certain levels of interest rate risk. The OTS calculates the sensitivity of an institution's net portfolio value based on data submitted by the institution in a schedule to its quarterly Thrift Financial Report and using the interest rate risk measurement model adopted by the OTS. The amount of the interest rate risk component, if any, deducted from an institution's total capital is based on the institution's Thrift Financial Report filed two quarters earlier. The OTS has indefinitely postponed implementation of the interest rate risk component, and Roebling Bank has not been required to determine whether it will be required to deduct an interest rate risk component from capital. At March 31, 2004, Roebling Bank satisfied all of its capital requirements.

         PROMPT CORRECTIVE REGULATORY ACTION. Under the OTS Prompt Corrective Action regulations, the OTS is required to take supervisory actions against undercapitalized institutions, the severity of which depends upon the institution's level of capital. Generally, a savings institution that has total risk-based capital of less than 8.0%, or a leverage ratio or a Tier 1 core capital ratio that is less than 4.0%, is considered to be undercapitalized. A savings institution that has total risk-based capital less than 6.0%, a Tier 1 core risk-based capital ratio of less than 3.0% or a leverage ratio that is less than 3.0% is considered to be "significantly undercapitalized." A savings institution that has a tangible capital to assets ratio equal to or less than 2.0% is deemed to be "critically undercapitalized." Generally, the banking regulator is required to appoint a receiver or conservator for an institution that is "critically undercapitalized." The regulation also provides that a capital restoration plan must be filed with the OTS within forty-five days of the date an institution receives notice that it is "undercapitalized," "significantly undercapitalized" or "critically undercapitalized." In addition, numerous mandatory supervisory actions become immediately applicable to the institution, including, but not limited to, restrictions on growth, investment activities, capital distributions, and affiliate transactions. The OTS may also take any one of a number of discretionary supervisory actions against undercapitalized institutions, including the issuance of a capital directive and the replacement of senior executive officers and directors.

         DIVIDEND AND OTHER CAPITAL DISTRIBUTION LIMITATIONS. The OTS imposes various restrictions or requirements on the ability of savings institutions to make capital distributions, including cash dividends.

         A savings institution that is a subsidiary of a savings and loan holding company, such as Roebling Bank, must file an application or a notice with the OTS at least thirty days before making a capital distribution. A savings institution must file an application for prior approval of a capital distribution if: (i) it is not eligible for expedited treatment under the applications processing rules of the OTS; (ii) the total amount of all capital distributions, including the proposed capital distribution, for the applicable calendar year would exceed an amount equal to the savings bank's net income for that year to date plus the institution's retained net income for the preceding two years; (iii) it would not adequately be capitalized after the capital distribution; or (iv) the distribution would violate an agreement with the OTS or applicable regulations.

         Roebling Bank is required to file a capital distribution notice or application with the OTS before paying any dividend to Roebling Financial Corp, Inc. However, capital distributions by Roebling Financial Corp, Inc., as a savings and loan holding company, are not subject to the OTS capital distribution rules.

         The OTS may disapprove a notice or deny an application for a capital distribution if: (i) the savings institution would be undercapitalized following the capital distribution; (ii) the proposed capital distribution raises safety and soundness concerns; or (iii) the capital distribution would violate a prohibition contained in any statute, regulation or agreement. In addition, a federal savings institution cannot distribute regulatory capital that is required for its liquidation account. See The Conversion - Liquidation Rights at page ___.

         QUALIFIED THRIFT LENDER TEST. Federal savings institutions must meet a qualified thrift lender ("QTL") test or they become subject to the business activity restrictions and branching rules applicable to national banks. To qualify as a QTL, a savings institution must either (i) be deemed a "domestic building and loan association" under the Internal Revenue Code by maintaining at least 60% of its total assets in specified types of assets, including cash, certain government securities, loans secured by and other assets related to residential real property, educational loans and investments in premises of the institution or (ii) satisfy the statutory QTL test set forth in the Home Owners' Loan Act by maintaining at least 65% of its "portfolio assets" in certain "Qualified Thrift Investments" (defined to include residential mortgages and related equity investments, certain mortgage-related securities, small business loans, student loans and credit card loans, and 50% of certain community development loans). For purposes of the statutory QTL test, portfolio assets are defined as total assets minus intangible assets, property used by the institution in conducting its business, and liquid assets equal to 20% of total assets. A savings institution must maintain its status as a QTL on a monthly basis in at least nine out of every twelve months. Roebling Bank met the QTL test as of March 31, 2004 and in each of the last twelve months and, therefore, qualifies as a QTL.

         TRANSACTIONS WITH AFFILIATES. Generally, transactions between the Bank and any of its affiliates must comply with Sections 23A and 23B of the Federal Reserve Act and the Federal Reserve Board's Regulation W thereunder, which has been incorporated by reference, with minor changes, into the OTS's regulations.
Section 23A restricts a savings institution's "covered transactions" (including loans and certain other transactions) with affiliates to specified percentages of the savings institution's capital. Collateral in specified amounts must usually be provided by affiliates in order to receive loans from the savings institution. In addition, a savings institution may not extend credit to any affiliate engaged in activities not permissible for a bank holding company or acquire the securities of any affiliate that is not a subsidiary. Section 23B requires that all transactions with affiliates be on terms as substantially the same as, or at least as favorable to, a savings institution as those provided to a non-affiliate. An affiliate of a savings institution is any company or entity that controls, is controlled by or is under common control with the savings institution. In a holding company context, the holding company of a savings institution and any companies that are controlled by such holding company are affiliates of the savings institution. The OTS has the discretion to treat subsidiaries of savings institutions as affiliates on a case-by-case basis.

         COMMUNITY REINVESTMENT ACT. Under the Community Reinvestment Act ("CRA"), every insured depository institution, including Roebling Bank, has a continuing and affirmative obligation consistent with its safe and sound operation to help meet the credit needs of its entire community, including low- and moderate-income neighborhoods. The CRA does not establish specific lending requirements or programs for financial institutions nor does it limit an institution's discretion to develop the types of products and services that it believes are best suited to its particular community. The CRA requires the OTS to assess the depository institution's record of meeting the credit needs of its community and to take such record into account in its evaluation of certain applications by such institution, such as a merger or the establishment of a branch office by Roebling Bank. An unsatisfactory CRA examination rating may be used as the basis for the denial of an application by the OTS. In its most recent CRA examination, Roebling Bank received a rating of "Outstanding."

         FEDERAL HOME LOAN BANK SYSTEM. Roebling Bank is a member of the FHLB of New York, which is one of twelve regional FHLBs. Each FHLB serves as a reserve or central bank for its members within its assigned region. It is funded primarily from funds deposited by financial institutions and proceeds derived from the sale of consolidated obligations of the FHLB System. It makes loans to members pursuant to policies and procedures established by the board of directors of the FHLB.

         As a member, Roebling Bank is required to purchase and maintain stock in the FHLB of New York in an amount equal to the greater of 1% of our aggregate unpaid residential mortgage loans, home purchase contracts or similar obligations at the beginning of each year or 5% of FHLB advances. We are in compliance with this requirement with an investment of $563,900 in FHLB of New York stock at March 31, 2004. The FHLB imposes various limitations on advances such as limiting the amount of certain types of real estate related collateral to 30% of a member's capital and limiting total advances to a member.

         The FHLBs are required to provide funds for the resolution of troubled savings institutions and to contribute to affordable housing programs through direct loans or interest subsidies on advances targeted for community investment and low- and moderate-income housing projects. These contributions have adversely affected the level of FHLB dividends paid and could continue to do so in the future.

         FEDERAL RESERVE SYSTEM. The Federal Reserve System requires all depository institutions to maintain non-interest-bearing reserves at specified levels against their checking accounts and non-personal certificate accounts. The balances maintained to meet the reserve requirements imposed by the Federal Reserve System may be used to satisfy the OTS liquidity requirements. Savings institutions also have authority to borrow from the Federal Reserve System "discount window."

REGULATION OF ROEBLING FINANCIAL CORP, INC.

     GENERAL. Upon completion of the conversion, Roebling Financial Corp, Inc., the newly-formed New Jersey corporation, will be a savings and loan holding company, subject to regulation and supervision by the OTS. In addition, the OTS has enforcement authority over Roebling Financial Corp, Inc. and any non-savings institution subsidiaries. This permits the OTS to restrict or prohibit activities that it determines to be a serious risk to Roebling Bank. This regulation is intended primarily for the protection of the depositors and not for the benefit of stockholders of Roebling Financial Corp, Inc.

     ACTIVITIES RESTRICTIONS. As a savings and loan holding company formed after May 4, 1999, Roebling Financial Corp, Inc. is not a grandfathered unitary savings and loan holding company under the Gramm-Leach-Bliley Act (the "GLB Act"). As a result, Roebling Financial Corp, Inc. and its non-savings institution subsidiaries are subject to statutory and regulatory restrictions on their business activities. Under the Home Owners' Loan Act, as amended by the GLB Act, the non-banking activities of Roebling Financial Corp, Inc. are restricted to certain activities specified by OTS regulation, which include performing services and holding properties used by a savings institution subsidiary, activities authorized for savings and loan holding companies as of March 5, 1987, and non-banking activities permissible for bank holding companies pursuant to the Bank Holding Company Act of 1956 (the "BHC Act") or authorized for financial holding companies pursuant to the GLB Act. Furthermore, no company may acquire control of Roebling Bank unless the acquiring company was a unitary savings and loan holding company on May 4, 1999 (or became a unitary savings and loan holding company pursuant to an application pending as of that date) or the company is only engaged in activities that are permitted for multiple savings and loan holding companies or for financial holding companies under the BHC Act as amended by the GLB Act.

     MERGERS AND ACQUISITIONS. Roebling Financial Corp, Inc. must obtain approval from the OTS before acquiring more than 5% of the voting stock of another savings institution or savings and loan holding company or acquiring such an institution or holding company by merger, consolidation or purchase of its assets. In evaluating an application for Roebling Financial Corp, Inc. to acquire control of a savings institution, the OTS would consider the financial and managerial resources and future prospects of Roebling Financial Corp, Inc. and the target institution, the effect of the acquisition on the risk to the insurance funds, the convenience and the needs of the community and competitive factors.

     THE USA PATRIOT ACT. In response to the events of September 11, 2001, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, or the USA Patriot Act, was signed into law on October 26, 2001. The USA Patriot Act gives the federal government new powers to address terrorist threats through enhanced domestic security measures, expanded surveillance powers, increased information sharing and broadened anti-money laundering requirements. By way of amendments to the Bank Secrecy Act, Title III of the USA Patriot Act takes measures intended to encourage information sharing among bank regulatory agencies and law enforcement bodies. Further, certain provisions of Title III impose affirmative obligations on a broad range of financial institutions, including banks, thrifts, brokers, dealers, credit unions, money transfer agents and parties registered under the Commodity Exchange Act.

     Among other requirements, Title III of the USA Patriot Act imposes the following requirements with respect to financial institutions:

     o Pursuant to Section 352, all financial institutions must establish anti-money laundering programs that include, at minimum: (i) internal policies, procedures, and controls; (ii) specific designation of an anti-money laundering compliance officer;
          (iii) ongoing employee training programs; and (iv) an independent audit function to test the anti-money laundering program.

     o Section 326 authorizes the Secretary of the Department of Treasury, in conjunction with other bank regulators, to issue regulations by October 26, 2002 that provide for minimum standards with respect to customer identification at the time new accounts are opened.

     o Section 312 requires financial institutions that establish, maintain, administer or manage private banking accounts or correspondence accounts in the United States for non-United States persons or their representatives (including foreign individuals visiting the United States) to establish appropriate, specific, and, where necessary, enhanced due diligence policies, procedures and controls designed to detect and report money laundering.

     o Effective December 25, 2001, financial institutions are prohibited from establishing, maintaining, administering or managing correspondent accounts for foreign shell banks (foreign banks that do not have a physical presence in any country), and will be subject to certain record keeping obligations with respect to correspondent accounts of foreign banks.

     o    Bank   regulators  are  directed  to  consider  a  holding   company's
          effectiveness in combating money laundering when ruling on Federal Reserve Act and Bank Merger Act applications.

     The federal banking agencies have begun to propose and implement regulations pursuant to the USA Patriot Act. These proposed and interim regulations would require financial institutions to adopt the policies and procedures contemplated by the USA Patriot Act.

     SARBANES-OXLEY ACT OF 2002. On July 30, 2002, the President signed into law the Sarbanes-Oxley Act of 2002 (the "Act"), which implemented legislative reforms intended to address corporate and accounting fraud. In addition to the establishment of a new accounting oversight board to enforce auditing, quality control and independence standards and which is funded by fees from all publicly traded companies, the Act places certain restrictions on the scope of services that may be provided by accounting firms to their public company audit clients. Any non-audit services being provided to a public company audit client will require preapproval by the company's audit committee. In addition, the Act makes certain changes to the requirements for partner rotation after a period of time. The Act requires chief executive officers and chief financial officers, or their equivalent, to certify to the accuracy of periodic reports filed with the Securities and Exchange Commission, subject to civil and criminal penalties if they knowingly or willingly violate this certification requirement. In addition, under the Act, counsel is required to report evidence of a material violation of the securities laws or a breach of fiduciary duty by a company to its chief executive officer or its chief legal officer, and, if such officer does not appropriately respond, to report such evidence to the audit committee or other similar committee of the board of directors or the board itself.

     Under the Act, longer prison terms apply to corporate executives who violate federal securities laws; the period during which certain types of suits can be brought against a company or its officers is extended; and bonuses issued to top executives prior to restatement of a company's financial statements are now subject to disgorgement if such restatement was due to corporate misconduct. Executives are also prohibited from insider trading during retirement plan
"blackout"  periods,  and  loans to  company  executives  (other  than  loans by financial institutions permitted by federal rules and regulations) are restricted. In addition, a provision directs that civil penalties levied by the Securities and Exchange Commission as a result of any judicial or administrative action under the Act be deposited to a fund for the benefit of harmed investors. The Federal Accounts for Investor Restitution provision also requires the Securities and Exchange Commission to develop methods of improving collection rates. The legislation accelerates the time frame for disclosures by public companies, as they must immediately disclose any material changes in their financial condition or operations. Directors and executive officers must also provide information for most changes in ownership in a company's securities within two business days of the change.

         The  Act  also  increases  the  oversight  of,  and  codifies   certain
requirements relating to audit committees of public companies and how they interact with the company's "registered public accounting firm." Audit Committee members must be independent and are absolutely barred from accepting consulting, advisory or other compensatory fees from the issuer. In addition, companies must disclose whether at least one member of the committee is a "financial expert" (as such term will be defined by the Securities and Exchange Commission) and if not, why not. Under the Act, a company's registered public accounting firm will be prohibited from performing statutorily mandated audit services for a company if such company's chief executive officer, chief financial officer, comptroller, chief accounting officer or any person serving in equivalent positions had been employed by such firm and participated in the audit of such company during the one-year period preceding the audit initiation date. The Act also prohibits any officer or director of a company or any other person acting under their direction from taking any action to fraudulently influence, coerce, manipulate or mislead any independent accountant engaged in the audit of the company's financial statements for the purpose of rendering the financial statements materially misleading. The Act also requires the Securities and Exchange Commission to prescribe rules requiring inclusion of any internal control report and assessment by management in the annual report to shareholders. The Act requires the company's registered public accounting firm that issues the audit report to attest to and report on management's assessment of the company's internal controls.

         We anticipate that we will incur additional expense in complying with the provisions of the Sarbanes-Oxley Act and the resulting regulations.

                                    TAXATION

FEDERAL TAXATION

         Savings institutions are subject to the Internal Revenue Code of 1986, as amended (the "Code"), in the same general manner as other corporations.

         All thrift institutions are now subject to the same provisions as banks with respect to deductions for bad debts. Thrift institutions that are treated as "small banks" (the average adjusted bases for all assets of such institution equals $500 million or less) under the Code may account for bad debts by using the experience method for determining additions to their bad debt reserve. Thrift institutions that are not treated as small banks must now use the specific charge-off method.

         Roebling Financial Corp, Inc. may exclude from its income 100% of dividends received from Roebling Bank as a member of the same affiliated group of corporations. A 70% dividends received deduction generally applies with respect to dividends received from corporations that are not members of such affiliated group.

         Roebling Financial Corp, Inc.'s and Roebling Bank's federal income tax returns have not been audited by the IRS during the past five years.

STATE TAXATION

         Roebling Financial Corp, Inc. and its subsidiaries file New Jersey income tax returns and are subject to a state income tax that is calculated based on federal taxable income, subject to certain adjustments. In July 2002, New Jersey eliminated the 3% tax rate formerly applicable to thrift institutions located in New Jersey, and such institutions are now subject to the 9% tax rate applicable to New Jersey corporations. Such change was retroactive to January 1, 2002.

         The state income tax returns of Roebling Financial Corp, Inc. and its subsidiaries have not been audited during the past five years.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS OF ROEBLING FINANCIAL CORP, INC.

         Roebling Financial Corp, Inc.'s Board of Directors is composed of six members each of whom serves for a term of three years. Roebling Financial Corp, Inc.'s certificate of incorporation requires that directors be divided into three classes, as nearly equal in number as possible, with approximately one-third of the directors elected each year. Roebling Financial Corp, Inc.'s executive officers are appointed annually by the Board and serve at the Board's discretion.

         The following table sets forth information with respect to the directors and executive officers of Roebling Financial Corp, Inc.

                                        AGE AT                                                                    CURRENT
                                      MARCH 31,                                                     DIRECTOR        TERM
NAME                                     2004       POSITION                                        SINCE(1)      EXPIRES
----                                    ------      --------                                      ------------    -------
John J. Ferry                             53        Chairman of the Board, Director                   1986          2007
Mark V. Dimon                             46        Director and Treasurer                            1983          2007
Joan K. Geary                             75        Director and Secretary                            1990          2005
Robert R. Semptimphelter, Sr.             51        Director                                          1990          2005
John A. LaVecchia                         56        Vice Chairman of the Board, Director              1989          2006
George N. Nyikita                         53        Director                                          1989          2006
Frank J. Travea, III                      57        President and Chief Executive Officer             N/A           N/A
Janice A. Summers                         42        Senior Vice President, Chief Operating            N/A           N/A
                                                    Officer and Chief Financial Officer

----------------------
(1) Indicates the year the individual first became a director of Roebling Bank or Roebling Financial Corp, Inc. Following the completion of Roebling Bank's mid-tier holding company reorganization and the formation of Roebling Financial Corp, Inc. in 2000, each director of Roebling Bank automatically became a director of Roebling Financial Corp, Inc.

         The business experience of each of our directors and executive officers is set forth below. Each has held his or her present position for at least the past five years, except as otherwise indicated.

         JOHN J. FERRY is President and owner of Ferry Construction, a general construction contractor with which he has been affiliated for 30 years. Mr. Ferry is a member of the Moorestown, New Jersey, Planning Board and is also President of the Burlington County Institute of Technology School Board, in Westampton, New Jersey.

         MARK V. DIMON is the sole proprietor of Dimon Oil Corp, a commodity brokerage business he
                                       74
founded in 1988. Mr. Dimon has been a member of the Florence Township School Board since 2000 and currently serves as Vice President.

         JOAN K. GEARY is the President and majority owner of Keating Realty Company, which is engaged in equipment rental, excavation, grading and related work and with which she has been affiliated for 58 years. Ms. Geary is the Chairperson of the Florence Township Economic Development Council. She is also an appointed public member of the District Ethics Committee, Supreme Court of New Jersey, Burlington County, District III-B. Ms. Geary also holds a New Jersey Real Estate License.

         ROBERT R. SEMPTIMPHELTER, SR. is a principal in Farnsworth & Semptimphelter, LLC, a healthcare physician billing service located in Burlington County which he formed in 2002. Prior to forming Farnsworth & Semptimphelter, LLC, he had served as Director of Patient Finance and Services at Carrier Clinic, Bellmeade, New Jersey since 1992. Prior to that, he held the position of bank examiner at a public accounting firm and was the comptroller of a large New Jersey healthcare institution. Mr. Semptimphelter has a degree in accounting from St. Edwards University and a masters degree in finance from Rider University. He is also a member of the Florence Township Planning Board and Recreation Committee.

         JOHN A. LAVECCHIA is General Manager of Brandow Group, Chevrolet Division. Prior to joining Brandow Chevrolet in 1991, Mr. LaVecchia served as President of Totten Chevrolet Inc., an automotive dealership. Mr. LaVecchia is a former member of the Board of Directors of Girl Scouts USA and has coached in both Medford Little League and Medford Youth Soccer Clubs.

         GEORGE N. NYIKITA has served as Executive Director of the Burlington County Bridge Commission since 1991. He also serves as Burlington County Tax Commissioner and is a member of the Edgewater Park Sewer Authority Board. Mr. Nyikita is also a member of the Board of Trustees of Burlington County College.

         FRANK J. TRAVEA, III commenced employment with the Bank in September 2000 as Vice President and Commercial Loan Officer. In January 2002, Mr. Travea was appointed Vice President and Senior Loan Officer. In September 2002, Mr. Travea was appointed President and Chief Executive Officer of the Bank, Company and Mutual Holding Company, upon the retirement of the former President and Chief Executive Officer. Prior to joining the Bank, Mr. Travea was a Vice President of Business Development at Sterling Bank from 1998 to 2000 and prior to that had been a Regional Officer at Commerce Bank since 1991. Mr. Travea is a board member of the Plumsted Township Economic Development Council and a Director of Literacy NOW. He is Chief Financial Officer of the Library Company of Burlington, the oldest private library in the United States. He is active in the Boy Scouts of America, the American Diabetes Association and the Burlington Rotary.

         JANICE A. SUMMERS commenced employment with the Bank in May 2000 as Senior Vice President and Chief Operating Officer. In September 2002, Ms. Summers was appointed Senior Vice President, Chief Operating Officer and Chief Financial Officer of the Bank, Company and Mutual Holding Company. Prior to joining the Bank, Ms. Summers was Executive Vice President and Chief Financial Officer of St. Edmond's Federal Savings Bank in Philadelphia, where she had been employed since 1993. Ms. Summers is a Certified Public Accountant.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

         The Board of Directors of the Company conducts its business through meetings of the Board of Directors and through activities of its committees. All committees act for the Company and the Bank. During the fiscal year ended September 30, 2003, the Board of Directors held four regular meetings and no special meetings. During the fiscal year ended September 30, 2003, no director attended fewer than 75% of the total meetings of the Board of Directors and of the committees on which such director served. In addition to other committees, as of September 30, 2003, the Company had a Nominating Committee, a Personnel Committee, and an Audit Committee.

         The Nominating Committee consists of the Board of Directors. Nominations to the Board of Directors made by stockholders must be made in writing to the Secretary and received by the Bank not less than five days prior to the date of the annual meeting The Nominating Committee, which is not a standing committee, met once during the 2003 fiscal year.

         The Personnel Committee meets as needed to review the performance of employees and to determine compensation to be recommended to the Board. The
Personnel Committee is comprised of Directors Nyikita, Dimon and Ferry. The Committee met 11 times during fiscal 2003.

         The Audit Committee consists of Directors Semptimphelter, Nyikita, Ferry and Dimon. The Board of Directors has determined that all the members of the Audit Committee are independent within the meaning of the listing standards of the Nasdaq Stock Market. The Audit Committee reviews the adequacy of internal controls and management reports and meets with the outside accountants to discuss the scope of the audit and to review the results of the annual audit. This Committee met four times in fiscal 2003.

DIRECTOR COMPENSATION

         GENERAL. Each non-employee Director receives $600 for each board meeting attended and $200 for each committee meeting attended. For the fiscal year ended September 30, 2003, each non-employee director of the Company earned a bonus of $6,000 and the Chairman earned a bonus of $8,000. Total fees of approximately $83,000 excluding bonuses, were paid to directors for their service on the Board of Directors and its committees during the fiscal year ended September 30, 2003. Bonuses were paid to all board members subsequent to September 30, 2003.

         DIRECTORS CONSULTATION AND RETIREMENT PLAN. The Bank sponsors a Directors Consultation and Retirement Plan ("DRP") to provide retirement benefits to non-employee directors of the Bank. Payments under the DRP commence upon retirement as a director of the Bank. Under the DRP, directors with 12 years of service at their date of retirement are entitled to receive a monthly benefit equal to 50% of the average monthly board fees paid during the four-month period prior to retirement plus an additional 2.889% for each year of service in excess of 12 years up to 85% of the average monthly board fee. All directors are currently vested in their accounts in the DRP. Benefits shall be paid for a maximum of 84 months to a retired director, a surviving spouse or the director's estate. For the fiscal year ended September 30, 2003, payments totaling approximately $10,000 were made under the DRP to the surviving spouse of a retired director.

EXECUTIVE COMPENSATION

         The Company has no full time employees, but relies on the employees of the Bank for the limited services required by the Company. All compensation paid to officers and employees is paid by the Bank.

         SUMMARY COMPENSATION TABLE. The following table sets forth the cash and non-cash compensation awarded to or earned by the executive officers of the Company. No other executive officer of either the Bank or the Company had a salary and bonus for the fiscal year ended September 30, 2003, that exceeded $100,000 for services rendered in all capacities to the Bank or the Company.

                                                      ANNUAL COMPENSATION
NAME AND                                             -----------------------            ALL OTHER
PRINCIPAL POSITION            FISCAL YEAR            SALARY            BONUS          COMPENSATION
------------------            -----------            ------            -----          -------------
Frank J. Travea, III             2003               $82,950           $18,000           $12,236 (1)
President and Chief              2002                66,096            18,000             3,407
Executive Officer                2001                62,277             3,300                 -

---------------------
(1) Includes $2,934 in 401(k) contributions made by the Bank, $4,232 of family health insurance premiums paid by the Bank and 507 shares allocated to Mr. Travea's account in the ESOP at a cost of $10 per share (with an aggregate market value of $11,154 at September 30, 2003).

         EMPLOYMENT AGREEMENTS. The Bank has entered into employment agreements (the "Agreements") with Mr. Frank J. Travea, III and Ms. Janice A. Summers each for a one-year term subject to annual extension for an additional year on each anniversary date unless the Board of Directors gives 60 days prior notice. Mr. Travea's base compensation under his Agreement is $92,000 and Ms. Summers' compensation under her Agreement is $86,000. Under the Agreements, both Mr. Travea's and Ms. Summers' employment may be terminated by the Bank with or without "just cause" as defined in the Agreement. If the Bank terminates Mr. Travea's or Ms. Summers' employment without just cause, they will be entitled to a continuation of their salary from the date of termination through the remaining term of the Agreement, but in no event for a period of less than six months thereafter. In the event of the termination of employment in connection with any change in control of the Bank during the term of the Agreements, Mr. Travea and Ms. Summers will each be paid an amount equal to 2.0 times their respective total taxable compensation for the calendar year ending on December 31 preceding such termination, plus the costs associated with maintaining their benefits participation for a period of two years. In the event of a change in control at September 30, 2003, Mr. Travea and Ms. Summers would have been entitled to a lump sum payment of approximately $205,000 and $190,000, respectively.

EMPLOYEE STOCK OWNERSHIP PLAN

         Roebling Financial Corp, Inc. has previously established an employee stock ownership plan for the exclusive benefit of participating employees of Roebling Financial Corp, Inc. and its subsidiaries. We intend to continue this plan after the conversion. Participating employees are employees who have completed one year of service and have attained the age of 21. An application for a letter of determination as to the tax-qualified status of the employee stock ownership plan has been received by the IRS.

         The employee stock ownership plan is funded by contributions made by Roebling Financial Corp, Inc. in cash or common stock. Benefits may be paid either in shares of the common stock or in cash. In addition to the common stock previously acquired by the plan with funds borrowed by Roebling Financial

Corp, Inc., with a current outstanding loan balance of $54,880, we intend for the plan trust to borrow additional funds with which to acquire up to 8% of the common stock to be issued in the offering, or 59,376 shares at the midpoint of the offering range, requiring a loan of $593,760. The employee stock ownership plan intends to borrow such funds for such new stock purchase and to refinance the existing plan trust debt from Roebling Financial Corp, Inc. The combined outstanding balance of the new debt and the refinanced debt will total between $560,000 and $840,000. The new loan is expected to be for a term of ten years at an annual interest rate equal to the prime rate as published in The Wall Street Journal. The loan will be secured by the shares purchased and earnings of employee stock ownership plan assets. Shares purchased with loan proceeds will be held in a suspense account for allocation among participants as the loan is repaid. It is anticipated that all contributions will be tax-deductible. This loan is expected to be fully repaid in approximately ten years.

         Contributions to the employee stock ownership plan and shares released from the suspense account will be allocated among participants on the basis of total compensation. All participants must be employed at least 1,000 hours in a plan year, or have terminated employment following death, disability or retirement, in order to receive an allocation. Participant benefits become fully vested in plan allocations following five years of service. Employment before the adoption of the employee stock ownership plan shall be credited for the purposes of vesting. Contributions to the employee stock ownership plan by Roebling Financial Corp, Inc. and its subsidiaries are discretionary and may cause a reduction in other forms of compensation, including our 401(k) Plan. As a result, benefits payable under this plan cannot be estimated.

         The Board of Directors appointed directors Dimon, Geary and Ferry to serve as ESOP Trustees and as the members of the ESOP Plan Committee. The ESOP Plan Committee directs the vote of all unallocated shares and shares allocated to participants if timely voting directions are not received for such shares.

1999 STOCK OPTION AND RESTRICTED STOCK PLAN

         On January 25, 1999, the date of stockholder approval of the Roebling Bank Stock Option Plan, each non-employee director was granted options to purchase 1,568 shares at an exercise price of $14.25, equal to the fair market value of the Common Stock on that date. All such options are currently vested and exercisable. The number of options and the exercise price will be adjusted in accordance with the exchange ratio in connection with the conversion.

         Each non-employee director was awarded 627 shares of restricted stock on January 25, 1999, the date of stockholder approval of the Roebling Bank Restricted Stock Plan. All such awards have previously vested.

     EQUITY COMPENSATION PLAN INFORMATION. Set forth below is information as of March 31, 2004 with respect to compensation plans under which equity securities of Roebling Financial Corp, Inc. are authorized for issuance.

                                                        (a)                    (b)                          (c)
                                                                                                    Number of securities
                                               Number of securities       Weighted-average           remaining available
                                                 to be issued upon       exercise price of        for future issuance under
                                                    exercise of             outstanding           equity compensation plans
                                               outstanding options,      options, warrants          (excluding securities
                                               warrants and rights          and rights            reflected in column (a))
                                              ----------------------     -----------------        -------------------------
Equity compensation plans
  approved by shareholders
Stock Option Plan..........................            9,408                 $14.25                      10,188
Restricted Stock Plan......................            3,762                   na                         3,292
Equity compensation plans
  not approved by shareholders                          na                     na                           na
                                                      ------                 ------                      ------
     TOTAL................................            13,170                 $14.25                      13,480
                                                      ======                 ======                      ======

POTENTIAL STOCK BENEFIT PLANS

         STOCK OPTION PLAN. We intend to adopt a new stock option plan for the benefit of directors, officers and key employees following the passage of at least one year from the completion of the conversion. We may, however, decide to adopt the stock option plan sooner than one year following the conversion, but in no event will the plan be adopted sooner than six months subsequent to the completion of the conversion. If the stock option plan is implemented within one year of the completion of the conversion, it will comply with the OTS regulations related to such plans, including limitations on vesting and allocation of awards. Any plan adopted within one year of the completion of the conversion will be subject to stockholder approval at a meeting of stockholders held no sooner than six months subsequent to the completion of the conversion. Such stock option plan may reserve an amount of common stock equal to up to 10% of the shares of common stock sold in the offering for awards under such plan. No determinations have been made as to the time of implementation of such stock option plan, the specific terms of such plan or any allocation of awards that may be made under such plan.

         The purpose of the stock option plan will be to attract and retain qualified personnel in key positions, provide officers and directors with a proprietary interest in Roebling Financial Corp, Inc. as an incentive to contribute to our success and reward directors and officers for outstanding performance. Although the terms of the stock option plan have not yet been determined, it is expected that the stock option plan will provide for the grant of: (1) options to purchase the common stock intended to qualify as incentive stock options under the Code (incentive stock options); and (2) options that do not so qualify (non-statutory stock options). Any stock option plan would be in effect for up to ten years from the earlier of adoption by the Board of Directors or approval by the stockholders. Options would expire no later than 10 years from the date granted and would expire earlier if the option committee so determines or in the event of termination of employment. Options would be granted based upon several factors, including length of service, job duties and responsibilities and job performance.

         RESTRICTED STOCK PLAN. We also intend to establish a new restricted stock plan to provide our directors and officers with an additional proprietary interest in Roebling Financial Corp, Inc. We intend to adopt the restricted stock plan after the passage of at least one year from the completion of the conversion. We may, however, decide to adopt the restricted stock plan sooner than one year following the conversion, but in no event will the plan be adopted sooner than six months subsequent to the completion of the conversion. If the restricted stock plan is implemented within one year of the completion of the conversion, it will comply with the Office of Thrift Supervision regulations related to such plans, including limitations on vesting and allocation of awards. Any plan adopted within one year of the completion of the conversion will be subject to stockholder approval at a meeting of stockholders held no sooner than six months subsequent to the completion of the conversion. The restricted stock plan is expected to provide for the award of common stock, subject to vesting restrictions, to eligible directors and officers.

         We expect to contribute funds to the restricted stock plan to acquire, in the aggregate, up to 4% of the shares of common stock sold in the offering, provided, however, that, pursuant to the regulations of the OTS, the plan will be limited to up to 3% if such plan is established within one year of the conversion and if Roebling Bank does not have in excess of 10% tangible capital following the conversion. Shares used to fund the restricted stock plan may be acquired through open market purchases or provided from authorized but unissued shares. No determinations have been made as to the specific terms of the restricted stock plan or any allocation of awards that may be made under such plan.

         DILUTION. While our intention is to fund the existing and new stock option plans and restricted stock plans through open market purchases, stockholders will experience a reduction or dilution in ownership interest if the plans are instead funded with newly-issued shares.

         The issuance of authorized but unissued shares of stock to the new restricted stock plan instead of open market purchases would dilute the voting interests of existing stockholders by approximately 2.1%.

         The issuance of authorized but unissued shares of stock to the new stock option plan instead of open market purchases would dilute the voting interests of existing stockholders by approximately 5.1%.

         As of March 31, 2004, we have 9,408 exercisable options outstanding. If any options are exercised during the first year following the completion of this offering, they will be funded with newly-issued shares as Office of Thrift Supervision regulations do not permit us to repurchase our shares during the first year following the completion of this offering except to fund the restricted stock plan or under extraordinary circumstances. We have been advised by the staff of the Office of Thrift Supervision that the outstanding options and the cancellation of treasury shares in the conversion will not constitute an extraordinary circumstance or compelling business purpose for purposes of this test. Roebling Financial Corp, Inc. plans to register the shares to be issued upon exercise of outstanding options under the Securities Act of 1933 upon completion of the conversion.

TRANSACTIONS WITH MANAGEMENT AND OTHERS

         The Bank, like many financial institutions, has followed a policy of granting various types of loans to officers, directors, and employees. The loans have been made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the Bank's other customers, and do not involve more than the normal risk of collectibility, or present other unfavorable features. As of March 31, 2004, all of these loans were current.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of March 31, 2004, the ownership of Roebling Financial Corp., MHC, the ownership of Roebling Financial Corp, Inc.'s employee stock ownership plan and the ownership of all executive officers and directors of Roebling Financial Corp., Inc., individually and as a group. Other than as set forth in the table, management knows of no person or group that owns more than 5% of the outstanding shares of common stock at March 31, 2004. Information regarding the planned purchases of common stock in the stock offering by directors and executive officers of Roebling Financial Corp, Inc. (including in each case all "associates" of the directors and executive officers) is set forth under Proposed Stock Purchases by Management at page ___. The business address of each owner shown below is Route 130 South and Delaware Avenue, Roebling, New Jersey 08554.

NAME AND ADDRESS                                     AMOUNT AND NATURE OF                PERCENT OF SHARES OF
OF BENEFICIAL OWNER                                  BENEFICIAL OWNERSHIP              COMMON STOCK OUTSTANDING
-------------------                                  --------------------              ------------------------
Roebling Financial Corp., MHC
Route 130 and Delaware Avenue
Roebling, New Jersey  08554                               229,540                                 53.95%
John J. Ferry                                              13,495  (1)                             3.16
Mark V. Dimon                                              10,695  (1)                             2.50
Joan K. Geary                                               5,195  (1)                             1.22
Robert R. Semptimphelter, Sr.                               8,545  (1)                             2.00
John A. Lavecchia                                           4,195  (1)                               *
George N. Nyikita                                           4,695  (1)                             1.10
Frank J. Travea, III                                          657  (2)                               *
Janice A. Summers                                             626  (2)                               *

All directors and executive
  officers as a group                                      48,103                                11.06

--------
*    Less than 1.0% of shares outstanding.
(1) Includes 1,568 shares which the director has the right to acquire pursuant to the exercise of options and 627 shares awarded to the director under the Restricted Stock Plan.
(2) Consists of shares allocated to their accounts in the Employee Stock Ownership Plan.

PROPOSED STOCK PURCHASES BY MANAGEMENT

     The table below sets forth, for each of our directors and executive officers, the following information:

     (1)  the  number of  exchange  shares to be held upon  consummation  of the
          conversion,   based  upon  their  beneficial   ownership  of  Roebling
          Financial Corp, Inc. common stock as of March 31, 2004;

     (2) the proposed purchases of subscription shares, assuming sufficient shares are available to satisfy their subscriptions; and

     (3) the total amount of our common stock to be held upon consummation of the conversion.

     The table below assumes that 1,818,438 shares are outstanding after the offering, which includes the sale of 981,551 shares in the offering (the maximum, as adjusted) and the issuance of 836,887 shares in exchange for shares of the old Roebling Financial Corp, Inc. Certain of our directors and executive officers will not be eligible to purchase additional stock in the offering or are limited as to the amount of stock they may purchase in the offering due to the purchase limitations and the number of shares held by such individuals prior to the conversion. See The Stock Offering - Limitations on Purchases of Common Stock at page ___. The table does not take into account any stock benefit plans to be adopted following the stock offering. See Management - Potential Stock Benefit Plans at page ___.

                                                                                               PROPOSED TOTAL
                                                            PROPOSED PURCHASES OF             COMMON STOCK HELD
                                                             CONVERSION STOCK(1)             AFTER THE OFFERING
                                        NUMBER OF          -----------------------         -----------------------
                                         EXCHANGE          NUMBER                          NUMBER
                                       SHARES TO BE          OF                              OF
               NAME                        HELD            SHARES        AMOUNT($)         SHARES       % OF TOTAL
----------------------------------- ------------------     ------        ---------         ------     ------------
John J. Ferry                               50,936 (2)      39,985         $399,850         90,921        5.0%
Mark V. Dimon                               38,978 (2)      51,943          519,430         90,921        5.0%
Joan K. Geary                               15,489 (2)       5,000           50,000         20,489        1.1%
Robert R. Semptimphelter, Sr.               29,796 (2)          **               **             **          **
John A. LaVecchia                           11,219 (2)          **               **             **          **
George N. Nyikita                           13,354 (2)          **               **             **          **
Frank J. Travea, III                         2,805 (3)       5,000           50,000          7,805           *
Janice A. Summers                            2,673 (3)       5,000           50,000          7,673           *
         Total                             154,031

-------------------
*        Less than 1.0%.
**       To be determined.
(1) Includes proposed subscriptions, if any, by associates. Does not include the subscription order by the employee stock ownership plan. Purchases by the employee stock ownership plan are expected to be 8% of the shares sold in the offering.
(2) Share amounts exclude 6,696 shares of common stock which each of the directors will be able to acquire through the exercise of current stock options but includes 2,677 unissued shares of restricted stock in which each director will be vested.
(3)      Represents shares allocated to their accounts in the ESOP.
(4) Such individuals will not be eligible to purchase additional stock in this offering due to the purchase limitations and the number of shares held by such individuals prior to the conversion. See The Stock Offering - Limitations on Purchases of Common Stock at page ___.

                                 THE CONVERSION

         THE BOARD OF DIRECTORS ADOPTED THE PLAN AUTHORIZING THE CONVERSION ON APRIL 8, 2004, SUBJECT TO THE APPROVAL OF THE OTS, MEMBERS OF ROEBLING FINANCIAL CORP., MHC, STOCKHOLDERS OF ROEBLING FINANCIAL CORP, INC. AND THE SATISFACTION OF CERTAIN OTHER CONDITIONS. WE RECEIVED AUTHORIZATION FROM THE OTS TO CONDUCT THE CONVERSION ON ____________, 2004. OTS AUTHORIZATION DOES NOT CONSTITUTE A RECOMMENDATION OR ENDORSEMENT OF AN INVESTMENT IN OUR STOCK BY THE OTS.

GENERAL

     On April 8, 2004, the Board of Directors adopted the plan of conversion and reorganization, which was subsequently amended. In accordance with the plan, Roebling Financial Corp., MHC will convert from a mutual holding company to a full stock corporation. Public stockholders currently own 46% of Roebling Financial Corp, Inc. and the remaining 54% is owned by Roebling Financial Corp., MHC. Upon consummation of the conversion, Roebling Financial Corp., MHC will cease to exist. The stock held by the public stockholders of Roebling Financial Corp, Inc. will be converted into shares of a newly-formed New Jersey corporation, also named Roebling Financial Corp, Inc. After the conversion, Roebling Bank will be a wholly-owned subsidiary of the New Jersey corporation.

SHARE EXCHANGE RATIO

     OTS regulations provide that in a conversion of a mutual holding company to stock form, the minority stockholders of Roebling Financial Corp, Inc. will be entitled to exchange their shares of common stock for common stock of the converted holding company, provided that the bank and the mutual holding company demonstrate to the satisfaction of the OTS that the basis for the exchange is fair and reasonable. Each publicly-held share of Roebling Financial Corp, Inc. common stock will, on the date of completion of the conversion, be automatically converted into and become the right to receive a number of exchange shares determined pursuant to the exchange ratio. The public stockholders of Roebling Financial Corp, Inc. common stock will own the same percentage of our common stock after the conversion as they hold in Roebling Financial Corp, Inc., subject to additional purchases, or the receipt of cash in lieu of fractional shares. The total number of shares held by the public stockholders of Roebling Financial Corp, Inc. common stock after the conversion will also be affected by any purchases by these persons in the offering.

     Based on the independent valuation, the 54% of the outstanding shares of Roebling Financial Corp, Inc. common stock held by Roebling Financial Corp., MHC as of the date of the independent valuation and the 46% public ownership interest of Roebling Financial Corp, Inc., the following table sets forth, at the minimum, mid-point, maximum, and adjusted maximum of the offering range:

     o the total number of subscription shares and exchange shares to be issued in the conversion;

     o    the total shares of common stock outstanding after the conversion;

     o    the exchange ratio; and

     o the number of shares an owner of Roebling Financial Corp, Inc. will receive in the exchange, adjusted for the number of shares sold in the offering.

                                                  SHARES OF THE NEW                                        100 SHARES OF
                                                  ROEBLING FINANCIAL                                     ROEBLING FINANCIAL
                                                   CORP, INC. TO BE                                      CORP, INC. WOULD BE
                                                     EXCHANGED FOR           TOTAL SHARES                 EXCHANGED FOR THE
                                                   EXISTING SHARES OF         OF COMMON                  FOLLOWING NUMBER OF
                            SHARES TO BE SOLD      ROEBLING FINANCIAL       STOCK TO BE       EXCHANGE    SHARES OF THE NEW
                             IN THE OFFERING            CORP, INC.           OUTSTANDING       RATIO     ROEBLING FINANCIAL
                           --------------------   ---------------------     ------------     ---------   --------------------
                            AMOUNT      PERCENT    AMOUNT       PERCENT
                           -------      -------   -------       -------
MINIMUM.................   630,878         54%     537,872         46%         1,168,750        2.7448         274
MIDPOINT................   742,205         54%     632,795         46%         1,375,000        3.2292         322
MAXIMUM.................   853,532         54%     727,718         46%         1,581,250        3.7136         371
ADJUSTED MAXIMUM........   981,551         54%     836,887         46%         1,818,438        4.2707         427

                                       83

         Outstanding options to purchase shares of Roebling Financial Corp, Inc. common stock will be converted into options to purchase our shares of common stock. At March 31, 2004 there were outstanding options granted and exercisable to purchase 9,408 shares of Roebling Financial Corp, Inc. common stock. An additional 10,188 shares are available to be granted under the 1999 Stock Option Plan and 3,292 shares are available to be awarded under the 1999 Restricted Stock Plan. The number of shares of common stock to be received upon exercise of these options and issuance of awards will be determined pursuant to the exchange ratio.

EFFECT OF THE CONVERSION ON MINORITY STOCKHOLDERS

         EFFECT ON STOCKHOLDERS' EQUITY PER SHARE OF THE SHARES EXCHANGED. The conversion will increase the stockholders' equity of the public stockholders of Roebling Financial Corp, Inc. common stock. At March 31, 2004, the stockholders' equity per share of Roebling Financial Corp, Inc. common stock was $17.66 including shares held by Roebling Financial Corp., MHC. As set forth under the pro forma information set forth for March 31, 2004, under Pro Forma Data at page ___, pro forma stockholders' equity per share is $10.85, $9.93, $9.25 and $8.65, respectively, at the minimum, midpoint, maximum and maximum, as adjusted, respectively, of the offering range.

         EFFECT ON EARNINGS PER SHARE OF THE SHARES EXCHANGED. The conversion will also affect the public stockholders of Roebling Financial Corp, Inc. common stock pro forma earnings per share. For the six months ended March 31, 2004, basic and diluted earnings per share of Roebling Financial Corp, Inc. common stock was $0.57 and $0.56, respectively, including shares held by Roebling Financial Corp., MHC. As set forth under the pro forma information set forth for the six months ended March 31, 2004 under Pro Forma Data at page ___, pro forma earnings per share range from $0.23 to $0.15 for the minimum to the maximum, as adjusted of the offering range.

         DISSENTERS' AND APPRAISAL RIGHTS. Under OTS regulations, dissenters' rights of appraisal are available to holders of common stock in connection with the conversion and reorganization.

EFFECTS OF THE CONVERSION ON DEPOSITORS, BORROWERS AND MEMBERS

         GENERAL. Each depositor in Roebling Bank has both a deposit account in Roebling Bank and a pro rata ownership interest in the net worth of Roebling Financial Corp., MHC based upon the balance in his or her account. This interest may only be realized in the event of a liquidation of Roebling Financial Corp., MHC and Roebling Bank. However, this ownership interest is tied to the depositor's account and has no tangible market value separate from the deposit account. Any depositor who opens a deposit account obtains a pro rata ownership interest in Roebling Financial Corp., MHC without any additional payment beyond the amount of the deposit. A depositor who reduces or closes his account receives a portion or all of the balance in the account, but nothing for his ownership interest in the net worth of Roebling Financial Corp., MHC, which is lost to the extent that the balance in the account is reduced or closed.

         Consequently, depositors in a stock subsidiary of a mutual holding company normally have no way of realizing the value of their ownership interest, which has realizable value only in the unlikely event that Roebling Financial Corp., MHC and Roebling Bank are liquidated. If this occurs, the depositors of record at that time, as owners, would share pro rata in any residual surplus and reserves of Roebling Financial Corp., MHC after other claims, including claims of depositors to the amounts of their deposits, are paid.

         When a mutual holding company converts to stock form, permanent nonwithdrawable capital stock is created in the stock holding company to represent the ownership of the subsidiary institution's net worth.

The common stock is separate and apart from deposit accounts and cannot be and is not insured by the FDIC or any other governmental agency. Certificates are issued to evidence ownership of the capital stock. The stock certificates are transferable and, therefore, the stock may be sold or traded if a purchaser is available with no effect on any account the seller may hold in Roebling Bank.

     CONTINUITY. The stock offering will not have any effect on Roebling Bank's present business of accepting deposits and investing its funds in loans and other investments permitted by law. The stock offering will not result in any change in the existing services provided to depositors and borrowers, or in existing offices, management, and staff. After the stock offering, Roebling Bank will continue to be subject to regulation, supervision, and examination by the OTS and the FDIC.

     DEPOSITS AND LOANS. Each holder of a deposit account in Roebling Bank at the time of the stock offering will continue as an account holder in Roebling Bank after the stock offering, and the stock offering will not affect the deposit balance, interest rate, or other terms. Each deposit account will be insured by the FDIC to the same extent as before the stock offering. Depositors will continue to hold their existing certificates, savings records, checkbooks, and other evidence of their accounts. The stock offering will not affect the loans of any borrower from Roebling Bank. The amount, interest rate, maturity, security for, and obligations under each loan will remain contractually fixed as they existed prior to the stock offering.

     VOTING RIGHTS OF MEMBERS. At present, all depositors of Roebling Bank are members of, and have voting rights in, Roebling Financial Corp., MHC as to all matters requiring membership action. Upon completion of the conversion, depositors and borrowers will cease to be members of Roebling Financial Corp., MHC and will no longer be entitled to vote at meetings of Roebling Financial Corp., MHC. Upon completion of the conversion, the new Roebling Financial Corp, Inc. will be the sole stockholder of Roebling Bank and have all voting rights in Roebling Bank. Stockholders of the new Roebling Financial Corp, Inc. will have exclusive voting rights in such corporation. Depositors of Roebling Bank will not have voting rights after the conversion except to the extent that they become our stockholders through the purchase of common stock.

     TAX EFFECTS. Roebling Financial Corp, Inc. has received an opinion from Malizia Spidi & Fisch, PC and an opinion from Fontanella & Babitts with regard to federal and state income taxation, respectively, to the effect that the adoption and implementation of the plan of conversion will not be taxable for federal or state income tax purposes to Roebling Financial Corp, Inc., Roebling Financial Corp., MHC, the minority stockholders, members of Roebling Financial Corp., MHC, eligible account holders, supplemental eligible account holders or Roebling Bank. See Federal and State Tax Consequences of the Conversion at page
___.

     EFFECT ON LIQUIDATION RIGHTS. Each depositor in Roebling Bank has both a deposit account in Roebling Bank and a pro rata ownership interest in the net worth of Roebling Financial Corp., MHC based upon the balance in his or her account. This interest may only be realized in the event of a complete liquidation of Roebling Financial Corp., MHC and Roebling Bank. However, this ownership interest is tied to the depositor's account and has no tangible market value separate from the deposit account. Any depositor who opens a deposit account obtains a pro rata ownership interest in Roebling Financial Corp., MHC without any additional payment beyond the amount of the deposit. A depositor who reduces or closes his or her account receives a portion or all of the balance in the deposit account but nothing for his or her ownership interest in the net worth of Roebling Financial Corp., MHC, which is lost to the extent that the balance in the account is reduced or closed.

     Consequently, depositors in a stock subsidiary of a mutual holding company normally have no way of realizing the value of their ownership interest, which has realizable value only in the unlikely event that Roebling Financial Corp., MHC and Roebling Bank are liquidated. If this occurs, the depositors of record at that time, as owners, would share pro rata in any residual surplus and reserves of Roebling Financial Corp., MHC after other claims, including claims of depositors to the amounts of their deposits, are paid.

     In the unlikely event that Roebling Bank were to liquidate after the conversion, all claims of creditors, including those of depositors, also would be paid first, followed by distribution of the "liquidation account" to depositors as of March 31, 2003 and June 30, 2004 who continue to maintain their deposit accounts as of the date of liquidation, with any assets remaining thereafter distributed to the new Roebling Financial Corp, Inc. as the holder of Roebling Bank's capital stock. Pursuant to the rules and regulations of the Office of Thrift Supervision, a post-conversion merger, consolidation, sale of bulk assets or similar combination or transaction with another insured savings institution would not be considered a liquidation and, in such a transaction, the liquidation account would be assumed by the surviving institution. See Liquidation Rights at page ___.

     In connection with the mutual holding company reorganization, Roebling Bank established a liquidation account for the benefit of eligible account holders as of December 31, 1995 and June 30, 1997. Roebling Bank will assume this liquidation account as part of the conversion and reorganization.

FEDERAL AND STATE TAX CONSEQUENCES OF THE CONVERSION

     We have received opinions from Malizia Spidi & Fisch, PC, and from Fontanella and Babitts on the federal and New Jersey tax consequences, respectively, of the stock offering. The opinions have been filed as exhibits to the registration statement of which this prospectus is a part and cover those federal tax matters that are material to the transaction. The opinions are made in reliance upon various statements, representations and declarations as to matters of fact made by us, as detailed in the opinions. The opinions provide that:

     The transactions qualify as statutory mergers and each merger required by the Plan qualifies as a reorganization within the meaning of Code Section 368(a)(1)(A). Roebling Financial Corp., MHC, Roebling Financial Corp, Inc., and Roebling Bank will be a party to a "reorganization" as defined in Code Section 368(b).

     o Roebling Financial Corp., MHC will not recognize any gain or loss on the transfer of its assets to Roebling Bank in exchange for Roebling Bank liquidation interests for the benefit of Roebling Financial Corp., MHC members who remain members of Roebling Bank.

     o No gain or loss will be recognized by Roebling Bank upon the receipt of the assets of Roebling Financial Corp., MHC in exchange for the transfer to the members of Roebling Bank liquidation interests.

     o No gain or loss will be recognized by Roebling Bank upon the receipt of the assets of Interim Bank #2 (Roebling Financial Corp, Inc.) and Interim Bank #3 pursuant to the conversion.

     o    No gain or  loss  will be  recognized  by  Interim  Bank #2  (Roebling
          Financial Corp, Inc. following its conversion to a federal stock savings bank) pursuant to the conversion.

     o The reorganization of the new Roebling Financial Corp, Inc. as the holding company of Roebling Bank qualifies as a reorganization within the meaning of Code Section 368(a)(1)(A) by virtue of Code Section 368(a)(2)(E). Therefore, Roebling Bank, the new Roebling Financial Corp, Inc., and Interim Bank #3 will each be a party to a reorganization, as defined in Code Section 368(b).

     o No gain or loss will be recognized by Interim Bank #3 upon the transfer of its assets to Roebling Bank pursuant to the conversion.

     o Members will recognize no gain or loss upon the receipt of Roebling Bank liquidation interests.

     o No gain or loss will be recognized by the new Roebling Financial Corp, Inc. upon the receipt of Bank Stock solely in exchange for stock of the new Roebling Financial Corp, Inc.

     o Current stockholders of Roebling Financial Corp, Inc. will not recognize any gain or loss upon their exchange of common stock solely for shares of stock of the new Roebling Financial Corp, Inc.

     o Each stockholder's aggregate basis in shares of stock of the new Roebling Financial Corp, Inc. received in the exchange will be the same as the aggregate basis of common stock surrendered in the exchange before giving effect to any payment of cash in lieu of fractional shares.

     o No gain or loss will be recognized by the new Roebling Financial Corp, Inc. on the receipt of money in exchange for stock of the new Roebling Financial Corp, Inc. sold in the offering.

     o No gain or loss will be recognized by Eligible Account Holders, Supplemental Eligible Account Holders and Other Members upon the distribution to them of the non-transferable subscription rights to purchase shares of stock of the new Roebling Financial Corp, Inc.

     The opinion in the last bullet above is predicated on representations from Roebling Bank, Roebling Financial Corp, Inc. and Roebling Financial Corp., MHC that no person shall receive any payment, whether in money or property, in lieu of the issuance of subscription rights. The opinion in the last bullet above is based on the position that the subscription rights to purchase shares of common stock received by Eligible Account Holders, Supplemental Eligible Account Holders and Other Members have a fair market value of zero. In reaching their opinion stated in the second bullet above, Malizia Spidi & Fisch, PC has noted that the subscription rights will be granted at no cost to the recipients, will be legally non-transferable and of short duration, and will provide the recipients with the right only to purchase shares of common stock at the same price to be paid by members of the general public in any community offering. Malizia Spidi & Fisch, PC believes that it is more likely than not that the fair market value of the subscription rights to purchase common stock is zero.

     If the non-transferable subscription rights to purchase common stock are subsequently found to have a fair market value, income may be recognized by various recipients of the subscription rights (in certain cases, whether or not the rights are exercised), and we may be taxed on the distribution of the subscription rights.

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     We are also subject to New Jersey income taxes and have received an opinion from Fontanella and Babitts that the stock offering will be treated for New Jersey state tax purposes similarly to the treatment of the stock offering for federal tax purposes.

     Unlike a private letter ruling from the IRS, the federal and state tax opinions have no binding effect or official status, and no assurance can be given that the conclusions reached in any of those opinions would be sustained by a court if contested by the IRS or the New Jersey tax authorities. ELIGIBLE ACCOUNT HOLDERS, SUPPLEMENTAL ELIGIBLE ACCOUNT HOLDERS AND OTHER MEMBERS ARE ENCOURAGED TO CONSULT WITH THEIR OWN TAX ADVISERS AS TO THE TAX CONSEQUENCES IN THE EVENT THE SUBSCRIPTION RIGHTS ARE DETERMINED TO HAVE ANY MARKET VALUE.

LIQUIDATION RIGHTS

     In the unlikely event of a complete liquidation of Roebling Financial Corp, Inc. prior to the conversion, all claims of creditors of Roebling Financial Corp, Inc., including those of depositors to the extent of their deposit balances, would be paid first. Thereafter, if there were any assets of Roebling Financial Corp, Inc. remaining, these assets would be distributed to stockholders, including Roebling Financial Corp., MHC. In the unlikely event that Roebling Financial Corp., MHC and Roebling Financial Corp, Inc. are liquidated prior to the conversion, all claims of creditors would be paid first. Then, if there were any assets of Roebling Financial Corp., MHC remaining, members of Roebling Financial Corp., MHC would receive those remaining assets, pro rata, based upon the deposit balances in their deposit account in Roebling Bank immediately prior to liquidation. In the unlikely event that Roebling Bank were to liquidate after the conversion, all claims of creditors, including those of depositors, would be paid first, followed by distribution of the "liquidation account" to certain depositors, with any assets remaining thereafter distributed to the new Roebling Financial Corp, Inc. as the holder of Roebling Bank capital stock. Pursuant to the rules and regulations of the Office of Thrift Supervision, a post-conversion merger, consolidation, sale of bulk assets or similar combination or transaction with another insured savings institution would not be considered a liquidation and, in these types of transactions, the liquidation account would be assumed by the surviving institution.

     The plan of conversion and reorganization provides for the establishment, upon the completion of the conversion, of a special "liquidation account" for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders (as those terms are defined in the plan of conversion and reorganization) in an amount equal to the greater of:

     (1) Roebling Financial Corp., MHC's ownership interest (i.e., 54%) in the retained earnings of Roebling Financial Corp, Inc. as of the date of its latest balance sheet contained in this prospectus; or

     (2) the retained earnings of Roebling Bank at the time that Roebling Bank reorganized into Roebling Financial Corp., MHC on October 2, 1997.

     The purpose of the liquidation account is to provide Eligible Account Holders and Supplemental Eligible Account Holders who maintain their deposit accounts with Roebling Bank after the conversion with an interest in the unlikely event of the complete liquidation of Roebling Bank after the conversion. Each Eligible Account Holder and Supplemental Eligible Account Holder that continues to maintain his or her deposit account at Roebling Bank, would be entitled, on a complete liquidation of Roebling Bank after the conversion, to an interest in the liquidation account prior to any payment to the stockholders of the new Roebling Financial Corp, Inc. Each Eligible Account Holder and Supplemental Eligible Account Holder would have an initial interest in the liquidation account for each deposit account, including savings

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accounts,  checking accounts, money market deposit accounts, and certificates of deposit, with a balance of $50 or more held in Roebling Bank on March 31, 2003, or June 30, 2004. Each Eligible Account Holder and Supplemental Eligible Account Holder would have a pro rata interest in the total liquidation account for each such deposit account, based on the proportion that the balance of each such deposit account on March 31, 2003 or June 30, 2004 bears to the balance of all deposit accounts in Roebling Bank on such dates.

     If, however, on any December 31 annual closing date commencing after the completion of the conversion, the amount in any such deposit account is less than the amount in the deposit account on March 31, 2003 or June 30, 2004 or any other annual closing date, then the interest in the liquidation account relating to such deposit account would be reduced from time to time by the proportion of any such reduction, and such interest will cease to exist if such deposit account is closed. In addition, no interest in the liquidation account would ever be increased despite any subsequent increase in the related deposit account. Payment pursuant to liquidation rights of Eligible Account Holders and Supplemental Eligible Account Holders would be separate and apart from the payment of any insured deposit accounts to such depositor. Any assets remaining after the above liquidation rights of Eligible Account Holders and Supplemental Eligible Account Holders are satisfied would be distributed to the new Roebling Financial Corp, Inc. as the sole stockholder of Roebling Bank.

AMENDMENT OR TERMINATION OF THE PLAN OF CONVERSION AND REORGANIZATION

     If deemed necessary or desirable by the Board of Directors, the plan may be substantively amended, as a result of comments from regulatory authorities or otherwise, at any time prior to the solicitation of proxies from members and stockholders to vote on the plan and at any time thereafter with the concurrence of the OTS. Any amendment to the plan made after approval by the members and stockholders with the concurrence of the OTS shall not necessitate further approval by the members or stockholders unless otherwise required by the OTS. The plan shall terminate if the sale of all shares of conversion stock is not completed within 24 months from the date of the special meeting of members. Prior to the earlier of the special meeting of members and the stockholders' meeting, the plan may be terminated by the Board of Directors without approval of the OTS; after the special meeting or the stockholders' meeting, the Board of Directors may terminate the plan only with the approval of the OTS.

CONDITIONS TO THE CONVERSION

     We cannot complete our conversion and our offering unless:

     (1)  We sell a minimum of 630,878 shares of common stock;

     (2) The plan of conversion is approved by at least a majority of the votes eligible to be cast by members of Roebling Financial Corp., MHC;

     (3) The plan of conversion is approved by at least two-thirds of the votes eligible to be cast by stockholders of Roebling Financial Corp, Inc., including those shares held by Roebling Financial Corp., MHC; and

     (4) The plan of conversion is approved by at least a majority of the votes eligible to be cast by stockholders of Roebling Financial Corp, Inc., excluding those shares held by Roebling Financial Corp., MHC.

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     The plan of  conversion  must also be approved by the OTS,  which has given its conditional approval. If such conditions are not met before we complete the offering, all funds received will be promptly returned with interest at Roebling Bank's passbook rate and all withdrawal authorizations will be canceled. The stock purchases of our officers and directors will be counted for purposes of meeting the minimum number of shares.

     Roebling Financial Corp., MHC intends to vote its 54% ownership interest in favor of the conversion. In addition, as of March 31, 2004, directors and executive officers of Roebling Financial Corp, Inc. and their associates beneficially owned 48,103 shares of Roebling Financial Corp, Inc., or 11.1% of the total outstanding shares. They intend to vote those shares in favor of the conversion. Certain directors who serve as the trustee committee for Roebling Financial Corp, Inc.'s 1999 Restricted Stock Plan may direct the voting of 3,762 shares held in the plan trust. Additionally, certain directors and an executive officer who serve as employee stock ownership plan trustees may vote 5,488 unallocated shares of the Roebling Financial Corp, Inc. employee stock ownership plan and may vote, in the trustees' fiduciary capacity, allocated shares of the employee stock ownership plan for which no timely voting directions have been received from plan participants.

                               THE STOCK OFFERING

     THE BOARD OF DIRECTORS ADOPTED THE PLAN AUTHORIZING THE CONVERSION ON APRIL 8, 2004, SUBJECT TO THE APPROVAL OF THE OTS. WE RECEIVED AUTHORIZATION FROM THE OTS TO CONDUCT THE STOCK OFFERING ON ____________, 2004. OTS AUTHORIZATION DOES NOT CONSTITUTE A RECOMMENDATION OR ENDORSEMENT OF AN INVESTMENT IN OUR STOCK BY THE OTS.

GENERAL

     On April 8, 2004, the Board of Directors adopted the plan of conversion and reorganization, which was subsequently amended, pursuant to which Roebling Financial Corp, Inc. will sell shares of common stock to eligible depositors of Roebling Bank in a subscription offering and, if necessary, to the general public if a community and/or a syndicated community offering is held. The Board of Directors unanimously adopted the plan after consideration of the advantages and the disadvantages of the stock offering. After we receive the required authorization from the OTS, the stock will be issued. The stock offering will be accomplished in accordance with the procedures set forth in the plan, the requirements of applicable laws and regulations, and the policies of the OTS.

     We are offering between a minimum of 630,878 shares and an anticipated maximum of 853,532 shares of common stock in the offering (subject to adjustment to up to 987,551 shares if our estimated pro forma market value has increased at the conclusion of the offering), which will expire at 12:00 noon, eastern time, on ____________, 2004, unless extended. See Deadlines for Purchasing Stock at page ___. The minimum purchase is 25 shares of common stock (minimum investment of $250). Our common stock is being offered at a fixed price of $10.00 per share in the offering.

     In accordance with Rule 15c2-4 of the Securities Exchange Act of 1934, pending completion or termination of the offering, subscription funds received by us will be invested only in investments permissible under Rule 15c2-4.

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CONDUCT OF THE OFFERING

     Subject to the limitations of the plan of stock issuance adopted by our Board of Directors, shares of common stock are being offered in descending order of priority in the subscription offering to:

     o Eligible Account Holders (depositors at the close of business on March 31, 2003 with deposits of at least $50.00);

     o    the employee stock ownership plan;

     o Supplemental Eligible Account Holders (depositors at the close of business on June 30, 2004 with deposits of at least $50.00); and

     o    Other Members (depositors at the close of business on August 2, 2004).

     To the extent that shares remain available and depending on market conditions during the subscription offering, we may conduct a community offering and possibly a syndicated community offering. The community offering, if any, may commence simultaneously with, during or subsequent to the completion of the subscription offering. A syndicated community offering, if we conduct one, would commence just prior to, or as soon as practicable after, the termination of the community offering. In any community offering or syndicated community offering, we will first fill orders for our common stock in an equitable manner as determined by the Board of Directors in order to achieve a wide distribution of the stock.

     Shares sold above the maximum of the offering range may be sold to the employee stock ownership plan before satisfying remaining unfilled orders of Eligible Account Holders to fill the plan's subscription, or the plan may purchase some or all of the shares covered by its subscription after the offering in the open market, subject to any required regulatory approval.

SUBSCRIPTION OFFERING

     SUBSCRIPTION RIGHTS. Non-transferable subscription rights to subscribe for the purchase of common stock have been granted under the plan of stock issuance to the following persons:

     PRIORITY 1: ELIGIBLE ACCOUNT HOLDERS. Each Eligible Account Holder will receive, without payment therefor, non-transferable subscription rights to purchase, combined with shares received by that Eligible Account Holder as an existing stockholder pursuant to the exchange ratio in the conversion, and subject to the overall limitations described under The Stock Offering - Limitations on Purchases of Stock, up to the greater of (i) the maximum purchase limitation in the community offering (i.e., 12,500 shares), (ii) one-tenth of 1% of the total shares of common stock offered in the subscription offering, and
(iii) 15 times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of common stock offered in the subscription offering by a fraction, of which the numerator is the amount of the qualifying deposits of the Eligible Account Holder and the denominator is the total amount of all qualifying deposits of all Eligible Account Holders. If there are insufficient shares available to satisfy all subscriptions of Eligible Account Holders, shares will be allocated to Eligible Account Holders so as to permit each subscribing Eligible Account Holder to purchase a number of shares sufficient to make his or her total allocation equal to the lesser of 100 shares or the number of shares ordered. Thereafter, unallocated shares will be allocated to remaining subscribing Eligible Account Holders whose subscriptions remain unfilled in the same proportion that each subscriber's qualifying deposit bears to the total amount

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of qualifying deposits of all subscribing Eligible Account Holders, in each case on March 31, 2003, whose subscriptions remain unfilled. Subscription rights received by officers and directors, based on their increased deposits in Roebling Bank in the one year preceding the eligibility record date will be subordinated to the subscription rights of other eligible account holders. To ensure proper allocation of stock, each Eligible Account Holder must list on his or her order form all accounts in which he or she had an ownership interest on March 31, 2003. In the event of an oversubscription at the Eligible Account Holder level, failure to list an account could result in fewer shares being allocated to that Eligible Account Holders than if all accounts had been disclosed.

     PRIORITY 2: THE EMPLOYEE PLANS. The tax qualified employee plans may be given the opportunity to purchase in the aggregate up to 10% of the common stock issued in the subscription offering. It is expected that the employee stock ownership plan will purchase up to 8% of the common stock issued in the offering. If an oversubscription occurs in the offering by Eligible Account Holders, the employee stock ownership plan may, in whole or in part, fill its order through open market purchases subsequent to the closing of the offering, subject to any required regulatory approval.

     PRIORITY 3: SUPPLEMENTAL ELIGIBLE ACCOUNT HOLDERS. If there are sufficient shares remaining after satisfaction of subscriptions by Eligible Account Holders and the employee stock ownership plan and other tax-qualified employee stock benefit plans, each Supplemental Eligible Account Holder, will receive, without payment therefor, non-transferable subscription rights to purchase, combined with any shares received by that Supplemental Eligible Account Holder as an existing stockholder pursuant to the exchange ratio in the conversion, and subject to the overall limitations described under The Stock Offering - Limitations on Purchases of Common Stock, up to the greater of (i) the maximum purchase limitation in the community offering (i.e., 12,500 shares), (ii) one-tenth of 1% of the total shares of common stock offered in the subscription offering, and (iii) 15 times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of common stock offered in the subscription offering by a fraction, of which the numerator is the amount of the qualifying deposits of the Eligible Account Holder and the denominator is the total amount of all qualifying deposits of all Eligible Account Holders. If Supplemental Eligible Account Holders subscribe for a number of shares which, when added to the shares subscribed for by Eligible Account Holders and the employee stock ownership plan and other tax-qualified employee stock benefit plans, if any, is in excess of the total number of shares offered in the offering, the shares of common stock will be allocated among subscribing Supplemental Eligible Account Holders first so as to permit each subscribing Supplemental Eligible Account Holder to purchase a number of shares sufficient to make his or her total allocation equal to the lesser of 100 shares or the number of shares ordered. Thereafter, unallocated shares will be allocated to each subscribing Supplemental Eligible Account Holder whose subscription remains unfilled in the same proportion that each subscriber's qualifying deposits bear to the total amount of qualifying deposits of all subscribing Supplemental Eligible Account Holders, in each case on June 30, 2004, whose subscriptions remain unfilled. To ensure proper allocation of stock, each Supplemental Eligible Account Holder must list on his or her order form all accounts in which he or she had an ownership interest as of June 30, 2004. In the event of an oversubscription at the Supplemental Eligible Account Holder level, failure to list an account could result in fewer shares being allocated to that Supplemental Eligible Account Holder than if all accounts had been listed.

         PRIORITY 4: OTHER MEMBERS. To the extent that there are shares remaining after satisfaction of subscriptions by Eligible Account Holders, our tax-qualified employee stock benefit plans, and Supplemental Eligible Account Holders, each member of Roebling Financial Corp., MHC (depositor of Roebling
Bank) on the voting record date of August 2, 2004 who is not an Eligible Account Holder or Supplemental Eligible Account Holder ("Other Members") will receive, without payment therefor,

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nontransferable  subscription rights to purchase up to 12,500 shares, subject to the overall purchase limitations. See Limitations on Purchases of Common Stock at page ___. If there are not sufficient shares available to satisfy all subscriptions, available shares will be allocated on a pro rata basis based on the size of the order of each Other Member.

     STATE SECURITIES LAWS. We, in our sole discretion, will make efforts to comply with the securities laws of any state in the United States in which Roebling Bank account holders at the eligibility record date or the supplemental eligibility record date reside, and will only offer the common stock in states in which the offers and sales comply with state securities laws. However, subject to our sole discretion, no person will be offered common stock if he resides in a foreign country or in a state of the United States with respect to which any of the following apply:

     o a small number of persons otherwise eligible to purchase shares reside in that state; or

     o the offer or sale of shares of common stock to these persons would require us or our employees to register, under the securities laws of that state, as a broker or dealer or to register or otherwise qualify its securities for sale in that state; or

     o    registration  or  qualification   would  be  impracticable  or  unduly
          burdensome for reasons of cost or otherwise.

     RESTRICTIONS ON TRANSFER OF SUBSCRIPTION RIGHTS AND SHARES. The plan of conversion prohibits any person with subscription rights, including Eligible Account Holders and Supplemental Eligible Account Holders and Other Members, from transferring or entering into any agreement or understanding to transfer the legal or beneficial ownership of the subscription rights or the shares of common stock to be issued when subscription rights are exercised. Subscription rights may be exercised only by the person to whom they are granted and only for his or her account. Adding or deleting a name or otherwise altering the form of beneficial ownership of a qualifying account will result in a loss of subscription rights. Each person subscribing for shares will be required to certify that he or she is purchasing shares solely for his or her own account and that he or she has no agreement or understanding regarding the sale or transfer of the shares. The regulations also prohibit any person from offering or making an announcement of an offer or intent to make an offer to purchase subscription rights or shares of common stock before the completion of the offering.

     WE WILL PURSUE ANY AND ALL LEGAL AND EQUITABLE REMEDIES IN THE EVENT WE BECOME AWARE OF THE TRANSFER OF SUBSCRIPTION RIGHTS AND WILL NOT HONOR ORDERS THAT WE DETERMINE INVOLVE THE TRANSFER OF SUBSCRIPTION RIGHTS.

DEADLINES FOR PURCHASING STOCK

     The subscription offering will terminate at 12:00 noon, eastern time, on ____________, 2004. We may extend this expiration date without notice to you for up to 45 days, until ____________, 2004. Once submitted, your order is irrevocable unless the offering is extended beyond ____________, 2004. We may request permission from the Office of Thrift Supervision to extend the offering beyond ____________, 200_, and the Office of Thrift Supervision may grant one or more extensions of the offering of up to 90 days per extension, but in no event may the offering be extended beyond ____________, 200_. If the offering is extended beyond ____________, 200_, we will be required to notify each subscriber and resolicit subscriptions. During any extension period, subscribers will have the right to modify or rescind their subscriptions, and, unless an affirmative response is received, a subscriber's funds will be returned

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with  interest at Roebling  Bank's  passbook  rate.  A community  offering and a syndicated community offering, if such offerings are conducted, may terminate at any time without notice but no later than ____________, 200_.

     We may cancel the offering at any time prior to the special meeting of members of Roebling Financial Corp., MHC to vote on the plan of conversion and reorganization and the special meeting of stockholders of Roebling Financial Corp, Inc. to vote on the plan of conversion and reorganization. If we do, orders for common stock already submitted will be canceled and subscribers' funds will be returned with interest at Roebling Bank's passbook rate.

COMMUNITY OFFERING AND SYNDICATED COMMUNITY OFFERING

     COMMUNITY OFFERING. If less than the total number of shares of common stock to be subscribed for in the offering are sold in the subscription offering and depending on market conditions during the subscription offering, shares remaining unsubscribed may be made available for purchase in the community offering to certain members of the general public. The maximum amount of common stock that any person may purchase in the community offering, subject to the overall purchase limitations described under The Stock Offering - Limitations on Purchases of Common Stock at page ___, is 12,500 shares. In the community offering, if any, shares will be available for purchase by the general public, and preference may be given first to existing stockholders, second to natural persons residing in counties in which Roebling Bank has branch offices, and third to natural persons residing in New Jersey. We will attempt to issue the shares in a manner that would promote a wide distribution of common stock.

     If purchasers in the community offering, whose orders would otherwise be accepted, subscribe for more shares than are available for purchase, the shares available to them will be allocated among persons submitting orders in the community offering in an equitable manner we determine.

     The community offering, if any, may commence simultaneously with, during or subsequent to the completion of the subscription offering. The community offering, if any, must be completed within 45 days after the completion of the subscription offering unless otherwise extended by the OTS.

     We, in our absolute discretion, reserve the right to reject any or all orders in whole or in part which are received in the community offering, at the time of receipt or as soon as practicable following the completion of the community offering.

     SYNDICATED COMMUNITY OFFERING. If shares remain available after the subscription offering, and depending on market conditions at or near the completion of the subscription offering, we may offer shares to selected persons through a syndicated community offering on a best-efforts basis conducted through Keefe Bruyette & Woods, Inc. in accordance with such terms, conditions and procedures as may be determined by our Board of Directors. A syndicate of broker-dealers (selected dealers) may be formed to assist in the syndicated community offering. A syndicated community offering, if we conduct one, would commence just prior to, or as soon as practicable after, the termination of the subscription offering.

     Orders received in connection with the syndicated community offering, if any, will receive a lower priority than orders received in the subscription offering and community offering. Common stock sold in the syndicated community offering will be sold at the same price as all other shares in the subscription offering. A syndicated community offering would be open to the general public beyond the local community, however, WE HAVE THE RIGHT TO REJECT ORDERS, IN WHOLE OR IN PART, IN OUR SOLE DISCRETION IN THE SYNDICATED COMMUNITY OFFERING. No person will be permitted, subject to the overall purchase

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limitations  described  under The Stock  Offering - Limitations  on Purchases of
Common Stock on page ___, to purchase more than 12,500 shares.

     The date by which orders must be received in the syndicated community offering will be set by us at the time the syndicated community offering commences; but if the syndicated community offering is extended beyond
____________, 200_, each purchaser will have the opportunity to maintain, modify, or rescind his or her order. In that event, all funds received in the syndicated community offering will be promptly returned with interest at Roebling Bank's regular savings account rate to each purchaser unless he or she requests otherwise.

     Since all shares of common stock are being offered on a best-efforts basis, broker-dealers offering shares in the syndicated community offering must conform with certain Securities and Exchange Commission rules. To comply with these rules in a practical and efficient manner, Keefe, Bruyette & Woods, Inc. expects it will utilize procedures that permit prospective investors in the syndicated community offering to transmit their funds to Keefe, Bruyette & Woods, Inc. which will deposit the funds it receives prior to the closing date in a non-interest bearing bank account with an independent bank. Pursuant to the agreement with the independent bank, such funds will be released to us on the closing or returned, without interest, to prospective purchasers if the conversion is terminated. Because Keefe, Bruyette & Woods, Inc. will be selling to its existing customers, standard sales confirmation procedures will be employed instead of subscription procedures. If other broker-dealers are involved, such broker-dealers must comply with the same Securities and Exchange Commission rules.

LIMITATIONS ON PURCHASES OF COMMON STOCK

     The following additional limitations have been imposed on purchases of shares of common stock:


     1. The maximum number of shares which may be purchased in the offering by any individual (or individuals through a single account), shall not exceed 12,500 shares. This limit applies to stock purchases in total in the subscription, community and syndicated community offerings and includes shares received in exchange for outstanding shares of Roebling Financial Corp, Inc.


     2. The maximum number of shares that may be acquired by any individual together with any associate or group of persons acting in concert (or individuals through a single account), including shares received in exchange for outstanding shares of Roebling Financial Corp, Inc. may not exceed 5.0% of shares outstanding immediately following the conversion. This limit applies to stock purchases in total in the subscription, community and syndicated community offerings. This limit does not apply to our employee stock benefit plans, which in the aggregate may subscribe for up to 10% of the common stock issued in the offering.

     3. The maximum number of shares which may be purchased in all categories in the offering by our officers and directors and their associates in the aggregate shall not exceed 34% of the total number of shares issued in the offering.

     4.   The minimum order is 25 shares, or $250.

     5. If the number of shares otherwise allocable to any person or that person's associates would be in excess of the maximum number of shares permitted as set forth above, the number

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          of shares  allocated  to that  person  shall be  reduced to the lowest limitation applicable to that person, and then the number of shares allocated to each group consisting of a person and that person's associates shall be reduced so that the aggregate allocation to that person and his or her associates complies with the above maximums, and the maximum number of shares shall be reallocated among that person and his or her associates in proportion to the shares subscribed by each (after first applying the maximums applicable to each person separately).

     6. Depending on market or financial conditions, we may decrease or increase the purchase limitations, provided that the maximum purchase limitations may not be increased to a percentage in excess of 5% of the offering. If we increase the maximum purchase limitations, we are only required to resolicit persons who subscribed for the maximum purchase amount and may, in our sole discretion, resolicit certain other large subscribers.

     7. If the total number of shares offered increases in the offering due to an increase in the maximum of the estimated valuation range of up to 15% (the adjusted maximum) the additional shares will be used in the following order of priority: (a) to fill the employee stock ownership plan's subscription up to 8% of the adjusted maximum (unless the employee stock ownership plan elects to purchase stock subsequent to the offering in the open market); (b) if there is an oversubscription at the Eligible Account Holder level, to fill unfilled subscriptions of Eligible Account Holders exclusive of the adjusted maximum unless the employee stock ownership plan elects to purchase stock subsequent to the offering in the open market); (c) if there is an oversubscription at the Supplemental Eligible Account Holder level, to fill unfilled subscriptions of Supplemental Eligible Account Holders exclusive of the adjusted maximum; (d) if there is an oversubscription at the Other Members level, to fill unfilled subscriptions of Other Members exclusive of the adjusted maximum; (e) to fill orders received in a community offering exclusive of the adjusted maximum, with preference given to persons who live in the local community; and (f) to fill orders received in the syndicated community offering exclusive of the adjusted maximum.

     8. No person will be allowed to purchase any stock if that purchase would be illegal under any federal law or state law or regulation or would violate regulations or policies of the National Association of Securities Dealers, Inc., particularly those regarding free riding and withholding. We and/or our representatives may ask for an acceptable legal opinion from any purchaser regarding the legality of the purchase and may refuse to honor any purchase order if that opinion is not timely furnished.

     9. We have the right to reject any order submitted by a person whose representations we believe are untrue or who we believe is violating, circumventing, or intends to violate, evade, or circumvent the terms and conditions of the plan of conversion, either alone or acting in concert with others.

     10. The above restrictions also apply to purchases by persons acting in concert under applicable regulations of the OTS. Under regulations of the OTS, our directors are not considered to be affiliates or a group acting in concert with other directors solely as a result of membership on our Board of Directors.

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     11.  In  addition,  in  any  community  offering  or  syndicated  community offering, we must first fill orders for our common stock up to a maximum of 2% of the total shares issued in the offering in a manner that will achieve a wide distribution of the stock, and thereafter any remaining shares will be allocated on an equal number of shares per order basis, until all orders have been filled or the shares have been exhausted.

     The term "associate" of a person is defined in the plan of stock issuance to mean:

     (1) any corporation or organization of which a person is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities;

     (2) any trust or other estate in which a person has a substantial beneficial interest or as to which a person serves as trustee or in a similar fiduciary capacity; or

     (3) any relative or spouse of a person or any relative of a spouse, who has the same home as that person.

     For example, a corporation for which a person serves as an officer would be an associate of that person and all shares purchased by that corporation would be included with the number of shares which that person individually could purchase under the above limitations.

     The term "acting in concert" means:

     (1) knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; or

     (2) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise.

     A person or company which acts in concert with another person or company ("other party") shall also be deemed to be acting in concert with any person or company who is also acting in concert with that other party, except that any tax-qualified employee stock benefit plan will not be deemed to be acting in concert with its trustee or a person who serves in a similar capacity solely for the purpose of determining whether stock held by the trustee and stock held by the plan will be aggregated. We will presume that certain persons are acting in concert based upon various facts, including the fact that persons have joint account relationships or the fact that such persons have filed joint Schedules 13D with the Securities and Exchange Commission with respect to other companies. We reserve the right to make an independent investigation of any facts or circumstances brought to our attention that indicate that one or more persons acting independently or as a group acting in concert may be attempting to violate or circumvent the regulatory prohibition on the transferability of subscription rights.

     We have the right, in our sole discretion, to determine whether prospective purchasers are "associates" or "acting in concert." These determinations are in our sole discretion and may be based on whatever evidence we believe to be relevant, including joint account relationships or shared addresses on the records of Roebling Bank.

     Each person purchasing shares of the common stock in the offering will be considered to have confirmed that his or her purchase does not conflict with the maximum purchase limitation. If the purchase

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limitation  is  violated  by any  person or any  associate  or group of  persons affiliated or otherwise acting in concert with that person, we will have the right to purchase from that person at the $10.00 purchase price per share all shares acquired by that person in excess of that purchase limitation or, if the excess shares have been sold by that person, to receive the difference between the purchase price per share paid for the excess shares and the price at which the excess shares were sold by that person. Our right to purchase the excess shares will be assignable.

     Common stock purchased pursuant to the offering will be freely transferable, except for shares purchased by our directors and executive officers. For certain restrictions on the common stock purchased by our directors and executive officers, see Restrictions on Transferability by Directors and Executive Officers at page ___. In addition, under guidelines of the NASD, members of the NASD and their associates are subject to certain restrictions on the transfer of securities purchased in accordance with subscription rights and to certain reporting requirements after the purchase.

ORDERING AND RECEIVING COMMON STOCK

     USE OF ORDER FORMS. Rights to subscribe may only be exercised by completion of an order form. Any person receiving an order form who desires to subscribe for shares of common stock must do so prior to the applicable expiration date by delivering by mail, courier or in person a properly executed and completed order form, together with full payment of the purchase price for all shares for which subscription is made; provided, however, that if the employee stock benefit plans subscribe for shares during the subscription offering, the employee stock benefit plans will not be required to pay for the shares at the time they subscribe but rather may pay for the shares upon completion of the offering. All subscription rights will expire on the expiration date, whether or not we have been able to locate each person entitled to subscription rights. ONCE TENDERED, SUBSCRIPTION ORDERS CANNOT BE REVOKED WITHOUT OUR CONSENT.

     If a stock order form:

     o is not delivered and is returned to us by the United States Postal Service or we are unable to locate the addressee;

     o    is not received or is received after the applicable expiration date;

     o    is not completed correctly or executed; or

     o    is not  accompanied  by the  full  required  payment  for  the  shares subscribed  for,  including  instances  where  a  savings  account  or certificate balance from which withdrawal is authorized is unavailable, uncollected or insufficient to fund the required payment, but excluding subscriptions by the employee plans,

then the subscription rights for that person will lapse as though that person failed to return the completed order form within the time period specified.

     However, we may, but will not be required to, waive any irregularity on any order form or require the submission of corrected order forms or the remittance of full payment for subscribed shares by a date that we may specify. The waiver of an irregularity on an order form in no way obligates us to waive any other irregularity on any other order form. Waivers will be considered on a case by case basis. We will not accept orders received on photocopies or facsimile order forms, or for which payment is to be made

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by wire transfer or payment from private third parties.  Our  interpretation  of the terms and conditions of the plan of stock issuance and of the acceptability of the order forms will be final, subject to the authority of the OTS.

     To ensure that each purchaser receives a prospectus at least 48 hours before the applicable expiration date, in accordance with Rule 15c2-8 of the Securities Exchange Act of 1934, no prospectus will be mailed any later than five days prior to the expiration date or hand delivered any later than two days prior to the expiration date. Execution of the order form will confirm receipt or delivery in accordance with Rule 15c2-8. Order forms will only be distributed with a prospectus.

     PAYMENT FOR SHARES. For subscriptions to be valid, payment for all subscribed shares will be required to accompany all properly completed order forms on or prior to the expiration date specified on the order form unless we extend the date. Employee plans subscribing for shares during the subscription offering may pay for those shares upon completion of the offering. Payment for shares of common stock may be made:

     o    in cash, if delivered in person;

     o    by check or money order made payable to ROEBLING BANK; or

     o    for  shares   subscribed  for  in  the   subscription   offering,   by
          authorization of withdrawal from deposit accounts maintained with Roebling Bank.

     In accordance with Rule 15c2-4 of the Securities Exchange Act of 1934, subscribers' checks must be made payable to Roebling Bank, and checks received by the Stock Information Center will be transmitted by noon of the following business day directly to the segregated deposit account at Roebling Bank established to hold funds received as payment for shares. We will place funds in a segregated account at Roebling Bank or, at our option, with one of our correspondent banks.

     Appropriate means by which account withdrawals from deposit accounts at Roebling Bank may be authorized are provided on the order form. The designated funds must be available in the account(s) at the time the order form is received. Once a withdrawal has been authorized, none of the designated withdrawal amount may be used by a subscriber for any purpose other than to purchase the common stock for which a subscription has been made until the offering has been completed or terminated. In the case of payments authorized to be made through withdrawal from savings accounts, all sums authorized for withdrawal will continue to earn interest at the contract rate until the offering has been completed or terminated. Interest penalties for early withdrawal applicable to certificate accounts will not apply to withdrawals authorized for the purchase of shares; provided, however, that if a partial withdrawal results in a certificate account with a balance less than the applicable minimum balance requirement, the certificate shall be canceled at the time of withdrawal, without penalty, and the remaining balance will earn interest at the passbook rate subsequent to the withdrawal. In the case of payments made in cash or by check or money order, funds will be placed in a segregated account and interest will be paid by Roebling Bank at the passbook rate from the date payment is received until the offering is completed or terminated.

     You may not remit checks on a line of credit from Roebling Bank, and we will not accept third- party checks payable to you and endorsed over to Roebling Financial Corp., Inc. Additionally, you may not designate a direct withdrawal from Roebling Bank accounts with check-writing privileges. Please provide a check instead, because we cannot place holds on checking accounts. If you request that we do so, we reserve the right to interpret that as your authorization to treat those funds as if we had received a

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check for the designated  amount,  and we will  immediately  withdraw the amount from your checking account.

     If you are interested in using your individual retirement account funds to purchase shares of common stock, you must do so through a self-directed individual retirement account such as a brokerage firm individual retirement account. By regulation, Roebling Bank's individual retirement accounts are not self-directed, so they cannot be invested in our shares of common stock. Therefore, if you wish to use your funds that are currently in a Roebling Bank individual retirement account, you may not designate on the order form that you wish funds to be withdrawn from the account for the purchase of common stock. The funds you wish to use for the purchase of common stock must be transferred to a brokerage account. There will be no early withdrawal or Internal Revenue Service interest penalties for these transfers. Depositors interested in using funds in an individual retirement account or any other retirement account to purchase shares of common stock should contact our Stock Information Center as soon as possible, preferably at least two weeks prior to the end of the offering period, because processing such transactions takes additional time, and whether such funds can be used may depend on limitations imposed by the institutions where such funds are currently held. We cannot guarantee that you will be able to use such funds.

     We shall have the right, in our sole discretion, to permit institutional investors to submit irrevocable orders together with the legally binding commitment for payment and to thereafter pay for the shares of common stock for which they subscribe in the community offering at any time prior to 48 hours before the completion of the reorganization. This payment may be made by wire transfer.

     An executed order form, once we receive it, may not be modified, amended, or rescinded without our consent, unless the offering is not completed within 45 days after the conclusion of the subscription offering, in which event subscribers may be given the opportunity to increase, decrease, or rescind their subscription for a specified period of time. If the offering is not completed for any reason, all funds submitted pursuant to the offerings will be promptly refunded with interest as described above.

     FEDERAL REGULATIONS PROHIBIT ROEBLING BANK FROM KNOWINGLY LENDING FUNDS OR EXTENDING CREDIT TO ANY PERSON TO PURCHASE THE COMMON STOCK IN THE OFFERING.

     STOCK INFORMATION CENTER. Our Stock Information Center is located at 761 Delaware Avenue, Roebling, New Jersey 08554. The telephone number is (609) 499-0785 or (609) 499-0164. The Stock Information Center's hours of operation are Mondays from 10:00 a.m. to 5:00 p.m., eastern time, Tuesdays through Thursdays from 9:00 a.m. to 5:00 p.m., eastern time, and Fridays from 9:00 a.m. to 2:00 p.m., eastern time, excluding bank holidays.

EXCHANGE OF STOCK CERTIFICATES OF MINORITY STOCKHOLDERS

     The conversion of common stock into shares of the new Roebling Financial Corp, Inc. common stock will occur automatically on the date of completion of the conversion. After such date, former holders of common stock will have no further equity interest in the old Roebling Financial Corp, Inc., other than as stockholders of the new Roebling Financial Corp, Inc., and there will be no further transfers of shares of the old Roebling Financial Corp, Inc. common stock on the stock transfer records of the old Roebling Financial Corp, Inc.

     As soon as practicable after the completion of the conversion, the exchange agent will send a transmittal form to each stockholder of the old Roebling Financial Corp, Inc. The transmittal forms are

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expected to be mailed within five business days after the date of the completion of the conversion and will contain instructions with respect to the surrender of certificates representing the old Roebling Financial Corp, Inc. common stock to be exchanged into the new common stock. It is expected that certificates for shares of the new common stock will be distributed within five business days after the receipt of properly executed transmittal forms and other required documents. Stockholders should not forward their stock certificates to the exchange agent until they have received transmittal forms.

     Until the certificates representing the old common stock are surrendered for exchange after consummation of the conversion, in compliance with the terms of the transmittal form, holders of such certificates will not receive new shares. All shares of the new common stock issued upon exchange of shares of the old common stock shall be deemed to have been issued in full satisfaction of all rights pertaining to shares of the old common stock.

     No fractional shares of our common stock will be issued to any stockholder upon consummation of the conversion. For each fractional share that would otherwise be issued, we will pay by check an amount equal to the product obtained by multiplying the fractional share interest to which the holder would otherwise be entitled by the subscription price. Payment for fractional shares will be made as soon as practicable after the receipt by the exchange agent of surrendered old Roebling Financial Corp, Inc. stock certificates.

     If a certificate for the old Roebling Financial Corp, Inc. common stock has been lost, stolen or destroyed, the exchange agent will issue the consideration properly payable upon receipt of appropriate evidence as to the loss, theft or destruction, appropriate evidence as to the ownership of the certificate by the claimant, and appropriate and customary indemnification.

DELIVERY OF STOCK CERTIFICATES OF CONVERSION STOCK

     Certificates representing common stock issued in the offering, to all persons other than minority stockholders of Roebling Financial Corp, Inc., will be mailed to the persons entitled thereto at the address noted on the order form as soon as practicable following consummation of the offering. Any certificates returned as undeliverable will be held until claimed by persons legally entitled thereto or otherwise disposed of in accordance with applicable law. Until certificates for the common stock are available and delivered to subscribers, subscribers may not be able to sell the shares of stock for which they subscribed.

RESTRICTIONS ON REPURCHASE OF SHARES

     Generally, during the first year following the offering, we will not be permitted to repurchase shares of our stock unless we can show extraordinary circumstances. If extraordinary circumstances exist and if we can show a compelling and valid business purpose for the repurchase, the Office of Thrift Supervision may approve repurchases of up to 5% of the outstanding stock during the first year after the offering. After the first year following the offering, we can repurchase any amount of stock so long as the repurchase would not cause us to become undercapitalized. If, in the future, the rules and regulations regarding the repurchase of stock are liberalized, we may utilize the rules and regulations then in effect.

STOCK PRICING AND THE NUMBER OF SHARES TO BE OFFERED

     FinPro, Inc., which is experienced in the valuation and appraisal of business entities, including savings institutions, has been retained to prepare an independent valuation of the estimated pro forma market value of the common stock (the "independent valuation"), as mandated by Office of Thrift

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Supervision  regulations.  This  independent  valuation  expresses our pro forma market value in terms of an aggregate dollar amount. The appraisal is an independent appraisal reviewed but not approved by the Board of Directors. FinPro will receive fees of $40,000 for its appraisal services, including the independent valuation and any subsequent update, and assistance in preparation of our business plan, plus up to $5,000 for reasonable out-of-pocket expenses incurred in connection with the independent valuation and business plan. We have agreed to indemnify FinPro under certain circumstances against liabilities and expenses arising out of or based on any misstatement or untrue statement of a material fact contained in the information supplied by us to FinPro, except where FinPro is determined to have been negligent or failed to exercise due diligence in the preparation of the independent valuation.

     The number of shares of common stock being offered is based on the estimated pro forma market value of the common stock and the purchase price of $10.00 per share. FinPro has determined that as of May 26, 2004, the estimated aggregate pro forma market value of Roebling Financial Corp, Inc. was $13.75 million. Pursuant to OTS regulations, this estimate must be included within a range from 15% below to 15% above the pro forma market value resulting in a range with a minimum of $11.69 million and a maximum of $15.81 million. Based on this valuation and Roebling Financial Corp., MHC's ownership of 54% of the common stock of Roebling Financial Corp, Inc. currently outstanding, an offering range of between $6,308,780 and $8,535,320 has been established. We have determined to offer shares of common stock in the offering at a price of $10.00 per share. The independent valuation contains an analysis of a number of factors, including but not limited to our financial condition and results of operations as of March 31, 2004, our operating trends, the competitive environment in which we operate, operating trends of certain savings institutions and savings and loan holding companies, relevant economic conditions both nationally and in New Jersey that affect the operations of savings institutions, stock market values of certain institutions, and stock market conditions for publicly traded savings institutions and savings and loan holding companies. In addition, FinPro considered the effect of the additional capital raised by the sale of the common stock on the estimated pro forma market value.

     We are offering a maximum of 853,532 shares in the offering, subject to adjustment. The actual number of shares to be sold in the offering may be increased or decreased before completion of the offering, subject to approval and conditions that may be imposed by the Office of Thrift Supervision, to reflect any change in our estimated pro forma market value.

     Depending on market and financial conditions at the time of the completion of the offering, we may increase or decrease the number of shares to be issued in the offering. No resolicitation of purchasers will be made and purchasers will not be permitted to modify or cancel their purchase orders unless the change in the number of shares to be issued in the offering results in fewer than 630,878 shares or more than 981,551 shares being sold in the offering at the purchase price of $10.00, in which event we may also elect to terminate the offering. If we terminate the offering, purchasers will receive a prompt refund of their purchase orders, together with interest earned thereon from the date of receipt to the date of termination of the offering. Furthermore, any account withdrawal authorizations will be terminated. If we receive orders for less than 630,878 shares, at the discretion of the Board of Directors and subject to approval of the Office of Thrift Supervision, we may establish a new offering range and resolicit purchasers. If we resolicit, purchasers will be allowed to modify or cancel their purchase orders. Any adjustments in our pro forma market value as a result of market and financial conditions or a resolicitation of prospective purchasers must be approved by the Office of Thrift Supervision.

     The independent valuation will be updated at the time of the completion of the offering, and the number of shares to be issued may increase or decrease to reflect the changes in market conditions, the results of the offering, or our estimated pro forma market value. If the updated independent valuation increases, we may increase the number of shares sold in the offering to up to 981,551 shares. Subscribers will not be given the opportunity to change or withdraw their orders unless more than 981,551 shares or fewer than 630,878 shares are sold in the offering. Any adjustment of shares of common stock sold will have a corresponding effect on the estimated net proceeds of the offering and the pro forma capitalization and per share data. An increase in the total number of shares to be issued would decrease a subscriber's percentage ownership interest and pro forma net worth (book value) per share and increase the pro forma net income and net worth (book value) on an aggregate basis. In the event of a reduction in the valuation, we may decrease the number of shares to be issued to reflect the reduced valuation. A decrease in the number of shares to be issued would increase a subscriber's percentage ownership interest and the pro forma net worth (book value) per share and decrease the pro forma net income and net worth on an aggregate basis. For a presentation of the possible effects of an increase or decrease in the number of shares to be issued, see Pro Forma Data at page ___.

     THE INDEPENDENT VALUATION IS NOT INTENDED, AND MUST NOT BE CONSTRUED, AS A RECOMMENDATION OF ANY KIND AS TO THE ADVISABILITY OF PURCHASING THE COMMON STOCK. IN PREPARING THE INDEPENDENT VALUATION, FINPRO HAS RELIED ON AND ASSUMED THE ACCURACY AND COMPLETENESS OF FINANCIAL AND STATISTICAL INFORMATION PROVIDED BY US. FINPRO DID NOT INDEPENDENTLY VERIFY THE CONSOLIDATED FINANCIAL STATEMENTS AND OTHER INFORMATION PROVIDED BY US, NOR DID FINPRO VALUE INDEPENDENTLY OUR ASSETS AND LIABILITIES. THE INDEPENDENT VALUATION CONSIDERS US ONLY AS A GOING CONCERN AND SHOULD NOT BE CONSIDERED AS AN INDICATION OF OUR LIQUIDATION VALUE. MOREOVER, BECAUSE THE INDEPENDENT VALUATION IS BASED ON ESTIMATES AND PROJECTIONS ON A NUMBER OF MATTERS, ALL OF WHICH ARE SUBJECT TO CHANGE FROM TIME TO TIME, NO ASSURANCE CAN BE GIVEN THAT PERSONS PURCHASING THE COMMON STOCK WILL BE ABLE TO SELL THEIR SHARES AT A PRICE EQUAL TO OR GREATER THAN THE PURCHASE PRICE.


     The appraisal considered the pro forma impact of the offering. Consistent with the Office of Thrift Supervision appraisal guidelines, the appraisal applied three primary methodologies: the pro forma price-to- book approach to reported book value and tangible book value; the pro forma price-to-earnings approach applied to reported and core earnings; and the pro forma price-to-assets approach. The market value ratios applied in the three methodologies were based upon the current market valuations of the peer group companies, subject to valuation adjustments applied by FinPro, Inc. to account for differences between Roebling Financial Corp, Inc. and the peer group. FinPro selected a group of peer institutions that were profitable, fully-converted thrifts located in the Mid Atlantic or New England Regions. All of the peer institutions were listed on a major United States exchange and were not merger targets. FinPro attempted to find institutions that were the most proximate in size, although the resulting peer institutions were all larger than the Bank. FinPro, Inc. placed the greatest emphasis on the price- to-tangible book and price-to-core earnings approaches in estimating pro forma market value.


     The independent valuation was prepared by FinPro, Inc. in reliance upon the information contained in this prospectus, including the consolidated financial statements. FinPro, Inc. also considered the following factors, among others.

     o The present and projected operating results and financial condition of Roebling Financial Corp, Inc.;
     o The economic and demographic conditions in Roebling Financial Corp. Inc's existing market area;
     o Certain historical, financial and other information relating to Roebling Financial Corp, Inc.;
     o A comparative evaluation of the operating and financial characteristics of Roebling Financial Corp, Inc.;

     o    The aggregate size of the offering of the common stock;
     o The impact of the conversion on Roebling Financial Corp, Inc.'s stockholders' equity and earnings potential;
     o The trading market for securities of peer institutions and general conditions in the market for such securities.

         The following table compares Roebling Financial Corp, Inc.'s pro forma price to core earnings multiple and pro forma price to tangible book ratio at the minimum, midpoint and maximum of the offering range to the median price to core earnings multiple and price to tangible book ratio for the comparable publicly traded peer group companies identified in the valuation report. See Pro Forma Data at page ___ for a description of the assumptions used in calculating the pro forma price to core earnings multiples and pro forma price to tangible book ratios for Roebling Financial Corp, Inc.

                                                                                      PRO FORMA          PRO FORMA
                                                                                    PRICE TO CORE        PRICE TO
                                                                                      EARNINGS           TANGIBLE
                                                                                      MULTIPLE          BOOK RATIO
                                                                                    --------------      ----------
Roebling Financial Corp, Inc.(1):
     Minimum (630,878 shares sold)..............................................       20.41x            92.17%
     Midpoint (742,205 shares sold).............................................       24.39x           100.70%
     Maximum (853,532 shares sold)..............................................       27.78x           108.11%
     Maximum, as adjusted (981,551 shares sold).................................       32.26x           115.61%

                                                                                    PRICE TO CORE        PRICE TO
                                                                                      EARNINGS           TANGIBLE
                                                                                      MULTIPLE          BOOK RATIO
                                                                                    --------------      ----------
Median for comparable peer group companies......................................       19.00x           152.50%
Mean for comparable peer group companies........................................       21.15x           149.64%


-----------
(1) The price/core earnings multiples shown here for Roebling Financial Corp, Inc. are based on core earnings for the twelve months ended March 31, 2004 as required by regulatory appraisal guidelines, while the information presented in the tables under Pro Forma Data on page ___ is based on net income for the six months ended March 31, 2004 and the twelve months ended September 30, 2003.

         A copy of the independent valuation report is available for your review at our main office. In addition, our Board of Directors does not make any recommendation as to whether or not the stock will be a good investment for you.

         No sale of shares of common stock may be completed unless FinPro confirms that, to the best of its knowledge, nothing of a material nature has occurred that, taking into account all relevant factors, would cause FinPro to conclude that the independent valuation is incompatible with its estimate of our pro forma market value at the conclusion of the offering. Any change that would result in an aggregate value of the shares being offered to the public that is below $6,308,780 or above $9,815,510 would be subject to OTS approval. If confirmation from FinPro is not received, we may extend the offering, reopen or commence a new offering, request a new independent valuation, establish a new offering range and commence a resolicitation of all purchasers with the approval of the OTS, or take other action as permitted by the OTS in order to complete the offering.

     FinPro is recognized as an expert conversion appraiser by the OTS and the FDIC. FinPro has acted as the appraiser in ten of the __ completed second-step conversions to date, including all five of the second step conversions in New Jersey. In selecting FinPro as the independent appraiser, the Board of Directors took into account FinPro's qualifications as well as FinPro's prior work for Roebling.

     FinPro provided conversion appraisal and business planning services to Roebling Financial Corp, Inc. as part of the first-step conversion completed in 1997. The revenue derived from that engagement was immaterial relative to FinPro's annual gross revenue.

PLAN OF DISTRIBUTION/MARKETING ARRANGEMENTS

     Offering materials have been initially distributed to certain persons by mail, with additional copies made available through our conversion center and Keefe Bruyette & Woods, Inc. All prospective purchasers are to send payment directly to Roebling Bank, where such funds will be held in a separate escrow account earning interest at the passbook rate and not released until the offering is completed or terminated.

     We have engaged Keefe Bruyette & Woods, Inc., a broker-dealer registered with the NASD, as a financial and marketing advisor in connection with the offering of our common stock. In its role as financial and marketing advisor, Keefe Bruyette & Woods, Inc. will assist us in the offering as follows: (i) consulting as to the securities marketing implications of any aspect of the plan of conversion or related corporate documents; (ii) reviewing with our Board of Directors the financial and securities marketing implications of the independent appraiser's appraisal of the common stock; (iii) reviewing all offering documents, including the prospectus, stock order forms and related offering materials (we are responsible for the preparation and filing of such documents);
(iv) assisting in the design and implementation of a marketing strategy for the offering; (v) assisting us in preparing for meetings with potential investors and broker-dealers; and (vi) providing such other general advice and assistance regarding financial and marketing aspects of the conversion. For these services, Keefe Bruyette & Woods, Inc. will receive a management fee of $35,000 plus a success fee equal to 0.80% of the shares sold (but not less than $50,000) if the conversion is completed.

         To the extent any shares of the common stock remain available after the subscription and direct community offering, Keefe Bruyette & Woods, Inc. at our request, may seek to form a syndicate of registered broker-dealers to assist in the solicitation of orders of the common stock in a syndicated community offering, subject to the terms and conditions to be set forth in a selected dealer's agreement. Keefe Bruyette & Woods, Inc. has agreed to use its best efforts to assist us with the solicitation of subscriptions and orders for shares of our common stock in the syndicated community offering. Keefe Bruyette & Woods, Inc. is not obligated to take or purchase any shares of our common stock in the offering. Keefe Bruyette & Woods, Inc. has expressed no opinion as to the prices at which the common stock may trade nor has Keefe Bruyette & Woods, Inc. provided any written report or opinion to us as to the fairness of the conversion. If there is a syndicated community offering, the total fees payable to Keefe Bruyette & Woods, Inc. and other NASD member firms in the syndicated community offering shall not exceed 5.5% of the aggregate dollar amount of the common stock sold in the syndicated community offering.

     We also will reimburse Keefe Bruyette & Woods, Inc. for its reasonable out-of-pocket expenses associated with its marketing efforts, up to a maximum of $52,000 (including fees and expenses of their counsel). If the plan of conversion is terminated or if Keefe Bruyette & Woods, Inc. terminates its agreement with us in accordance with the provisions of the agreement, Keefe Bruyette & Woods, Inc. will only receive reimbursement of its reasonable out-of-pocket expenses. We will indemnify Keefe Bruyette & Woods, Inc. against liabilities and expenses (including legal fees) incurred in connection with certain claims or litigation arising out of or based upon untrue statements or omissions contained in the offering material for the common stock, including liabilities under the Securities Act of 1933, as amended.

RESTRICTIONS ON SALES ACTIVITIES

         Our directors, officers and other employees may participate in the offering in ministerial capacities and have been instructed not to solicit offers to purchase common stock or provide advice regarding the purchase of common stock. Questions of prospective purchasers will be directed to registered representatives of Keefe, Bruyette & Woods, Inc. None of our officers, directors or other employees will be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in the common stock.

RESTRICTIONS ON TRANSFERABILITY BY DIRECTORS AND EXECUTIVE OFFICERS

         Shares of the common stock purchased by our directors or executive officers cannot be sold for a period of one year following completion of the offering, except for a disposition of shares after death. To ensure this restriction is upheld, shares of the common stock issued to directors and executive officers will bear a legend restricting their sale. Any shares issued to directors and executive officers as a stock dividend, stock split, or otherwise with respect to restricted stock will be subject to the same restriction.

         For a period of three years following the offering, our directors and executive officers and their associates may not, without the prior approval of the OTS, purchase our common stock except from a broker or dealer registered with the SEC. This prohibition does not apply to negotiated transactions for more than 1% of our common stock or purchases made for tax qualified or non-tax qualified employee stock benefit plans which may be attributable to individual directors or executive officers.

RESTRICTIONS ON AGREEMENTS OR UNDERSTANDINGS REGARDING TRANSFER OF COMMON STOCK TO BE PURCHASED IN THE OFFERING

         Before the completion of the offering, no depositor may transfer or enter into an agreement or understanding to transfer any subscription rights or the legal or beneficial ownership of the shares of common stock to be purchased in the offering. Depositors who submit an order form will be required to certify that their purchase of common stock is solely for their own account and there is no agreement or understanding regarding the sale or transfer of their shares. We intend to pursue any and all legal and equitable remedies after we become aware of any agreement or understanding, and will not honor orders we reasonably believe to involve an agreement or understanding regarding the sale or transfer of shares.

          RESTRICTIONS ON ACQUISITION OF ROEBLING FINANCIAL CORP, INC.

GENERAL

         The principal federal regulatory restrictions that affect the ability of any person, firm or entity to acquire Roebling Financial Corp, Inc., Roebling Bank or their respective capital stock are described below. Also discussed are certain provisions in Roebling Financial Corp, Inc.'s certificate of incorporation and bylaws which may be deemed to affect the ability of a person, firm or entity to acquire Roebling Financial Corp, Inc.

STATUTORY AND REGULATORY RESTRICTIONS ON ACQUISITION

     The Change in Bank Control Act provides that no person, acting directly or indirectly or through or in concert with one or more other persons, may acquire control of a savings institution unless the Office of Thrift Supervision has been given 60 days prior written notice. The Home Owners' Loan Act provides that no company may acquire "control" of a savings institution without the prior approval of the Office of Thrift Supervision. Any company that acquires such control becomes a savings and loan holding company subject to registration, examination and regulation by the Office of Thrift Supervision. Pursuant to federal regulations, control of a savings institution is conclusively deemed to have been acquired by, among other things, the acquisition of more than 25% of any class of voting stock of the institution or the ability to control the election of a majority of the directors of an institution. Moreover, control is presumed to have been acquired, subject to rebuttal, upon the acquisition of more than 10% of any class of voting stock, or of more than 25% of any class of stock of a savings institution, where certain enumerated "control factors" are also present in the acquisition.

     The Office of Thrift Supervision may prohibit an acquisition of control if:

     o    it would result in a monopoly or substantially lessen competition;

     o the financial condition of the acquiring person might jeopardize the financial stability of the institution; or

     o the competence, experience or integrity of the acquiring person indicates that it would not be in the interest of the depositors or of the public to permit the acquisition of control by such person.

     These restrictions do not apply to the acquisition of a savings institution's capital stock by one or more tax-qualified employee stock benefit plans, provided that the plans do not have beneficial ownership of more than 25% of any class of equity security of the savings institution.


     For a period of three years following completion of the stock issuance, Office of Thrift Supervision regulations generally prohibit any person from acquiring or making an offer to acquire beneficial ownership of more than 10% of the stock of Roebling Financial Corp, Inc. or Roebling Bank without the Office of Thrift Supervision's prior approval. Under current Office of Thrift Supervision policies, such prior approval will not be granted.


CERTIFICATE OF INCORPORATION AND BYLAWS OF ROEBLING FINANCIAL CORP, INC.

     The following discussion is a summary of certain provisions of the certificate of incorporation and bylaws of Roebling Financial Corp, Inc. that relate to corporate governance. The description is necessarily general and qualified by reference to the certificate of incorporation and bylaws and refers to the newly- formed New Jersey incorporated company.

     CLASSIFIED BOARD OF DIRECTORS. The Board of Directors of Roebling Financial Corp, Inc. is required by the certificate of incorporation to be divided into three staggered classes which are as equal in size as is possible. One class is required to be elected annually for three-year terms, and classes are elected in series. A classified board promotes continuity and stability of management of Roebling Financial Corp, Inc., but makes it more difficult for stockholders to change a majority of the directors because it generally takes at least two annual elections of directors for this to occur.

         AUTHORIZED BUT UNISSUED SHARES OF CAPITAL STOCK. Following the stock offering, Roebling Financial Corp, Inc. will have authorized but unissued shares of preferred stock and common stock. See Description of Capital Stock at page ___. These shares could be used by the Board of Directors to make it more difficult or to discourage an attempt to obtain control of Roebling Financial Corp, Inc. through a merger, tender offer, proxy contest or otherwise.

         SPECIAL MEETINGS OF STOCKHOLDERS. Roebling Financial Corp, Inc.'s certificate of incorporation provides that special meetings of stockholders may be called only by Roebling Financial Corp, Inc.'s President or by its Board of Directors, except as provided by the New Jersey Business Corporation Act.

         PROHIBITION ON CUMULATIVE VOTING. Roebling Financial Corp, Inc.'s certificate of incorporation provides that there will not be cumulative voting by stockholders for the election of Roebling Financial Corp, Inc.'s directors. This could prevent minority stockholder representation on Roebling Financial Corp, Inc.'s Board of Directors.

         RESTRICTIONS ON ACQUISITION OF SHARES AND VOTE STERILIZATION. Roebling Financial Corp, Inc.'s certificate of incorporation provides that for a period of five years from the date of completion of the conversion, no person may offer to acquire or acquire the beneficial ownership of more than 10% of any class of equity security of Roebling Financial Corp, Inc. In addition, all shares owned over the 10% limit may not be voted in any matter submitted to stockholders for a vote.

         PROCEDURES FOR STOCKHOLDER NOMINATIONS. Roebling Financial Corp, Inc.'s bylaws provide that any stockholder wanting to make a nomination for the election of directors or a proposal for new business at a meeting of stockholders must send written notice to the Secretary of Roebling Financial Corp, Inc. at least 60 days before the anniversary date of the prior year's annual meeting. The bylaws further provide that the Board of Directors may reject any nominations or proposals for new business that do not follow the prescribed procedures. Management believes that it is in the best interests of Roebling Financial Corp, Inc. and its stockholders to provide enough time for management to disclose to stockholders information about a dissident slate of nominations for directors. This advance notice requirement may also give management time to solicit its own proxies in an attempt to defeat any dissident slate of nominations if management thinks it is in the best interest of stockholders generally. Similarly, adequate advance notice of stockholder proposals will give management time to study such proposals and to determine whether to recommend to the stockholders that such proposals be adopted.

         PROCEDURES FOR BUSINESS COMBINATIONS. Our certificate of incorporation prohibits any merger, consolidation, sale, liquidation, or dissolution (each, a business combination) of Roebling Financial Corp, Inc. with any "interested stockholder" for a period of five years following the interested stockholder's stock acquisition date unless the business combination is approved by a two-thirds vote of the Board prior to the stock acquisition date. An interested stockholder is any person who, directly or indirectly, has the right to vote or to sell 10% or more of the outstanding shares. Affiliates and associates of an interested shareholder are also considered to be interested shareholders.

         In addition, our certificate of incorporation requires that at least one of the following conditions be met to engage in a business combination with an interested stockholder: (i) approval by a vote of two-thirds of the Board prior to the interested stockholder's stock acquisition date and thereafter approved by stockholders; (ii) approval by the affirmative vote of the holders of at least 80% of the voting shares not beneficially owned by that interested stockholder at a meeting called for such purpose; or (iii) satisfaction of certain minimum price conditions, as set forth in our certificate of incorporation.

         In addition to the interested shareholder restrictions, our articles of incorporation also require the affirmative vote of at least 80% of the outstanding shares in order for us to enter into any merger, consolidation, sale, liquidation, or dissolution of us, unless the transaction is approved by two-thirds of our Board of Directors.

         DIRECTOR QUALIFICATION PROVISIONS. Roebling Financial Corp, Inc.'s bylaws provide several qualification provisions applicable to members of its Board of Directors that serve to ensure the loyalty and professional integrity of each individual director. In particular, the bylaws provide that each director reside, at all times, within New Jersey in a county where Roebling Bank maintains an office. In addition, the bylaws provide that each director be a shareholder of Roebling Financial Corp, Inc. and, at all times, hold a minimum of one thousand shares of its stock.

         Roebling Financial Corp, Inc.'s bylaws also prohibit persons from serving as director if that individual is currently serving as a management official of another depository institution or depository holding company, as those terms are defined by the regulations of the OTS. Further, to ensure the integrity and good character of Roebling Financial Corp, Inc.'s directors, the bylaws prohibit, in part, an individual who has been subject to conviction for a criminal offense involving dishonesty or breach of trust or who has been subject to a cease and desist order for similar conduct, or who has been found by a regulatory agency or a court to have breached a fiduciary duty involving personal profit or to have committed certain willful violations of the law from serving as a director. Any nominations for director of Roebling Financial Corp, Inc., in the manner set forth above, must be accompanied by the nominee's certification, under oath, before a notary public, that he or she meets the eligibility requirements of integrity and good character to be a director.

         In addition to discouraging a takeover attempt which a majority of our public stockholders might determine to be in their best interest or in which our stockholders might receive a premium over the current market prices for their shares, the effect of these provisions may render the removal of our management more difficult.

         AMENDMENT TO CERTIFICATE OF INCORPORATION AND BYLAWS. Amendments to our certificate of incorporation must be approved by our Board of Directors and also by the holders of a majority of the shares. Approval by at least 80% of the shares is required to amend provisions relating to preemptive rights; stockholder meetings; cumulative voting; proxies; stockholder proposals and nominations; directors; removal of directors; restrictions on the acquisition and voting of more than 10% of the common stock; approval of business combinations with interested stockholders; directors' and officers' liability; and indemnification of officers and directors; amendment of the bylaws; and amendment of the certificate of incorporation.

         Our bylaws may be amended by a two-thirds vote of our Board of Directors or by the holders of at least 80% of the shares.

                          DESCRIPTION OF CAPITAL STOCK

GENERAL

         Roebling Financial Corp, Inc. is the newly-formed New Jersey incorporated company. It is authorized to issue 20,000,000 shares of common stock, par value $0.10 per share and 5,000,000 shares of serial preferred stock, par value $0.10 per share. Upon payment of the purchase price shares of common stock issued in the offering will be fully paid and non-assessable. Each share of common stock will have the same relative rights as, and will be identical in all respects with, each other share of common stock. The common stock will represent non-withdrawable capital, will not be an account of insurable type and will not be insured by the FDIC or any other governmental agency. The Board of Directors can, without stockholder approval, issue additional shares of common stock.

COMMON STOCK

         DISTRIBUTIONS. Roebling Financial Corp, Inc. can pay dividends if, as and when declared by its Board of Directors, subject to compliance with limitations that are imposed by law. See Dividend Policy at page ___. The holders of common stock of Roebling Financial Corp, Inc. will be entitled to receive and share equally in such dividends as may be declared by the Board of Directors of Roebling Financial Corp, Inc. out of funds legally available therefor. If Roebling Financial Corp, Inc. issues preferred stock, the holders thereof may have a priority over the holders of the common stock with respect to dividends.

         VOTING RIGHTS. The holders of common stock will possess exclusive voting rights in Roebling Financial Corp, Inc. The holder of shares of common stock will be entitled to one vote for each share held on all matters subject to stockholder vote and will not have any right to cumulate votes in the election of directors.

         LIQUIDATION RIGHTS. In the event of any liquidation, dissolution, or winding-up of Roebling Financial Corp, Inc., the holders of the common stock generally would be entitled to receive, after payment of all debts and
liabilities  of  Roebling   Financial  Corp,  Inc.   (including  all  debts  and
liabilities  of  Roebling  Bank and  distribution  of the balance in the special liquidation account of Roebling Bank to eligible account holders and supplemental eligible account holders), all assets of Roebling Financial Corp, Inc. available for distribution. If preferred stock is issued, the holders thereof may have a priority over the holders of the common stock in the event of liquidation or dissolution.

         PREEMPTIVE RIGHTS; REDEMPTION. Because the holders of the common stock do not have any preemptive rights with respect to any shares Roebling Financial Corp, Inc. may issue, the Board of Directors may sell shares of capital stock of Roebling Financial Corp, Inc. without first offering such shares to existing stockholders. The common stock will not be subject to any redemption provisions.

PREFERRED STOCK

         We are authorized to issue up to 5,000,000 shares of serial preferred stock and to fix and state voting powers, designations, preferences, or other special rights of preferred stock and the qualifications, limitations and restrictions of those shares as the Board of Directors may determine in its discretion. Preferred stock may be issued in distinctly designated series, may be convertible into common stock and may rank prior to the common stock as to dividend rights, liquidation preferences, or both, and may have full or limited voting rights. The issuance of preferred stock could adversely affect the voting and other rights of holders of common stock.

         The authorized but unissued shares of preferred stock and the authorized but unissued and unreserved shares of common stock will be available for issuance in future mergers or acquisitions, in future public offerings or private placements. Except as otherwise required to approve the transaction in which the additional authorized shares of preferred stock would be issued, no stockholder approval generally would be required for the issuance of these shares.

                                 TRANSFER AGENT

         The transfer agent and registrar for the common stock will be Registrar and Transfer Company, Cranford, New Jersey.

                             LEGAL AND TAX OPINIONS

         The legality of the issuance of the common stock being offered and certain matters relating to the stock offering and federal and state taxation will be passed upon for us by Malizia Spidi & Fisch, PC, Washington, D.C. and Fontanella and Babitts, Totowa Boro, New Jersey. Certain legal matters will be passed upon for Keefe, Bruyette & Woods, Inc. by Muldoon, Murphy, Faucette & Aguggia, LLP.

                                     EXPERTS

         The consolidated financial statements of Roebling Financial Corp, Inc. at September 30, 2003 and 2002 and for each of the years then ended have been included in this prospectus in reliance upon the report of Fontanella and Babitts, Certified Public Accountants, Totowa Boro, New Jersey, appearing elsewhere in this prospectus, and upon the authority of said firm as experts in accounting and auditing.

         FinPro, Inc. has consented to the publication in this document of a summary of its letter to Roebling Financial Corp, Inc. setting forth its conclusion as to the estimated pro forma market value of the common stock and has also consented to the use of its name and statements with respect to it appearing in this document.

                            REGISTRATION REQUIREMENTS

         Our common stock will be registered with the Securities and Exchange Commission pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). We will be subject to the information, proxy solicitation, insider trading restrictions, tender offer rules, periodic reporting and other requirements of the SEC under the Exchange Act. We will not deregister the common stock under the Exchange Act for a period of at least three years following the stock offering.

                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

         We have filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act of 1933, as amended, with respect to the common stock offered in this document. As permitted by the rules and regulations of the Securities and Exchange Commission, this document does not contain all the information set forth in the registration statement. This information can be examined without charge at the public reference facilities of the Securities and Exchange Commission located at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of the registration materials can be obtained from the Securities and Exchange Commission at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling 1-800-SEC-0330. The Securities and Exchange Commission also maintains an Internet address ("web site") that contains reports, proxy and information statements and other information regarding registrants, including Roebling Financial Corp, Inc., that file electronically with the SEC. The address for this web site is "http://www.sec.gov."

         Roebling Financial Corp., MHC has filed an Application for Conversion on Form AC with the Office of Thrift Supervision. This prospectus omits certain information contained in that application. The application may be examined at the principal office of the Office of Thrift Supervision, 1700 G Street, N.W., Washington, D.C. 20552 and at the Northeast Regional Office of the Office of Thrift Supervision, Harborside Financial Center, Plaza 5, Suite 1600, Jersey City, New Jersey 07311.

         Copies of the plan of conversion and reorganization are also available without charge.

                          ROEBLING FINANCIAL CORP, INC.


                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS




 Independent Auditor's Report                                      F-1

 Consolidated Statements of Financial Condition                    F-2

 Consolidated Statements of Income                                 F-3

 Consolidated Statements of Comprehensive Income                   F-4

 Consolidated Statements of Stockholders' Equity                   F-5

 Consolidated Statements of Cash Flows                            F-6 - F-7

 Notes to Consolidated Financial Statements                       F-8 - F-31



         Other schedules are omitted as they are not required or are not applicable or the required information is shown in the consolidated financial statements or related notes.

Fontanella and Babitts
CERTIFIED PUBLIC ACCOUNTANTS                       534 Union Boulevard
                                                   Totowa Boro, New Jersey 07512
                                                   Tel:   (973) 595-5300
                                                   Fax:   (973) 595-5890




            REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            -------------------------------------------------------




To the Board of Directors
Roebling Financial Corp, Inc. and Subsidiary



We have audited the accompanying consolidated statements of financial condition of Roebling Financial Corp, Inc. and Subsidiary, as of September 30, 2003 and 2002, and the related consolidated statements of income, comprehensive income, stockholders' equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Roebling Financial Corp, Inc. and Subsidiary, at September 30, 2003 and 2002, and the results of their operations and cash flows for the years then ended in conformity with U.S. generally accepted accounting principles.


/s/Fontanella and Babitts


November 25, 2003, except for Note 18,
  as to which the date is May 12, 2004

                  ROEBLING FINANCIAL CORP, INC. AND SUBSIDIARY
                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                 ----------------------------------------------

                                                                                   September 30,
                                                              March 31,      ----------------------------
                                                                2004             2003            2002
                                                             ------------    ------------    ------------
                                                             (Unaudited)
Assets
------

Cash and due from banks                                      $  1,817,928    $  1,886,059    $  2,060,947
Interest-bearing deposits                                         582,520         145,459       5,162,032
                                                             ------------    ------------    ------------

             Total cash and cash equivalents                    2,400,448       2,031,518       7,222,979

Certificates of deposit                                         1,500,000       1,700,000         900,000
Securities available for sale                                  20,786,987      23,883,835      23,143,032
Securities held to maturity; approximate fair value of
  $1,274,000, $1,831,000 and $3,150,000, respectively           1,250,966       1,802,331       3,080,425
Loans receivable, net                                          58,771,593      55,361,709      45,730,956
Accrued interest receivable                                       349,994         383,238         447,553
Federal Home Loan Bank of New York stock, at cost                 563,900         563,900         472,100
Premises and equipment                                          1,689,535       1,749,829       1,135,222
Other assets                                                      171,426         267,885          84,830
                                                             ------------    ------------    ------------

             Total assets                                    $ 87,484,849    $ 87,744,245    $ 82,217,097
                                                             ============    ============    ============

Liabilities and stockholders' equity
------------------------------------

Liabilities
-----------

Deposits                                                     $ 78,975,642    $ 78,407,903    $ 74,361,128
Borrowed funds                                                          -       1,200,000               -
Advances from borrowers for taxes and insurance                   437,462         412,535         409,103
Other liabilities                                                 558,907         543,447         714,468
                                                             ------------    ------------    ------------

             Total liabilities                                 79,972,011      80,563,885      75,484,699
                                                             ------------    ------------    ------------

Commitments and contingencies                                           -               -               -

Stockholders' equity
--------------------

Serial preferred stock, no par value, authorized 1,000,000
 shares, no shares issued                                               -               -               -
Common stock; par value $.10; authorized 4,000,000
 shares; shares issued and outstanding 425,500;                    42,550          42,550          42,550
Additional paid-in-capital                                      1,702,106       1,690,532       1,674,209
Unallocated employee stock ownership plan shares                  (54,880)        (62,720)        (78,400)
Retained earnings - substantially restricted                    5,647,559       5,409,050       4,849,934
Accumulated other comprehensive income - unrealized
 gain on securities available for sale, net of tax                175,503         100,948         244,105
                                                             ------------    ------------    ------------

             Total stockholders' equity                         7,512,838       7,180,360       6,732,398
                                                             ------------    ------------    ------------

             Total liabilities and stockholders' equity      $ 87,484,849    $ 87,744,245    $ 82,217,097
                                                             ============    ============    ============

See accompanying notes to consolidated financial statements.

                  ROEBLING FINANCIAL CORP, INC. AND SUBSIDIARY
                        CONSOLIDATED STATEMENTS OF INCOME
                        ---------------------------------

                                               Six Months Ended            Year Ended
                                                   March 31,              September 30,
                                           -----------------------   -----------------------
                                              2004         2003         2003         2002
                                           ----------   ----------   ----------   ----------
                                                 (Unaudited)
Interest income:
   Loans receivable                        $1,711,494   $1,604,911   $3,305,751   $3,234,583
   Securities                                 378,278      525,850      955,746    1,159,463
   Other interest-earning assets               32,779       64,443      118,685       99,387
                                           ----------   ----------   ----------   ----------

             Total interest income          2,122,551    2,195,204    4,380,182    4,493,433
                                           ----------   ----------   ----------   ----------

Interest expense:
   Deposits                                   457,516      631,905    1,174,969    1,413,720
   Borrowed funds                               1,070          102          142        5,151
                                           ----------   ----------   ----------   ----------

             Total interest expense           458,586      632,007    1,175,111    1,418,871
                                           ----------   ----------   ----------   ----------

Net interest income                         1,663,965    1,563,197    3,205,071    3,074,562
Provision for loan losses                      16,000       36,000       60,000       96,000
                                           ----------   ----------   ----------   ----------

             Net interest income after
               provision for loan losses    1,647,965    1,527,197    3,145,071    2,978,562
                                           ----------   ----------   ----------   ----------

Non-interest income:
   Loan fees                                   27,395       32,774       75,397       55,186
   Account servicing and other                197,763      199,211      409,496      376,178
   Gain on sale of loans                        1,671        6,243       16,148        5,910
   Gain on sale of real estate owned                -            -            -        2,288
                                           ----------   ----------   ----------   ----------

             Total non-interest income        226,829      238,228      501,041      439,562
                                           ----------   ----------   ----------   ----------

Non-interest expense:
   Compensation and benefits                  806,730      697,579    1,421,652    1,342,750
   Occupancy and equipment                    162,161      135,231      276,235      229,921
   Service bureau and data processing         200,858      193,765      397,992      356,503
   Federal insurance premiums                   5,878        5,995       11,904       11,387
   Other                                      281,299      281,350      577,830      539,841
                                           ----------   ----------   ----------   ----------

             Total non-interest expense     1,456,926    1,313,920    2,685,613    2,480,402
                                           ----------   ----------   ----------   ----------

Income before income taxes                    417,868      451,505      960,499      937,722
Income taxes                                  179,359      190,336      401,383      356,171
                                           ----------   ----------   ----------   ----------

             Net income                    $  238,509   $  261,169   $  559,116   $  581,551
                                           ==========   ==========   ==========   ==========

Basic earnings per share                   $     0.57   $     0.63   $     1.34   $     1.40
                                           ==========   ==========   ==========   ==========
Diluted earnings per share                 $     0.56   $     0.62   $     1.33   $     1.39
                                           ==========   ==========   ==========   ==========

Weighted average shares
  outstanding - basic                         419,424      417,856      418,248      416,680
                                           ==========   ==========   ==========   ==========
Weighted average shares
  outstanding - diluted                       423,414      421,819      421,829      419,488
                                           ==========   ==========   ==========   ==========

See accompanying notes to consolidated financial statements.

                  ROEBLING FINANCIAL CORP, INC. AND SUBSIDIARY
                 CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
                 -----------------------------------------------

                                                        Six Months Ended             Year Ended
                                                            March 31,               September 30,
                                                    -----------------------     ---------------------
                                                      2004           2003          2003         2002
                                                    ---------     ---------    ---------    ---------
                                                 (Unaudited)

Net income                                          $ 238,509     $ 261,169    $ 559,116    $ 581,551

Other comprehensive income,
  net of income taxes:
    Unrealized holding gains (losses) on
      securities available for sale, net of
      income taxes (benefit) of $49,579,
      $(19,169), $(95,199), and $109,006
      respectively                                     74,555       (28,825)    (143,157)     149,226
                                                    ---------     ---------    ---------    ---------

Comprehensive income                                $ 313,064     $ 232,344    $ 415,959    $ 730,777
                                                    =========     =========    =========    =========

See accompanying notes to consolidated financial statements.

                  ROEBLING FINANCIAL CORP, INC. AND SUBSIDIARY
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                 -----------------------------------------------

                                                                                             Accumulated
                                                   Additional    Unallocated                    Other
                                       Common       Paid-in         ESOP         Retained    Comprehensive
                                       Stock        Capital        Shares        Earnings       Income          Total
                                    -----------   -----------   -----------    -----------   -----------    -----------
Balance - September 30, 2001        $    42,550   $ 1,662,988   $   (94,080)   $ 4,268,383   $    94,879    $ 5,974,720

Net income                                    -             -             -        581,551             -        581,551

Amortization of ESOP shares                   -        11,221        15,680              -             -         26,901

Change in unrealized gain
 on securities available
 for sale, net of tax                         -             -             -              -       149,226        149,226
                                    -----------   -----------   -----------    -----------   -----------    -----------

Balance - September 30, 2002        $    42,550   $ 1,674,209   $   (78,400)   $ 4,849,934   $   244,105    $ 6,732,398

Net income                                    -             -             -        559,116             -        559,116

Amortization of ESOP shares                   -        16,323        15,680              -             -         32,003

Change in unrealized gain
 on securities available
 for sale, net of tax                         -             -             -              -      (143,157)      (143,157)
                                    -----------   -----------   -----------    -----------   -----------    -----------

Balance - September 30, 2003             42,550     1,690,532       (62,720)     5,409,050       100,948      7,180,360

Net income (Unaudited)                        -             -             -        238,509             -        238,509

Amortization of ESOP shares
 (Unaudited)                                  -        11,574         7,840              -             -         19,414

Change in unrealized gain
 on securities available
 for sale, net of tax (Unaudited)             -             -             -              -        74,555         74,555
                                    -----------   -----------   -----------    -----------   -----------    -----------

Balance - March 31,
  2004 (Unaudited)                  $    42,550   $ 1,702,106   $   (54,880)   $ 5,647,559   $   175,503    $ 7,512,838
                                    ===========   ===========   ===========    ===========   ===========    ===========

See accompanying notes to consolidated financial statements.

                  ROEBLING FINANCIAL CORP, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                      -------------------------------------

                                                         Six Months Ended                  Year Ended
                                                             March 31,                    September 30,
                                                  -----------------------------    ---------------------------
                                                      2004            2003             2003           2002
                                                  ------------    ------------     -----------    ------------
                                                           (Unaudited)
Cash flows from operating activities:
   Net income                                     $    238,509    $    261,169     $   559,116    $    581,551
   Adjustments to reconcile net income to
    net cash provided by operating activities:
       Depreciation                                     77,831          47,217         107,204          92,770
       Amortization of premiums and
        discounts, net                                  31,325          62,159         118,856          62,644
       Amortization of deferred loan fees
        and costs, net                                     868          10,573          37,676          44,540
       Provision for loan losses                        16,000          36,000          60,000          96,000
       Mortgage loans originated for sale              223,869       2,274,197       4,609,607         797,910
       Proceeds from sale of mortgage loans           (225,540)     (2,280,440)     (4,625,755)       (803,820)
       Gain on sale of real estate owned                     -               -               -          (2,288)
       Decrease (increase) in other assets              23,581           8,357        (165,271)        (26,252)
       Decrease (increase) in accrued
        interest receivable                             33,244           1,752          64,315         (62,669)
       Increase (decrease) in other liabilities         38,759        (161,465)        (93,606)        134,289
       Allocation of ESOP shares                        19,414          15,456          32,003          26,901
                                                  ------------    ------------     -----------    ------------
             Net cash provided by
               operating activities                    477,860         274,975         704,145         941,576
                                                  ------------    ------------     -----------    ------------

Cash flows from investing activities:
   Purchase of certificates of deposit                       -      (1,000,000)     (1,000,000)       (600,000)
   Proceeds from maturities of certificates
     of deposit                                        200,000               -         200,000               -
   Purchase of securities available for sale        (3,500,000)     (9,390,009)    (21,865,683)    (20,117,114)
   Proceeds from payments and maturities
     of securities available for sale                6,690,044      10,281,189      20,767,771       9,387,434
   Purchase of securities held to maturity            (140,125)              -         (76,000)              -
   Proceeds from payments and maturities
     of securities held to maturity                    691,103         910,384       1,353,991       3,191,270
   Loan originations, net of
     principal repayments                           (3,625,081)     (5,937,424)     (9,712,281)     (2,959,044)
   Proceeds from sale of loan participations           200,000               -               -         189,242
   Proceeds from sale of real estate owned                   -               -               -          28,188
   Purchase of Federal Home Loan
    Bank Stock                                               -               -         (91,800)        (86,300)
   Purchase of premises and equipment                  (17,537)       (212,708)       (721,811)       (197,356)
                                                  ------------    ------------     -----------    ------------
             Net cash provided by (used in)
               investing activities                    498,404      (5,348,568)    (11,145,813)    (11,163,680)
                                                  ------------    ------------     -----------    ------------

See accompanying notes to consolidated financial statements.

                  ROEBLING FINANCIAL CORP, INC. AND SUBSIDIARY
                 CONSOLIDATED STATEMENTS OF CASH FLOWS (CONT'D)
                 ----------------------------------------------


                                                             Six Months Ended                  Year Ended
                                                                March 31,                    September 30,
                                                        --------------------------    --------------------------
                                                            2004           2003           2003           2002
                                                        -----------    -----------    -----------    -----------
                                                                (Unaudited)
Cash flows from financing activities:
   Net increase in deposits                                 567,739      1,646,296      4,046,775      8,160,632
   Net (decrease)increase in short-term
     borrowed funds                                      (1,200,000)        24,013      1,200,000              -
   Increase (decrease) in advance payments
     by borrowers for taxes and insurance                    24,927         25,145          3,432        (16,656)
                                                        -----------    -----------    -----------    -----------

             Net cash (used in) provided by
               financing activities                        (607,334)     1,695,454      5,250,207      8,143,976
                                                        -----------    -----------    -----------    -----------

Net increase (decrease) in cash
  and cash equivalents                                      368,930     (3,378,139)    (5,191,461)    (2,078,128)

Cash and cash equivalents - beginning                     2,031,518      7,222,979      7,222,979      9,301,107
                                                        -----------    -----------    -----------    -----------

Cash and cash equivalents - ending                      $ 2,400,448    $ 3,844,840    $ 2,031,518    $ 7,222,979
                                                        ===========    ===========    ===========    ===========

Supplemental Disclosures of Cash Flow Information
-------------------------------------------------

Cash paid for:
   Interest on deposits and advances                    $   459,304    $   640,672    $ 1,193,931    $ 1,450,906
                                                        ===========    ===========    ===========    ===========

   Income taxes                                         $   253,900    $   259,298    $   566,798    $   253,063
                                                        ===========    ===========    ===========    ===========

Supplemental Schedule of Noncash Investing Activities
-----------------------------------------------------

Change in unrealized gain (loss) on
 securities available for sale, net of tax              $    74,555    $   (28,825)   $  (143,157)   $   149,226
                                                        ===========    ===========    ===========    ===========

See accompanying notes to consolidated financial statements.

                  ROEBLING FINANCIAL CORP, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ------------------------------------------


1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
-----------------------------------------------

The following is a description of the more significant accounting policies used in preparation of the accompanying consolidated financial statements of Roebling Financial Corp, Inc. and Subsidiary (the "Company").

Principles of Consolidation
---------------------------

The consolidated financial statements are comprised of the accounts of Roebling Financial Corp, Inc. and its wholly-owned subsidiary, Roebling Bank (the "Bank"). All significant intercompany accounts and transactions have been eliminated in consolidation.

Basis of Consolidated Financial Statement Presentation
------------------------------------------------------

The consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America. In preparing the consolidated financial statements, management is required to make estimates and assumptions that affect the reported amount of assets and liabilities as of the date of the statement of financial condition and revenues and expenses for the period then ended. Actual results could differ significantly from those estimates. Material estimates that are particularly susceptible to significant changes in the near term relate to the determination of the allowance for loan losses, the valuation of foreclosed real estate and the assessment of prepayment risks associated with mortgage-backed securities. Management believes that the allowance for loan losses considers all known and inherent losses, foreclosed real estate is appropriately valued and prepayment risks associated with mortgage-backed securities are properly recognized. While management uses available information to recognize losses on loans and foreclosed real estate, future additions to the allowance for loan losses or further writedowns of foreclosed real estate may be necessary based on changes in economic conditions in the Company's market area. Additionally, assessments of prepayment risks related to mortgage-backed securities are based upon current market conditions, which are subject to frequent change.

In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Company's allowance for loan losses and foreclosed real estate. Such agencies may require the Company to recognize additions to the allowance for loan losses or additional writedowns on foreclosed real estate based on their judgments about information available to them at the time of their examination.

The consolidated financial statements for the six months ended, March 31, 2004 and 2003, are unaudited, but in the opinion of management, such financial statements have been presented on the same basis as the audited financial statements for the years ended, September 30, 2003 and 2002. These financial statements include all adjustments, consisting of normal recurring adjustments necessary for a fair presentation of the financial position and results of operations and cash flows for these periods. The results of operations presented in the accompanying financial statements are not necessarily representative of operations for an entire year.

Concentration of Risk
---------------------

The Company's lending activity is concentrated in loans secured by real estate located in the State of New Jersey.

The Company's loan portfolio is predominantly made up of 1-to-4 family unit first mortgage loans in Burlington County. These loans are typically secured by first lien positions on the respective real estate properties and are subject to the Company's loan underwriting policies. In general, the Company's loan portfolio performance is dependent upon the local economic conditions.

                  ROEBLING FINANCIAL CORP, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ------------------------------------------


1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Cont'd)
-----------------------------------------------

Interest-Rate Risk
------------------

The Company is principally engaged in the business of attracting deposits from the general public and using these deposits to make loans secured by real estate and, to a lesser extent, consumer and commercial loans and to purchase mortgage-backed and investment securities. The potential for interest-rate risk exists as a result of the shorter duration of the Company's interest-sensitive liabilities compared to the generally longer duration of interest-sensitive assets.

In a rising interest rate environment, liabilities will generally reprice faster than assets, and there may be a reduction in the market value of long-term assets and net interest income. For this reason, management regularly monitors the maturity structure of the Company's assets and liabilities in order to control its level of interest-rate risk and to plan for future volatility.

Cash and Cash Equivalents
-------------------------

Cash and cash equivalents include cash and amounts due from depository institutions, interest-bearing accounts and federal funds sold. For the purpose of the statements of cash flows, the Company considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents.

Investments and Mortgage-backed Securities
------------------------------------------

Debt securities over which there exists positive intent and ability to hold to maturity are classified as held-to-maturity securities and reported at amortized cost. Debt and equity securities that are bought and held principally for the purpose of selling them in the near term are classified as trading securities and reported at fair value, with unrealized holding gains and losses included in earnings. Debt and equity securities not classified as trading securities, nor as held-to-maturity securities, are classified as available-for-sale securities and reported at fair value, with unrealized holding gains or losses, net of deferred income taxes, reported in a separate component of stockholders' equity.

Premiums and discounts on all securities are amortized/accreted using the interest method. Interest and dividend income on securities, which includes amortization of premiums and accretion of discounts, is recognized in the financial statements when earned. The adjusted cost basis of an identified security sold or called is used for determining security gains and losses recognized in the statements of income.

Loans and Allowance for Loan Losses
-----------------------------------

Loans receivable are stated at unpaid principal balances, less the allowance for loan losses and net deferred loan origination fees and discounts.

Loan fees and certain direct loan origination costs are deferred, and the net fee or cost is recognized as an adjustment to interest income using the interest method over the contractual life of the loans, adjusted for prepayments.


An allowance for loan losses is maintained at a level considered necessary to provide for loan losses based upon the evaluation of known and inherent losses in the loan portfolio. Management of the Company, in determining the allowance for loan losses considers the credit risks inherent in its loan portfolio and changes in the nature and volume of its loan activities, along with the general economic and real estate market conditions. The Company utilizes a two tier approach: (1) identification of problem loans and establishment of specific loss allowances on such loans; and (2) establishment of general valuation allowances on the remainder of its loan portfolio. The Company maintains a loan review

                  ROEBLING FINANCIAL CORP, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ------------------------------------------


1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Cont'd)
-----------------------------------------------

Loans and Allowance for Loan Losses (Cont'd)
--------------------------------------------

system which allows for a periodic review of its loan portfolio and the early identification of impaired problem loans. Such system takes into consideration, among other things, delinquency status, size of loans, type of collateral and financial condition of the borrowers. A loan is deemed to be impaired when, based on current information and events, it is probable that the Company will be unable to collect all amounts due according to the contractual terms of the loan agreement. All loans identified as impaired are evaluated independently. The Company does not aggregate such loans for evaluation purposes. Loan impairment is measured based on the present value of expected future cash flows discounted at the loan's effective interest rate or, as a practical expedient, at the loan's observable market price or the fair value of the collateral if the loan is collateral dependent. General loan losses are based upon a combination of factors including, but not limited to, actual loan loss experience, composition of the loan portfolio, current economic conditions and management's judgment.


Regardless of the extent of the analysis of customer performance, portfolio evaluations, trends or risk management processes established, certain inherent, but undetected losses are probable within the loan portfolio. This is due to several factors including inherent delays in obtaining information regarding a customer's financial condition or changes in their conditions, the judgmental nature of individual loan evaluations, collateral assessments and the interpretation of economic trends, and the sensitivity of assumptions utilized to establish allocated allowances for homogeneous groups of loans among other factors. An unallocated allowance is maintained to recognize the existence of these exposures. These other credit risk factors are regularly reviewed and revised by management where conditions indicate that the estimates initially applied are different from actual results.


The Company accounts for its transfers and servicing of financial assets in accordance with Statement of Financial Accounting Standards, ("SFAS") No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities." SFAS No. 140 revises the standards for accounting for the securitizations and other transfers of financial assets and collateral. Transfers of financial assets for which the Company has surrendered control of the financial assets are accounted for as sales to the extent that consideration other than beneficial interests in the transferred assets is received in exchange. Retained interests in a sale or securitization of financial assets are measured at the date of transfer by allocating the previous carrying amount between the assets transferred and based on their relative estimated fair values. The fair values of retained servicing rights and any other retained interests are determined based on the present value of expected future cash flows associated with those interests and by reference to market prices for similar assets. There were no transfers of financial assets to related or affiliated parties. As of March 31, 2004 and September 30, 2003 and 2002, the Company has not recorded mortgage servicing assets due to the immateriality of amount that would have been capitalized based upon the limited amount of assets secured by the Company.

Uncollected interest on loans that are contractually past due is charged off, or an allowance is established based on management's periodic evaluation. The allowance is established by a charge to interest income and income is subsequently recognized only to the extent that cash payments are received until, in management's judgment, the borrower's ability to make periodic interest and principal payments is reestablished, in which case the loan is returned to accrual status. At a minimum, an allowance is established for all interest payments that are more than 90 days delinquent.

                  ROEBLING FINANCIAL CORP, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ------------------------------------------


1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Cont'd)
-----------------------------------------------

Premises and Equipment
----------------------

Land is carried at cost. Premises and equipment are carried at cost less accumulated depreciation and amortization. Significant renovations and additions are capitalized. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in income for the period. The cost of maintenance and repairs is charged to expense as incurred. The Company computes depreciation on a straight-line basis over the estimated useful lives of the assets.

Real Estate Owned
-----------------

Real estate properties acquired through, or in lieu of, loan foreclosure are initially recorded at the lower of cost or fair value at the date of foreclosure. Costs relating to development and improvement of property are capitalized, whereas costs relating to the holding of property are expensed. Subsequent valuations are periodically performed by management, and an allowance for losses is established by a charge to operations if the carrying value of a property exceeds its fair value less estimated selling cost. Gains and losses from sale of these properties are recognized as they occur. Income from operating properties is recorded in operations as earned.

Income Taxes
------------

Federal income taxes and state taxes have been provided on the basis of reported income. Deferred income taxes are provided for certain items in income and expenses which enter into the determination of income for financial reporting purposes in different periods than for income tax purposes.

Accounting for Stock-Based Compensation
---------------------------------------


SFAS No. 123, "Accounting for Stock-Based Compensation," issued by the Financial Accounting Standards Board ("FASB"), establishes financial accounting and reporting standards for stock-based employee compensation plans. While all entities are encouraged to adopt the "fair value based method" of accounting for employee stock compensation plans, SFAS 123 also allows an entity to continue to measure compensation cost under such plans using the "intrinsic value based method" specified in Accounting Principles Board Opinion ("APB") No. 25. The Company has elected to apply the intrinsic value based method. Accordingly, no compensation expense has been recognized for the Stock Option Plan.

In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure," which amends SFAS No. 123. SFAS 148 amends the disclosure requirements in SFAS 123 for stock-based compensation for annual periods ending after December 15, 2002 and for interim periods beginning after December 15, 2002. These disclosure requirements apply to all companies, including those that continue to recognize stock-based compensation under APB opinion 25.

There is no proforma effect on the Company's net income and earnings per share for the years ended September 30, 2003 and 2003 and six months ended March 31, 2004 and 2003.

                  ROEBLING FINANCIAL CORP, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ------------------------------------------


1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Cont'd)
-----------------------------------------------

Earnings Per Share
------------------

Basic earnings per share is computed by dividing net income for the year by the weighted average number of shares of common stock outstanding, adjusted for unearned shares of the Employee Stock Ownership Plan ("ESOP"). Diluted earnings per share is computed by adjusting the weighted average number of shares of common stock outstanding to include the effect of outstanding stock options and compensation grants, if dilutive, using the treasury stock method.

The following is a summary of the Company's earnings per share calculations:

                                          Six Months Ended         Year Ended
                                               March 31,          September 30,
                                         -------------------   -------------------
                                           2004       2003       2003       2002
                                         --------   --------   --------   --------

Net income                               $238,509   $261,169   $559,116   $581,551
                                         ========   ========   ========   ========

Weighted average common shares
  outstanding for computation of
  basic EPS (1)                           419,424    417,856    418,248    416,680

Common-equivalent shares due to
  the dilutive effect of stock options      3,990      3,963      3,581      2,808
                                         --------   --------   --------   --------

Weighted-average common shares
  for computation of diluted EPS          423,414    421,819    421,829    419,488
                                         ========   ========   ========   ========

Earnings per common share:
   Basic                                 $   0.57   $   0.63   $   1.34   $   1.40
   Diluted                                   0.56       0.62       1.33       1.39

(1)  Excludes unallocated ESOP shares

2.   CERTIFICATES OF DEPOSIT
----------------------------

                                                 September 30,
                                March 31.   -----------------------
                                  2004         2003         2002
                               ----------   ----------   ----------
                                (Unaudited)

Maturity

Due within one year            $1,000,000   $  500,000   $  200,000
After 1 year through 5 years      500,000    1,200,000      700,000
                               ----------   ----------   ----------

                               $1,500,000   $1,700,000   $  900,000
                               ==========   ==========   ==========

There are no uninsured certificates of deposit included above.

                  ROEBLING FINANCIAL CORP, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ------------------------------------------


3.   SECURITIES AVAILABLE FOR SALE
----------------------------------


                                                                             March 31, 2004
                                                    ------------------------------------------------------------------
                                                                           Gross Unrealized
                                                     Amortized     -------------------------------        Estimated
                                                       Cost              Gains             Losses         Fair Value
                                                   ------------        ---------          -------        ------------
                                                                                    (Unaudited)
Investment Securities
   U.S. Government and Agency Securities:
      Due after one year through five years        $ 13,500,000        $ 120,025          $ 1,720          13,618,305
      Due after five through ten years                  500,000            9,600                -             509,600
Marketable Equity Securities                              2,888           26,852                -              29,740

Mortgage-backed Securities
   GNMA                                               2,265,809           20,193                -           2,286,002
   FHLMC                                              2,116,434           52,072                -           2,168,506
   FNMA                                               2,109,644           65,190                -           2,174,834
                                                   ------------        ---------          -------        ------------

                                                   $ 20,494,775        $ 293,932          $ 1,720        $ 20,786,987
                                                   ============        =========          =======        ============

                                                                       September 30, 2003
                                                    ------------------------------------------------------------------
                                                                           Gross Unrealized
                                                     Amortized     -------------------------------        Estimated
                                                       Cost              Gains             Losses         Fair Value
                                                   ------------        ---------          -------        ------------
                                                                                    (Unaudited)
Investment Securities
   U.S. Government and Agency Securities:
      Due after one year through five years        $ 15,600,000         $ 88,385         $ 32,675        $ 15,655,710
Marketable Equity Securities                              2,888           25,192                -              28,080

Mortgage-backed securities
   GNMA                                               2,761,236           15,169            3,098           2,773,307
   FHLMC                                              2,735,578           29,364            3,347           2,761,595
   FNMA                                               2,616,054           49,089                -           2,665,143
                                                   ------------        ---------         --------        ------------

                                                   $ 23,715,756        $ 207,199         $ 39,120        $ 23,883,835
                                                   ============        =========         ========        ============

                                      F-13

                  ROEBLING FINANCIAL CORP, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ------------------------------------------


3.   SECURITIES AVAILABLE FOR SALE (Cont'd)
----------------------------------

                                                                         September 30, 2002
                                                    ------------------------------------------------------------------
                                                                           Gross Unrealized
                                                     Amortized     -------------------------------        Estimated
                                                       Cost              Gains             Losses         Fair Value
                                                   ------------        ---------          -------        ------------
                                                                                    (Unaudited)
Investment Securities
   U.S. Government and Agency Securities:
   Due after one year through five years           $ 10,935,084        $ 136,177    $           -        $ 11,071,261
Marketable Equity Securities                              2,888           20,928                -              23,816

Mortgage-backed Securities
   GNMA                                               3,628,300           32,252                -           3,660,552
   FHLMC                                              4,464,758           94,683                -           4,559,441
   FNMA                                               3,705,566          122,396                -           3,827,962
                                                   ------------        ---------    ------------         ------------

                                                   $ 22,736,596        $ 406,436    $           -        $ 23,143,032
                                                   ============        =========    ============         ============


Securities available for sale with a carrying value of $505,220, $512,000, and $-0-, as of March 31, 2004 (unaudited) and September 30, 2003 and 2002, respectively, are pledged as security for deposits of governmental entities under the provisions of the Governmental Unit Deposit Protection Act (GUDPA). In addition, securities with a carrying value of $2,530,000, $2,528,000, and $-0-are pledged as collateral for Federal Home Loan Bank advances as, as of March 31, 2004 (unaudited), September 30, 2003 and 2002, respectively.

There were no sales of investment securities or mortgage-backed securities during the six months ended March 31, 2004 (unaudited) and the years ended September 30, 2003 and 2002.

4.   SECURITIES HELD TO MATURITY
--------------------------------

                                                                                  March 31, 2004
                                                    ------------------------------------------------------------------
                                                                           Gross Unrealized
                                                     Amortized     -------------------------------        Estimated
                                                       Cost              Gains             Losses         Fair Value
                                                   ------------        ---------          -------        ------------
                                                                                    (Unaudited)
Investment Securities
   U.S. Government and Agency Securities:
      Due after five through ten years                 $ 206,230         $ 2,958   $            -         $   209,188
Other Securities
   Due in one year or less                               216,125               -                -             216,125

Mortgage-backed Securities
   CMO (FNMA)                                            148,076           3,340                -             151,416
   GNMA                                                  245,680           6,787                -             252,467
   FHLMC                                                 170,028           4,597                -             174,625
   FNMA                                                  264,827           4,935                -             269,762
                                                     -----------        --------   --------------         -----------
                                                     $ 1,250,966        $ 22,617   $            -         $ 1,273,583
                                                    ===========        ========   =============-         ===========

                  ROEBLING FINANCIAL CORP, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ------------------------------------------

4.   SECURITIES HELD TO MATURITY (Cont'd)
--------------------------------

                                                                          September 30, 2003
                                                    ------------------------------------------------------------------
                                                                           Gross Unrealized
                                                     Amortized     -------------------------------        Estimated
                                                       Cost              Gains             Losses         Fair Value
                                                   ------------        ---------          -------        ------------
                                                                                    (Unaudited)
Investment Securities
   U.S. Government and Agency Securities:
      Due after five through ten years                 $ 260,142         $ 3,553              $ -           $ 263,695
Other Securities
   Due in one year or less                               526,258           5,490                -             531,748

Mortgage-backed securities
   CMO (FNMA)                                            217,310           1,563                -             218,873
   GNMA                                                  308,995           9,312                -             318,307
   FHLMC                                                 192,133           5,313                -             197,446
   FNMA                                                  297,493           3,739              583             300,649
                                               ------------------  --------------  ---------------  ------------------
                                                     $ 1,802,331        $ 28,970            $ 583         $ 1,830,718
                                               ==================  ==============  ===============  ==================

                                                                                          September 30, 2002
                                                    ------------------------------------------------------------------
                                                                           Gross Unrealized
                                                     Amortized     -------------------------------        Estimated
                                                       Cost              Gains             Losses         Fair Value
                                                   ------------        ---------          -------        ------------
                                                                                    (Unaudited)
Investment Securities
   U.S. Government and Agency Securities:
      Due in one year or less                          $ 250,000         $ 1,095         $      -           $ 251,095
      Due after five through ten years                   296,145           7,319                -             303,464
Other Securities
   Due in one year or less                               100,000           1,339                -             101,339
   Due after one year through five years                 452,034           9,483                -             461,517

Mortgage-backed Securities
   CMO (FNMA)                                            674,014          12,444               25             686,433
   GNMA                                                  501,968          17,201                -             519,169
   FHLMC                                                 346,842          13,811                -             360,653
   FNMA                                                  459,422           8,066              870             466,618
                                                     -----------        --------         --------         -----------
                                                     $ 3,080,425        $ 70,758         $    895         $ 3,150,288
                                                     ===========        ========         ========         ===========

Securities held to maturity with a carrying value of $-0-, $-0-, and $250,000, as of March 31, 2004 (unaudited) and September 30, 2003 and 2002, respectively, are pledged as security for deposits of governmental entities under the provisions of the Governmental Unit Deposit Protection Act (GUDPA). In addition, securities with a carrying value of $197,000, $274,000, and $865,000 are pledged as collateral for Federal Home Loan Bank advances, as of March 31, 2004 (unaudited), September 30, 2003 and 2002, respectively.

                  ROEBLING FINANCIAL CORP, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ------------------------------------------


5.   LOANS RECEIVABLE, NET
--------------------------

                                                                                       September 30,
                                                               March 31,     ----------------------------------
                                                                2004              2003              2002
                                                           ----------------  ----------------  ----------------
                                                              (Unaudited)
 Mortgage loans:
    One-to-four family residential                             $31,814,343       $32,469,723       $23,767,929
    Multi-family residential                                       708,320           190,569            91,965
    Commercial real estate                                       9,013,360         5,969,790         3,664,760
    Construction and land                                          741,256           496,570           697,949
                                                               -----------       -----------       -----------

                                                                42,277,279        39,126,652        28,222,603
                                                               -----------       -----------       -----------

 Consumer and other loans:
    Home equity                                                 14,965,663        14,524,188        15,533,343
    Automobile                                                      94,354           125,078           161,124
    Secured by deposits                                             50,437            49,349            78,803
    Student                                                              -            53,389            66,584
    Unsecured                                                      123,985           121,153           186,694
    Mobile home                                                    142,819           100,084           101,265
    Commercial                                                   1,573,474         1,710,860         1,731,215
                                                               -----------       -----------       -----------

                                                                16,950,732        16,684,101        17,859,028
                                                               -----------       -----------       -----------

              Total loans                                       59,228,011        55,810,753        46,081,631
                                                               -----------       -----------       -----------

 Less:
    Loans in process                                                     -                 -               497
    Net deferred loan origination (costs) fees                     (32,551)          (23,875)          (58,744)
    Allowance for loan losses                                      488,969           472,919           408,922
                                                               -----------       -----------       -----------

                                                                   456,418           449,044           350,675
                                                               -----------       -----------       -----------

                                                               $58,771,593       $55,361,709       $45,730,956
                                                               ===========       ===========       ===========

See Note 10 regarding loans pledged to secure borrowings.

At March 31, 2004 and 2003 (unaudited) and September 30, 2003 and 2002, non-accrual loans for which interest had been discontinued totaled approximately $120,000, $460,000, $25,000, and $-0-, respectively. Interest income actually recognized on non-accrual loans totaled approximately $1,800, $250, $500, and $-0- for the six-month period ended, March 31, 2004 and 2003 (unaudited) and the years ended September 30, 2003 and 2002, respectively. Interest income that would have been recognized, had the loans been current and performing in accordance with the original terms of their contracts, totaled approximately $6,100, $18,500, $1,800, and $-0- for the six months ended March 31, 2004 and
2003 (unaudited) and the years ended September 30, 2003 and 2002, respectively.

                  ROEBLING FINANCIAL CORP, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ------------------------------------------


5.   LOANS RECEIVABLE, NET (Cont'd)
--------------------------

Activity in the allowance for loan losses is summarized as follows:

                                  Six Months Ended            Year Ended
                                      March 31,              September 30,
                               -----------------------   ----------------------
                                 2004         2003         2003         2002
                               ---------    ---------    ---------    ---------

(Unaudited)

 Balance - beginning           $ 472,919    $ 408,922    $ 408,922    $ 315,411
 Provision charged to income      16,000       36,000       60,000       96,000
 Charge offs                        (617)      (5,945)      (6,846)      (5,720)
 Recoveries                          667        7,917       10,843        3,231
                               ---------    ---------    ---------    ---------

 Balance - ending              $ 488,969    $ 446,894    $ 472,919    $ 408,922
                               =========    =========    =========    =========


The activity with respect to loans to directors, officers and associates of such persons is as follows:

                             Six Months Ended            Year Ended
                                 March 31,              September 30,
                          ----------------------    ----------------------
                             2004         2003         2003         2002
                          ---------    ---------    ---------    ---------
                               (Unaudited)
Balance - beginning       $ 508,986    $ 179,858    $ 179,858    $ 366,727
Loan disbursements           27,220       27,342      459,622      149,202
Collection of principal     (19,097)      (8,276)    (130,494)     (50,111)
Other changes                     -            -            -     (285,960)
                          ---------    ---------    ---------    ---------

Balance - ending          $ 517,109    $ 198,924    $ 508,986    $ 179,858
                          =========    =========    =========    =========


6.   ACCRUED INTEREST RECEIVABLE
--------------------------------

                              March 31,             September 30,
                              ---------       ------------------------
                                2004            2003            2002
                              --------        --------        --------
                            (Unaudited)

 Loans receivable             $202,371        $203,024        $231,233
 Mortgage-backed securities     27,179          35,688          61,605
 Investment securities         120,444         144,526         154,715
                              --------        --------        --------

                              $349,994        $383,238        $447,553
                              ========        ========        ========

                  ROEBLING FINANCIAL CORP, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ------------------------------------------


7.   PREMISES AND EQUIPMENT
---------------------------

                                            March 31,         September 30,
                                           -----------   ----------------------
                                              2004         2003         2002
                                           ----------   ----------   ----------
                                          (Unaudited)

Land                                       $  634,286   $  629,435   $  379,435
Buildings and improvements                  1,129,876    1,129,876    1,003,482
Furniture, fixtures and equipment             743,458      730,771      385,354
                                           ----------   ----------   ----------

                                            2,507,620    2,490,082    1,768,271

Less accumulated depreciation                 818,085      740,253      633,049
                                           ----------   ----------   ----------

                                           $1,689,535   $1,749,829   $1,135,222
                                           ==========   ==========   ==========


Useful lives used in the calculation of depreciation are as follows:

         Buildings 25 to 50 years Paving and other building related additions 5 to 10 years Furniture and equipment 5 to 10 years

8.   LOAN SERVICING
-------------------

Mortgage loans serviced for others are not included in the accompanying consolidated statements of financial condition. The unpaid principal balances of these loans are summarized as follows:


                                                  March 31,                   September 30,
                                          -------------------------   -------------------------
                                             2004          2003          2003          2002
                                          -----------   -----------   -----------   -----------
                                                (Unaudited)
 Mortgage loan portfolios serviced for:
       FNMA                               $ 8,560,829   $10,140,378   $ 9,598,358   $11,250,198
       Other                                  200,000       175,306             -       183,473
                                          -----------   -----------   -----------   -----------

                                          $ 8,760,829   $10,315,684   $ 9,598,358   $11,433,671
                                          ===========   ===========   ===========   ===========

Custodial escrow balances maintained in connection with the loan servicing totaled approximately $120,000, $135,000, $118,000, and $158,000, at March 31,
2004 and 2003 (unaudited) and September 30, 2003 and 2002, respectively.

                  ROEBLING FINANCIAL CORP, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ------------------------------------------


9.   DEPOSITS
-------------

                                                                               September 30,
                               March 31,                 ----------------------------------------------------------
                                   2004                            2003                          2002
                         --------------------------      ---------------------------     --------------------------
                           Weighted                      Weighted                         Weighted
                            Average                      Average                          Average
                             Rate         Amount          Rate            Amount            Rate        Amount
                         -----------   ------------     ---------     -------------      ---------   -------------
                                 (Unaudited)
Non-interest-
 bearing deposits            0.00%     $ 12,288,238       0.00%       $ 11,329,968        0.00%      $ 10,509,295
Interest-bearing
  checking accounts          0.11%       11,276,513       0.40%         11,315,524        0.79%         9,961,371
Money market accounts        0.68%        5,345,561       0.78%          5,922,708        1.86%         6,596,884
Savings accounts             0.54%       22,877,087       0.80%         22,390,509        1.37%        19,170,108
Certificates of deposits     2.48%       27,188,243       2.57%         27,449,194        3.23%        28,123,470
                                       -------------                  -------------                  -------------

Total deposits               1.07%     $ 78,975,642       1.25%       $ 78,407,903        1.84%      $ 74,361,128
                                       =============                  =============                  =============

The aggregate amount of deposits with a balance of $100,000 or more totaled approximately $13,862,000, $14,119,000, $13,920,000 at March 31, 2004
(unaudited), September 30, 2003 and 2002, respectively. Deposit balances in excess of $100,000 are not federally insured.

Scheduled maturities of certificates of deposit are as follows (in thousands):

                                                     September 30,
                                March 31,     ----------------------------
                                  2004            2003            2002
                                -------         -------         -------
                              (Unaudited)

 1 year or less                 $16,428         $17,969         $18,431
 Over 1 year to 3 years           5,688           4,421           5,750
 Over 3 years                     5,072           5,059           3,942
                                -------         -------         -------

                                $27,188         $27,449         $28,123
                                =======         =======         =======


Interest expense on deposits is summarized as follows:

                                          Six Months Ended           Year Ended
                                            March 31,               September 30,
                                      -----------------------   -----------------------
                                         2004         2003         2003         2002
                                      ----------   ----------   ----------   ----------
                                            (Unaudited)
 Interest-bearing checking accounts   $   15,300   $   29,184   $   52,143   $   92,664
 Money market accounts                    25,640       47,356       77,128      109,843
 Savings acounts                          75,001      120,123      224,000      259,147
 Certificates of deposit                 341,575      435,242      821,698      952,066
                                      ----------   ----------   ----------   ----------

       Total                          $  457,516   $  631,905   $1,174,969   $1,413,720
                                      ==========   ==========   ==========   ==========

                  ROEBLING FINANCIAL CORP, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ------------------------------------------


10.  BORROWED FUNDS
-------------------

The Company has available overnight lines of credit and a one-month overnight repricing line of credit with the Federal Home Loan Bank of New York ("FHLB"), totaling $8.7 million, $7.9 million and $6.6 million, at March 31, 2004 (unaudited), September 30, 2003 and 2002, respectively, subject to the terms and conditions of the lender's overnight advance program. As of September 30, 2003, the Company had a $1.2 million balance in the overnight line of credit at a rate of 1.21%. There were no borrowings as of September 30, 2002.

At March 31, 2004 (unaudited) and September 30, 2003 and 2002, the FHLB lines of credit were secured by pledges of the Company's investment in the capital stock of the FHLB totaling $563,900, $563,900 and $472,100, mortgage-backed and other securities with a carrying value of $2.7 million, $2.8 million and $865,000, and loans receivable with a carrying value of $-0-, $-0- and $2.1 million respectively.

11.  INCOME TAXES
-----------------

The Bank qualifies as a savings institution under the provisions of the Internal Revenue Code and was therefore, prior to September 30, 1996, permitted to deduct from taxable income an allowance for bad debts based upon eight percent of taxable income before such deduction, less certain adjustments. Retained earnings, at September 30, 2003, include approximately $306,000 of such bad debt, which, in accordance with FASB Statement No. 109, "Accounting for Income Taxes," is considered a permanent difference between the book and income tax basis of loans receivable, and for which income taxes have not been provided. If such amount is used for purposes other than for bad debt losses, including distributions in liquidation, it will be subject to income tax at the then current rate.

The components of income taxes are summarized as follows:

                                      Six Months Ended            Year Ended
                                           March 31,             September 30,
                                    ----------------------  -----------------------
                                     2004         2003         2003         2002
                                   ---------    ---------    ---------    ---------
                                        (Unaudited)
 Current tax expense:
    Federal                        $  57,988    $ 147,225    $ 375,888    $ 384,846
    State                             40,843       40,830      106,306       35,553
                                   ---------    ---------    ---------    ---------

                                      98,831      188,055      482,194      420,399
                                   ---------    ---------    ---------    ---------

 Deferred tax expense (benefit):
    Federal                           81,016        1,002      (64,568)     (46,818)
    State                               (488)       1,279      (16,243)     (17,410)
                                   ---------    ---------    ---------    ---------

                                      80,528        2,281      (80,811)     (64,228)
                                   ---------    ---------    ---------    ---------

                                   $ 179,359    $ 190,336    $ 401,383    $ 356,171
                                   =========    =========    =========    =========

                  ROEBLING FINANCIAL CORP, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ------------------------------------------


11.  INCOME TAXES (Cont'd)
-----------------

The provision for federal income taxes differs from that computed at the federal statutory rate of 34% as follows:

                                                Six Months Ended         Year Ended
                                                   March 31,            September 30,
                                             --------------------    --------------------
                                               2004        2003        2003        2002
                                             --------    --------    --------    --------
                                                  (Unaudited)
 Tax at statutory rates                      $142,075    $153,512    $326,570    $318,826

 Increase in tax resulting from:
    State taxes, net of federal tax effect     26,635      27,792      59,442      11,974
    Other items                                10,649       9,032      15,371      25,371
                                             --------    --------    --------    --------

                                             $179,359    $190,336    $401,383    $356,171
                                             ========    ========    ========    ========

 Effective rate                                    43%         42%         42%         38%
                                             ========    ========    ========    ========


The following temporary differences gave rise to deferred tax assets and liabilities:

                                                                            September 30,
                                                           March 31,    ---------------------
                                                             2004         2003        2002
                                                           ---------    ---------   ---------
                                                          (Unaudited)
 Deferred tax assets:
    Allowance for loan losses                              $ 187,306    $ 188,884   $ 163,323
    Depreciation                                                   -       36,731      25,569
    Accrual to cash adjustments                                    -       22,160           -
                                                           ---------    ---------   ---------

              Total deferred tax assets                      187,306      247,775     188,892
                                                           ---------    ---------   ---------

 Deferred tax liabilities:
    Appreciation of securities available for sale            116,710       67,131     162,330
    Accrual to cash adjustments                                3,471            -      35,206
    Deferred loan origination fees and costs, net             77,830       76,668      64,600
    Discounts on investments                                   6,587        5,381       4,171
    Depreciation                                              14,220            -           -
                                                           ---------    ---------   ---------

              Total deferred tax liabilities                 218,818      149,180     266,307
                                                           ---------    ---------   ---------

    Net deferred tax asset (liability) included in other
       assets and liabilities, respectively                $ (31,512)   $  98,595   $ (77,415)
                                                           =========    =========   =========

12.  COMMITMENTS AND CONTINGENCIES
----------------------------------

The Company is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers and to reduce its own exposure to fluctuations in interest rates. These financial instruments include commitments to extend credit. Those instruments involve, to varying degrees, elements of credit and interest-rate risk in excess of the amount recognized in the statements of financial condition. The contract or notional amounts of those instruments reflect the extent of the Company's involvement in particular classes of financial instruments.

                  ROEBLING FINANCIAL CORP, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ------------------------------------------


12.  COMMITMENTS AND CONTINGENCIES (Cont'd)
----------------------------------

The Company's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit is represented by the contractual notional amount of those instruments. The Company uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

Unless noted otherwise, the Company does not require collateral or other security to support financial instruments with credit risk.

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Company has approved equity lines of credit unused but accessible to borrowers totaling $7.9 million, $7.2 million and $5.3 million, at March 31, 2004 (unaudited) and September 30, 2003 and 2002, respectively. The Company's experience has been that approximately 60 percent of loan commitments are drawn upon by customers.

At March 31, 2004 (unaudited) and September 30, 2003 and 2002, the Company had $3.1 million, $6.1 million, and $3.4 million in outstanding commitments to originate loans and $110,000, $110,000 and $110,000 in outstanding commercial letters of credit, respectively. At March 31, 2004, commitments to fund fixed rate loans amounted to $1.1 million with interest rates between 4.45% and 5.875%.There are no commitments to sell any of the loans which have already been originated.


13.  REGULATORY CAPITAL
-----------------------

The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possible additional discretionary actions, by regulators, that if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance-sheet items, as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the following table) of tangible and core capital (as defined in the regulations) to total assets and of total risk-based capital (as defined) to risk-weighted assets (as defined). Management believes, as of September 30, 2003, that the Bank meets all capital adequacy requirements to which it is subject.

As of December 2002, the most recent notification from the Office of Thrift Supervision (OTS) categorized the Bank as "well capitalized" under the regulatory framework for prompt corrective action. To be categorized as "well capitalized," the Bank must maintain minimum total risk-based and core ratios, as set forth in the accompanying table. There are no conditions or events since that notification that management believes have changed the institution's category.

                  ROEBLING FINANCIAL CORP, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ------------------------------------------

13.  REGULATORY CAPITAL (Cont'd)
-----------------------

The following table presents a reconciliation of capital per GAAP and regulatory capital at the dates indicated (in thousands):

                                                              September 30,
                                                 March 31,  ------------------
                                                   2004       2003       2002
                                                 -------    -------    -------
                                               (Unaudited)

GAAP capital                                     $ 7,363    $ 7,030    $ 6,583
Add (subtract): unrealized (gain) loss
  on securities available for sale                  (176)      (101)      (244)
                                                 -------    -------    -------

Core and tangible capital                          7,187      6,929      6,339
Add: general allowance for loan losses               469        473        409
         Unrealized gains on equity securities
          available for sale                          12         12          9
                                                 -------    -------    -------

Total regulatory capital                         $ 7,668    $ 7,414    $ 6,757
                                                 =======    =======    =======


The Bank's actual capital amounts and ratios are presented in the following table:

                                                                                                     To be Well-
                                                                                                   Capitalized Under
                                                                           For Capital             Prompt Corrective
                                              Actual                    Adequacy Purposes          Action Provisions
                                   ---------------------------   ---------------------------  ----------------------------
                                     Amount          Ratio         Amount          Ratio         Amount          Ratio
                                   ------------   ------------   ------------   ------------  -------------   ------------
                                                                   (Dollars in thousands)
As of March 31, 2004 (unaudited)
    Tangible capital                 $ 7,187          8.24%        $ 1,308          1.50%            N/A       $     -
    Tier 1 (core) capital              7,187          8.24%          3,489          4.00%          4,361          5.00%
    Risk-based capital:
        Tier 1                         7,187         13.88%          2,071          4.00%          3,106          6.00%
        Total                          7,668         14.81%          4,142          8.00%          5,177         10.00%

As of September 30, 2003
    Tangible capital                 $ 6,929          7.91%        $ 1,314          1.50%            N/A       $     -
    Tier 1 (core) capital              6,929          7.91%          3,504          4.00%          4,379          5.00%
    Risk-based capital:
        Tier 1                         6,929         14.24%          1,947          4.00%          2,920          6.00%
        Total                          7,414         15.23%          3,894          8.00%          4,867         10.00%

As of September 30, 2002
    Tangible capital                 $ 6,339          7.74%        $ 1,230          1.50%            N/A       $     -
    Tier 1 (core) capital              6,339          7.74%          3,279          4.00%          4,099          5.00%
    Risk-based capital:
        Tier 1                         6,339         15.06%          1,683          4.00%          2,525          6.00%
        Total                          6,757         16.06%          3,366          8.00%          4,208         10.00%

                  ROEBLING FINANCIAL CORP, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ------------------------------------------


14.  BENEFIT PLANS
------------------

Deferred Compensation Plan
--------------------------

The Company maintains a deferred compensation plan for both the directors and employees.

The directors' arrangement is an individual contract between the Company and each participating director and can be terminated at any time. Directors may participate at their own discretion. The Company secures each separate deferred compensation agreement by purchasing an investment grade life insurance contract on each participating director. The Company is the owner and beneficiary of each contract. The use of the investment grade insurance contracts as the funding source of the program allows the Company to take advantage of preferential tax treatment provided to insurance contracts qualified under IRS Sections 101 and 7702.

The employees' arrangement meets the requirements of Sections 401(a) and 401(k) of the Internal Revenue Code. Employees generally become eligible when they have attained age 21 and have one year of service. Each participant may elect to have his compensation reduced by up to the maximum percentage allowed by law. The reduction is contributed to the plan. The Company will match 50% of the amount of salary reduction the participant elects to defer. However, in applying this matching percentage, only salary reductions of up to 6% of the participant's compensation  will be  considered.  All  participants  become  100%  vested upon
entering  the  plan.   Contributions   to  the  plan  by  the  Company   totaled
approximately $9,100, $8,900, $16,400 and $16,200 for the six-month periods ended, March 31, 2004 and 2003 (unaudited) and the years ended September 30, 2003 and 2002, respectively.

Directors Consultation and Retirement Plan
------------------------------------------

The Company maintains a Directors Consultation and Retirement Plan ("DRP") to provide retirement benefits to directors of the Company who are not officers or employees ("Outside Directors"). Any director who has served as an Outside Director shall be a participant in the DRP, and payments under the DRP commence once the Outside Director retires as a director of the Company. The DRP provides a retirement benefit based on the number of years of service to the Company. Outside Directors who have completed not less than 12 years of service shall receive a benefit equal to (50%) + 2.889% times the number of years of service in excess of 12, multiplied by the average monthly board fee in effect at the time of retirement. The maximum benefit shall be 85% of such monthly board fee. Benefits shall be paid for a maximum of 84 months to the retired directors, a surviving spouse, or the director's estate.

                  ROEBLING FINANCIAL CORP, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ------------------------------------------


14.  BENEFIT PLANS (Cont'd)
------------------

Directors Consultation and Retirement Plan (Cont'd)
------------------------------------------

                                                      At or for the Year Ending
                                                              September 30,
                                                       ----------------------
                                                         2003         2002
                                                       ---------    ---------

Change in Benefit Obligation:

Benefit obligation at beginning of year                $ 200,960    $ 182,667
    Service cost                                           8,538        9,383
    Interest cost                                         13,710       13,318
    Actuarial loss                                         1,545        5,792
    Annuity payments                                     (10,200)     (10,200)
                                                       ---------    ---------

Benefit obligation at end of year                        214,553      200,960
                                                       ---------    ---------

Change in plan assets:

Market value of assets - beginning                             -            -
Employer contributions                                    10,200       10,200
Annuity payments                                         (10,200)     (10,200)
                                                       ---------    ---------

Market value of assets - ending                                -            -
                                                       ---------    ---------

Funded status                                           (214,553)    (200,960)
Amount contributed during fourth quarter                   2,550        2,550
Unrecognized gain                                        (11,171)     (12,716)
Unrecognized past service liability                       74,805       85,614
                                                       ---------    ---------

Accrued plan cost included in
  other liabilities                                    $(148,369)   $(125,512)
                                                       =========    =========

                                                                Year Ended
                                                               September 30,
                                                            -------------------
                                                              2003       2002
                                                            --------   --------

Net periodic plan cost included the following components:
   Service cost                                             $  8,538   $  9,383
   Interest cost                                              13,710     13,318
   Amortization of unrecognized gain                               -        (24)
   Amortization of past service cost                          10,809     10,809
                                                            --------   --------

Net periodic plan cost included in
  compensation and benefits                                 $ 33,057   $ 33,486
                                                            ========   ========


A discount rate of 5.75%, and 7.0% and a rate of increase in future compensation levels of 4.25% and 5.5% were assumed in the plan valuation for the years ended September 30, 2003 and 2002, respectively.

                  ROEBLING FINANCIAL CORP, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ------------------------------------------


14. BENEFIT PLANS (Cont'd)
-----------------

Directors Consultation and Retirement Plan (Cont'd)
------------------------------------------

Directors' retirement plan expense for the six months ended March 31, 2004 and 2003 (unaudited) totaled $17,000 and $18,000, respectively.

Stock Option Plan
-----------------

On January 25, 1999, the stockholders of the Company approved a stock option plan (the "Plan"). The Plan provides for authorizing the issuance of an additional 19,596 shares of common stock by the Company upon the exercise of stock options awarded to officers, directors, key employees, and other persons providing services to the Company. The Company may also purchase shares through the open market. The 19,596 shares of options under the Plan constitute either Incentive Stock Options or Non-Incentive Stock Options. The following table summarizes the options granted and exercised under the Plan, during the periods indicated, and their respective weighted average exercise price:

                                  Six Months Ended March 31,                          Year Ended September 30,
                     --------------------------------------------------  --------------------------------------------------
                                    2004                      2003                      2003                      2002
                     ------------------------  ------------------------  ------------------------  ------------------------
                                   Weighted                  Weighted                  Weighted                  Weighted
                                   Average                   Average                   Average                   Average
                       Number      Exercise      Number      Exercise      Number      Exercise      Number      Exercise
                     of Shares      Price      of Shares      Price      of Shares      Price      of Shares      Price
                     -----------  -----------  -----------  -----------  -----------  -----------  -----------  -----------
                                        (Unaudited)
Outstanding at
 beginning of period      9,408   $    14.25        9,408   $    14.25        9,408   $    14.25        9,408   $    14.25
Granted                       -            -            -            -            -            -            -            -
Exercised                     -            -            -            -            -            -            -            -
Forfeited                     -            -            -            -            -            -            -            -
                     -----------  -----------  -----------  -----------  -----------  -----------  -----------  -----------

Outstanding at
 end of period             9,408  $    14.25         9,408  $    14.25         9,408  $    14.25         9,408  $    14.25
                     ===========  ===========  ===========  ===========  ===========  ===========  ===========  ===========

Options exercisable
 at period end            9,408                     9,408                     9,408                     9,408
                     ===========               ===========               ===========               ===========


Restricted Stock Plan
---------------------

On January 25, 1999, the stockholders of the Company approved a restricted stock plan (the "Plan") which provides for the purchase of 7,838 shares of common stock in the open market. All of the Common Stock to be purchased by the Plan will be purchased at the fair market value on the date of purchase. Awards under the Plan are made in recognition of expected future services to the Company by its directors, officers, and key employees responsible for implementation of the policies adopted by the Company's Board of Directors and as a means of providing a further retention incentive. The expense of the plan is being accrued as shares vest over a four-year period, which began in February, 1999. Plan expense was $-0-, $4,700, $5,500, and $4,500 for the six-month periods ended, March 31, 2004 and 2003 (unaudited), and the years ended September 30, 2003 and 2002, respectively.

                  ROEBLING FINANCIAL CORP, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ------------------------------------------


14. BENEFIT PLANS (Cont'd)
-----------------


Employee Stock Ownership Plan
-----------------------------

Effective upon the consummation of the Bank's stock offering, an Employee Stock Ownership Plan ("ESOP") was established for all eligible employees who had completed a twelve month period of employment with the Bank and at least 1,000 hours of service, and had attained the age of 21. The ESOP used $156,800 in proceeds from a term loan to purchase 15,680 shares of Bank common stock during the stock offering. The term loan principal was payable in equal quarterly installments through September 30, 2007. Interest on the term loan was variable at a rate of prime plus 37.5 basis points. Each year, the Bank made discretionary contributions to the ESOP which were equal to the principal and interest payments required on the term loan. During the year ended September 30, 2000, Roebling Financial Corp, Inc. paid off the ESOP loan to the third party Bank.

Shares purchased with the loan proceeds were initially pledged as collateral for the term loan and are held in a suspense account for future allocation among participants. Contributions to the ESOP and shares released from the suspense account are allocated among the participants on the basis of compensation, as described by the Plan, in the year of allocation.

The ESOP is accounted for in accordance with Statement of Position 93-6, "Accounting for Employee Stock Ownership Plans," which was issued by the American Institute of Certified Public Accountants in November 1993. Accordingly, the ESOP shares pledged as collateral are reported as unallocated ESOP shares in the statements of financial condition. As shares are committed to be released from collateral, the Bank reports compensation expense equal to the current market price of the shares, and the shares become outstanding for basic net income per common share computations. ESOP compensation expense was $19,000, $15,000, $32,000, and $27,000 for the six-month periods ended, March 31, 2004 and 2003 (unaudited), and the years ended September 30, 2003 and 2002, respectively.

The ESOP shares were as follows:

                                                            Year Ended
                                                           September 30,
                                            March 31,   -------------------
                                               2004       2003       2002
                                             --------   --------   --------
                                           (Unaudited)

Allocated shares                               10,192      9,408      7,840
Shares committed to be released                     -          -          -
Unreleased shares                               5,488      6,272      7,840
                                             --------   --------   --------

Total ESOP shares                              15,680     15,680     15,680
                                             ========   ========   ========

Fair value of unreleased shares              $164,640   $137,984   $148,960
                                             ========   ========   ========

                  ROEBLING FINANCIAL CORP, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ------------------------------------------


15.  CHARTER CONVERSION, STOCK OFFERING, AND REORGANIZATION
-----------------------------------------------------------

On March 24, 1997, the Bank converted from a state-chartered mutual savings and loan to a federally- chartered mutual savings bank.

On February 24, 1997, the Board of Directors of the Bank unanimously adopted the plan of reorganization whereby the Bank would reorganize into a mutual holding company form of organization.

The Bank applied to the Office of Thrift Supervision and received approval of transactions contemplated by the plan of reorganization. The plan of reorganization authorized the Bank to offer stock in one or more stock offerings up to a maximum of 49.99% of the issued and outstanding shares of its common stock.

The reorganization was accomplished on October 2, 1997, whereby the Bank, (i) exchanged its mutual savings association charter for a federal stock savings bank charter; and (ii) organized a federally chartered mutual holding company which owns in excess of 50% of the stock savings bank. Each savings account of the Bank, at the time of the reorganization, became a savings account in the newly-formed bank in the same terms and conditions, except the holder of each such deposit account has liquidation rights, with respect to the holding company, rather than the Bank.

As a result of the offering, Roebling Financial Corp., MHC received 229,540 shares of the Bank's stock and $100,000 in cash. The Bank's Employee Stock Ownership Plan purchased 15,680 shares. Roebling Bank received gross proceeds from the sale of 195,960 shares to the general public, including the ESOP, of $1,959,600. Expenses associated with the offering totaled $171,438, resulting in net capital additions to the Bank of $1,688,162 net of the $100,000 used to capitalize the mutual holding company.

On January 25, 2000, the Bank's stockholders approved an Agreement and Plan of Reorganization (the "Plan" or "Reorganization"), providing for the establishment of a mid-tier stock holding company. The Plan provided for the establishment of Roebling Financial Corp, Inc. (the Mid-Tier Stock Holding Company) as a stock holding company parent of the Bank; the stock holding company is majority owned by Roebling Financial Corp., MHC, the Bank's mutual holding company. The former holders of the common stock of the Bank became stockholders of Roebling Financial Corp, Inc. and each outstanding share of common stock (par value $.10 per share) of the Bank was converted into shares of common stock of Roebling Financial Corp, Inc. on a one-for-one basis. The reorganization was completed on January 31, 2000.

16.  FAIR VALUES OF FINANCIAL INSTRUMENTS
-----------------------------------------

The following methods and assumptions were used by the Company in estimating fair values of financial instruments as disclosed herein:

Cash and Cash Equivalents and Certificates of Deposit
-----------------------------------------------------

The carrying amounts of cash and short-term instruments approximate their fair value.

Investment and Mortgage-Backed Securities
-----------------------------------------

Fair values for securities, excluding restricted equity securities, are based on quoted market prices. The carrying values of restricted equity securities approximate fair values.

                  ROEBLING FINANCIAL CORP, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ------------------------------------------

16.  FAIR VALUES OF FINANCIAL INSTRUMENTS (Cont'd)
-----------------------------------------

Loans Receivable
----------------

For variable-rate loans that reprice frequently and have no significant change in credit risk, fair values are based on carrying values. Fair values for certain mortgage loans and other consumer loans are based on quoted market prices of similar loans sold in conjunction with securitization transactions, adjusted for differences in loan characteristics. Fair values for commercial real estate and commercial loans are estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. Fair values for impaired loans are estimated using discounted cash flow analyses or underlying collateral values, where applicable.

Deposit Liabilities
-------------------

The fair value of demand deposits, savings deposits and money market accounts were the amounts payable on demand. The fair values of certificates of deposit were based on the discounted value of contractual cash flows. The discount rate was estimated using the rate currently offered for deposits of similar remaining maturities.

Short-Term Borrowings
---------------------

The carrying amounts of federal funds purchased, and other short-term borrowings maturing within 90 days approximate their fair values. Fair values of other short-term borrowings are estimated using discounted cash flow analyses based on the Company's current incremental borrowing rates for similar types of borrowing arrangements.

Long-Term Debt
--------------

The fair value of long-term debt is estimated using discounted cash flow analysis based on the current incremental borrowing rates for similar types of borrowing arrangements.

Accrued Interest Receivable
---------------------------

The carrying amounts of accrued interest approximate their fair values.

Federal Home Loan Bank of New York Stock
----------------------------------------

Federal Home Loan Bank of New York stock is valued at cost.

Off-Balance-Sheet Instruments
-----------------------------

In the ordinary course of business the Company has entered into off-balance-sheet financial instruments consisting of commitments to extend credit. Such financial instruments are recorded in the financial statements when they are funded. Their fair value would approximate fees currently charged to enter into similar agreements.

                  ROEBLING FINANCIAL CORP, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ------------------------------------------


16.  FAIR VALUES OF FINANCIAL INSTRUMENTS (Cont'd)
-----------------------------------------

Off-Balance-Sheet Instruments (Cont'd)
-----------------------------


The carrying values and estimated fair values of financial instruments are as follows (in thousands):

                                      March 31, 2004                 September 30, 2003             September 30, 2002
                                -----------------------------  ------------------------------   ----------------------------
                                 Carrying            Fair          Carrying          Fair          Carrying          Fair
                                  Amount             Value          Amount           Value          Amount           Value
                                  ------             -----          ------           -----          ------           -----
                                         (Unaudited)
Financial Assets
----------------

Cash and cash equivalents         $ 2,400          $ 2,400         $ 2,032         $ 2,032         $ 7,223         $ 7,223
Certificates of deposit             1,500            1,500           1,700           1,700             900             900
Securities available
 for sale                          20,787           20,787          23,884          23,884          23,143          23,143
Securities held to maturity         1,251            1,274           1,802           1,830           3,080           3,150
Loans receivable                   58,772           59,482          55,362          56,400          45,731          47,213
Accrued interest receivable           350              350             383             383             448             448
FHLB stock                            564              564             564             564             472             472

Financial Liabilities
---------------------

Deposit liabilities                78,976             79,493        78,408            78,927        74,361            75,011
Borrowed funds                          -                -           1,200           1,200               -               -


The fair value estimates are made at a discrete point in time based on relevant market information and information about the financial instruments. Fair value estimates are based on judgments regarding future expected loss experience, current economic conditions, risk characteristics of various financial instruments, and other factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect the estimates. Further, the foregoing estimates may not reflect the actual amount that could be realized if all or substantially all of the financial instruments were offered for sale.

In addition, the fair value estimates were based on existing on-and-off balance sheet financial instruments without attempting to value the anticipated future business and the value of assets and liabilities that are not considered financial instruments. Other significant assets and liabilities that are not considered financial assets and liabilities include real estate owned, premises and equipment, and advances from borrowers for taxes and insurance. In addition, the tax ramifications related to the realization of the unrealized gains and losses have a significant effect on fair value estimates and have not been considered in any of the estimates.

Finally, reasonable comparability between financial institutions may not be likely due to the wide range of permitted valuation techniques and numerous estimates which must be made given the absence of active secondary markets for many of the financial instruments. The lack of uniform valuation methodologies introduces a greater degree of subjectivity to these estimated fair values.

                  ROEBLING FINANCIAL CORP, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ------------------------------------------


17.  RECENT ACCOUNTING PRONOUNCEMENTS
-------------------------------------

The Company adopted Financial Accounting  Standards Board (FASB)  Interpretation
(FIN) 45, Guarantor's Accounting and Disclosure Requirements for Guarantees, including Indirect Guarantees of Indebtedness of Others, on January 1, 2003. FIN 45 requires a guarantor entity, at the inception of a guarantee covered by the measurement provisions of the interpretation, to record a liability for the fair value of the obligation undertaken in issuing the guarantee. Financial letters of credit require the Company to make payment if the customer's financial condition deteriorates, as defined in the agreements. Performance letters of credit require the Company to make payments if the customer fails to perform certain non-financial contractual obligations. The Company previously did not record a liability when guaranteeing obligations unless it became probable that the Company would have to perform under the guarantee. FIN 45 applies prospectively to guarantees the Company issues or modifies subsequent to December 31, 2002. At September 30, 2003 and March 31, 2004 (unaudited), the Company was not contingently liable for any financial and performance letters of credit. It is the Company's practice to generally hold collateral and/or obtain personal guarantees supporting any outstanding letter of credit commitments. In the event that the Company is required to fulfill its contingent liability under a standby letter of credit, it could liquidate the collateral held, if any, and enforce the personal guarantee(s) held, if any to recover all or a portion of the amount paid under the letter of credit.

18.  SUBSEQUENT EVENT
---------------------

On April 8, 2004, the Boards of Directors of Roebling Corp., MHC (the "MHC"), the Company and Roebling Bank (the "Bank") adopted a Plan of Conversion and Reorganization of the MHC and Plans of Merger between the MHC, the Company and the Bank (collectively, the "Plan"), whereby the MHC will cease to exist, the shares of Company Stock held by the MHC will be canceled, and a liquidation account will be established for the benefit of eligible members of the MHC as of specified dates. Stock of the Company held by the stockholders (other than the MHC) will be automatically converted into the right to receive shares of a to-be-formed stock holding company ("New Company") based on an exchange ratio to be determined. Pursuant to the Plan, the New Company will offer shares of conversion stock in a subscription offering to certain eligible account holders and members and employee stock benefit plans. Any shares of conversion stock remaining unsold after the subscription offering will be offered for sale to the public through a community offering and/or syndicated community offering. The Plan is subject to approval by the Office of Thrift Supervision, members of the MHC and stockholders of Roebling Financial Corp., Inc.

The regulations of the OTS prohibit the Bank from declaring or paying a cash dividend if the effect thereof would cause the Bank's regulatory capital to be reduced below either the amount required for the liquidation account or the federal regulatory capital requirement in section 567.2 of the Rules and Regulations of the OTS.


Costs associated with the conversion will be deferred and deducted from the proceeds of the stock offering. If, for any reason, the offering is not successful, the deferred costs will be charged to operations. As of March 31, 2004, there were $5,000 in conversion costs incurred that have been deferred and presented as other assets.

================================================================================

You should rely only on the information contained in this document or to that to which we have referred you. We have not authorized anyone to provide you with information that is different. This document does not constitute an offer to sell, or the solicitation of an offer to buy, any of the securities offered hereby to any person in any jurisdiction in which such offer or solicitation would be unlawful. The affairs of Roebling Financial Corp, Inc. and its subsidiaries may change after the date of this prospectus. Delivery of this document and the sales of shares made hereunder does not mean otherwise.




                                     [LOGO]



                          ROEBLING FINANCIAL CORP, INC.
                  (Proposed Holding Company for Roebling Bank)



                      Up to 853,532 Shares of Common Stock
                  (Subject to increase to up to 981,551 Shares)




                            _________________________

                                   PROSPECTUS
                            _________________________

                            _________________________
                             KEEFE, BRUYETTE & WOODS
                            _________________________



                              _______________, 2004

Until the later of ________________, 2004, or 25 days after commencement of the offering, all dealers effecting transactions in these securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of the dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.
================================================================================

                   [ROEBLING FINANCIAL CORP, INC. LETTERHEAD]


Dear Fellow Stockholder:

         You are cordially invited to attend a Special Meeting of Stockholders of Roebling Financial Corp, Inc. (the "Company") to be held at the main office of Roebling Bank (the "Bank") located at Route 130 South and Delaware Avenue, Roebling, New Jersey on ____day, ___ __, 2004 at _:__ _.m., eastern time.

         The special meeting has been called for the purpose of considering and voting on a Plan of Conversion and Reorganization pursuant to which Roebling Financial Corp., MHC, the mutual holding company which currently owns 54% of the outstanding common stock of the Company, will merge with a newly formed New Jersey corporation also named Roebling Financial Corp, Inc. (the "New Holding Company") and each outstanding share of the Company's stock will be converted into shares of the New Holding Company's common stock on the basis of an exchange ratio that will ensure that each stockholder's proportionate interest in the New Holding Company will be the same as it is currently. As part of the transaction, the New Holding Company will sell shares to the public with a value equivalent to the value of the MHC's interest in the Company.

         This proxy statement/prospectus supplement in combination with the accompanying prospectus which is incorporated herein by reference serves as the prospectus for up to ___________ shares of the New Holding Company's common stock to be issued to the Company's stockholders in the Conversion and Reorganization. The proxy statement/prospectus supplement and prospectus do not contain all the information contained in the registration statement which the New Holding Company filed with the Securities and Exchange Commission or the Application for Conversion which the MHC filed with the Office of Thrift Supervision. We urge you to read the proxy statement/prospectus supplement and prospectus carefully.

         The Board of Directors has unanimously approved the Plan of Conversion and Reorganization and recommends that you vote FOR the Plan of Conversion and Reorganization.

         YOUR VOTE IS IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. Because the Plan of Conversion and Reorganization must be approved by (i) two-thirds of the Company's total outstanding shares and (ii) a majority of the
                                                      ---
shares held by persons other than the MHC, your failure to vote or abstention from voting is the same as voting against the Plan of Conversion and Reorganization. We urge you to please sign, date and return the enclosed proxy card as soon as possible. Returning the proxy will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the Special Meeting.

                                                     Sincerely,




                                                     Frank J. Travea, III


--------------------------------------------------------------------------------

Neither the Securities and Exchange Commission or the Office of Thrift Supervision nor any state securities authority has approved or disapproved these securities, nor passed upon the accuracy or adequacy of this proxy statement/prospectus supplement. Any representation to the contrary is a criminal

--------------------------------------------------------------------------------

         This proxy statement/prospectus supplement is dated August __, 2004 and is first being mailed to stockholders on or about August __, 2004.

                          ROEBLING FINANCIAL CORP, INC.
                       Route 130 South and Delaware Avenue
                           Roebling, New Jersey 08554
                                 (609) 499-0355

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

         Notice is hereby given that a Special Meeting of Stockholders (the "Special Meeting") of Roebling Financial Corp, Inc. (the "Company") will be held at the main office of Roebling Bank, located at Route 130 South and Delaware Avenue, Roebling, New Jersey on __________, 2004 at ______ _.m., eastern time. As of the date hereof, the Company owns 100% of the common stock of Roebling Bank and is majority-owned by Roebling Financial Corp., MHC (the "Mutual Holding Company").

         The Special Meeting is for the purpose of considering and voting upon:

          1. A Plan of Conversion and Reorganization (the "Plan"), pursuant to which the Mutual Holding Company will be merged into Roebling Bank and the Company will be succeeded by a newly incorporated New Jersey corporation with the same name as the Company (the "New Holding Company"), which has been established for the purpose of completing the conversion and reorganization. As part of the conversion and reorganization, shares of common stock representing the Mutual Holding Company's ownership interest in the Company will be offered for sale in a subscription and community offering. Common stock currently held by the public stockholders of the Company will be converted into new shares of the New Holding Company pursuant to an exchange ratio that will ensure that each stockholder at the time of the conversion and reorganization will own the same percentage of the New Holding Company's common stock as he or she held in the Company's common stock immediately prior to the conversion, exclusive of any shares purchased by the stockholder in the offering and cash received in lieu of fractional shares.

          2. Any other matters that may lawfully come before the Special Meeting. As of the date of mailing of this Notice, the Board of Directors is not aware of any other matters that may come before the Special Meeting.

         Stockholders of Roebling Financial Corp, Inc. at the close of business on August 2, 2004 are entitled to notice of and to vote at the Special Meeting.



                                                       Joan K. Geary
                                                       Secretary
____________, 2004
Roebling, New Jersey
                        ---------------------------------

         YOUR VOTE IS VERY IMPORTANT. THE ENCLOSED PROSPECTUS PROVIDES A MORE DETAILED DESCRIPTION OF THE PROPOSED TRANSACTION AND IS INCORPORATED BY REFERENCE HERETO. IF YOU HAVE ANY QUESTIONS, PLEASE CALL OUR STOCK INFORMATION CENTER AT _______________.

         YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF THE PLAN BY COMPLETING THE ENCLOSED PROXY CARD AND PROMPTLY RETURNING IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE AS SOON AS POSSIBLE. YOUR VOTE IS VERY IMPORTANT. ANY PROXY GIVEN BY A STOCKHOLDER MAY BE REVOKED BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE. ANY STOCKHOLDER PRESENT AT THE MEETING MAY REVOKE HIS PROXY AND VOTE IN PERSON ON EACH MATTER BROUGHT BEFORE THE SPECIAL MEETING.

                              QUESTIONS AND ANSWERS
                FOR STOCKHOLDERS OF ROEBLING FINANCIAL CORP, INC.

         You should read this document and the accompanying Prospectus (which includes a detailed index) for information about the conversion and reorganization. The Plan of Conversion and Reorganization described herein has been conditionally approved by our regulators.

Q.   What are stockholders being asked to approve?

A. The Company's stockholders as of _____________, 2004 are being asked to vote on the proposed Plan of Conversion and Reorganization, under which the Mutual Holding Company will convert into stock form and merge into Roebling Bank and the New Holding Company will offer for sale to depositors of Roebling Bank and the public the ownership position in Roebling Financial Corp, Inc. now owned by the Mutual Holding Company.

Q. What are the reasons for the mutual-to-stock conversion and related stock offering?

A. The primary reason for the conversion and reorganization is to raise additional equity capital, which will support future deposit growth and expanded operations. We also intend to list the common stock on the Nasdaq, which will provide additional liquidity and visibility for the common stock, additional flexibility in merger and acquisition transactions, and easier access to the capital markets for possible future equity and debt offerings.

Q. What will stockholders receive for their existing Roebling Financial Corp, Inc. shares?

A. As more fully described in the sections of the Prospectus entitled "The Conversion" and "The Stock Offering," depending on the number of shares sold in the offering, each share of common stock that you own upon completion of the conversion and reorganization will be exchanged for between ________ new shares at the minimum and ________ new shares at the maximum of the offering range (though cash will be paid in lieu of fractional shares).

Q. Why will the shares that I receive be based on a price of $10.00 per share rather than the trading price of the Roebling Financial Corp, Inc. common stock prior to the conversion?

A. The Company's Board of Directors selected a price of $10.00 per share for the stock offered for sale because it is a commonly selected per share price for mutual-to-stock conversions of savings institutions. The number of new shares that you will receive for your existing shares will not depend on the market price of Roebling Financial Corp, Inc. common stock. It will depend on the number of shares sold in the offering, which will in turn depend on the final independent appraisal of the pro forma market value of Roebling Financial Corp, Inc. assuming completion of the conversion and the stock offering. The result will be that you will own the same percentage of common stock of the New Holding Company after the conversion and reorganization as you held in the common stock of the Company immediately prior thereto, exclusive of (i) any shares purchased by you in the stock offering and (ii) cash received in lieu of fractional shares.

Q.   Should I submit my stock certificate(s) now?

A. No. If you hold your certificate(s), instructions for exchanging the shares will be sent to you after completion of the conversion and reorganization. If your shares are held in "street name" rather than in certificate form, the share exchange will occur automatically upon completion of the conversion and reorganization.

Q. If my shares are held in street name, will my broker automatically vote on my behalf?

A. No. Your broker will not be able to vote your shares without instructions from you. You should instruct your broker how to vote your shares, using the directions that your broker provides to you.

Q.   What if I do not give voting instructions to my broker?

A. Your vote is important. The Plan of Conversion and Reorganization requires the approval of at least two-thirds of the outstanding shares of common stock of Roebling Financial Corp, Inc., including those shares held by the MHC, and a majority of the votes eligible to be cast, excluding those shares held by the MHC. If you do not instruct your broker to vote your shares, the unvoted proxy will be considered as a vote cast against the Plan of Conversion and Reorganization.

Q. May I place an order to purchase shares in the offering, in addition to the shares that I will receive in the exchange?

A. Yes. Eligible depositors of Roebling Bank have priority subscription rights allowing them to purchase common stock in the subscription offering. Shares not purchased in the subscription offering may be available for sale to the public in a community offering, as fully described in the Prospectus.


Other Questions?

         For answers to other questions, please read the Proxy Statement and the Prospectus. Questions about the offering or voting may be directed to the Stock Information Center by calling ____________, Monday through Friday, between 9:00 a.m. and 5:00 p.m., eastern time.

                          ROEBLING FINANCIAL CORP, INC.
                       Route 130 South and Delaware Avenue
                           Roebling, New Jersey 08554
                                 (609) 499-0355

                      PROXY STATEMENT/PROSPECTUS SUPPLEMENT

                                                            ______________, 2004

         YOUR PROXY, IN THE FORM ENCLOSED, IS SOLICITED BY THE BOARD OF DIRECTORS OF ROEBLING FINANCIAL CORP, INC. (THE "COMPANY"), FOR USE AT THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON ______________, 2004, AND AT ANY ADJOURNMENT OF THAT MEETING, FOR THE PURPOSES SET FORTH IN THE FOREGOING NOTICE OF SPECIAL MEETING.

         VOTING IN FAVOR OF THE PLAN WILL NOT OBLIGATE ANY PERSON TO PURCHASE CONVERSION STOCK. SHARES OF CONVERSION STOCK ARE BEING OFFERED ONLY BY THE PROSPECTUS.

         THIS PROXY STATEMENT/PROSPECTUS SUPPLEMENT IS A SUMMARY OF INFORMATION ABOUT THE MUTUAL HOLDING COMPANY, THE COMPANY, THE BANK AND THE NEW HOLDING COMPANY (COLLECTIVELY, THE "PRIMARY PARTIES") AND THE PROPOSED CONVERSION AND REORGANIZATION. A MORE DETAILED DESCRIPTION OF THE PRIMARY PARTIES AND THE CONVERSION AND REORGANIZATION IS INCLUDED IN THE PROSPECTUS, WHICH IS INCORPORATED BY REFERENCE HEREIN.

                  VOTING RIGHTS AND VOTE REQUIRED FOR APPROVAL

         Only stockholders of record at the close of business on _____________, 2004 (the "Voting Record Date") are entitled to notice of and to vote at the Special Meeting. Pursuant to Office of Thrift Supervision ("OTS") regulations, consummation of the proposed conversion and reorganization is conditioned upon the approval of the Plan by the OTS, as well as (1) the approval of at least two-thirds of the total number of votes eligible to be cast by the stockholders of the Company, including those shares held by the Mutual Holding Company, and a majority of the votes eligible to be cast at the Special Meeting by the stockholders of the Company, excluding those shares held by the Mutual Holding Company (the "Public Stockholders"), as of the close of business on the Voting Record Date, and (2) the approval of at least a majority of the votes eligible to be cast by the members of the Mutual Holding Company as of the voting record date for the special meeting of members called for the purpose of considering the Plan. The Mutual Holding Company intends to vote its shares of Roebling Financial Corp, Inc. Common Stock, which amount to approximately 54% of the outstanding shares, in favor of the Plan at the Special Meeting.

         This Proxy Statement/Prospectus Supplement, including the enclosed Prospectus dated _____________, 2004, which is incorporated by reference, and related materials are first being mailed to stockholders of the Company on or about ______________, 2004.

         THE BOARD OF DIRECTORS OF THE COMPANY URGES YOU TO CAST YOUR VOTE FOR THE PLAN AND TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE AS SOON AS POSSIBLE, EVEN IF YOU DO NOT INTEND TO PURCHASE COMMON STOCK. THIS WILL ENSURE THAT YOUR VOTE WILL BE COUNTED.

         THE OTS HAS APPROVED THE PLAN, SUBJECT TO THE APPROVAL OF THE STOCKHOLDERS OF THE COMPANY AND THE SATISFACTION OF CERTAIN OTHER CONDITIONS. HOWEVER, SUCH APPROVAL DOES NOT CONSTITUTE AN ENDORSEMENT OR RECOMMENDATION OF THE PLAN BY THE OTS.

                                     PROXIES

         The Company's Board of Directors is soliciting the proxy that accompanies this Proxy Statement for use at the Special Meeting. Stockholders may vote at the Special Meeting or any adjournment thereof in person or by proxy. All properly executed proxies received by the Board of Directors of the Company will be voted in accordance with the instructions indicated thereon by the stockholders giving such proxies. If no contrary instructions are given, such proxies will be voted in favor of the proposals as described herein. If any other matters are properly presented before the Special Meeting and may properly be voted upon, the proxies solicited hereby will be voted on such matters in accordance with the best judgment of the proxy holders named therein. Any stockholder giving a proxy will have the right to revoke his proxy at any time before it is voted by delivering written notice or a duly executed proxy bearing a later date to the Secretary of the Company, provided that such notice or proxy is received by the Secretary prior to the Special Meeting or any adjournment thereof, or by attending the Special Meeting and voting in person. If there are not sufficient votes for approval of the proposals at the time of the Special Meeting, the Special Meeting may be adjourned to permit further solicitation of proxies.

         Proxies may be solicited by officers, directors or other employees of the Mutual Holding Company in person, by telephone or through other forms of communication. Keefe Bruyette & Woods, Inc. ("Keefe Bruyette") will assist in the solicitation of proxies. Keefe Bruyette will receive a $_______ management fee plus out-of-pocket expenses for its management and proxy solicitation services in connection with the conversion and reorganization.

         The proxies solicited hereby will be used only at the Special Meeting and at any adjournment thereof; they will not be used at any other meeting.

         The approval of the Plan will require the affirmative vote of at least two-thirds of the total votes eligible to be cast by all stockholders of the Company, including the Mutual Holding Company, and the affirmative vote of at least a majority of the total votes eligible to be cast by the Public Stockholders.

         As of ___________, 2004, the Mutual Holding Company held 229,540 shares or 53.95% of the outstanding shares of the Company's common stock and the Mutual Holding Company intends to vote all such shares in favor of the Plan.

               VOTING SECURITIES AND BENEFICIAL OWNERSHIP THEREOF

         On the Voting  Record  Date,  there  were  425,500  shares of  Roebling
Financial Corp, Inc. Common Stock outstanding, and the Company had no other class of equity securities outstanding. Each share of Roebling Financial Corp, Inc. Common Stock outstanding on the Voting Record Date is entitled to one vote at the Special Meeting on all matters properly presented at the Special Meeting.

         As provided in the Company's Charter, for a period of five years from the effective date of the Charter, no person, except for the Mutual Holding Company, is permitted to beneficially own in excess of 10% of the outstanding shares of common stock (the "Limit") of the Company, and any shares of common stock acquired in violation of this Limit are not entitled to any vote. A person or entity is deemed to beneficially own shares owned by an affiliate of such person or entity, as well as persons acting in concert with such person or entity.

         A majority of the outstanding shares of Roebling Financial Corp, Inc. Common Stock entitled to vote, represented in person or by proxy, shall constitute a quorum at the Special Meeting. Shares as to which the "ABSTAIN" box has been marked on the proxy and any shares held by brokers in street name for customers which are not voted in the absence of instructions from the customers ("broker non-votes") will be counted as present for determining if a quorum is present. Because the Plan must be approved by the vote of at least two-thirds of the outstanding Roebling Financial Corp, Inc. Common Stock (including those shares held by the Mutual Holding Company) and the affirmative vote of a majority of the votes eligible to be cast by Public Stockholders, abstentions and broker non-votes will have the same effect as a vote against such proposal.

Beneficial Ownership of Stock

         The following table sets forth, as of the Voting Record Date, information as to the Company's common stock beneficially owned by persons or groups who own more than 5%of the Company. Other than the Mutual Holding Company, management knows of no person or group that owns more than 5% of the outstanding shares of common stock as of the Voting Record Date.


                                                               Percent of Shares
                                              Amount of          of Common Stock
Name and Address of Beneficial Owner     Beneficial Ownership    Outstanding
------------------------------------     --------------------    -----------

Roebling Financial Corp., MHC
Route 130 South and Delaware Avenue            229,540           53.95%
Roebling, New Jersey 08554


                    INCORPORATION OF INFORMATION BY REFERENCE

         The Prospectus that accompanies this Proxy Statement is incorporated by reference into this Proxy Statement in its entirety. The Company urges you to carefully read both this Proxy Statement and the Prospectus before voting on
Proposal  I  presented  at  the  Special  Meeting.  The  Prospectus  sets  forth descriptions of the conversion and reorganization and the related offering of Roebling Financial Corp, Inc. Common Stock under the sections entitled "Summary," "The Conversion" and "The Stock Offering." Such sections also describe the effects of the conversion and reorganization on the stockholders of the Company, including the tax consequences thereof.

         Information regarding the Primary Parties is set forth in the Prospectus under the captions "Summary - The Companies," "- Roebling Financial Corp, Inc.," and "- Roebling Bank," as well as under "Business of Roebling Financial Corp, Inc." and "Business of Roebling Bank." The Prospectus further describes the business and financial condition of the Bank under the caption "Management's Discussion and Analysis of Financial Condition and Results of Operations." The capital stock of the Company is described in the Prospectus in "Description of Capital Stock." A discussion of the restrictions imposed on acquisition of the New Holding Company by its certificate of incorporation and bylaws and

OTS regulations can be found in the Prospectus at "Restrictions on Acquisition of Roebling Financial Corp, Inc." In addition, the historical, consolidated financial statements of the Bank are included in the Prospectus. Information regarding the use of proceeds from the sale of Roebling Financial Corp, Inc. Common Stock in connection with the conversion and reorganization, the historical capitalization and the pro forma capitalization of the Bank, other pro forma data, as well as information pertaining to regulation, employees and legal proceedings are set forth in the Prospectus under the captions "Use of Proceeds," "Capitalization," "Pro Forma Data," "Historical and Pro Forma Capital Compliance," "Regulation," "Business of Roebling Bank - Personnel" and "- Legal Proceedings," respectively. The Pro Forma Data show the effects of the conversion and reorganization on the Bank's total stockholders' equity and net income, on both an aggregate and per share basis, based upon the assumptions set forth therein.

         The Prospectus also sets forth a description of the current management of the Company, the Mutual Holding Company and Roebling Bank, as well as the management of the New Holding Company after the conversion and reorganization, including current compensation and benefits as well as proposed future stock benefit plans. See the section entitled "Management" in the Prospectus.

       PROPOSAL I - APPROVAL OF THE PLAN OF CONVERSION AND REORGANIZATION

         The Board of Directors of the Company has approved the Plan, as has the OTS, subject to approval by the members of the Mutual Holding Company and the stockholders of the Company entitled to vote on the matter, and subject to the satisfaction of certain other conditions. Such OTS approval, however, does not constitute a recommendation or endorsement of the Plan by such agency.

         In addition to this Proxy Statement, you have received as part of this mailing a Prospectus that describes the Company, the New Holding Company, the conversion and reorganization and the related stock offering. The Prospectus is incorporated by reference into this Proxy Statement in its entirety. The Company urges you to carefully read both this Proxy Statement and the Prospectus before voting on Proposal I presented at the Special Meeting.

Comparison of Stockholders' Rights under Federal and New Jersey Law and Certain Anti-Takeover Provisions

         General. As a result of the conversion, the current public stockholders of the Company will become stockholders of the New Holding Company. There are certain differences in stockholder rights arising from distinctions between the Company's federal charter and bylaws and the New Holding Company's New Jersey certificate of incorporation and bylaws, which are based on New Jersey corporate law. Additionally, there are distinctions between laws applicable to federally chartered savings institutions and holding companies and laws applicable to New Jersey corporations.

         The discussion herein is not intended to be a complete statement of the differences affecting the rights of stockholders, but rather as a summary of the material differences and similarities affecting the rights of stockholders. The discussion herein is qualified in its entirety by reference to the New Holding Company's certificate of incorporation and bylaws and the New Jersey Business Corporation Act. Procedures for obtaining a copy of the New Holding Company's certificate of incorporation and bylaws can be found under the caption "Where You Can Find Additional Information" in the Prospectus.

         Authorized Capital Stock. The New Holding Company's authorized capital stock consists of 20,000,0000 shares of common stock, par value $.10 per share, and 5,000,000 shares of preferred stock, no par value. The Company's current federal charter authorizes capital stock consisting of 5,000,000 shares of common stock and 1,000,000 shares of preferred stock, par value $.10 per share. The shares of the New Holding Company's common stock and preferred stock were authorized in an amount greater than that to be issued in the conversion to provide the New Holding Company's Board of Directors with flexibility to effect, among other transactions, financing acquisitions, stock dividends, stock splits and employee stock options. However, these additional authorized shares may also be used by the New Holding Company's Board of Directors, consistent with its fiduciary duty, to deter future attempts to gain control of the New Holding Company. The New Holding Company's Board of Directors will also have sole authority to determine the terms of any one or more series of preferred stock, including voting rights, conversion rates, and liquidation preferences. As a result of the ability to fix voting rights for a series of preferred stock, the Board of Directors of the New Holding Company will also have the power, to the extent consistent with its fiduciary duty, to issue a series of preferred stock to persons friendly to management in order to attempt to block a post tender offer merger or other transaction by which a third party seeks control, and thereby assist management to retain its position. The New Holding Company's Board of Directors currently has no plans for the issuance of additional shares, other than the issuance of additional shares pursuant to stock benefit plans.

         Issuance of Capital Stock. Pursuant to applicable federal laws and regulations, Roebling Financial Corp., MHC is required to own not less than a majority of the Company's currently outstanding common stock. There will be no such restriction applicable to the ownership of the New Holding Company's common stock following consummation of the conversion.

         Neither the New Holding Company's certificate of incorporation nor New Jersey law contains restrictions on the issuance of shares of capital stock to directors, officers or controlling persons, whereas the Company's current federal charter restricts such issuance to general public offerings or, if qualifying shares, to directors, unless the share issuance or the plan under which they would be issued has been approved by a majority of the total votes eligible to be cast at a legal stockholders' meeting. Thus, stock- related compensation plans, such as stock option plans, could be adopted by the New Holding Company without stockholder approval and shares of the New Holding Company's capital stock could be issued directly to directors or officers without stockholder approval. The bylaws of the National Association of Securities Dealers, Inc., however, generally require corporations with securities quoted on the Nasdaq to obtain stockholder approval of most stock compensation plans for directors, officers and key employees of the corporation. Moreover, although generally not required, stockholder approval of stock-related compensation plans may be sought in certain instances in order to qualify such plans for favorable federal income tax and securities law treatment under current laws and regulations.

         Voting Rights. Neither the Company's current federal charter or bylaws nor the New Holding Company's certificate of incorporation or bylaws provide for cumulative voting in elections of directors. For additional information regarding voting rights, see "Limitations on Acquisitions of Voting Stock and Voting Rights" below.

         Payment of Dividends. The current ability of the Company to pay dividends on its capital stock is restricted by regulations and by federal income tax considerations related to federal savings institutions and federal holding companies such as Roebling Bank and the Company. Although the New Holding Company will not be subject to these restrictions on its dividends, such restrictions will indirectly affect the New Holding Company because dividends from Roebling Bank will be its primary source of funds for the payment of dividends to its stockholders. See the section of the Prospectus entitled "Regulation - Regulation of Roebling Bank - Dividend and Other Capital Distribution Limitations."

         Certain restrictions generally imposed on New Jersey corporations may also have an impact on the New Holding Company's ability to pay dividends. New Jersey law generally provides that a corporation is prohibited from paying a dividend if, after such payment, it would not be able to pay its debts as they became due or if the corporation's total assets would be less than the sum of its total liabilities.

         Board of Directors. The Company's current federal bylaws and the New Holding Company's certificate of incorporation and bylaws each require that the Company's Board of Directors and the New Holding Company's Board shall be divided into three classes as nearly equal in number as possible and that the members of each class shall be elected for a term of three years and until their successors are elected and qualified, with one class being elected annually.

         Under the Company's federal bylaws, any vacancies in the Company's Board of Directors may be filled by the affirmative vote of a majority of the remaining directors although less than a quorum of the Board of Directors, and persons so elected to fill vacancies may only serve until the next annual meeting of stockholders. Under the New Holding Company's certificate of incorporation, any vacancy occurring in its Board of Directors, including any vacancy created by reason of an increase in the number of directors, may be filled by the remaining directors, and any director so chosen shall hold office for the remainder of the term to which the director has been elected and until his or her successor is elected and qualified.

         Limitations on Liability. The New Holding Company's certificate of incorporation provides that its directors shall not be personally liable for monetary damages to the New Holding Company for certain actions as directors, except for liabilities that involve a director's willful misconduct or the director's conscious disregard for the best interest of the company, the authorization of unlawful distributions, a director's receipt of an improper personal benefit from his or her position as a director or a violation of criminal law, unless the director had reasonable cause to believe that his or her conduct was lawful. This provision might, in certain instances, discourage or deter stockholders or management from bringing a lawsuit against the New Holding Company's directors for a breach of their duties even though such an action, if successful, might have benefitted the New Holding Company.

         Currently,   the  OTS  does  not  permit  federally  chartered  holding companies like the Company to limit the personal liability of directors in the manner provided by New Jersey law and the laws of many other states.

         Indemnification of Directors, Officers, Employees and Agents. The current federal charter and bylaws of the Company do not contain any provision relating to indemnification of directors and officers. Under current OTS regulations, however, the Company, as a federal holding company, is required to indemnify its directors, officers and employees for any costs incurred in connection with any litigation involving any such person's activities as a director, officer or employee if such person obtains a final judgment on the merits in his or her favor. In addition, indemnification is permitted in the case of a settlement, a final judgment against such person or final judgment other than on the merits, if a majority of disinterested directors determine that such person was acting in good faith within the scope of his or her employment as he or she could reasonably have perceived it under the circumstances and for a purpose he or she could reasonably have believed under the circumstances was in the best interest of the Company or its stockholders. The Company is also currently permitted under federal regulations to pay ongoing expenses incurred by a director, officer or employee if a majority of disinterested directors concludes that such person may ultimately be entitled to indemnification. Before making any indemnification payment, the Company is required to notify the OTS of its intention and such payment cannot be made if the OTS objects thereto.

         The New Holding Company's officers, directors, agents and employees will be indemnified with respect to certain actions pursuant to its certificate of incorporation, which complies with New Jersey law regarding indemnification. New Jersey law allows the New Holding Company to indemnify the aforementioned persons for expenses, settlements, judgments and fines in suits in which such person has been made a party by reason of the fact that he or she is or was an agent of the New Holding Company. Generally, indemnification would be permitted if such person acted in good faith or in a manner he or she reasonably believed to be in or not opposed to the New Holding Company's best interests and, with respect to any criminal proceeding, such person had no reasonable cause to believe his or her conduct was unlawful.

         Special Meetings of Stockholders. The New Holding Company's certificate of incorporation provides that special meetings of its stockholders may be called by the president, the Board of Directors or a duly designated committee of the Board of Directors. The Company's current federal charter provides that special meetings of stockholders may be called by the chairman, the president, a majority of the Board of Directors or the holders of not less than one-tenth of the outstanding capital stock of the Company entitled to vote.

         Stockholder Nominations and Proposals. The current federal bylaws of the Company generally provide that stockholders may submit nominations for election of director at an annual meeting of stockholders at least five days before the date of any such meeting and may submit any new business to be taken up at such a meeting by filing such in writing with the Company at least five days before the date of any such meeting.

         The New Holding Company's bylaws generally provide that any stockholder desiring to make a nomination for the election of directors or a proposal for new business at a meeting of stockholders must submit written notice to the New Holding Company not less than 60 days prior to the anniversary date of its immediately preceding annual meeting of stockholders. Failure to comply with these advance notice requirements will preclude such nominations or new business from being considered at the meeting. Management believes that it is in the best interests of the New Holding Company and its stockholders to provide sufficient time to enable management to disclose to stockholders information about a dissident slate of nominations for directors. This advance notice requirement may also give management time to solicit its own proxies in an attempt to defeat any dissident slate of nominations, should management determine that doing so is in the best interest of stockholders, generally. Similarly, adequate advance notice of stockholder proposals will give management time to study such proposals and to determine whether to recommend to the stockholders that such proposals be adopted. In certain instances, such provisions could make it more difficult to oppose management's nominees or proposals, even if stockholders believe such nominees or proposals are in their best interests.

         Stockholders' Right to Examine Books and Records. A federal regulation applicable to the Company provides that stockholders may inspect and copy specified books and records of a federally chartered holding company after proper written notice for a proper purpose. New Jersey law similarly provides that a stockholder may inspect certain books and records if the stockholder makes a written demand for a proper purpose.

         Limitations on Acquisitions of Voting Stock and Voting Rights. The New Holding Company's certificate of incorporation provides that in no event shall any record owner of any outstanding common stock which is beneficially owned, directly or indirectly, by a person who beneficially owns in excess of 10% of the then outstanding shares of common stock be entitled or permitted to any vote in respect of the shares held in excess of such limit. The Company's current federal charter provides for a similar voting restriction on shares of common stock beneficially owned by any person in excess of 10% of the outstanding shares, but such restriction expires five years from the completion of Roebling Bank's conversion from mutual to stock form.

         Mergers, Consolidations and Sales of Assets. A federal regulation currently requires the approval of two-thirds of the Board of Directors of the Company and the holders of two-thirds of the outstanding stock of the Company entitled to vote thereon for mergers, consolidations and sales of all or substantially all of the assets of the Company. Such regulation permits the Company to merge with another corporation without obtaining the approval of its stockholders if:

         (1) the merger does not involve an interim savings institution;

         (2) the Company's federal stock charter is not changed;

         (3) each share of the Company's stock outstanding immediately prior to the effective date of the transaction is to be an identical outstanding share or a treasury share of the Company after such effective date; and

         (4) either:

                  (a) no shares of voting stock of the Company and no securities convertible into such stock are to be issued or delivered under the plan of combination; or

                  (b) the authorized unissued shares or the treasury shares of voting stock of the Company to be issued or delivered under the plan of combination, plus those initially issuable upon conversion of any securities to be issued or delivered under such plan, do not exceed 15% of the total shares of voting stock of the Company outstanding immediately prior to the effective date of the transaction.

         Under New Jersey law, mergers, consolidations and other forms of business combination must generally be approved by the vote of a majority of the outstanding shares of each class of voting stock of a corporation, unless a corporation's certificate of incorporation imposes a higher vote requirement. Approval by the stockholders of a New Jersey corporation that survives a merger is not required under New Jersey law if:

         (1) the certificate of incorporation of the corporation is not amended thereby;

         (2) each stockholder of the surviving corporation will hold the same number of shares, with the same designations, preferences and rights, after the merger as such stockholder had before; and

         (3) the number of voting shares outstanding after the merger, plus the number of voting shares issuable on conversion of other securities or on exercise of rights and warrants issued pursuant to the merger, will not exceed by more than 40% the total number of voting shares of the surviving corporation that were outstanding before the merger.

         The New Holding Company's certificate of incorporation provides that, if a merger, consolidation or sale of all or substantially all the assets of the New Holding Company is approved by two-thirds of its Board of Directors, the stockholder vote required to approve such transaction will be that specified by New Jersey law. However, if a merger, consolidation or sale of all or substantially all the assets of the New Holding Company is not approved by a two-thirds vote of the Board of Directors, the certificate of incorporation provides that any such transaction must be approved by the vote of at least 80% of the New Holding Company's outstanding shares of capital stock eligible to vote.

         In addition, the New Holding Company's certificate of incorporation requires the approval of the holders of at least 80% of its outstanding shares of voting stock to approve certain "Business Combinations" involving an "Interested Shareholder" except in cases where the proposed transaction has been approved in advance by two-thirds of those members of the New Holding Company's Board of Directors who are unaffiliated with the Interested Shareholder and were directors prior to the time when the Interested Shareholder became an Interested Shareholder. The term "Interested Shareholder" is defined to include any individual, corporation, partnership or other entity, other than the New Holding Company or its subsidiaries, which owns beneficially or controls, directly or indirectly, 20% or more of the outstanding shares of voting stock of the New Holding Company or an affiliate of such person or entity. This provision of the certificate of incorporation applies to any "Business Combination," which is defined to include, among other things, any merger, consolidation, sale of 25% or more of the New Holding Company's assets, reclassification of the common stock or recapitalization of the New Holding Company with or involving an Interested Shareholder. If, however, the proposed transaction is approved in advance by two-thirds of the members of the New Holding Company's Board of Directors who were directors before the Interested Shareholder became an Interested Shareholder, such transaction would require only the majority vote of stockholders otherwise required by New Jersey law.

         The New Holding Company's certificate of incorporation requires its Board of Directors to consider certain factors in addition to the amount of consideration to be paid when evaluating certain business combinations or a tender or exchange offer. These additional factors include the social and economic effects of the transaction on its customers and employees and the communities served by the New Holding Company.

         Dissenters' Rights of Appraisal. OTS regulations generally provide that a stockholder of a federally chartered holding company that engages in a merger, consolidation or sale of all or substantially all of its assets shall have the right to demand from such company payment of the fair or appraised value of his or her stock in the company, subject to specified procedural requirements. This regulation also provides, however, that the stockholders of a federally chartered holding company with stock listed on a national securities exchange or quoted on the Nasdaq Stock Market are not entitled to dissenters' rights in connection with a merger involving such savings institution if the stockholder is required to accept only "qualified consideration" for his or her stock, which is defined to include cash, shares of stock of any institution or corporation which at the effective date of the merger will be listed on a national securities exchange or quoted on the Nasdaq Stock Market or any combination of such shares of stock and cash.

         Pursuant to general New Jersey corporate law, a stockholder of a New Jersey corporation generally has the right to dissent from any merger or consolidation involving the corporation or sale of all or substantially all of the corporation's assets. However, dissenters' rights are not available for the shares of any class or series of a New Jersey corporation's capital stock if (i) such shares are either listed on a national securities exchange or held of record by more than 1,000 stockholders or (ii) the consideration to be received in the merger consists of cash and/or shares of stock that are either listed on a national securities exchange or held of record by more than 1,000 stockholders.

         Amendment of Governing Instruments. No amendment of the Company's current federal charter may be made unless it is first proposed by the Board of Directors, then preliminarily approved by the OTS, and thereafter approved by the holders of a majority of the total votes eligible to be cast at a legal meeting. The New Holding Company's certificate of incorporation may be amended by the vote of the holders of a majority of the outstanding shares of its common stock, except that the provisions of the certificate of incorporation governing the calling of meetings of stockholders, stockholders' nominations and proposals, authorized capital stock, denial of preemptive rights, the number and staggered terms of directors, removal of directors, approval of certain business combinations, the evaluation of certain business combinations, elimination of directors' liability, indemnification of officers and directors, and the manner of amending the certificate of incorporation and bylaws, each may not be repealed, altered, amended or rescinded except by the vote of the holders of at least 80% of the New Holding Company's outstanding shares. This provision is intended to prevent the holders of a lesser percentage of the New Holding Company's outstanding stock from circumventing any of the foregoing provisions by amending the certificate of incorporation to delete or modify one of such provisions.

         The Company's current federal bylaws may be amended by a majority vote of the full Board of Directors or by a majority vote of the votes cast by the stockholders of the Company at any legal meeting. The New Holding Company's bylaws may only be amended by a two-thirds vote of its Board of Directors or by the holders of at least 80% of its outstanding stock.

         Purpose and Takeover Defensive Effects of the New Holding Company's Certificate of Incorporation and Bylaws. The Board of Directors of the Company believes that the provisions described above are prudent and will reduce the New Holding Company's vulnerability to takeover attempts and certain other transactions that have not been negotiated with and approved by the New Holding Company's Board of Directors. These provisions will also assist the Company in the orderly deployment of the conversion proceeds into productive assets during the initial period after the conversion. The Board of Directors believes these provisions are in the best interest of Roebling Bank, the New Holding Company and the New Holding Company's stockholders. In the judgment of the Board of Directors, the New Holding Company's Board will be in the best position to determine the true value of the New Holding Company and to negotiate more effectively for what may be in the best interests of its stockholders. Accordingly, the Board of Directors believes that it is in the best interest of the New Holding Company and its stockholders to encourage potential acquirers to negotiate directly with the New Holding Company's Board of Directors and that these provisions will encourage such negotiations and discourage hostile takeover attempts. It is also the view of the Board of Directors that these provisions should not discourage persons from proposing a merger or other transaction that is at a price reflective of the true value of New Holding Company and that is in the best interest of all of the New Holding Company's stockholders.

         Attempts to acquire control of financial institutions and their holding companies have recently become increasingly common. Takeover attempts that have not been negotiated with and approved by the Board of Directors present to stockholders the risk of a takeover on terms that may be less favorable than might otherwise be available. A transaction that is negotiated and approved by the Board of Directors, on the other hand, can be carefully planned and undertaken at an opportune time in order to obtain maximum value for the stockholders of the New Holding Company, with due consideration given to matters such as the management and business of the acquiring corporation and maximum strategic development of its assets.

         An unsolicited takeover proposal can seriously disrupt the business and management of a corporation and cause it great expense. Although a tender offer or other takeover attempt may be made at a price substantially above the current market prices, such offers are sometimes made for less than all of the outstanding shares of a target company. As a result, stockholders may be presented with the alternative of partially liquidating their investment at a time that may be disadvantageous, or retaining their investment in an enterprise that is under different management and whose objectives may not be similar to those of the remaining stockholders. The concentration of control, which could result from a tender offer or other takeover attempt, could also deprive the New Holding Company's remaining stockholders of benefits of certain protective provisions of the Securities Exchange Act of 1934, if the number of beneficial owners were to become fewer than 300, thereby allowing for deregistration under the act.

         These provisions of the New Holding Company's certificate of incorporation and bylaws may also have the effect of discouraging a future takeover attempt that would not be approved by the New Holding Company's Board, but pursuant to which stockholders may receive a substantial premium for their shares over then current market prices. As a result, stockholders who might desire to participate in such a transaction may not have any opportunity to do so. Such provisions will also render the removal of the New Holding Company's Board of Directors and management more difficult. The Boards of Directors of Roebling Bank and the New Holding Company, however, have concluded that the potential benefits outweigh the possible disadvantages.

         Following the conversion, pursuant to applicable law and, if required, following the approval by stockholders, the New Holding Company may adopt additional anti-takeover provisions or other devices regarding the acquisition of its equity securities that would be permitted for a New Jersey business corporation.

         The cumulative effect of the restrictions on acquisitions of the New Holding Company's shares contained in the New Holding Company's certificate of incorporation and bylaws and in federal and New Jersey law may be to discourage potential takeover attempts and perpetuate incumbent management, even though certain of the New Holding Company's stockholders may deem a potential acquisition to be in their best interests, or deem existing management not to be acting in their best interests.

Rights of Dissenting Stockholders

         Under federal law, dissenters' rights of appraisal are available to holders of common stock in connection with the conversion and reorganization. The following discussion is not a complete statement of the law pertaining to dissenters' rights under the OTS Rules and Regulations, and is qualified in its entirety by the full text of Section 552.14 of the OTS Rules and Regulations, which is referred to as Section 552.14 and is reprinted in its entirety as
Appendix A to this proxy statement. Any Roebling Financial Corp, Inc. stockholder who desires to exercise his or her dissenters' rights should review carefully Section 552.14 and is urged to consult a legal advisor before electing or attempting to exercise his or her rights. All references in Section 552.14 to a "stockholder" and in this summary are to the record holder of shares of Roebling Financial Corp, Inc. Common Stock as to which dissenters' rights are asserted. Subject to the exceptions stated below, holders of Roebling Financial Corp, Inc. Common Stock who comply with the applicable procedures summarized below will be entitled to exercise dissenters' rights under Section 552.14.

         A stockholder electing to exercise his or her rights to dissent from the Plan is required to file with Roebling Financial Corp, Inc. (addressed to Joan K. Geary, Secretary, Roebling Financial Corp, Inc., Route 130 South and Delaware Avenue, Roebling, New Jersey 08554), prior to voting on the Plan, a written statement identifying himself or herself and stating his or her intention to demand appraisal of, and payment for, his or her shares. This demand must be made in addition to, and separate from, any proxy or vote. A failure to vote on the proposal to approve the Plan will not constitute a waiver of appraisal rights, but a vote for the Plan will be deemed a waiver of such rights. A vote against the proposal will not be deemed to satisfy the requirement to file the written statement. However, if a stockholder returns a signed proxy but does not specify a vote against the Plan, or a direction to abstain, the proxy, if not revoked prior to the Meeting, will be voted for approval of the Plan, which will have the effect of waiving that stockholder's dissenters' rights.

         Within ten days after the Effective Date of the Plan, the Company shall
(i) give written notice of the Effective Date by mail to any dissenting stockholder who has not voted in favor of the Plan, (ii) make a written offer to each dissenting stockholder to pay for his or her shares at a specified price deemed by the Company to be fair value of such shares, and (iii) inform any dissenting  stockholder  that,  within  60  days  of  the  Effective  Date,  the dissenting stockholder must file a petition with the Office of Thrift Supervision, 1700 G Street, N.W., Washington, D.C. 20552, if the stockholder and the Company do not agree as to the fair market value, and surrender the certificates representing the shares as to which the dissent applies.

         If within 60 days of the Effective Date the fair value is agreed upon between the Company and any dissenting stockholder, payment will be made within 90 days of the Effective Date. If within such period, however, the Company and any dissenting stockholder do not agree as to the fair value of such shares, such stockholder may file a petition with the OTS demanding a determination of the fair market value of the stock. A copy of such petition must be sent by registered or certified mail to the Company. Any such stockholder who fails to file the petition within 60 days of the Effective Date is deemed to have accepted the terms of the Plan.

         Each dissenting stockholder, within 60 days of the Effective Date, must submit his or her certificates to the transfer agent for notation thereon that an appraisal and payment have been demanded. Any stockholder who fails to submit his or her certificates will not be entitled to appraisal rights and will be deemed to have accepted the terms of the Plan.

         Any stockholder who is demanding payment for his shares in accordance with Section 552.14 shall not thereafter be entitled to vote or exercise any rights of a stockholder except the right to receive payment for his shares pursuant to the provisions of Section 552.14 and the right to maintain certain legal actions. The respective shares for which payment has been demanded shall not thereafter be considered outstanding for the purposes of any subsequent vote of stockholders.

Additional Information

         The Plan is attached hereto as Appendix B. The Certificate of Incorporation and Bylaws of the New Holding Company are available at no cost by contacting the Company at (908) 272-3838 or by writing to the Corporate Secretary of Roebling Financial Corp, Inc. at Route 130 South and

Delaware Avenue, Roebling, New Jersey 08554. Adoption of the Plan by the stockholders authorizes the Boards of Directors of the Primary Parties to amend or terminate the Plan, including the Charter of Roebling Bank and the Certificate of Incorporation of the New Holding Company, prior to the closing of the conversion and reorganization. All statements made in this document are hereby qualified by the contents of such documents as set forth above.

         The information contained in the accompanying Prospectus, including a more detailed description of the Plan, certain financial statements of the Company and the New Holding Company, a description of the capitalization, business, the directors and officers of the Company and the New Holding Company, and the compensation and other benefits of directors and officers, a description of the Roebling Financial Corp, Inc. Common Stock and anticipated use of the net proceeds from the offering of such stock, is intended to help you evaluate the conversion and reorganization and is incorporated herein by reference.

Recommendation of the Board of Directors

         THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE PLAN. NOT VOTING WILL HAVE THE SAME EFFECT AS VOTING AGAINST THE
     ---
PLAN.  VOTING  FOR THE PLAN WILL NOT  OBLIGATE  YOU TO  PURCHASE  ANY  SHARES OF
               ---
ROEBLING FINANCIAL CORP, INC. COMMON STOCK. SHARES OF ROEBLING FINANCIAL CORP, INC. COMMON STOCK ARE BEING OFFERED ONLY BY THE PROSPECTUS, WHICH IS INCORPORATED BY REFERENCE HERETO.

                                  OTHER MATTERS

         The Board of Directors is not aware of any business to come before the Special Meeting other than the matters described above in this Proxy Statement. However, if any matters should properly come before the Special Meeting, it is intended that holders of the proxies will act as directed by a majority of the Board of Directors.

                                                                      Appendix A

                         DISSENTER AND APPRAISAL RIGHTS

552.14  Dissenter and appraisal rights.

         (a) Right to demand payment of fair or appraised value. Except as provided in paragraph (b) of this section, any stockholder of a Federal stock association combining in accordance with 552.13 of this part shall have the right to demand payment of the fair or appraised value of his stock: Provided, That such stockholder has not voted in favor of the combination and complies with the provisions of paragraph (c) of this section.

         (b) Exceptions. No stockholder required to accept only qualified consideration for his or her stock shall have the right under this section to demand payment of the stock's fair or appraised value, if such stock was listed on a national securities exchange or quoted on the National Association of Securities Dealers' Automated Quotation System ("NASDAQ") on the date of the meeting at which the combination was acted upon or stockholder action is not required for a combination made pursuant to 552.13(h)(2) of this part. "Qualified consideration" means cash, shares of stock of any association or corporation which at the effective date of the combination will be listed on a national securities exchanged or quoted on NASDAQ or any combination of such shares of stock and cash.

         (c) Procedure.

                  (1) Notice. Each constituent Federal stock association shall notify all stockholders entitled to rights under this section, not less than twenty days prior to the meeting at which the combination agreement is to be submitted for stockholder approval, of the right to demand payment of appraised value of shares, and shall include in such notice a copy of this section. Such written notice shall be mailed to stockholders of record and may be part of the management's proxy solicitation for such meeting.

                  (2) Demand for Appraisal and Payment. Each stockholder electing to make a demand under this section shall deliver to the Federal stock association, before voting on the combination, a writing identifying himself or herself and stating his or her intention thereby to demand appraisal of and payment for his or her shares. Such demand must be in addition to and separate from any proxy or vote against the combination by the stockholder.

                  (3) Notification of Effective Date and Written Offer. Within ten days after the effective date of the combination, the resulting association shall;

                           (i) Give written  notice by mail to  stockholders  of
constituent Federal Stock
associations who have complied with the provisions of paragraph (c)(2) of this section and have not voted in favor of the combination, of the effective date of the combination;

                           (ii) Make a written offer to each  stockholder to pay
for dissenting shares at a specified price deemed by the resulting association to be the fair value thereof; and

                           (iii)  Inform  them that,  within  sixty days of such
date, the respective requirements of paragraphs (c)(5) and (6) of this section (set out in the notice) must be satisfied.

         The notice and offer shall be accompanied by a balance sheet and statement of income of the association the shares of which the dissenting stockholder holds, for a fiscal year ending not more than sixteen months before the date of notice and offer, together with the latest available interim financial statements.

                  (4) Acceptance of Offer. If within sixty days of the effective date of the combination the fair value is agreed upon between the resulting association and any stockholder who has complied with the provisions of paragraph (c)(2) of this section, payment therefor shall be made within ninety days of the effective date of the combination.

                  (5) Petition to be Filed if Offer Not Accepted. If within sixty days of the effective date of the combination the resulting association and any stockholder who has complied with the provisions of paragraph (c)(2) of this section do not agree as to the fair value, then any such stockholder may file a petition with the Office, with a copy by registered or certified mail to the resulting association, demanding a determination of the fair market value of the stock of all such stockholders. A stockholder entitled to file a petition under this section who fails to file such petition within sixty days of the effective date of the combination shall be deemed to have accepted the terms offered under the combination.

                  (6) Stock Certificates to be Noted. Within sixty days of the effective date of the combination, each stockholder demanding appraisal and payment under this section shall submit to the transfer agent his certificates of stock for notation thereon that an appraisal and payment have been demanded with respect to such stock and that appraisal proceedings are pending. Any stockholder who fails to submit his stock certificates for such notation shall no longer be entitled to appraisal rights under this section and shall be deemed to have accepted the terms offered under the combination.

                  (7) Withdrawal of Demand. Notwithstanding the foregoing, at any time within sixty days after the effective date of the combination, any stockholder shall have the right to withdraw his or her demand for appraisal and to accept the terms offered upon the combination.

                  (8) Valuation and Payment. The Director shall, as he or she may elect, either appoint one or more independent persons or direct appropriate Staff of the Office to appraise the shares to determine their fair market value, as of the effective date of the combination, exclusive of any element of value arising from the accomplishment or expectation of the combination. Appropriate staff of the Office shall review and provide an opinion on appraisals prepared by independent persons as to the suitability of the appraisal methodology and the adequacy of the analysis and supportive data. The Director after consideration of the appraisal report and the advice of the appropriate staff shall, if he or she concurs in the valuation of the shares, direct payment by the resulting association of the appraised fair market value of the shares, upon surrender of the certificates representing such stock. Payment shall be made, together with interest from the effective date of the combination, at a rate deemed equitable by the Director.

                  (9) Costs and Expenses. The costs and expenses of any proceeding under this section may be apportioned and assessed by the Director as he or she may deem equitable against all or some of the parties. In making this determination the Director shall consider whether any party has acted arbitrarily, vexatiously, or not in good faith in respect to the rights provided by this section.

                  (10) Voting and Distribution. Any stockholder who has demanded appraisal rights as provided in paragraph (c)(2) of this section shall thereafter neither be entitled to vote such stock for any purpose nor be entitled to the payment of dividends or other distributions on the stock (except dividends or other distribution payable to, or a vote to be taken by stockholders of record at a date which is on or prior to, the effective date of the combination): Provided, That if any stockholder becomes unentitled to appraisal and payment of appraised value with respect to such stock and accepts or is deemed to have accepted the terms offered upon the combination, such stockholder shall thereupon be entitled to vote and receive the distributions described above.

                  (11) Status. Shares of the resulting association into which shares of the stockholders demanding appraisal rights would have been converted or exchanged, had they assented to the combination, shall have the status of authorized and unissued shares of the resulting association.

     [Plan of Conversion and Reorganization to be inserted as Appendix B.]

                 PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.          Indemnification of Directors and Officers.

                  Article XVII of the Certificate of Incorporation of Roebling Financial Corp, Inc. (the "Corporation") sets forth circumstances under which directors, officers, employees and agents of the Corporation may be insured or indemnified against liability which they incur in their capacities as such.

Article XVII:
------------

         A. Indemnification. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, including actions by or in the right of the Corporation, whether civil, criminal, administrative, arbitrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation or of any constituent corporation absorbed by the Corporation in a consolidation or merger, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, sole proprietorship, trust or other enterprise, against expenses (including attorneys' fees), judgements, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding to the full extent permissible under New Jersey law.

         B. Advance Payment. The Corporation may pay in advance any expenses (including attorneys' fees) which may become subject to indemnification under Section A of this Article XVII if the person receiving the payment undertakes in writing to repay the same if it is ultimately determined that he or she is not entitled to indemnification by the Corporation under New Jersey law.

         C. Nonexclusive. The indemnification and advancement of expenses provided by Sections A and B of this Article XVII or otherwise granted pursuant to New Jersey law shall not be exclusive of any other rights to which a person may be entitled by law, bylaw, agreement, vote of stockholders, or disinterested directors, or otherwise.

         D. Continuation. The indemnification and advance payment provided by Sections A and B of this Article XVII shall continue as to a person who has ceased to hold a position named in Section A and shall inure to his or her heirs, executors and administrators. In addition, any repeal or modification of this Article XVII by the stockholders of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation hereunder or otherwise with respect to any act or omission occurring before such repeal or modification is effective.

         E. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who holds or who has held any position named in Section A of this Article XVII, against any liability incurred by him or her in any such position, or arising out of his or her status as such, whether or not the Corporation would have power to indemnify him or her against such liability under this Article and New Jersey law.

         F. Savings Clause. If this Article XVII or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director, officer, employee, and agent of the Corporation as to costs, charges, and expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement with respect to any action, suit, or proceeding, whether civil, criminal, administrative, arbitrative or investigative, including an action by or in the right of the Corporation to the full extent permitted by any applicable portion of this
Article XVII that shall not have been invalidated and to the full extent permitted by applicable law.

Item 25. Other Expenses of Issuance and Distribution.


*        Underwriter's Fees and Expenses.............................   $169,000
*        Legal Fees..................................................     80,000
*        Accounting Fees.............................................     40,000
*        Appraisal/Business Plan Fees and Expenses...................     45,000
*        Blue Sky (State securities laws) Legal Fees and Expenses....     15,000
*        Conversion Agent............................................     15,000
*        Printing Fees and Expenses..................................     45,000
*        Postage and Mailing Expenses................................     35,000
*        Stock Certificate Expenses..................................      5,000
*        Transfer Agent Fees.........................................     10,000
*        OTS Filing Fees.............................................     12,000
*        SEC Filing Fee..............................................      2,500
*        EDGAR Expenses..............................................     15,000
*        NASD Regulation, Inc. Filing Fee............................      1,800
*        Other    ...................................................      9,700
                                                                        --------

                          Total......................................   $500,000
                                                                        ========

-----------------
*Estimated at maximum, as adjusted

Item 26.          Recent Sales of Unregistered Securities.

                  Not Applicable

Item 27.          Exhibits.

                  The exhibits filed as part of this Registration Statement are as follows:

         Exhibit No.       Description
         -----------       -----------

             1       Form of Sales Agency Agreement *
             2       Plan of Conversion and Reorganization of Roebling Financial Corp., MHC *
             3(i)    Certificate of Incorporation of Roebling Financial Corp, Inc. *
             3(ii)   Bylaws of Roebling Financial Corp, Inc. *
             4       Specimen Stock Certificate of Roebling Financial Corp, Inc.*
             5       Opinion of Malizia Spidi & Fisch, PC regarding legality of securities registered *
             8.1     Federal Tax Opinion of Malizia Spidi & Fisch, PC *
             8.2     State Tax Opinion of Fontanella and Babitts *
            10.1     Directors Consultation and Retirement Plan *
            10.2     Roebling Bank Stock Option Plan *
            10.3     Roebling Bank Restricted Stock Plan *
            10.4     Employment Agreement with Frank J. Travea, III *
            10.5     Employment Agreement with Janice A. Summers *

                                      II-2


                  23.1     Consent of Malizia Spidi & Fisch, PC (contained in its opinions filed as Exhibits
                           5 and 8.1) *
                  23.2     Consent of Fontanella and Babitts (and in their opinion filed as Exhibit 8.2)
                  23.3     Consent of FinPro, Inc. *
                  24       Power of Attorney (reference is made to the signature page as originally filed)
                  99.1     Stock Order Form *
                  99.2     Marketing Materials *
                  99.3     Opinion of FinPro, Inc. as to the value of subscription rights *
                  99.4     Conversion Valuation Appraisal Report prepared by FinPro, Inc. *


----------------
*        Previously filed.

Item 28. Undertakings.

         The undersigned small business issuer will:

         (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

                    (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 ("Securities Act");

                   (ii) Reflect in the prospectus any facts or events which individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) Include any additional or changed material information on the plan of distribution.

         (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

         (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

         The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the

Securities Act, and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         If the undersigned small business issuer relies on Rule 430A under the Securities Act, the small business issuer will:

         (1) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under Rule 424(b)(1), or (4), or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

         (2) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at the time as the initial bona fide offering of those securities.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in Roebling, New Jersey on August 5, 2004.

                                           ROEBLING FINANCIAL CORP, INC.


                                     By:   /s/Frank J. Travea, III
                                           -------------------------------------
                                           Frank J. Travea, III
                                           President and Chief Executive Officer
                                           (Duly Authorized Representative)


         In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated as of August 5, 2004.


/s/Frank J. Travea, III                          /s/ John J. Ferry *
----------------------------------------         -----------------------------------------------------
Frank J. Travea, III                             John J. Ferry
President and Chief Executive Officer            Chairman of the Board and Director
(Principal Executive Officer)


/s/ Mark V. Dimon *                              /s/ Joan K. Geary *
----------------------------------------         -----------------------------------------------------
Mark V. Dimon                                    Joan K. Geary
Director and Treasurer                           Director and Secretary

/s/ Robert R. Semptimphelter, Sr. *              /s/ John A. LaVecchia *
----------------------------------------         -----------------------------------------------------
Robert R. Semptimphelter, Sr.                    John A. LaVecchia
Director                                         Director

/s/ George Nyikita *                             /s/ Janice A. Summers *
----------------------------------------         -----------------------------------------------------
George Nyikita                                   Janice A. Summers
Director                                         Senior Vice President and Chief Financial
                                                   Officer
                                                 (Principal Accounting and Financial Officer)

*   By: /s/Frank J. Travea, III
        --------------------------------
            Frank J. Travea, III
            Attorney-in-Fact

                         INDEX TO EXHIBITS TO FORM SB-2

         Exhibit No.       Description
         -----------       -----------

             1       Form of Sales Agency Agreement *
             2       Plan of Conversion and Reorganization of Roebling Financial Corp., MHC *
             3(i)    Certificate of Incorporation of Roebling Financial Corp, Inc. *
             3(ii)   Bylaws of Roebling Financial Corp, Inc. *
             4       Specimen Stock Certificate of Roebling Financial Corp, Inc.*
             5       Opinion of Malizia Spidi & Fisch, PC regarding legality of securities registered *
             8.1     Federal Tax Opinion of Malizia Spidi & Fisch, PC *
             8.2     State Tax Opinion of Fontanella and Babitts *
            10.1     Directors Consultation and Retirement Plan *
            10.2     Roebling Bank Stock Option Plan *
            10.3     Roebling Bank Restricted Stock Plan *
            10.4     Employment Agreement with Frank J. Travea, III *
            10.5     Employment Agreement with Janice A. Summers *
            23.1     Consent of Malizia Spidi & Fisch, PC (contained in its opinions filed as Exhibits
                      5 and 8.1) *
            23.2     Consent of Fontanella and Babitts (and in their opinion filed as Exhibit 8.2)
            23.3     Consent of FinPro, Inc. *
            24       Power of Attorney (reference is made to the signature page as originally filed)
            99.1     Stock Order Form *
            99.2     Marketing Materials *
            99.3     Opinion of FinPro, Inc. as to the value of subscription rights *
            99.4     Conversion Valuation Appraisal Report prepared by FinPro, Inc. *


----------------
*        Previously filed.